SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Fil	ed by the Registrant ☒

Fil	ed by a Party other than the Registrant ☐

Ch	eck the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Pay	ment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of the filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

De	ar Shareholder:

          You are invited to attend an Extraordinary General Meeting of Shareholders of Scottish Annuity & Life Holdings, Ltd. (which we refer to as Scottish Holdings) to be held on December 14, 2001, at 11:00 a.m. Bermuda time at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Pembroke, Bermuda. At the Extraordinary General Meeting, you will be asked to approve a Share Purchase Agreement and related transactions between Scottish Holdings and Pacific Life Insurance Company (which we refer to as Pacific Life) pursuant to which Scottish Holdings will acquire for approximately US $78 million all of the issued and outstanding shares of World-Wide Holdings Limited (which we refer to as World-Wide Holdings), the parent of World-Wide Reassurance Company Limited, an English reinsurance company (which we refer to as World-Wide Reassurance), from Pacific Life.

          As a result of the transactions contemplated by the Share Purchase Agreement, Pacific Life will become the largest shareholder of Scottish Holdings, with ownership representing approximately 24.23% of Scottish Holdings’ issued and outstanding ordinary shares (which we refer to as the Scottish Holdings ordinary shares) estimated based on a price per share of US $15.622, which was the average of the closing trading prices of Scottish Holdings ordinary shares over the 20-day period ending five business days before the date of this proxy statement. As more fully described in the attached proxy statement, the actual number of shares issued to Pacific Life will be determined based on the market price of the Scottish Holdings ordinary shares prior to the closing of the transaction, the amount of the pre-closing dividend that World-Wide Holdings will pay to Pacific Life and the amount of certain taxes related to that dividend. In no event will Pacific Life receive shares representing more than 24.9% of the Scottish Holdings ordinary shares. Under certain circumstances described in the proxy statement, Pacific Life may receive a portion of the consideration for the World-Wide Holdings shares in cash.

          In order for the transactions contemplated by the Share Purchase Agreement to be completed, at the Extraordinary General Meeting, in addition to being asked to approve the Share Purchase Agreement, you will also be asked to approve certain amendments to our Memorandum of Association and Articles of Association, and to adopt our 2001 Stock Option Plan, all of which are more fully described in this proxy statement.

          Whether or not you plan to attend the Extraordinary General Meeting, please take the time to vote by completing and mailing the enclosed proxy card in accordance with its instructions.

          Certain directors and officers will be present at the Extraordinary General Meeting and will be available to respond to any questions you may have. We urge you to review carefully the accompanying proxy materials and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Extraordinary General Meeting, you may vote in person even if you have previously mailed a proxy.

          Information about the Share Purchase Agreement and the other items to be voted on at the Extraordinary General Meeting are contained in this proxy statement. Please see the section entitled “Risks Relating To The Transaction” for a discussion of potential risks involved in the transaction, beginning on page 17.

Sin	cerely,

Mi	chael C. French
Chairman of the Board
and Chief Executive Officer

EACH VOTE IS IMPORTANT. PLEASE ENSURE THAT YOUR VOTE COUNTS BY
COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY.

The date of this proxy statement is November 8, 2001

The approximate date of mailing for this proxy statement and proxy card(s) is November 12, 2001.

Scottish Annuity & Life Holdings, Ltd.
Crown House, 3rd Floor
4 Par-la-Ville Road
Hamilton, Bermuda HM12

Notice of Extraordinary General Meeting of Shareholders
To be held on December 14, 2001

          NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Shareholders of Scottish Annuity & Life Holdings, Ltd. (which we refer to as Scottish Holdings) will be held at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Pembroke, Bermuda, on December 14, 2001, at 11:00 a.m. Bermuda time. This information is furnished by the Board of Directors of Scottish Holdings in connection with its solicitation of proxies to vote on the matters being submitted to a vote at the Extraordinary General Meeting. This Notice of Extraordinary General Meeting, the proxy statement and a proxy card are being mailed to shareholders of record of Scottish Holdings on November 2, 2001. The purpose of the Extraordinary General Meeting is:

1.
To consider and vote upon an ordinary resolution to approve the Share Purchase Agreement and related transactions by and between Scottish Holdings and Pacific Life Insurance Company dated as of August 6, 2001 as amended as of November 8, 2001 (which we refer to as the Share Purchase Agreement);

2.	To consider and vote upon a special resolution to amend the Memorandum of Association of Scottish Holdings, attached as Annex A to this Notice;

3.	To consider and vote upon a special resolution to amend the Articles of Association of Scottish Holdings, attached as Annex B to this Notice;

4.	To consider and vote upon an ordinary resolution to adopt the 2001 Stock Option Plan of Scottish Holdings; and

5.	To transact such other business as may properly be brought before the Extraordinary General Meeting.

          Cayman Islands law does not provide for dissenters’ rights or rights of appraisal with respect to any of the items to be voted on by the shareholders.

          The close of business on November 2, 2001 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Extraordinary General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Extraordinary General Meeting, a complete list of shareholders entitled to vote at the Extraordinary General Meeting will be open for examination by any shareholder during ordinary business hours at the offices of Scottish Holdings at Crown House, 3rd Floor, 4 Par-la-Ville Road, Hamilton, Bermuda HM12.

          Shareholders are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States. Signing and returning a proxy card will not prohibit you from attending the Extraordinary General Meeting.

By order of the Board of Directors,

SCOTT E. WILLKOMM
President

Ha	milton, Bermuda
No	vember 8, 2001

Whether or not you plan to attend the Extraordinary General Meeting, please promptly complete, sign and date the enclosed proxy card and return it to Scottish Holdings’ registered office or to Computershare Investor Services, Scottish Holding’s transfer agent, in the postage-paid, pre-addressed envelope provided. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote for each proposal. Please note that the person designated as your proxy need not be a shareholder.

Annex A to Notice

Special Resolution to Amend the Memorandum of Association
of Scottish Annuity & Life Holdings, Ltd.

BE IT RESOLVED, by special resolution, effective upon the closing of the transactions (the “Transactions”) set forth in the Share Purchase Agreement, dated as of August 6, 2001, as amended as of November 8, 2001, by and between Scottish Annuity & Life Holdings, Ltd. (the “Company”) and Pacific Life Insurance Company, that the following clauses of the Memorandum of Association of the Company be amended and restated in their entirety to read as set forth below:

3. The objects for which the Company is established are, subject to section (i) of this Clause 3, unrestricted and shall include, but without limitation, the following:

(i)    (a)    To own, hold, purchase or otherwise acquire equity or debt securities in companies, firms or other persons engaged in all or any forms of insurance or reinsurance business and to promote the establishment of such entities.

4.    Except as prohibited or limited by the Companies Law (2001 Second Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of, from time to time and at all times, exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz:

to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to acts as guarantors; to borrow or raise money on the security of the undertaking or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid.

Provided that if the Directors determine that the Transactions will not become effective then the amendments specified above shall have no effect and the Memorandum of Association shall be construed accordingly.

Annex B to Notice

Special Resolution to Amend the Articles of Association
of Scottish Annuity & Life Holdings, Ltd.

BE IT RESOLVED, by special resolution, effective upon the closing of the transactions (the “Transactions”) set forth in the Share Purchase Agreement, dated as of August 6, 2001, as amended as of November 8, 2001 by and between Scottish Annuity & Life Holdings, Ltd. (the “Company”) and Pacific Life Insurance Company, that the following articles of the Articles of Association of the Company be amended and restated in their entirety to read as set forth below:

6.    (b)    Notwithstanding Article 6(a) of these Articles, the Company shall not issue any shares in a manner that the Board of Directors of the Company believes would cause, by reason of such issuance, the total Controlled Shares of any Person to equal or exceed 10% of a class of the Company’s shares; provided, however, that this provision shall not apply to (i) the issuance of shares to Pacific Life Insurance Company in such amount so that Pacific Life Insurance Company’s Controlled Shares do not exceed 24.9% of a class of the Company’s shares and (ii) any issuance of shares to a person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the company is a party, for resale.

9.    (b)    Except with respect to transfers of the Company’s shares executed on the NASDAQ National Market, the Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be to increase the number of total Controlled Shares of any Person to ten percent (10%) or any higher percentage of a class of the Company’s shares on an Unadjusted Basis. Notwithstanding the foregoing, Pacific Life Insurance Company, Pacific Mutual Holding Company, Pacific LifeCorp and/or any direct or indirect wholly-owned subsidiary of Pacific Mutual Holding Company (each, a “Pacific Life Entity,” provided however, that any Pacific Life Entity shall cease to be a Pacific Life Entity in the event it is no longer a 100% direct or indirect subsidiary of Pacific Mutual Holding Company), shall each be permitted to transfer shares of the Company to another Pacific Life Entity, provided that the Controlled Shares of the Pacific Life Entities in the aggregate do not exceed 24.9% of a class of the Company’s shares.

47.    (a)(i)    Subject to Article 6, every Member of record present in person or by proxy shall have one vote for each issued and outstanding Ordinary Share registered in his name in the register; PROVIDED THAT, subject to the following provisions of this Article 47, if and for so long as the number of Controlled Shares of any Person other than a Pacific Life Entity would constitute 10% or more of the total combined voting rights attaching to the issued shares of the Company (calculated after giving effect to any prior reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article 47), or the total number of Controlled Shares of the Pacific Life Entities would constitute 25% or more of the total combined voting rights attaching to the issued Shares of the Company (calculated after giving effect to any prior reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article 47), each such issued Controlled Share, regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the “Formula”):

(T-C)/(XxC)

Where: “
T” is the aggregate number of votes conferred by all the issued shares immediately prior to that application of the Formula adjusted to take into account any prior reduction taken with respect to any other Member pursuant to Article 47(d) as at the same date;

“C” is the number of issued Controlled Shares attributable to such Person;

“X” is (i) 9.1 if such Person is any Person other than a Pacific Life Entity or (ii) 3.016 if the Formula is being applied to determine the reduction in total combined voting rights attributable to the total number of Controlled Shares of the Pacific Life Entities.

47.    (d)    The Formula shall be applied successively as many times as may be necessary to ensure that no Person other than a Pacific Life Entity shall be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the Pacific Life Entities shall not exceed 24.9% at any time. For the purposes of determining the votes exercisable by Members as at any date, the Formula shall be applied first to the votes of Controlled Shares attributable to the Person to whom the greatest number of Controlled Shares are attributed and successively to the Controlled Shares attributable to them, in each case calculations being made on the basis of the aggregate number of votes conferred by the issued shares as at such date as reduced by the application of the Formula to any larger number of Controlled Shares as at such date.

47.    (e)    Notwithstanding the provisions of Articles 47(a) and (d) above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person other than a Pacific Life Entity shall be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the Pacific Life Entities shall not exceed 24.9% at any time.

89.    (b)    If the Company redeems or purchases shares or directs the sale and transfer of such shares pursuant to this Article 89, it shall do so only in a manner the Board believes would not result, upon consummation of such redemption or purchase, in the total number of Controlled Shares of any Person other than a Pacific Life Entity, increasing to ten percent (10%) or any higher percentage of a class of the Company’s shares on an Unadjusted Basis or the total number of Controlled Shares of the Pacific Life Entities increasing to twenty-five percent (25%) or any higher percentage of a class of the Company’s shares on a Unadjusted Basis.

provided that if the Directors determine that the Transactions will not become effective then the amendments specified above shall have no effect and the Articles of Association shall be construed accordingly; and provided further that no individual amendment to any of the articles specified above shall be effective where the necessary approval for the amendment of any other of the articles specified above is not achieved.

i

Page
Amendment and Waiver	45

Annex A
Share Purchase Agreement, dated as of August 6, 2001, as amended as of November 8,
2001, by and between Scottish Holdings and Pacific Life (including the forms of
Registration Rights Agreement, Stockholder Agreement and Tax Deed of Covenant, which are to be entered into between Scottish Annuity & Life Holdings, Ltd. and Pacific Life
Insurance Company, attached respectively as Exhibits A, B and C thereto)
A-1
Annex B	Text of the Amendments to the Memorandum of Association of Scottish Holdings	B-1
Annex C	Text of the Amendments to the Articles of Association of Scottish Holdings	C-1
Annex D	Form of 2001 Stock Option Plan	D-1
Annex E	Opinion of the Financial Advisor of Scottish Holdings	E-1

ii

QUESTIONS AND ANSWERS ABOUT THE P ROPOSALS AND THE MEETING

Q:    When and where will the Extraordinary General Meeting be held?

A:    The Extraordinary General Meeting will be held at 11:00 a.m. Bermuda time on December 14, 2001, at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Pembroke, Bermuda. Admission to the meeting will be limited to shareholders of Scottish Holdings or their authorized proxies.

Q:    When is the Proxy Statement being mailed?

A:    This Proxy Statement of Scottish Holdings will first be mailed on or about November 12, 2001, to our shareholders by the Scottish Holdings Board of Directors to solicit proxies for use at the Extraordinary General Meeting.

Q:    Who is asking for my vote at the meeting?

A:    The Scottish Holdings Board of Directors asks that you vote on the proposals listed in the Notice of Extraordinary General Meeting of Shareholders. The votes will be taken at the Extraordinary General Meeting on December 14, 2001, or, if the Extraordinary General Meeting is adjourned, at any later meeting. The Board of Directors recommends that you vote “FOR’’ each of the proposals.

Q:    What am I being asked to vote on?

A:    You are being asked to approve:

•	the Share Purchase Agreement and related transactions;

•	amendments to the Memorandum of Association of Scottish Holdings;

•	amendments to the Articles of Association of Scottish Holdings; and

•	the 2001 Stock Option Plan.

          Although you will vote separately on each of these items, completion of the transaction contemplated by the Share Purchase Agreement is contingent upon approval of all proposals, and each of the four proposals will be implemented only if the Share Purchase Agreement is approved and the transactions contemplated thereby are consummated.

Q:    What vote is required to approve the proposals?

A:    The affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding ordinary shares of Scottish Holdings (which we refer to as the Scottish Holdings ordinary shares) present and voting in person or by proxy at the Extraordinary General Meeting is required to approve the Share Purchase Agreement and related transaction documents and the 2001 Stock Option Plan.

          The affirmative vote by special resolution of at least two-thirds (66 2/3%) of the holders of the Scottish Holdings ordinary shares present and voting in person or by proxy at the Extraordinary General Meeting is required to approve the amendments to the Memorandum of Association and the amendments to Article 6 and Article 89 of the Articles of Association, unless voting is conducted by poll. If voting is conducted by poll, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the Scottish Holdings ordinary shares present and voting in person or by proxy will be required.

          The affirmative vote by special resolution of the holders of at least two-thirds (66 2/3%) of all the Scottish Holdings ordinary shares entitled to vote is required to approve the amendments to Articles 9 and 47 of the Articles of Association.

          Scottish Holdings intends to conduct all voting at the Extraordinary General Meeting by poll. In a poll, each shareholder present in person or by proxy will have one vote for each Scottish Holdings ordinary share registered in its name (which we refer to as a poll).

Q:    How many Scottish Holdings ordinary shares will Pacific Life own as a result of the transaction?

A:    Based on US $15.622, the average of the closing trading prices of the Scottish Holdings ordinary shares over the 20-day period ending five business days before November 8, 2001, the date of this proxy statement, Pacific Life would have received 4,992,959 shares, representing 24.23% of the issued and outstanding shares.

Q:    When do you expect the transaction to be completed?

A:    We are working towards completing the transaction as soon as possible. In addition to the approval of our shareholders, the transactions contemplated by the Share Purchase Agreement require approvals by insurance and other regulatory authorities in the United Kingdom, the State of Delaware and the United States federal government. We have received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and we received notification from the Financial Services Authority in the United Kingdom that it has no objection to Scottish Holdings becoming a controller of World Wide Reassurance. We expect to receive all other necessary approvals in the last quarter of 2001 and complete the transaction by the end of 2001.

Q:    Will the number or type of shares I own change?

A:    No. The number of ordinary shares you own in Scottish Holdings will not change as a result of the transaction. Since we will be issuing shares to Pacific Life, however, your percentage ownership of Scottish Holdings will decrease.

Q:    When will the 2001 Stock Option Plan and the amendments to the Memorandum of Association and Articles of Association become effective?

A:    If approved, the 2001 Stock Option Plan and the amendments to the Memorandum of Association and Articles of Association will become effective only upon the closing of the acquisition of World-Wide Holdings.

Q:    What are the U.S. federal income tax consequences of the transaction to shareholders of Scottish Holdings?

A:    This transaction will not result in the recognition of any gain or loss to the shareholders of Scottish Holdings for U.S. federal income tax purposes. For a more complete description of the U.S. federal income tax consequences of the transaction and other tax considerations, see “The Transaction—Important U.S. Federal Income Tax Consequences” on page 33.

Q:    How do I vote?

A:    You may vote by either attending the Extraordinary General Meeting and voting in person or by appointing a proxy by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card.

          All shares represented by valid proxies, unless the shareholder otherwise specifies, will be voted “FOR” each of the proposals and at the discretion of the proxy holders with regard to any other matter that may properly come before the Extraordinary General Meeting.

Q:    Can I change my vote after I have returned my proxy card?

A:    You may revoke your proxy by (1) providing written notice of revocation to Scottish Holdings at our registered office or to Computershare Investor Services, 1601 Elm Street, Suite 4340, Dallas, Texas 75201 by 5:00 p.m. (Bermuda time) on December 13, 2001, or (2) attending the Extraordinary General Meeting and voting in person.

Q:    What does it mean if I get more than one proxy card?

A:    If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to insure that all your shares are voted.

Q:    Am I entitled to appraisal rights if I object to the Share Purchase Agreement?

A:    No. Cayman Islands law does not provide for dissenters’ rights or appraisal rights with respect to transactions of the type contemplated by the Share Purchase Agreement or any of the other proposals.

Q:    My Scottish Holdings ordinary shares are held in “street name.” Will my broker vote my shares at the meeting?

A:    A broker will vote your shares on the Share Purchase Agreement, the amendments to the Memorandum of Association and the amendments to the Articles of Association only if you provide the broker with instructions on how to vote. Your broker may have discretion, however, to vote your Scottish Holdings ordinary shares on the 2001 Stock Option Plan if you do not provide the broker with instructions. Your broker may be able to vote your Scottish Holdings ordinary shares on the 2001 Stock Option Plan without any voting instructions from you if voting on the 2001 Stock Option Plan would be considered “routine” or otherwise allowed under the rules of any national securities exchange to which the broker is responsible.

          You should follow the directions provided by your broker(s) regarding how to provide voting instructions for your shares held in street name.

Q:    What constitutes a quorum of the Extraordinary General Meeting?

A:    As of November 2, 2001, the record date, 15,612,576 of our ordinary shares were issued and outstanding. The presence, in person or by proxy, of members holding (1) at least fifty percent (50%) of the Scottish Holdings ordinary shares entitled to vote at the meeting will constitute a quorum for the purposes of approval of the ordinary resolutions and (2) at least sixty-six and two-thirds percent (66 2/3%) of the Scottish Holdings ordinary shares entitled to vote at the meeting will constitute a quorum for the purposes of approval of the special resolutions at the Extraordinary General Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will not be counted in the votes for each of the proposals.

Q:    Are there other matters to be acted upon at the Extraordinary General Meeting?

A:    We do not expect any other matters to be presented or acted upon at the Extraordinary General Meeting.

Q:    How much will this proxy solicitation cost?

A:    Georgeson Shareholder was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of US $8,000.00, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our ordinary shares. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

Q:    Who will count the vote?

A:    Representatives of Computershare Investor Services, our transfer agent, will tabulate the votes and act as inspectors of election.

Q:    Who can help answer my questions?

A:    If you have any questions about the transaction you should contact Scott Willkomm at Scottish Holdings at 441-298-4364.

SUMMARY OF THE PROXY STATEMENT

          This summary highlights selected information from this proxy statement. It does not contain all of the detailed information that may be important to you. To understand the transaction fully and for a more complete description of the legal terms of the transaction, you should carefully read this entire proxy statement and the other documents to which we refer. For more information about Scottish Holdings, see “Where You Can Find More Information” on page 69. Each item in this summary refers to the pages where that subject is discussed more fully.

The Companies

Scottish Holdings (page 54)

Crown House, 3rd Floor
4 Par-la-Ville Road
Hamilton, Bermuda HM12
(441) 298-4364

          Scottish Annuity & Life Holdings, Ltd. is a Cayman Islands exempted company incorporated in May 1998 to act as a holding company. Scottish Holdings, which completed its initial public offering on November 30, 1998, provides reinsurance of life insurance and annuities and is a direct issuer of customized variable life and annuity products for high net worth individuals. Scottish Annuity has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland and Grand Cayman. Two of its subsidiaries, Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc., are rated A (strong) by Fitch and A- (excellent) by A.M. Best.

World-Wide Holdings (page 56)

Old	Bank House
Th	ames Street
Wi	ndsor, Berks, United Kingdom SL4 1PZ
44(0) 1753 858911

          World-Wide Holdings is a wholly owned subsidiary of Pacific Life. World-Wide Reassurance is a wholly owned subsidiary of World-Wide Holdings. World-Wide Reassurance’s headquarters are in Windsor, England, where it has been transacting international reinsurance business since 1964. Among the reinsurance products that it offers are life reinsurance, critical illness reinsurance, disability reinsurance, group reinsurance, stop loss reinsurance, personal accident additional reinsurance, loss of license reinsurance and financial reinsurance. World-Wide Corporate Capital Limited, which was incorporated in 2001, is also a subsidiary of World-Wide Holdings. This company has not commenced operations.

Pacific Life Insurance Company (page 57)

700	Newport Center Drive
Ne	wport Beach, CA 92660-6397
(80	0) 800-7646/(949) 219-3011 switchboard

          Founded in 1868, Pacific Life provides a broad range of life insurance, accumulation and investment products for individuals and businesses and offers a range of investment products to institutions and pension plans. Additionally, Pacific Life provides a variety of group employee benefits, as well as investment management and advisory services. Over the past five years, Pacific Life has grown from the 23rd to the 14th largest life insurance company in the nation, based on admitted assets. The Pacific Life family of companies managed US $336 billion in assets and funds management and over US $129 billion of life insurance in force as of June 30, 2001. Pacific Life is rated A++ (superior) by A.M. Best, AA+ (very strong) by Standard & Poor’s, AA+ (very strong) by Fitch, and Aa3 (excellent) by Moody’s for financial strength. Pacific Life is a member of IMSA (Insurance Marketplace Standards Association), whose membership promotes ethical market conduct for individual life insurance and annuities.

Date, Time and Place of Extraordinar y General Meeting (page 19)

          The Extraordinary General Meeting will be held at 11:00 a.m. Bermuda time on December 14, 2001, at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Pembroke, Bermuda.

Purpose of the Extraordinary General Meeting (page 19)

          The purpose of the Extraordinary General Meeting is to consider and vote on: (1) the Share Purchase Agreement and related transactions; (2) the amendments to the Memorandum of Association of Scottish Holdings; (3) the amendments to the Articles of Association of Scottish Holdings; (4) the 2001 Stock Option Plan; and (5) such other business as may be properly presented at the meeting.

The Transaction (page 22)

          The Share Purchase Agreement is attached as Annex A to this proxy statement. The Share Purchase Agreement governs the purchase of all of the issued and outstanding shares of World-Wide Holdings and the issuance of Scottish Holdings ordinary shares to Pacific Life. We encourage you to read the Share Purchase Agreement carefully.

          General (page 22). The Share Purchase Agreement provides for transactions by which Scottish Holdings will acquire World-Wide Holdings and World-Wide Reassurance from Pacific Life in exchange for Scottish Holdings ordinary shares with a value of approximately US $78 million (subject to a possible increase related to a dividend to be paid to Pacific Life, as provided in the Share Purchase Agreement). The total number of shares that Pacific Life will receive pursuant to this transaction will be determined by dividing US $78 million (as adjusted pursuant to the Share Purchase Agreement) by the average of the closing trading prices (which we refer to as the Average Final Price) of Scottish Holdings ordinary shares over a twenty-day period ending five business days before the closing of the transaction. The Average Final Price is subject to a “collar” limiting it to a maximum of US $21.00 and a minimum of US $13.00. This means that if the Average Final Price were less than US $13.00, it would be set at US $13.00 for purposes of calculating the number of shares to be issued to Pacific Life. Conversely, if the Average Final Price were to exceed US $21.00, it would be set at US $21.00 for purposes of calculating the number of shares to be issued to Pacific Life. Also, if the number of shares to be issued to Pacific Life would exceed 24.9% of the then issued and outstanding Scottish Holdings ordinary shares, Pacific Life will receive a number of shares equal to 24.9% of the then issued and outstanding shares and cash in an amount equal to the difference between the aggregate consideration to be paid and the value of the Scottish Holdings ordinary shares actually issued, based upon the Average Final Price. Based on US $15.622, the average of the closing trading prices of our shares over the 20-day period ending five business days before the date of this proxy, Pacific Life would hold about 24.23% of our shares after the closing of the transaction. As a result of this transaction, both World-Wide Holdings and World-Wide Reassurance will become wholly-owned subsidiaries of Scottish Holdings.

          Reasons for the Transaction (page 26). The Scottish Holdings Board of Directors believes that the transaction will result in the following significant benefits to Scottish Holdings:

—	gaining access to “niche” markets of the life reinsurance sector in developed and developing countries;

—	obtaining significant management expertise and client franchise in markets and businesses in which Scottish Holdings has previously not operated;

—	acquiring a company with significant growth potential;

—	gaining short-term business which is complementary to Scottish Holdings’ long-term risk profile; and

—	having Pacific Life as a strategic investor.

          Our Board’s Recommendations to Shareholders (page 26). The Scottish Holdings Board of Directors unanimously recommends that you vote “FOR” approval of the Share Purchase Agreement and the related transactions, “FOR” approval of the amendments to the Memorandum of Association, “FOR” approval of the amendments to the Articles of Association, and “FOR” adoption of the 2001 Stock Option Plan.

          Opinion of the Financial Advisor of Scottish Holdings (page 27). Putnam Lovell Securities Inc. (which we refer to as Putnam Lovell), which has acted as financial advisor to Scottish Holdings in connection with the transaction, has delivered its written opinion dated as of August 6, 2001 subsequently confirmed as of the date of this proxy statement, to the Scottish Holdings Board of Directors stating that as of each such date the consideration to be paid by Scottish Holdings pursuant to the transaction is fair to the shareholders of Scottish Holdings from a financial point of view. Scottish Holdings selected Putnam Lovell to be its financial advisor in connection with the transaction because Putnam Lovell has expertise in the financial services industry and is a prominent investment banking and financial advisory firm with experience in the valuation of businesses in connection with mergers and acquisitions. Putnam Lovell will receive fees for its financial services to Scottish Holdings.

          A copy of the Putnam Lovell opinion dated as of the date of this proxy statement is attached to this document as Annex E. We encourage you to read such opinion carefully and in its entirety to understand, among other things, the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Putnam Lovell in providing its opinion. The Putnam Lovell opinion dated as of the date of this proxy statement is addressed to the Scottish Holdings Board of Directors and relates only to the fairness of the consideration, from a financial point of view, to the shareholders of Scottish Holdings pursuant to the transaction and it does not address any other aspect of the transaction nor does it constitute a recommendation to any shareholder of Scottish Holdings as to any matters relating to the transaction.

          Vote required (pages 47, 48, 49 and 53). The affirmative vote by ordinary resolution of the holders of at least a majority of the Scottish Holdings ordinary shares present and voting in person or by proxy at the Extraordinary General Meeting is required for approval of the Share Purchase Agreement and 2001 Stock Option Plan. The affirmative vote by special resolution of at least two-thirds (66 2/3%) of the holders of the Scottish Holdings ordinary shares present and voting at the Extraordinary General Meeting is required to approve the amendments to the Memorandum of Association and the amendments to Article 6 and Article 89 of the Articles of Association, unless voting is conducted by poll. If voting is conducted by poll, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the Scottish Holdings ordinary shares present and voting in person or by proxy will be required. The affirmative vote by special resolution of the holders of at least two-thirds (66 2/3%) of all the Scottish Holdings ordinary shares is required to approve the amendments to Articles 9 and 47 of the Articles of Association. Scottish Holdings intends to conduct all voting at the Extraordinary General Meeting by poll. None of the proposals will become effective unless all proposals are approved by the shareholders at the Extraordinary General Meeting.

          Dissenters’ Appraisal Rights (page 32). Cayman Islands law does not provide for dissenter’s rights or appraisal rights for this transaction.

          Accounting Treatment (page 32). The acquisition of World-Wide Holdings will be accounted for by Scottish Holdings under the “purchase method” of accounting in accordance with accounting principles generally accepted in the United States (which we refer to as US GAAP).

          Important U.S. Federal Income Tax Consequences (page 33). We expect the transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue

Code of 1986, as amended (which we refer to as the Code). As a result, no gain or loss will be recognized by Scottish Holdings in the transaction. Other than the proposals to be voted upon at the Extraordinary General Meeting, the transaction does not require any shareholder of Scottish Holdings to take any action, and generally will have no U.S. federal income tax consequences to holders of Scottish Holdings ordinary shares who own, directly or indirectly, less than 10% of the voting shares of Scottish Holdings.

          Interests of Directors and Officers of Scottish Holdings (page 35). The directors and officers of Scottish Holdings and its subsidiaries will be eligible to participate in the 2001 Stock Option Plan to the extent shares remain available under the plan after shares are issued to employees of World-Wide Holdings and World-Wide Reassurance. Our directors and officers currently participate in existing stock option plans, and the 2001 Stock Option Plan is not intended to increase their level of compensation.

          Regulatory Approvals Required to Complete the Transaction (page 35). In order to complete the transaction, we must receive approvals from and make filings with various governmental agencies in the United Kingdom and the United States. We currently believe that the necessary approvals can be obtained by the end of 2001. In the United Kingdom, we will need the approval of the Financial Services Authority for the change of control of World-Wide Holdings and World-Wide Reassurance that will occur. In the United States, we are required to make filings with the Federal Trade Commission, the Department of Justice and the Securities and Exchange Commission (which we refer to as the SEC). On September 4, 2001, Scottish Holdings and Pacific Life were informed that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, had been terminated. On October 24, 2001 Scottish Holdings received notification from the Financial Services Authority in the United Kingdom that it has no objection to Scottish Holdings becoming a controller of World-Wide Reassurance. At the state level, approval is required from various state insurance regulatory bodies. Pacific Life has filed with the Insurance Department of the State of Delaware a request for a finding that Pacific Life will not be a “controlling party” within the meaning of the state insurance holding company laws. Notwithstanding that filing, Pacific Life filed an application for approval of the acquisition of the Scottish Holdings ordinary shares with the Insurance Department of the State of Delaware.

          Conditions to the Transaction (page 42). The transaction will not be completed unless customary conditions are satisfied or waived. Among these conditions is that the shareholders of Scottish Holdings approve the Share Purchase Agreement, the amendments to the Memorandum and Articles of Association and the 2001 Stock Option Plan.

          Risk Factors (page 17). Before deciding on how to vote on the acquisition of World-Wide Holdings at the Extraordinary General Meeting, you should review “Risks Relating to the Transaction.”

          Termination (page 44). Scottish Holdings and Pacific Life each have the right to terminate the Share Purchase Agreement under certain conditions.

          Registration Rights Agreement with Pacific Life (page 46). We have agreed to grant rights to Pacific Life upon the closing of this transaction relating to the registration with the SEC of the Scottish Holdings ordinary shares that Pacific Life owns. These include the immediate right to demand that we register all or a part of the Scottish Holdings ordinary shares held by Pacific Life and its affiliates and the right to include all or a part of the Scottish Holdings ordinary shares held by Pacific Life and its affiliates on any other registration we make.

The Amendments to the Memoran dum of Association (page 48)

          In connection with the transaction, the Scottish Holdings Board of Directors has recommended that you approve the amendments to the Memorandum of Association. Under the Memorandum of Association currently in effect, Scottish Holdings is permitted only to own insurance companies incorporated in the Cayman Islands. The purpose of these amendments to the Memorandum of Association is to remove this restriction and allow us to purchase or form any company, regardless of where it is incorporated, including World-Wide Holdings.

          If the transaction is completed and these amendments to the Memorandum of Association are approved, they will become effective on the closing date of the transaction. The amendments to the Memorandum of Association of Scottish Holdings are contingent upon approval of the other proposals described in this proxy statement.

The Amendments to the Articles of Association (page 49)

          In connection with the transaction, the Scottish Holdings Board of Directors has recommended that you approve the amendments to the Articles of Association. Under the existing Articles of Association, no shareholder is permitted to own more than 9.9% of the total of the Scottish Holdings shares. The purpose of the amendments to the Articles of Association is to allow Pacific Life and its related entities (but no other shareholder) to own up to 24.9% of our shares and to exercise all voting rights attached to those shares. As amended, the Articles of Association would continue to limit the ability of any shareholder other than Pacific Life and its related entities to own, and exercise voting rights with respect to, more than 9.9% of the Scottish Holdings shares.

          If the transaction is completed and the amendments to the Articles of Association are approved, they will become effective on the closing date of the transaction. The amendments to the Articles of Association of Scottish Holdings are contingent upon approval of the other proposals described in this proxy statement.

The 2001 Stock Option Plan (page 51)

          In connection with the transaction, the Scottish Holdings Board of Directors has recommended that shareholders of Scottish Holdings approve the 2001 Stock Option Plan. The purpose of the 2001 Stock Option Plan is to increase shareholder value by providing a long-term incentive to reward officers, key employees, and directors of Scottish Holdings and our subsidiaries for the profitable performance of Scottish Holdings and its subsidiaries, and to increase the ownership of Scottish Holdings ordinary shares by such individuals. The 2001 Stock Option Plan is being submitted for approval to the shareholders of Scottish Holdings. It is a condition to Pacific Life’s obligation to consummate the transaction that the 2001 Stock Option Plan has been adopted and approved.

          If the transaction is completed and the 2001 Stock Option Plan is approved, the 2001 Stock Option Plan will become effective on the closing date of the transaction. The approval of the Stock Option Plan is contingent upon the approval of the other proposals described in this proxy statement.

Additional Information

          This summary may not contain all of the information that is important to you. You should read carefully this entire proxy statement including its annexes and the other documents referred to herein for a more complete understanding of the transaction.

          In addition, we incorporate important business and financial information about us into this proxy statement by reference that is not included in or delivered with this proxy statement. You may obtain the information incorporated into this proxy statement by reference without charge. See “Where You Can Find More Information” on page 69.

SELECTED CONSOLIDATED FINANCIAL DATA OF SCOTTISH HOLDINGS

          The following information is presented in accordance with US GAAP and is being provided to assist you in your analysis of the financial aspects of the acquisition of World-Wide Holdings.

          The following selected consolidated financial data for the three years ended December 31, 2000 are derived from the audited consolidated financial statements of Scottish Holdings. The consolidated financial data for the six month periods ended June 30, 2001 and 2000 are derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which Scottish Holdings considers necessary for a fair presentation of the financial position and the results of operations for these periods.

          Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated by reference herein.

	Year ended December 31, 2000	Year ended December 31, 1999	Period ended December 31, 1998*	Six Months ended June 30, 2001	Six Months ended June 30, 2000
	(Expressed in Thousands of United States Dollars, except per share amounts)
Income Statement Data:
Total revenues	$83,934	$22,465	$1,338	$46,135	$25,561
Total benefits and expenses	68,073	13,632	902	38,255	21,520
Net income before income taxes and minority interest	15,861	8,833	436	7,880	4,041
Income before cumulative effect of change in accounting principle	15,971	8,875	436	8,008	4,411
Cumulative effect of change in accounting principle	—	—	—	(406)	—
Net income	15,971	8,875	436	7,602	4,411
Per Share Data:
Basic earnings per share:
Income before cumulative effect of change in accounting principle	$1.01	$0.50	$0.12	$0.51	$0.28
Cumulative effect of change in accounting principle	—	—	—	(0.02)	—

Net income	$1.01	$0.50	$0.12	$0.49	$0.28

Diluted earnings per share:
Income before cumulative effect of change in accounting principle	$1.00	$0.50	$0.12	$0.49	$0.28
Cumulative effect of change in accounting principle	—	—	—	(0.02)	—

Net income	$1.00	$0.50	$0.12	$0.47	$0.28

Cash dividends per share	$0.20	$0.15	—	$0.10	$0.10

Weighted average number of shares outstanding:
Basic	15,849,657	17,919,683	3,586,788	15,636,250	16,016,388
Diluted	15,960,542	17,919,683	3,586,788	16,191,632	16,029,149

	December 31, 2000	December 31, 1999	December 31, 1998	June 30, 2001	June 30, 2000
Balance Sheet Data:
Total fixed maturity investments	$581,020	$546,807	$178,521	$463,888	$515,385
Total assets	1,178,496	856,634	254,346	1,249,852	993,825
Borrowings	—	—	—	40,153	—
Total liabilities	936,112	637,973	2,286	998,502	772,367
Minority interest	2,820	—	—	2,749	2,753
Total shareholders’ equity	239,564	218,661	252,060	248,601	218,705
Actual number of ordinary shares outstanding	15,614,240	16,046,740	18,568,440	15,712,576	15,803,340
Book value per share	$15.34	$13.63	$13.57	$15.82	$13.84
Closing market price per share	11.98	8.19	13.75	17.00	8.38

*	the period from May 12, 1998 (date of incorporation) to December 31, 1998.

SELECTED CONSOLIDATED FINANCIAL DATA OF WORLD-WIDE HOLDINGS

          The following tables set forth selected consolidated financial data with respect to World-Wide Holdings. The selected consolidated financial data presented under the caption “US GAAP” has been prepared in accordance with US GAAP. The selected consolidated financial data presented under the caption “UK GAAP” has been prepared in accordance with the provisions of the Companies Act 1985 of the United Kingdom (which we refer to as UK GAAP) and has been provided in both British Sterling and US Dollars.

          The US GAAP selected consolidated financial data as of and for the year ended September 30, 2000 has been derived from the audited US GAAP consolidated financial statements of World-Wide Holdings. The US GAAP selected consolidated financial data as of and for the year ended September 30, 1999, as of and for the nine months ended June 30, 2001 and for the nine months ended June 30, 2000, have been derived from the unaudited US GAAP consolidated financial statements of World-Wide Holdings.

          The UK GAAP selected consolidated financial data as of September 30, 1998, 1997 and 1996 and for each of the years then ended, has been derived from the audited UK GAAP consolidated financial statements of World-Wide Holdings.

          This data should be read in conjunction with the US GAAP consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of World-Wide Holdings” on page 58.

          The consolidated financial statements of World-Wide Holdings prepared in accordance with UK GAAP differ in certain material respects from its US GAAP consolidated financial statements. Described below are the material differences between UK GAAP and US GAAP affecting World-Wide Holdings.

•
Valuation of Investments – Under UK GAAP, World-Wide Holdings records fixed income and equity securities at fair value with both realized and unrealized gains and losses included in the consolidated statement of income. Under US GAAP, investments in debt and equity securities are classified as held to maturity, available for sale or trading. Investments in debt securities classified as held to maturity are measured at amortized cost with the related amortization of the premium or discount as well as the interest income included in the consolidated statement of income. Investments in debt securities which are not classified as held to maturity and equity securities are classified as trading securities or available for sale securities. Trading securities are recorded at fair value and unrealized gains and losses are included in earnings. Unrealized gains and losses on available for sale securities are reported as a separate component of shareholder’s equity. World-Wide Holdings classifies all fixed maturity securities as available for sale and all equity securities as trading.

•
Valuation of Policyholder Liabilities – Under UK GAAP, World-Wide Holdings records all activity on life insurance contracts in its Technical Account – Long Term Business (which we refer to as the Technical Account). The appointed actuary of World-Wide Holdings determines the policyholder reserves required at the balance sheet date, based upon UK insurance regulations and actuarial standards, and the movement in opening and closing reserves is reflected in the Technical Account. The balance of the Technical Account is carried forward to the “Non-Technical Account,” which is effectively a shareholder’s profit and loss account. Under US GAAP, all activity is recorded directly in the consolidated statement of income and the policyholder liabilities are based upon actual experience and the actuarial calculation of the expected liability.

•
Deferred Income Taxes – Under UK GAAP, deferred income taxes are accounted for using the liability method to the extent that is considered probable that a liability or asset will crystallize in the forseeable future. Under US GAAP, World-Wide Holdings accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax assets for the estimated future tax consequences of events attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards, if any. Deferred tax assets are reduced through the establishment of a valuation allowance at such time as, based on available evidence, it is more likely than not that the deferred tax assets will not be realized.

•
Revenues – Under UK GAAP, World-Wide Holdings records all premium receipts in revenues as premium income. Under US GAAP, premium receipts are classified by the type of insurance contract as defined by SFAS No. 60, Accounting and Reporting by Insurance Enterprises (SFAS 60), and SFAS No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments (SFAS 97). For SFAS 60 contracts, all premium receipts are recorded in revenues as premiums earned. For SFAS 97 contracts, premium receipts are not reported as revenues. Premium receipts are recorded as deposit liabilities and revenues recorded from SFAS 97 contracts are the amounts assessed against policyholders.

•
Deferred Acquisition Costs – Under UK GAAP, recognition of an intangible asset, within the Technical Account, representing the amount equal to the excess of the fair value of the reserves and other liabilities assumed over the assets assumed in an assumption transaction, is not required. Under US GAAP, an intangible asset (deferred acquisition costs) is recorded for this amount and is amortized over the estimated gross profits of the business assumed.

US GAAP
(Expressed in Thousands of United States Dollars)

	Year Ended September 30,		Nine Months Ended June 30,
	2000	1999	2001	2000
Consolidated Statement of Income Data:
Total revenues	$37,674	$22,948	$24,069	$26,388
Total benefits and expenses	31,341	16,563	19,416	22,105
Income before income taxes	6,333	6,385	4,653	4,283
Net income	4,503	4,536	3,257	3,068

	September 30,		June 30,
	2000	1999	2001
Consolidated Balance Sheet Data:
Total investments	$118,989	$84,663	$118,078
Total assets	204,423	167,068	189,704
Total liabilities	150,534	114,331	134,125
Total shareholder’s equity	53,889	52,737	55,579

UK GAAP
(Expressed in Thousands of British Sterling and United States Dollars)

	Year Ended		Year Ended		Year Ended
	September 30, 1998		September 30, 1997		September 30, 1996
	GBP	USD	GBP	USD	GBP	USD
Consolidated Statement of Income Data
Total revenues	£25,143	$41,707	£31,192	$51,027	£27,492	$42,536
Total benefits and expenses	20,901	34,670	28,147	46,046	24,230	37,489
Income before income taxes	4,242	7,037	3,045	4,981	3,262	5,047
Net income	2,945	4,885	2,160	3,534	2,178	3,370

	September 30, 1998		September 30, 1997		September 30, 1996
	GBP	USD	GBP	USD	GBP	USD
Consolidated Balance Sheet Data:
Total investments and deposits	£82,182	$139,709	£109,219	$176,771	£133,500	$208,928
Total assets	129,512	220,170	167,197	270,608	205,057	320,914
Total liabilities	100,089	170,151	140,719	227,753	180,739	282,856
Total shareholder’s funds—equity interests	29,423	50,019	26,478	42,855	24,318	38,058

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

          The table below contains selected unaudited pro forma combined data for Scottish Holdings and World-Wide Holdings on a preliminary purchase accounting basis (to be finalized upon the completion of the acquisition) to illustrate the estimated effects of the acquisition, for balance sheet and income statement purposes. The unaudited combined income statement data is prepared for the six months ended June 30, 2001, and for the year ended December 31, 2000, and illustrates the effects of the acquisition as if it had occurred at the beginning of the period presented. The unaudited pro forma combined balance sheet data is prepared as of June 30, 2001, and illustrates the effects of the acquisition as if it had occurred on that date.

          We have provided this unaudited pro forma combined financial data in accordance with US GAAP for informational purposes only. This data is not necessarily indicative of the operating results or financial position that would have been achieved had the acquisition been effective at the date or during the periods presented, or of the operating results that may be obtained in the future.

          The following selected unaudited pro forma combined financial data has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes presented herein beginning on page F-2.

	Six Months Ended June 30, 2001			Year Ended December 31, 2000
	Scottish Holdings	World-Wide Holdings	Scottish Holdings Combined	Scottish Holdings	World-Wide Holdings	Scottish Holdings Combined
Income Statement Data:
Total revenues	$46,135	$16,177	$61,857	$83,934	$37,674	$120,698
Total benefits and expenses	38,255	13,076	51,331	68,073	31,341	99,414

Net income before income tax and minority interest	7,880	3,101	10,526	15,861	6,333	21,284
Income tax expense	(57)	931	737	(49)	1,830	1,508

Net income before minority interest	7,937	2,170	9,789	15,910	4,503	19,776
Minority interest	(71)	—	(71)	(61)	—	(61)

Net income before cumulative effect of change in accounting principle	8,008	2,170	9,860	15,971	4,503	19,837
Cumulative effect of change in accounting principle	(406)	—	(406)	—	—	—

Net income	$7,602	$2,170	$9,454	$15,971	$4,503	$19,837

Per Share Data:
Basic earnings per share
Income before cumulative effect of change in accounting principle	$0.51		$0.48	$1.01		$0.95
Cumulative effect of change in accounting principle	(0.02)		(0.02)	—		—

Net income	$0.49		$0.46	$1.01		$0.95

Diluted
Income before cumulative effect of change in accounting principle	$0.49		$0.47	$1.00		$0.95
Cumulative effect of change in accounting principle	(0.02)		(0.02)	—		—

Net income	$0.47		$0.45	$1.00		$0.95

Balance Sheet Data:
Total assets	$1,249,852	$189,704	$1,464,127
Total liabilities	998,502	134,125	1,134,777
Minority interest	2,749	—	2,749
Total shareholders’ equity	248,601	55,579	326,601

SCOTTISH HOLDINGS COMPARATIVE HISTORICAL AND
PRO FORMA PER SHARE DATA

          The following tables reflect the historical net income, cash dividends, and book value per ordinary share of Scottish Holdings in comparison with the pro forma net income, cash dividends, and book value per share after giving effect to the proposed transaction and the issuance of 4,992,959 shares in the transaction.

          The information presented in the following tables should be read in conjunction with the unaudited pro forma condensed combined financial statements included elsewhere in this document and with the historical financial statements and related notes of Scottish Holdings and World-Wide Holdings incorporated by reference in this proxy statement or included elsewhere in this proxy statement.

	Six Months Ended June 30, 2001	Year Ended December 31, 2000
HISTORICAL PER SHARE DATA:
Net income per share:
Basic
Income before cumulative effect of change in accounting principle	$ 0.51	$ 1.01
Cumulative effect of change in accounting principle	(0.02)	—

Net income	$ 0.49	$ 1.01

Diluted
Income before cumulative effect of change in accounting principle	$ 0.49	$ 1.00
Cumulative effect of change in accounting principle	(0.02)	—

Net income	$ 0.47	$ 1.00

Book value per share(1)	$15.82	$15.34

COMBINED PRO FORMA PER SHARE DATA:
Net income per share:
Basic
Income before cumulative effect of change in accounting principle	$ 0.48	$ 0.95
Cumulative effect of change in accounting principle	(0.02)	—

Net income	$ 0.46	$ 0.95

Diluted
Income before cumulative effect of change in accounting principle	$ 0.47	$ 0.95
Cumulative effect of change in accounting principle	(0.02)	—

Net income	$ 0.45	$ 0.95

Book value per share(1)	$15.77

(1)
The historical book value per share is computed by dividing shareholders’ equity by the number of ordinary shares outstanding on such date. The combined pro forma book value per share is computed by dividing pro forma shareholders’ equity by the pro forma number of shares outstanding at June 30, 2001.

MARKET PRICE AND DIVIDENDS

          The Scottish Holdings ordinary shares are listed and traded on the NASDAQ National Market under the symbol “SCOT.” As of November 2, 2001, the Scottish Holdings ordinary shares were held of record by approximately 18 persons. This table shows for the indicated periods the high and low closing sales prices per share for the Scottish Holdings ordinary shares, as reported in The Wall Street Journal, and dividends declared per share.

          Because there is no established trading market for the shares of World-Wide Holdings, information with respect to market prices of World-Wide Holding’s shares has been omitted.

	High	Low	Per Share Dividend
PERIOD ENDED DECEMBER 31, 1998
November 24-December 31, 1998*	$14.500	$12.000	$.00
YEAR ENDED DECEMBER 31, 1999
First Quarter	$14.063	$8.750	$.00
Second Quarter	10.875	9.250	.05
Third Quarter	12.375	9.625	.05
Fourth Quarter	10.125	7.813	.05
YEAR ENDED DECEMBER 31, 2000
First Quarter	$9.000	$7.563	$.05
Second Quarter	9.125	6.781	.05
Third Quarter	9.875	8.375	.05
Fourth Quarter	12.063	8.000	.05
YEAR ENDED DECEMBER 31, 2001
First Quarter	$16.625	$10.750	$.05
Second Quarter	18.00	12.953	.05
Third Quarter	18.90	13.90	.05
October 1-November 7, 2001	17.60	15.00	—

*	The Scottish Holdings ordinary shares began trading on November 24, 1998.

          On August 3, 2001, the last full trading day before the public announcement of execution of the Share Purchase Agreement, and on November 7, 2001, the last full trading day for which information was available before the date of this proxy statement, the closing sales prices, as reported in The Wall Street Journal, for the Scottish Holdings ordinary shares was as follows:

	August 3, 2001	November 7, 2001
Scottish Holdings ordinary shares	$18.453	$16.75

          The market prices of the Scottish Holdings ordinary shares are subject to fluctuation. As a result, you are urged to obtain current market quotations for the Scottish Holdings ordinary shares.

          The shares of World-Wide Holdings are not traded publicly, so there is no market price data regarding them.

FORWARD LOOKING STATEMENTS

          This proxy statement and the documents incorporated into this proxy statement by reference contain certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include information with respect to the financial condition of World-Wide Holdings and Scottish Holdings, their results of operations and businesses and the expected impact of the transaction on our financial performance. Words such as “anticipates,” “expects,” intends,” “plans,” “believes,” “seeks,” “estimates” “may,” “will,” “continue,” “project” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

          These forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include:

—	uncertainties relating to government and regulatory policies (such as subjecting Scottish Holdings to insurance regulation or taxation in additional jurisdictions);

—	the occurrence of catastrophic events or other insured or reinsured events with a frequency or severity exceeding the estimates of Scottish Holdings;

—	legal, regulatory and legislative developments;

—	the uncertainties of the insurance reserving process;

—	changes in rating agency policy;

—	changes in capital needs;

—	the impact of the transaction, including the ability to successfully integrate acquired businesses, the competing demands for the capital of Scottish Holdings and the risk of undisclosed liabilities;

—	loss of the services of any of Scottish Holdings’ or World-Wide Holdings’ executive officers;

—	changing rates of inflation and other economic conditions;

—	the recent terrorist attacks on the United States and the impact of such events on the economy in general and on the businesses of Scottish Holdings or World-Wide Holdings in particular;

—	losses due to foreign currency exchange rate fluctuations;

—	ability to collect reinsurance recoverables;

—	the competitive environment in which Scottish Holdings operates and associated pricing pressures;

—	developments in global financial markets that could affect the investment portfolio of Scottish Holdings; and

—	risks associated with the introduction of new products and services.

          The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the potential impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date of this proxy statement, and Scottish Holdings does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of such statement or to reflect the occurrence of unanticipated events.

          In evaluating the transaction, you should carefully consider the discussion of these and other factors in the section, entitled “Risks Relating to the Transaction” on page 17, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of World-Wide Holdings” on pages 58-65.

RISKS RELATING TO THE TRANSACTION

          In addition to the other information included and incorporated by reference in this proxy statement, you should carefully read and consider the following factors in evaluating the proposals to be voted on at the Extraordinary General Meeting.

The Issuance of Ordinary Shares to Pacific Life in this Transaction Will Cause Dilution to the Current Shareholders of Scottish Holdings

          The Share Purchase Agreement and the transactions contemplated by the Share Purchase Agreement may have a dilutive effect on earnings per share of Scottish Holdings compared to historical earnings per share as a result of the issuance of additional ordinary shares in the transaction. On a historical basis for Scottish Holdings, diluted earnings per share were US $1.00 for the year ended December 31, 2000, as compared to US $0.95 on a pro forma basis after giving effect to the transaction. The pro forma figure does not include benefits anticipated from the transaction. See “Selected Unaudited Pro Forma Combined Financial Data” on page 13 for additional combined pro forma financial data for the companies after the transaction.

The Price of the Scottish Holdings Ordinary Shares Might Decrease after the Transaction

          Following the transaction the Scottish Holdings ordinary shares may decline in value. The market value of the Scottish Holdings ordinary shares will fluctuate based upon general market and economic conditions, the business and prospects of Scottish Holdings and other factors.

Changes in the Middle Eastern Reinsurance Market Could Harm the Business Prospects of World-Wide Holdings.

          World-Wide Holdings derives a significant amount of life reinsurance business from companies located in some Middle Eastern countries. Recent events in the Middle East, notably the military action taken by the United States, United Kingdom and other countries, could adversely impact the ability of World-Wide Holdings to originate new business from companies located in those countries. Such adverse impact, if significant, could reduce the premiums earned by World-Wide Holdings and, accordingly, could reduce the net income of World-Wide Holdings.

Loss of Key Personnel Could Harm the Business Prospects of World Wide Holdings

          The loss of the services of members of World Wide Holdings’ executive management group, particularly Messrs. Bispham (Managing Director), Brown (Financial Director), Greenhalgh (Director and Actuary) and Znowski (Assistant General Manager-Marketing) could adversely impact the business prospects and operations of World Wide Holdings. It is a condition to the closing of the transactions contemplated by the Share Purchase Agreement that Scottish Holdings shall have entered into Employment Agreements with such key employees, and that Scottish Holdings shall have implemented the 2001 Stock Option Plans which, among other things, provide for the granting of stock options to these employees.

Regulation of World-Wide Reassurance as a U.K. Insurance Company

          World-Wide Reassurance is a U.K. insurance company incorporated and registered in England and Wales and subject to regulation and supervision in the U.K. under English domestic and European Community law. The Insurance Companies Act of 1982 of the United Kingdom, as amended, imposes solvency and liquidity standards and auditing and reporting requirements on insurance and reinsurance companies organized under English law, and on companies that own such insurance companies, and further grants to the Financial Services Authority powers to supervise, investigate and intervene in the affairs of insurance companies. This regulation will add additional administrative and reporting burdens to Scottish Holdings.

Taxation

          As a result of the transaction, Pacific Life will become a U.S. 10% Shareholder of Scottish Holdings and its subsidiaries. In the event that any other shareholder owns 10% or more of the voting shares of Scottish Holdings, and the provisions of the Articles of Association that limit the voting power of shares held by such persons are deemed not to be effective, the combined ownership of Pacific Life and such other shareholder will exceed 25% of the total issued and outstanding shares of Scottish Holdings. In such case, both Pacific Life and any other U.S. 10% shareholders of Scottish Holdings will be required to include in gross income their pro rata share of the subpart F income of the insurance subsidiaries. See “The Transaction—Important U.S. Federal Income Tax Consequences” on page 33.

We May Fail to Realize the Benefits of the Transaction and our Future Business and Prospects May be Harmed

          The value of the Scottish Holdings ordinary shares could be adversely affected to the extent that we fail to realize the benefits of the transaction. The transaction will involve the integration of the businesses of Scottish Holdings and World-Wide Holdings, and we cannot assure you that this will happen in a timely manner or at all. Scottish Holdings and World-Wide Holdings have different corporate cultures and have previously operated independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

          Scottish Holdings has expended substantial management time and incurred significant costs in negotiating the transaction. Costs related to the transaction, such as legal and accounting fees and financial advisor fees, must be paid even if the transaction is not completed. If the transaction is not completed, this failure could adversely affect the future business and prospects of Scottish Holdings.

THE EXTRAORDINARY GENERAL MEETING

Time, Date and Purpose of the Extraordinary General Meeting

          Scottish Holdings is holding an Extraordinary General Meeting for shareholders. This information is furnished by the Scottish Holdings Board of Directors in connection with its solicitation of proxies to vote on the matters being submitted to a vote at the Extraordinary General Meeting.

          The Extraordinary General Meeting will be held at 11:00 a.m. Bermuda time on December 14, 2001, at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Pembroke, Bermuda. It may be adjourned to another date and/or place for proper purposes on the basis set forth in the Articles of Association of Scottish Holdings. The purpose of the Extraordinary General Meeting is to consider and vote by ordinary resolution upon a proposal to approve the Share Purchase Agreement and the related transactions, to vote by special resolution upon a proposal to approve amendments to the Memorandum of Association, to vote by special resolution to approve the amendments to the Articles of Association, to vote by ordinary resolution upon a proposal to approve the 2001 Stock Option Plan and to conduct any other business that may properly come before the Extraordinary General Meeting.

Record Date for the Extraordinary General Meeting and Who is Entitled to Vote at the Extraordinary General Meeting

          Record Date.  The Scottish Holdings Board of Directors has fixed the close of business on November 2, 2001, as the record date for the determination of the shareholders of Scottish Holdings entitled to receive notice of and to vote at the Extraordinary General Meeting. As of November 2, 2001, 15,612,576 ordinary shares were outstanding and entitled to vote at the Extraordinary General Meeting.

          Voting Rights.  Each of the Scottish Holdings ordinary shares entitles its holder on a poll to one vote for each share held on the record date on each matter that may properly come before the Extraordinary General Meeting.

          Our Articles of Association provide, however, for the reduction of a shareholder’s voting rights if the shareholder acquires more than 9.9% of the issued and outstanding shares to ensure that no shareholder may have more than 9.9% of the voting rights outstanding.

          Quorum Requirements.  In order to vote on the approval of the Share Purchase Agreement and related transactions and the 2001 Stock Option Plan, the holders of at least fifty percent (50%) of the Scottish Holdings ordinary shares entitled to be voted at the Extraordinary General Meeting must be present in person or by proxy. In order to vote on the approval of the amendments to the Memorandum of Association and the Articles of Association, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Scottish Holdings ordinary shares entitled to be voted at the Extraordinary General Meeting must be present in person or by proxy. Abstentions and broker non-votes are counted as present for the purposes of establishing a quorum. If a quorum is not present at the Extraordinary General Meeting for purposes of approving a particular resolution, management may adjourn or postpone the Extraordinary General Meeting in order to solicit additional proxies.

          Vote Required.  The affirmative vote by ordinary resolution of the holders of at least a majority of the Scottish Holdings ordinary shares present and voting in person or by proxy at the Extraordinary General Meeting is required to approve the Share Purchase Agreement.

          The affirmative vote by special resolution of at least two-thirds (66 2/3%) of the holders of the Scottish Holdings ordinary shares present and voting in person or by proxy at the Extraordinary General Meeting is required to approve the amendments to the Memorandum of Association and the amendments to Article 6 and Article 89 of the Articles of Association, unless voting is conducted by poll. If voting is conducted by poll, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the Scottish Holdings ordinary shares present and voting in person or by proxy will be required.

          The affirmative vote by special resolution of the holders of at least two-thirds (66 2/3%) of all the Scottish Holdings ordinary shares entitled to vote is required to approve the amendments to Articles 9 and 47 of the Articles of Association.

          The affirmative vote by ordinary resolution of at least a majority of the Scottish Holdings ordinary shares present and voting in person and by proxy at the Extraordinary General Meeting is required to approve the 2001 Stock Option Plan.

          Scottish Holdings intends to conduct all voting at the Extraordinary General Meeting by poll.

          Abstentions, Failures to Vote, and Broker Non-Votes.  Scottish Holdings intends to count the Scottish Holdings ordinary shares held by persons who are present in person at the Extraordinary General Meeting but not voting, and the Scottish Holdings ordinary shares for which it has received proxies but with respect to which holders of those shares have abstained with respect to one or more matters, as present at the Extraordinary General Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Under applicable NASDAQ rules, brokers who hold Scottish Holdings ordinary shares in nominee or “street name” for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers with respect to the Share Purchase Agreement, the amendments to the Memorandum of Association and the amendments to the Articles of Association without specific instructions from those customers. These unvoted shares are called “broker non-votes” and count for the determination of a quorum. A broker holding shares in street name may vote your shares with respect to the 2001 Stock Option Plan without having received your instructions only if voting on the 2001 Stock Option Plan is considered routine or otherwise allowed under the rules of any national securities exchange to which the broker is responsible. Brokers who hold Scottish Holdings ordinary shares as nominees, however, are permitted to vote any such shares on any other future matters being submitted to a vote at the Extraordinary General Meeting. We are not aware of any other matters to be submitted at the Extraordinary General Meeting.

          Because approval of the amendments to Articles 9 and 47 of the Articles of Association requires a special resolution approved by the affirmative votes of at least two-thirds (66 2/3%) of the holders of all the Scottish Holdings ordinary shares, abstentions and broker non-votes will have the same effect as negative votes. Also, the failure to vote your shares will also have the same effect as a negative vote on that proposal. The approval of the Share Purchase Agreement, the amendments to the Memorandum of Association and Article 6 and Article 89 of the Articles of Association and the 2001 Stock Option Plan only requires approval of shareholders that are present or represented by proxy at the Extraordinary General Meeting, and therefore abstentions and broker non-votes do not have the effect of votes against these proposals. The Scottish Holdings Board of Directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

          As of October 31, 2001, the directors and executive officers of Scottish Holdings, together with their affiliates, collectively beneficially owned approximately 1,235,721 Scottish Holdings ordinary shares (including options and warrants exercisable within 60 days), or approximately 7.48% of the shares entitled to vote at the Extraordinary General Meeting. It is currently expected that each director or executive officer will vote the Scottish Holdings ordinary shares beneficially owned by him or her for approval of the Share Purchase Agreement, the amendments to the Memorandum of Association, the amendments to the Articles of Association and the 2001 Stock Option Plan.

          Additional information with respect to beneficial ownership of the Scottish Holdings ordinary shares by persons and entities owning more than 5% of the Scottish Holdings ordinary shares and more detailed information with respect to beneficial ownership of the Scottish Holdings ordinary shares by directors and executive officers of Scottish Holdings is set forth under “Share Ownership by the Principal Shareholders, Management and Directors of Scottish Holdings” beginning on page 55.

Voting by Proxy and How to Revoke Your Proxy

          You may vote shares either in person or by duly authorized proxy. You may use the proxy accompanying this proxy statement if you are unable to attend the Extraordinary General Meeting in person or you wish to have your shares voted by proxy even if you do attend but do not vote at the Extraordinary General Meeting. You may revoke your proxy by (1) providing written notice of revocation to Scottish Holdings at our registered office or to Computershare Investor Services, 1601 Elm Street, Suite 4340, Dallas, Texas 75201 by 5:00 p.m. (Bermuda time) on December 13, 2001, or (2) attending the Extraordinary General Meeting and voting in person. Your attendance at the Extraordinary General Meeting, by itself, will not constitute a revocation of a proxy. If your shares are held in nominee or street name by a bank or broker, you should follow the instructions on the proxy form you receive from your bank or broker as to how to vote, change your vote, or revoke your proxy.

          All Scottish Holdings ordinary shares represented by effective proxies received by Scottish Holdings at or before the Extraordinary General Meeting, and not revoked before they are exercised, will be voted at the Extraordinary General Meeting in accordance with their terms. If no instructions are given, the proxies will be voted “FOR” the approval of the Share Purchase Agreement and the related transactions, “FOR” the adoption of the amendments to the Memorandum of Association, “FOR” the adoption of the amendments to the Articles of Association, “FOR” the adoption of the 2001 Stock Option Plan, and at the discretion of the proxy holders on any other matters that properly come before the meeting.

          The Scottish Holdings Board of Directors is not aware of any other matters to be presented at the Extraordinary General Meeting other than matters incidental to the conduct of the Extraordinary General Meeting.

          Scottish Holdings does not expect to adjourn the Extraordinary General Meeting for a period of time long enough to require the setting of a new record date for the Extraordinary General Meeting or to require notice of the adjourned meeting to be given. Under such circumstances, if an adjournment occurs, it will have no effect on the ability of the shareholders of record of Scottish Holdings ordinary shares as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

Solicitation of Proxies

          Scottish Holdings will bear the entire cost of the solicitation of proxies for the Extraordinary General Meeting and the cost of printing and filing this proxy statement. In addition to the solicitation of proxies by mail, officers, directors, employees and agents of Scottish Holdings may solicit proxies by correspondence, telephone, telegraph, telecopy or other electronic means, or in person, but without extra compensation. Scottish Holdings will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of Scottish Holdings ordinary shares and secure their voting instructions, and will reimburse these banks, brokers and other record holders for their reasonable charges and expenses incurred in forwarding the proxies and proxy materials. Further solicitation of proxies may be made by telephone or oral communication with some shareholders of Scottish Holdings following the original solicitation. All further solicitation will be made by officers and regular clerical employees of Scottish Holdings who will not be additionally compensated for their activities.

Recommendation of the Board of Directors

          The Scottish Holdings Board of Directors has approved and adopted the Share Purchase Agreement, believes that the terms of the transaction are advisable and are fair to the shareholders of Scottish Holdings, and recommends that the shareholders of Scottish Holdings vote “FOR” the approval of the Share Purchase Agreement and the related transactions, “FOR” adoption of the amendments to the Memorandum of Association, “FOR” the adoption of the amendments to the Articles of Association, and “FOR” the adoption of the 2001 Stock Option Plan.

          The completion of the transactions contemplated by the Share Purchase Agreement is conditioned upon, among other things, the approval of the Share Purchase Agreement, the approval of the amendments to the Memorandum of Association, the approval of the amendments to the Articles of Association and the approval of the 2001 Stock Option Plan by the shareholders of Scottish Holdings.

THE TRANSACTION

          This section of the proxy statement describes certain aspects of the transaction. While we believe that the description covers the material terms of the transaction, this summary may not include all the information that a shareholder would like to know. The Share Purchase Agreement, the amendments to the Memorandum of Association, the amendments to the Articles of Association, the 2001 Stock Option Plan and the Putnam Lovell opinion are attached as Annexes A, B, C, D and E respectively to this proxy statement. We urge shareholders to read this entire proxy statement, including the Annexes, and the other documents referred to in this document carefully for a more complete understanding of the transaction.

General

          The Share Purchase Agreement provides for transactions by which Scottish Holdings will purchase all the issued and outstanding shares of World-Wide Holdings from Pacific Life in exchange for approximately US $78 million in Scottish Holdings ordinary shares. World-Wide Reassurance is the wholly owned subsidiary of World-Wide Holdings, so Scottish Holdings will also become the sole beneficial owner of World-Wide Reassurance pursuant to this transaction.

          Scottish Holdings will be issuing new Scottish Holdings ordinary shares as consideration for this transaction. The total number of shares that Pacific Life will receive will be determined by dividing US $78 million, as adjusted pursuant to the Share Purchase Agreement, by the Average Final Price. The Average Final Price is subject to a “collar” limiting it to a maximum of US $21.00 and a minimum of US $13.00. If the Average Final Price were less than US $13.00, it would be set at US $13.00 for the purposes of calculating the number of shares to be issued to Pacific Life. Conversely, if the Average Final Price were to exceed US $21.00, it would be set at US $21.00 for the purposes of calculating the number of shares to be issued to Pacific Life. Also, if our share price were to decrease so as to cause the shares to be issued to Pacific Life as a result of the transaction to exceed 24.9% of our issued and outstanding shares, the number of shares to be so issued to Pacific Life would be reduced so as not to exceed 24.9% of our issued and outstanding shares, and the difference between the value of our shares actually issued to Pacific Life and the value of our shares that would have been issued to Pacific Life if the 24.9% threshold were not exceeded, will be paid to Pacific Life in cash. The consideration to be paid to Pacific Life will be increased in the event that the dividend to be paid by World-Wide Holdings to Pacific Life prior to the closing of this transaction plus the amount, if any, of the taxes payable as a result of the release of investment reserves by World-Wide Reassurance in order to pay its dividend to World-Wide Holdings is less than US $13 million. In no event, however, may Pacific Life’s ownership of Scottish Holdings ordinary shares exceed 24.9%. Based on the average of the closing trading prices of the Scottish Holdings ordinary shares over the 20-day period ending five business days before November 8, 2001, the date of this proxy statement, the Average Final Price would have been US $15.622 and Pacific Life would have received 4,992,959 shares, representing 24.23% of the issued and outstanding shares.

          The transaction is expected to be a tax-free reorganization to the extent that Pacific Life receives Scottish Holdings ordinary shares for its shares in World-Wide Holdings. The Stockholder Agreement provides that Pacific Life will have the right to nominate two directors to the Scottish Holdings Board of Directors. The Scottish Holdings Board of Directors will be increased to nine directors.

“Walk-Away” Rights

          Pacific Life has the right to terminate the transaction if the Average Final Price is less than US $13.00, which is approximately 27% lower than the average of the closing trading prices of the Scottish Holdings ordinary shares over the 20-day period ending on August 3, 2001, the last trading day before the execution of the Share Purchase Agreement, and is 17% lower than the average of the closing trading prices of the Scottish Holdings ordinary shares over the 20-day period ending November 1, 2001, the trading day that is five business days before the date of this proxy statement.

          Scottish Holdings has the right to terminate the transaction if the Average Final Price is greater than US $21.00, which is approximately 17% higher than the average of the closing trading prices of the Scottish Holdings ordinary shares over the 20-day period ending on August 3, 2001, the last trading day before the execution of the Share Purchase Agreement, and is 34% higher than the average of the closing trading prices of the Scottish Holdings ordinary shares over the 20-day period ending on November 1, 2001, the trading day that is five business days before the date of this proxy statement.

          It is not possible to know until the fifth trading day before the closing of the transaction if the Average Final Price of the Scottish Holdings ordinary shares will be less than US $13.00 or greater than US $21.00. Scottish Holdings cannot predict whether or not Pacific Life would exercise its right to terminate the transaction if the Average Final Price were less than US $13.00. Similarly, we cannot say whether or not the Scottish Holdings Board of Directors would exercise its right to terminate the transaction if the Average Final Price were greater than US $21.00. In making any such decision, the Scottish Holdings Board of Directors would carefully consider, among other factors, the interests of Scottish Holdings and its shareholders, and may consider such other information as they are legally permitted to consider.

Background of the Transaction

          Since it commenced operations in late 1998, the management of Scottish Holdings and the Scottish Holdings Board of Directors have pursued a strategy of growth in its reinsurance business through the underwriting by Scottish Annuity & Life Insurance Company (Cayman) Ltd. of certain types of specialty reinsurance business with United States-based ceding insurers, and by the acquisition of either blocks of reinsurance business or reinsurance companies. In furtherance of this strategy, in 1999 Scottish Holdings acquired a wholly-owned indirect subsidiary, Scottish Re (U.S.), Inc. (formerly Harbourton Reassurance, Inc.), a reinsurance company domiciled in Delaware (which we refer to as Scottish Re), in order to write reinsurance in the domestic U.S. market.

          Approximately one year ago, the management of Scottish Holdings identified a number of potential acquisition partners, including World-Wide Holdings and World-Wide Reassurance. World-Wide Reassurance offers reinsurance in certain “niche” markets, including life, disability, personal accident and loss of license reinsurance, and, to a lesser extent, critical illness reinsurance. World-Wide Reassurance’s portfolio of reinsurance business contains mostly group life exposure. Approximately 30% of World-Wide Reassurance’s total premium income originates from the Middle East, mostly in the Gulf region (Kuwait, the United Arab Emirates, Saudi and Oman) but also in Lebanon, Jordan, Qatar and Bahrain. World-Wide Reassurance also writes reinsurance in the United Kingdom, Southern and Eastern Europe, Latin America and Japan.

          On March 21, 2001, Messrs. Michael French, Chairman of the Scottish Holdings Board of Directors, and Scott Willkomm, President of Scottish Holdings, met with representatives of Putnam Lovell to discuss strategic alternatives. At this meeting a representative of Putnam Lovell was asked to contact Pacific Life, which is the beneficial owner of 100% of the shares of World-Wide Holdings, the parent corporation of World-Wide Reassurance (collectively, “World-Wide”), in order to determine whether Pacific Life would consider selling its interest in World-Wide.

          Effective April 9, 2001, Scottish Holdings entered into a confidentiality agreement with Pacific Life to facilitate the exchange of information between Scottish Holdings and Pacific Life. In May 2001, Messrs. French and Willkomm and Oscar Scofield, President of Scottish Re (U.S.) Inc., accompanied by Putnam Lovell, met with Thomas Sutton, Chief Executive Officer of Pacific Life, Glenn Schafer, President of Pacific Life, and Khanh Tran, Chief Financial Officer of Pacific Life, to discuss the possible acquisition of World-Wide. In the course of the initial meeting, the Pacific Life executives indicated that Pacific Life would consider selling its interest in World-Wide to Scottish Holdings. In connection with this goal, it was proposed that Pacific Life would transfer its interest in World-Wide to Scottish Holdings in exchange for Scottish Holdings ordinary shares in a transaction that would qualify as a tax-free reorganization for U.S. federal income tax purposes. In view of the approximate value of World-Wide, and the then-current trading price of the Scottish Holdings ordinary shares, it was initially determined that Pacific Life’s interest would be approximately 20% of the issued and outstanding Scottish Holdings ordinary shares (but not more than 25% in order to avoid causing Scottish Holdings to become a controlled foreign corporation within the meaning of section 957 of the Code).

          During May 2001, Messrs. French and Willkomm had informal discussions with members of the Scottish Holdings Board of Directors to apprise them of the overall strategic goal, which was to acquire a European platform for the reinsurance business of Scottish Holdings. The long-term value of having Pacific Life becoming a strategic investor in Scottish Holdings was also discussed with the Scottish Holdings Board of Directors, which was supportive on both matters.

          On June 4, 2001 Scottish Holdings retained Putnam Lovell as its financial advisor for this transaction. In addition, Scottish Holdings retained LeBoeuf, Lamb, Greene & MacRae, L.L.P. (which we will refer to as LeBoeuf), to provide legal services, and its accountants, Ernst & Young, LLP to provide accounting services.

          On June 12-14, 2001, Messrs. French, Willkomm and Scofield traveled to Windsor, England, to conduct initial operational and financial due diligence, which included meetings with executives of World-Wide. In addition, representatives of Putnam Lovell, LeBoeuf and Ernst & Young, LLP conducted legal, operational and financial due diligence reviews, including visits to World-Wide’s offices and discussions with World-Wide management. In the course of the meetings with World-Wide executives, Messrs. French, Willkomm and Scofield evaluated the business of World-Wide, and determined (subject to further due diligence) that the acquisition of World-Wide offered strategic benefits to Scottish Holdings.

          On June 18-20, 2001 Clifford J. Wagner, the Senior Vice President and Chief Actuary of Scottish Holdings, Diane Longden, the Senior Vice President, Finance, of Scottish Holdings, and representatives from Ernst & Young, LLP met with World-Wide Holdings and World-Wide Reassurance staff to perform further due diligence.

          Messrs. French and Willkomm and a representative of Putnam Lovell had a second round of meetings with executives of Pacific Life on June 21, 2001 to discuss the initial terms of an agreement and to discuss management issues, such as employment contracts and compensation.

          In view of Pacific Life’s significant potential investment in Scottish Holdings, on June 27 and 28, 2001, Pacific Life management conducted due diligence on Scottish Holdings at its Charlotte offices.

          On July 3, 2001, a draft share purchase agreement was distributed to Pacific Life by LeBoeuf. A second round of due diligence meetings was conducted by Pacific Life and its advisors on July 10-11, 2001. In connection with these meetings, Mr. Willkomm, a representative of Putnam Lovell and Mr. Tran had further discussions with respect to the financial terms of the proposed transaction, including such matters as Pacific Life’s representation on the Scottish Holdings Board of Directors, Pacific Life’s right to receive registered shares, certain employment agreement and stock option plan issues for executives of both World-Wide and Scottish Holdings, a “stand-still” agreement and World-Wide Holdings’ payment of a dividend of approximately US $10 million (after tax) to Pacific Life prior to closing. In addition, numerous telephone conversations were held between Mr. Willkomm and Mr. Tran before and after the due diligence meetings.

          At the same time, Scottish Holdings conducted an initial review of due diligence findings with respect to World-Wide. As a result, it was determined that Mr. Willkomm and Mr. Scofield, accompanied by a representative of LeBoeuf, would conduct further business, operational and legal due diligence at the offices of World-Wide. In the course of these due diligence meetings, which occurred on July 16-19, 2001, Mr. Tran and Mr. Willkomm had further discussions concerning financial terms of the proposed transaction. Following the second round of on-site due diligence and discussions with its advisors, the management of Scottish Holdings decided to pursue the transaction.

          On July 24, 2001, LeBoeuf sent Gibson Dunn drafts of ancillary agreements, including a registration rights agreement, certain employment agreements and a standstill agreement, as well as a draft amendment to the Memorandum of Association of Scottish Holdings.

          On July 25, 2001, Gibson Dunn sent a revised draft of the Share Purchase Agreement that was intended to reflect certain of the conversations between Mr. Willkomm and Mr. Tran. On July 27, 2001, representatives of Gibson Dunn and LeBoeuf had a telephonic conference to discuss terms of the Share Purchase Agreement and the ancillary agreements. As a result of this conference, the parties determined to meet at the offices of Pacific Life to negotiate final terms of the Share Purchase Agreement, Registration Rights Agreement and Stockholder Agreement.

          On July 30 and 31, 2001, Messrs. French and Willkomm, accompanied by representatives of Putnam Lovell and LeBoeuf, met with Mr. Tran and other members of Pacific Life management, and representatives of Gibson Dunn to discuss the transaction and to negotiate terms of the Share Purchase Agreement and the ancillary agreements. Following those meetings, counsel for Scottish Holdings and Pacific Life continued to negotiate legal terms of the Share Purchase Agreement.

          On August 2, 2001, the Scottish Holdings Board of Directors conducted its regular quarterly meeting, in Toronto, Ontario. Following the discussion of its regular business, the Scottish Holdings Board of Directors discussed the proposed acquisition of World-Wide, and the proposed payment to Pacific Life in shares resulting in Pacific Life holding approximately 22% of the Scottish Holdings ordinary shares in connection with this transaction. This portion of the meeting of the Scottish Holdings Board of Directors was attended by representatives of Putnam Lovell, LeBoeuf and employees of Scottish Holdings, including Mr. Scofield, Mr. Wagner and Ms. Longden.

          At the Scottish Holdings, Board Meeting Mr. Willkomm made a presentation with respect to the proposed transaction noting, among other things, the strategic benefits to Scottish Holdings (See “Reasons for the Transaction” on page 26). Mr. Willkomm also discussed the financial terms of the transaction, including such matters as the “collar” on the number of shares to be issued, the fact that both the Memorandum and Articles of Association of Scottish Holdings would need to be amended to permit Pacific Life to own more than 9.9% (but not more than 24.9%) of the Scottish Holdings ordinary shares, Pacific Life’s intention to take a dividend of approximately but no more than US $10 million after tax (before tax such dividend is estimated to equal US $13 million) from World-Wide in connection with the transaction, and the tax-free nature of the transaction for Pacific Life. He also discussed Pacific Life’s desire to have the shares registered by means of filing a registration statement with the SEC, and the provisions of the standstill agreement, which prohibits Pacific Life from taking certain actions for two years and permits Scottish Holdings to reacquire its shares in the event that Pacific Life undergoes a change of control. He then presented the recommendation of management that the Scottish Holdings Board of Directors approve the transaction, subject to finalization of the Share Purchase Agreement and the transactions documents with Pacific Life.

          Following management’s presentation, a representative of Putnam Lovell made a presentation to the Scottish Holdings Board of Directors, which was accompanied by detailed written analysis of financial and strategic considerations. This presentation indicated that the consideration to be paid was within the range of values established by the trading level of public reinsurance companies as well as within the range of values established by acquisitions of comparable reinsurance companies.

          After deliberation, the Scottish Holdings Board of Directors approved the transaction and authorized management to complete the negotiation of the Share Purchase Agreement and the ancillary agreements. From August 3-5, 2001, management of Pacific Life and Scottish Holdings, along with representatives of LeBoeuf, Gibson Dunn and Putnam Lovell, negotiated the final terms of the Share Purchase Agreement and the ancillary agreements by telephone conferences and electronic communications. Putnam Lovell delivered its written opinion, dated as of August 6, 2001, to the Scottish Holdings Board of Directors that, as of such date, and based on and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be paid by Scottish Holdings pursuant to the transaction is fair to shareholders of Scottish Holdings from a financial point of view. The final terms of all agreements were negotiated on the evening of August 5, 2001 and the Share Purchase Agreement was executed effective August 6, 2001. The Share Purchase Agreement was then amended as of November 8, 2001.

Reasons for the Transaction

          The Scottish Holdings Board of Directors believes that the transaction will result in the following significant benefits to Scottish Holdings:

—
gaining access to “niche” markets of the life reinsurance sector in developed countries, especially in the United Kingdom and Europe, and broader life reinsurance markets in developing countries, particularly in the Middle East and Japan;

—	obtaining significant management expertise and client franchise in markets and businesses in which Scottish Holdings has previously not operated;

—	acquiring a company with significant growth potential;

—	gaining short-term business which is complimentary to the long-term risk profile of Scottish Holdings; and

—	having Pacific Life as a strategic investor.

Recommendation of the Scottish Holdings Board of Directors

          At its regular quarterly meeting held on August 2, 2001, the Scottish Holdings Board of Directors unanimously approved the transaction after determining that the transaction was fair to and in the best interests of Scottish Holdings and its shareholders.

          During the course of its deliberations relating to the transaction, the Scottish Holdings Board of Directors consulted with its management and its legal and financial advisors and considered the following factors in addition to the expected benefits described above:

          Terms and conditions of the Share Purchase Agreement.  The terms and conditions of the Share Purchase Agreement and the other transaction documents, including the Stockholder Agreement, the Registration Rights Agreement, the amendments to the Memorandum of Association and Articles of Association and the 2001 Stock Option Plan.

          Operating and Financial Condition.  The business, operations, financial condition, operating results and prospects of World-Wide.

          Fit and Compatibility.  The strategic fit, compatible corporate cultures and visions of the future of World-Wide.

          Fairness Opinion.  The analysis of Putnam Lovell presented to the Scottish Holdings Board of Directors on August 2, 2001, to the effect that, as of that date and based upon the assumptions made, matters considered and limitations reviewed with the Scottish Holdings Board of Directors, the consideration to be paid by Scottish Holdings in connection with the transaction was fair from a financial point of view to the shareholders of Scottish Holdings.

          Timing and Achievability; Regulatory Issues.  The anticipated timing required to complete the transaction including, in particular, the expected timing to obtain required regulatory approvals and management’s view as to the likelihood of obtaining the required approvals without the imposition of conditions that would materially adversely affect Scottish Holdings.

          Transactional Factors.  The costs of undertaking and completing the transaction, including the expense; devotion of management’s time to the exploration of the transaction, to the preparation of the Share Purchase Agreement and to the tasks required to complete the transaction; the risks of fluctuation in the price of Scottish Holdings ordinary shares prior to consummation of the transaction; the potential effects of the public announcement of the transaction on the share price of Scottish Holdings ordinary shares and the results of the due diligence review of World-Wide Holdings’ and World-Wide Reassurance’s operations.

          The discussion above of the material factors considered by the Scottish Holdings Board of Directors in its consideration of the transaction is not intended to be all-inclusive. In view of the variety of factors and the amount of information considered, the Scottish Holdings Board of Directors did not find it practicable to, and did not, make specific assessments of, quantify, or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination to approve the transaction was made after consideration of all the factors taken as a whole, though individual members of the Scottish Holdings Board of Directors may have given different weights to different factors.

          The Scottish Holdings Board of Directors unanimously recommends that its shareholders vote “FOR” the approval of the Share Purchase Agreement and related transactions, “FOR” the adoption of the amendments to the Memorandum of Association, “FOR” the adoption of the amendments to the Articles of Association, and “FOR” the 2001 Stock Option Plan.

Opinion of the Financial Advisor of Scottish Holdings

          Pursuant to a letter agreement dated as of June 4, 2001, Scottish Holdings requested Putnam Lovell, in its role as financial advisor to Scottish Holdings, to render an opinion to the Scottish Holdings Board of Directors as to the fairness from a financial point of view to the shareholders of Scottish Holdings of the consideration to be paid by Scottish Holdings pursuant to the transaction. Putnam Lovell delivered its written opinion dated as of August 6, 2001 to the Scottish Holdings Board of Directors that, as of such date, and based on and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be paid by Scottish Holdings pursuant to the transaction is fair to the shareholders of Scottish Holdings from a financial point of view. Putnam Lovell subsequently confirmed its opinion in writing as of the date of this proxy statement.

          The full text of the Putnam Lovell opinion dated as of the date of this proxy statement, which sets forth, among other things, procedures followed, assumptions made, matters considered and limitations on the review undertaken by Putnam Lovell in providing this opinion, is attached as Annex E to this proxy statement and is incorporated herein by reference. The shareholders of Scottish Holdings are urged to, and should, read the Putnam Lovell opinion carefully and in its entirety. The Putnam Lovell opinion is directed to the Scottish Holdings Board of Directors and relates only to the fairness of the consideration, from a financial point of view, to shareholders of Scottish Holdings pursuant to the transaction and it does not address any other aspect of the transaction nor does it constitute a recommendation to any shareholder of Scottish Holdings as to how to vote at the Extraordinary General Meeting. The summary of the Putnam Lovell opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

          In connection with rendering its opinion, Putnam Lovell has, among other things:

(1)
reviewed certain publicly available financial statements and other business and financial information with respect to World-Wide Holdings and Scottish Holdings, deemed to be relevant, including their respective consolidated financial statements for recent years and interim periods and certain other relevant financial and operating data relating to World-Wide Holdings and Scottish Holdings made available to Putnam Lovell from published sources and from the internal records of World-Wide Holdings and Scottish Holdings;

(2)
reviewed certain unaudited internal financial statements and other financial and operating data concerning World-Wide Holdings and Scottish Holdings prepared by the managements of World-Wide Holdings and Scottish Holdings, respectively;

(3)
discussed with representatives of the management of World-Wide Holdings, Pacific Life and Scottish Holdings certain information of a business and financial nature regarding World-Wide Holdings and Scottish Holdings, furnished to Putnam Lovell by World-Wide Holdings, Pacific Life and Scottish Holdings, including financial forecasts and related assumptions;

(4)	reviewed analysts’ forecasts for Scottish Holdings;

(5)	reviewed the financial terms and conditions of the Share Purchase Agreement and other documents related to the transaction;

(6)	compared the financial performance of World-Wide Holdings with that of certain other publicly-traded companies in the reinsurance industry which Putnam Lovell deemed to be relevant;

(7)	reviewed the pro forma impact of the transaction on the financial results of Scottish Holdings;

(8)	reviewed certain publicly available information concerning the trading of, and the trading market for, the Scottish Holdings ordinary shares;

(9)
considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the reinsurance industry which Putnam Lovell deemed to be comparable, in whole or in part, to the transaction;

(10)	participated in discussions and negotiations regarding the transaction among representatives of World-Wide Holdings, Scottish Holdings and Pacific Life and their legal advisors;

(11)	made inquiries regarding and discussed the transaction and the Share Purchase Agreement and other matters related thereto with the legal advisors and public accountants of Scottish Holdings; and

(12)	performed such other analyses and examinations, as Putnam Lovell deemed appropriate.

          In connection with its review, Putnam Lovell has not assumed any obligation independently to verify the foregoing information and has relied on its being accurate and complete in all material respects. With respect to the unaudited financial statements derived from the books and records of World-Wide Holdings and World-Wide Reassurance as well as financial forecasts for World-Wide Holdings provided to Putnam Lovell by World-Wide Holdings’ management and prepared in order to accommodate the consolidated financial reporting requirements of Pacific Life and its subsidiaries under US GAAP, upon the advice of the management of Scottish Holdings, Putnam Lovell has assumed for purposes of its opinion that such financial statements have been reasonably prepared on bases reflecting the best available estimates and judgments of World-Wide Holdings’ management at the time of preparation as to the reconciliation to US GAAP. With respect to the future financial performance of World-Wide Holdings, Putnam Lovell has relied, with the consent of the management of Scottish Holdings, on World-Wide Holdings’ management forecasts and assumed that they were reasonably prepared. Putnam Lovell has relied on advice of counsel to Scottish Holdings as to all legal matters with respect to Scottish Holdings, the transaction and the Share Purchase Agreement. Putnam Lovell has assumed that the transaction will be consummated in a manner that complies in all respects with the applicable provisions of (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, (ii) the insurance regulatory authorities in the jurisdictions in which Scottish Holdings operates its insurance business, (iii) the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and all other applicable securities laws or applicable insurance company stock issuance laws, and (iv) the Financial Services Authority in the United Kingdom. In addition, Putnam Lovell has not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of World-Wide Holdings or Scottish Holdings, nor has Putnam Lovell been furnished with any such appraisals. Scottish Holdings has informed Putnam Lovell, and Putnam Lovell has assumed, that the transaction will be recorded as a “purchase” under US GAAP and the transaction will be treated as a tax-free reorganization, pursuant to Section 368 of the Code. No opinion is expressed as to the prices at which the Scottish Holdings ordinary shares will trade at any time. Finally, Putnam Lovell’s opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to Putnam Lovell as of, the date of its opinion. Accordingly, although subsequent developments may affect this opinion, Putnam Lovell has not assumed any obligation to update, revise or reaffirm its opinion.

          Putnam Lovell has further assumed that the transaction will be consummated in accordance with the terms described in the Share Purchase Agreement, without any further amendments thereto, and without waiver by Scottish Holdings of any of the conditions to its obligations thereunder. Putnam Lovell has also assumed that in the course of obtaining the necessary regulatory approvals for the transaction, no restriction will be imposed that could have a meaningful effect on the contemplated benefits of the transaction to World-Wide Holdings, Pacific Life or Scottish Holdings.

          The following is a brief summary of certain analyses performed by Putnam Lovell in connection with the preparation of the Putnam Lovell opinion dated as of August 6, 2001 and the presentation made to the Scottish Holdings Board of Directors at its August 2, 2001 meeting.

Comparable Public Company Analysis

          Putnam Lovell compared the consideration to be paid to the range of values of World-Wide Holdings implied by the relative valuation multiples of selected publicly traded reinsurance companies. The peer group is composed of:

•	Three life reinsurers:
—	Annuity and Life Re (Holdings), Ltd.
—	Reinsurance Group of America, Incorporated
—	Scottish Annuity & Life Holdings, Ltd.

•	Eight property and casualty reinsurers:
—	Everest Re Group, Ltd.
—	IPC Holdings, Ltd.
—	Odyssey Re Holdings Corp.
—	PartnerRe Ltd.
—	PXRE Group Ltd.
—	RenaissanceRe Holdings Ltd.
—	Transatlantic Holdings, Inc.
—	Trenwick Group Ltd.

          Putnam Lovell analyzed the equity value of each of these reinsurance companies, using trading valuations as of August 3, 2001, measured as a multiple of selected financial data, including:

•	2001 and 2002 estimated earnings per share, based on mean estimates issued by I/B/E/S International, Inc. as of August 3, 2001;

•
March 31, 2001, book value per share, based on the information published in the 10-Q filings with the Securities Exchange Commission, which includes the effects of Statement of Financial Accounting Standards No. 115.

          Based on this analysis, Putnam Lovell developed the following ranges of valuation multiples:

•	7.1x – 19.2x for the 2001 Price to Earnings multiple;
•	5.6x – 16.8x for the 2002 Price to Earnings multiple;
•	0.8x – 2.2x for the multiple of Price to March 31, 2001 Book Value.

          In order to determine the range of implied value for World-Wide Holdings, these valuation multiples were then applied to World-Wide Holdings’:

(i)
management estimates for 2001 operating earnings, pro forma for the dividend to be paid to Pacific Life estimated to equal US $13 million including estimated taxes and including certain adjustments regarding expected additional revenues and expenses not included in the business plan prepared by the management of World-Wide Holdings (which we refer to as 2001 pro forma adjusted operating earnings);

(ii)
management estimates for 2002 operating earnings, including certain adjustments regarding the dividend to be paid to Pacific Life in 2001, and expected additional revenues and expenses not included in the business plan prepared by the management of World-Wide Holdings (which we refer to as 2002 pro forma adjusted operating earnings); and

(iii)	March 31, 2001 book value, pro forma for the dividend estimated to equal US $13 million including estimated taxes (which we refer to as March 31, 2001 pro forma book value).

          This range reflects a control premium, estimated at 20% based on the relative premium paid over market price one week, one month and three months prior to announcement, in recent selected transactions in the reinsurance sector. The range of implied value for World-Wide Holdings is US $80–US $87 million. The consideration to be paid is below this range of implied values.

Precedent Transaction Analysis

          Putnam Lovell compared the consideration to be paid to the range of values of World-Wide Holdings implied by the relative purchase price multiples generated from selected acquisitions of reinsurance companies that have occurred since January 1, 1997:

•	Four acquisitions of life reinsurers:

Announcement Date	Target	Acquirer	Transaction Amount (US $ millions)
Jul-01	Lincoln Re	Swiss Reinsurance Co.	$2,500.0
Apr-00	PartnerRe Life Insurance Co. of the U.S.	SCOR	$ 145.0
Dec-99	Phoenix American Life Insurance Co.	General Electric Co.	$ 282.0
Jul-98	Life Re Corp.	Swiss Reinsurance Co.	$1,955.9

•	Ten acquisitions of property and casualty reinsurers:

Announcement Date	Target	Acquirer	Transaction Amount (US $ millions)
Dec-99	La Salle Re Holdings Limited	Trenwick Group Inc.	$ 343.1
Jun-99	Chartwell Re Corp.	Trenwick Group Inc.	$ 226.3
Feb-99	Executive Risk Inc.	Chubb Corp.	$ 870.7
Feb-99	NAC Re Corp.	XL Capital Limited	$ 1,191.4
Jun-98	General Re Corp.	Berkshire Hathaway Inc.	$22,339.7
Jul-98	Kemper Reinsurance Co.	General Electric Co.	$ 463.5
Mar-98	Mid Ocean Limited	XL Capital Limited	$ 2,271.2
Mar-98	CAT Limited	ACE Limited	$ 644.1
Oct-97	Mercantile and General Reinsurance Co. of America	Toa Fire & Marine Reinsurance Co.	$ 193.8
Mar-97	Societe Anonyme Francaise de Reassurances	PartnerRe Ltd.	$ 938.5

          Putnam Lovell analyzed the equity value of each of the acquired companies, measured as a multiple of selected financial data either published by SNL Securities L.C. or obtained from Putnam Lovell’s Research Department, including:

•	last twelve months operating earnings prior to the transaction;
•	US GAAP equity as of the last available quarterly or yearly financial statements for the target company prior to the transaction;
•	statutory capital and surplus as of the last available quarterly or yearly financial statements for the target company prior to the transaction.

          Based on this analysis, Putnam Lovell developed the following ranges of acquisition multiples:

•	9.9x – 38.4x for the multiple of Price to Last Twelve Months Operating Earnings;
•	0.8x – 2.7x for the multiple of Price to US GAAP Equity;
•	0.9x – 3.9x for the multiple of Price to Statutory Capital and Surplus.

          These acquisition multiples were then applied to World-Wide Holdings’:

(1)	2001 pro forma adjusted operating earnings;

(2)	March 31, 2001, pro forma book value; and

(3)	September 30, 2000, statutory capital and surplus, pro forma for the dividend to be paid to Pacific Life.

          The analysis resulted in a range of implied value for World-Wide Holdings of US $62–US $114 million. The consideration to be paid is within this range of implied values.

Pro Forma Financial Analysis

          Putnam Lovell analyzed the pro forma financial effect resulting from the acquisition of World-Wide Holdings by Scottish Holdings. In conducting its analysis, Putnam Lovell relied upon:

•	financial projections provided by World-Wide Holdings’ management;

•
the mean earnings per share estimate provided by I/B/E/S for Scottish Holdings for 2001, which is composed of only two estimates published by Prudential Securities Inc. (US $1.30) and Putnam Lovell Securities Inc. (US $1.25); and

•	the only earnings per share estimate available for Scottish Holdings for 2002, provided by Putnam Lovell Securities Inc. (US $1.55).

          Putnam Lovell analyzed the pro forma effects of the transaction on the 2001 and 2002 earnings per share of Scottish Holdings, as well as the 2001 book value per share of Scottish Holdings. The results of the pro forma acquisition analysis are not necessarily indicative of future operating results or financial position. Further, this analysis does not take into account estimates of synergies, cost savings and other benefits expected to result from the transaction. Putnam Lovell compared the projected 2001 and 2002 earnings per share and 2001 book value per share of Scottish Holdings on a stand-alone basis with the projected 2001 and 2002 earnings per share and 2001 book value per share of the pro forma combined entity. Based on the above information, it is estimated that the transaction is accretive to earnings in 2001, neutral to earnings in 2002, and accretive to book value in 2001.

          The summary set forth above does not purport to be a complete description of the analyses performed by Putnam Lovell but describes, in summary form, the material elements of the presentation made by Putnam Lovell to the Scottish Holdings Board of Directors on August 2, 2001, in connection with the preparation of the Putnam Lovell opinion dated as of August 6, 2001 and the analysis made by Putnam Lovell in connection with the Putnam Lovell opinion dated as of August 6, 2001. The Putnam Lovell opinion dated as of August 6, 2001 does not differ in any material respects from the oral advice provided to the Scottish Holdings Board of Directors on August 2, 2001.

          In connection with its updated written opinion dated as of the date of this proxy statement, Putnam Lovell performed procedures to update certain of its analyses used to render its August 6, 2001 opinion, reviewed the assumptions upon which such analyses were based and the factors considered in connection with its earlier opinion, and consequently confirmed the appropriateness of its reliance on the analyses used to render its earlier opinion.

          The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Each of the analyses conducted by Putnam Lovell was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. Putnam Lovell did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Putnam Lovell considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Putnam Lovell did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Putnam Lovell believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Putnam Lovell opinions. The analyses performed by Putnam Lovell are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, as they are based on numerous factors or events beyond the control of the parties or their respective advisors, none of Scottish Holdings, Putnam Lovell, World-Wide Holdings, Pacific Life or any other person assumes responsibility if future results are materially different from those forecasted.

          Pursuant to the terms of an engagement agreement dated June 4, 2001, between Scottish Holdings and Putnam Lovell, Putnam Lovell has received a retainer fee of US $100,000 and an opinion fee of US $500,000. Upon consummation of the transaction, Putnam Lovell will receive a success fee of approximately US $1.35 million (the retainer fee and the opinion fee, to the extent paid, will be credited against the success fee). Scottish Holdings has also agreed to reimburse Putnam Lovell, upon request by Putnam Lovell from time to time, for all out-of-pocket expenses, including the reasonable fees and expenses of counsel incurred by Putnam Lovell in connection with its engagement. In addition, Scottish Holdings has agreed to indemnify Putnam Lovell against certain liabilities and expenses arising out of the engagement and matters in connection therewith.

          Putnam Lovell and Scottish Holdings negotiated the terms of the fee arrangement, and the Scottish Holdings Board of Directors was aware of this arrangement, including the fact that a significant portion of the aggregate fee payable to Putnam Lovell is contingent upon consummation of the transaction. Putnam Lovell believes that the terms of this fee arrangement are customary in transactions of this nature.

          As part of its investment banking business, Putnam Lovell is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Putnam Lovell may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or for the accounts of customers, in equity of Scottish Holdings. Putnam Lovell is currently engaged by Scottish Holdings with respect to matters unrelated to the transaction.

No Appraisal Rights

          Holders of our ordinary shares are not entitled to dissenters’ rights, preemptive rights or appraisal rights in connection with the transactions contemplated by the Share Purchase Agreement and the related transactions, adoption of the amendments to the Memorandum of Association, adoption of the amendments to the Articles of Association and adoption of the 2001 Stock Option Plan.

Accounting Treatment of the Transaction

          The acquisition of World-Wide Holdings will be accounted for by Scottish Holdings under the “purchase method” of accounting in accordance with US GAAP. Therefore, the aggregate consideration paid by Scottish Holdings in the acquisition of World-Wide Holdings, together with the direct cost of acquisition, will be allocated to the assets and liabilities of World-Wide Holdings based on their fair market values, with any excess being treated as goodwill.

Important U.S. Federal Income Tax Consequences

          The following summary discusses certain important U.S. federal income tax consequences of the transaction. The summary is based upon the Code, applicable Treasury regulations and administrative rulings and judicial authority as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of the discussion. The discussion assumes the holders of shares of Scottish Holdings ordinary shares hold such shares as capital assets. Further, the discussion does not address the tax consequences of the transaction that may be relevant to a particular shareholder subject to special treatment under certain federal income tax laws, such as dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, non-U.S. persons, tax-exempt organizations, stockholders who acquired shares of Scottish Holdings ordinary shares through the exercise of options, grants of performance shares under any equity-based compensation plan, or holders that hold Scottish Holdings ordinary shares as part of a straddle or conversion transaction. This discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction.

          Tax-free Reorganization.  It is intended that the transaction will qualify as a tax-free reorganization under section 368 of the Code. Pacific Life’s obligation to consummate the closing is subject to receiving an opinion from its counsel, Gibson, Dunn & Crutcher LLP, that the transaction will qualify as a reorganization under section 368(a)(1)(C) of the Code. This closing condition can be waived by Pacific Life. See “The Share Purchase Agreement—Conditions to Pacific Life’s Obligations” on page 43. Scottish Holdings has agreed to take certain actions after the closing date in order to ensure that the transaction will qualify as a “reorganization.” See “The Share Purchase Agreement—Covenants Relating to the Conduct of Business Before the Closing Date, Additional Covenants” on page 40.

          Consequences to Scottish Holdings.  No gain or loss will be recognized by Scottish Holdings on the issuance of Scottish Holdings ordinary shares or cash in exchange for the shares of World-Wide Holdings in the transaction.

          Consequences to Shareholders of Scottish Holdings. The shareholders of Scottish Holdings will not recognize a gain or loss as a result of the transaction, nor will the transaction result in any change in their share ownership, except to the extent the issuance of Scottish Holdings ordinary shares to Pacific Life may cause a dilution in their shareholdings. The percentage ownership of the existing shareholders of Scottish Holdings will, however, be reduced as a result of the issuance of Scottish Holdings ordinary shares to Pacific Life.

Other U.S. Federal Income Tax Considerations—Controlled Foreign Corporation Rules

          Controlled Foreign Corporations. A foreign corporation is considered to be a controlled foreign corporation for U.S. federal income tax purposes if certain U.S. 10% Shareholders own, directly or indirectly, more than 50% (more than 25% if the foreign corporation is an insurance company) of the total combined voting stock or value of the stock of such foreign corporation. A U.S. person (generally, a person that is a U.S. citizens or resident, a domestic corporation or partnership, or certain estates or trusts) is a “U.S. 10% Shareholder” if such person owns, directly or indirectly, 10% or more of the voting stock of a foreign corporation. A U.S. 10% Shareholder of a controlled foreign corporation generally is required to include in income currently its pro rata share of the company’s subpart F income regardless of whether such income is currently distributed by the company.

          Subpart F Income. The categories of subpart F income relevant to this discussion generally include “foreign personal holding company income” such as interest, dividends, and other types of passive investment income and “insurance income,” i.e., any income that is attributable to the issuing (or reinsuring) of any insurance or annuity contract and which generally would be taxed under the insurance company provisions of the Code if such income were the income of a U.S. insurance company, other than certain income that qualifies as “exempt insurance income.”

          Related Party Insurance Income. For purposes of taking into account certain related party insurance income only, a foreign corporation will be treated as a controlled foreign corporation if any U.S. persons (not only U.S. 10% Shareholders) own, directly or indirectly, individually or in the aggregate, 25% or more of the total combined voting power or value of the stock of such foreign corporation. Related party insurance income means any insurance income attributable to policies of insurance or reinsurance with respect to which the person insured (directly or indirectly) is a U.S. person that is a shareholder of the foreign corporation or a person related to such shareholder. A person is generally related to another person if either such person controls or is controlled by such other person or such person and such other person are controlled by the same person or persons. Control for these purposes means direct or indirect stock ownership of more than 50% in value or more than 50% in voting power of the stock or equity of an entity. The special related party insurance income rules do not apply if (i) less than 20% of the voting power and less than 20% of the value of the stock of an insurance subsidiary is owned, directly or indirectly, by U.S. persons insured or reinsured (directly or indirectly) by the insurance subsidiary or any parties related to such U.S. persons, or (ii) the related party insurance income of the insurance subsidiary, determined on a gross basis, is less than 20% of the subsidiary’s gross insurance income for such taxable year.

          The Potential Effect of the Controlled Foreign Corporation Rules after the Transaction.    It is possible that certain insurance subsidiaries of Scottish Holdings could be treated as controlled foreign corporations if one or more of the shareholders of Scottish Holdings that are U.S. 10% Shareholders own, directly or indirectly, more than 25% of the voting power or the value of all of the Scottish Holdings shares for an uninterrupted period of 30 days or more during a taxable year.

          In order to prevent Scottish Holdings or any of its insurance subsidiaries from being treated as a controlled foreign corporation, the Articles of Association of Scottish Holdings currently prohibit the ownership by any person of shares that would equal or exceed 10% of any class of the issued and outstanding Scottish Holdings shares and provide a “voting cutback” that would, in certain circumstances, reduce the voting power with respect to Scottish Holdings shares so that no person would be considered a U.S. 10% Shareholder. In connection with the transaction, the shareholders are being asked to approve an amendment to the Articles of Association in order to allow Pacific Life and certain of its affiliates to own voting shares of Scottish Holdings equal to no more than 24.9%, in the aggregate. The amendment will also revise the voting cutback provision so that Pacific Life will never hold more than 24.9% of the total voting power of all of the Scottish Holdings shares. See “Amendments to the Articles of Association—Amendment to the Articles of Association” on page 49.

          Pacific Life will, as a result of the transactions contemplated by the Share Purchase Agreement, become a U.S. 10% Shareholder with respect to Scottish Holdings and certain of its insurance subsidiaries, but will not own more than 24.9%, directly or indirectly, of the voting power or value of such corporations. Accordingly, neither Scottish Holdings nor any of its insurance subsidiaries should be treated as a controlled foreign corporation. Although it is believed that the provisions of the Articles of Association limiting any person’s voting power will be effective to prevent any person, other than Pacific Life, from becoming a U.S. 10% Shareholder and will prevent Pacific Life and its affiliates from holding more than 24.9%, in the aggregate, of the voting power of all of the Scottish Holdings shares, provisions of this nature have not been passed on by the IRS, or by any court. Accordingly, there can be no assurance that if any other U.S. person were to become a U.S. 10% Shareholder in the future that the share ownership of such person, together with that of Pacific Life, would not cause Scottish Holdings and certain of its insurance subsidiaries to be treated as controlled foreign corporations.

          At present, we believe that there are no shareholders of Scottish Holdings (or persons related thereto) who are U.S. persons and who are insured or reinsured with an insurance subsidiary of Scottish Holdings who own, directly or indirectly, 20% or more of the voting power and value of the shares of Scottish Holdings or any insurance subsidiary. Accordingly, the special related party insurance income rules should not apply. Pacific Life is not currently insured or reinsured by any of the present insurance subsidiaries of Scottish Holdings, and thus the transaction contemplated by the Share Purchase Agreement should not, in itself, result in the related party insurance income rules to become applicable. After the transaction is consummated, however, Pacific Life will indirectly own more than 20% of World-Wide Reassurance, with which Pacific Life is currently reinsured. After the closing date, however, it is not anticipated that any insurance subsidiary of Scottish Holdings, including World-Wide Reassurance, will derive 20% or more of its gross insurance income from related parties. It is therefore anticipated that no insurance subsidiary of Scottish Holdings will be considered a controlled foreign corporation for purposes of the related party insurance income rules.

          The preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the transaction. The shareholders of Scottish Holdings are urged to consult their own tax advisors as to the specific tax consequences to them of the transaction, including the effect of any increase in the percentage of voting power of Scottish Holdings held by such shareholders after the closing date, the applicability and effect of federal, state, and other applicable tax laws and the effect of any proposed changes in the tax laws.

Interests of Directors and Officers in the Transaction

          The directors and officers of Scottish Holdings will be eligible to participate in the 2001 Stock Option Plan. Our directors and officers currently participate in existing stock option plans, and the 2001 Stock Option Plan is not intended to increase their level of compensation.

Regulatory Approvals Required to Complete the Transaction

          Certain United Kingdom, U.S. federal and state regulatory approvals must be obtained before we can complete the transaction. Although we can not give any assurances as to if and when any of the consents or approvals required for the transaction will be obtained or the conditions that may be contained therein, we currently expect that the necessary approvals can be obtained by the end of 2001.

          Antitrust Filings.  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder by the Federal Trade Commission, the transaction contemplated by the Share Purchase Agreement may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and specified waiting period requirements have been satisfied. Scottish Holdings and Pacific Life each filed notification and report forms under the HSR Act with the Federal Trade Commission and the Antitrust Division on August 27, 2001. On September 4, 2001, Scottish Holdings and Pacific Life were informed that the waiting period under the HSR Act had been terminated. In addition, each state in which any subsidiary of Scottish Holdings or Pacific Life or any of their subsidiaries operates may also seek to review the transaction to determine whether the proposed ownership by Pacific Life of an indirect interest in Scottish Re could have an anti-competitive effect in such state. It is possible that some of these authorities may seek to challenge the proposed transaction.

          The businesses of Scottish Holdings and World-Wide Holdings involve transactions in numerous jurisdictions outside of the United States, and, as a result, implementation of the Share Purchase Agreement may be subject to antitrust laws in such jurisdictions. Scottish Holdings is continuing to evaluate whether or not it is legally required, or it is otherwise appropriate, to make any such filings in any other jurisdiction. In addition, the Office of Fair Trading in the United Kingdom has authority to review the transaction to determine whether the acquisition of World-Wide Holdings by Scottish Holdings would have an anti-competitive effect in the U.K. and to make recommendations as to what action may be taken under the United Kingdom’s competition laws.

          U.K. Approvals.  Scottish Holdings is required to file certain applications and notice with the Financial Services Authority in the United Kingdom in relation to the change of control of World-Wide Reassurance that will take place at the closing of the transaction. On October 24, 2001, Scottish Holding received notification from the Financial Services Authority in the United Kingdom that it had no objection to Scottish Holdings becoming a controller of World-Wide Reassurance. In addition, World-Wide Holdings is required to notify the Financial Services Authority of the dividend to be declared by World-Wide Holdings to be paid to Pacific Life prior to the closing and World-Wide Reassurance is required to notify the Financial Services Authority of the dividend to be declared by World-Wide Reassurance to be paid to World-Wide Holdings prior to the closing.

          State Insurance Regulatory Approval.  State insurance holding company laws and regulations applicable to Scottish Re and Pacific Life provide that no person may acquire direct or indirect control (which is presumed to exist if a person holds the power to vote, or proxies representing, 10% or more of the voting securities of an insurer) of Scottish Re unless such person has provided certain required information to, and such acquisition has been approved by, the appropriate insurance regulatory authorities. In accordance with these laws, Pacific Life has filed with the Insurance Department of the State of Delaware a request for a finding that Pacific Life will not be a “controlling party” within the meaning of such laws. Notwithstanding that filing Pacific Life also filed an application on Form A on September 26, 2001, for approval of the acquisition of the Scottish Holdings ordinary shares with the Insurance Department of the State of Delaware.

          Other.  In addition to the foregoing, Scottish Holdings and Pacific Life may be required to obtain regulatory approvals, file notices or make certain other filings in other jurisdictions in which one or the other maintains an office, conducts business or has customers. At the time of this filing, Scottish Holdings and Pacific Life do not expect any such other approvals, notices or other filings to be material in connection with the transaction.

          Status of Regulatory Approvals and Other Information.  Scottish Holdings and Pacific Life have filed (or will promptly file) all applications and notices and have taken (or will promptly take) other appropriate action with respect to any approvals or other action of any governmental authority that Scottish Holdings and Pacific Life deems necessary. The Share Purchase Agreement provides that receipt of all regulatory approvals and consents of governmental authorities required to permit the consummation of the transaction is a condition to the obligations of the companies to consummate the transaction. There can be no assurance that any governmental authority will approve or take any other required action with respect to the transaction, and, if approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not impose conditions that would reasonably be expected to result in a material adverse effect, which would cause certain closing conditions not to be satisfied, or that no action will be brought challenging such approvals or action. Although Scottish Holdings and Pacific Life are not aware of any governmental approvals or actions that may be required for consummation of the transaction other than as described above, should any other approval or action be required, Scottish Holdings and Pacific Life currently contemplate that such approval or action would be sought. Neither Scottish Holdings nor Pacific Life expects the consummation of the transaction to be delayed by any such approval or action. The obligations of Scottish Holdings and Pacific Life to consummate the transaction are further subject to the condition that there be no preliminary or permanent injunction or law or other order by any court of competent jurisdiction or other governmental authority prohibiting the consummation of the transaction.

THE SHARE PURCHASE AGREEMENT

          The description of the Share Purchase Agreement set forth below highlights certain important terms of the Share Purchase Agreement, a copy of which is attached to this proxy statement as Annex A. This description does not purport to be complete and it may not include all the information that interests you. We urge you to read the Share Purchase Agreement carefully and in its entirety.

General

          Scottish Holdings will purchase all of the issued and outstanding shares of World-Wide Holdings, the parent of World-Wide Reassurance, for Scottish Holdings ordinary shares worth approximately US $78 million. As a result of this transaction, both World-Wide Holdings and World-Wide Reassurance will become subsidiaries of Scottish Holdings. It is expected that this transaction will close before the end of this year.

Determination of Consideration for the Shares in World-Wide Holdings

          Scottish Holdings will purchase World-Wide Holdings from Pacific Life for approximately US $78 million. The consideration will be comprised of Scottish Holdings ordinary shares, unless the number of shares with a value equal to approximately US $78 million would represent greater than 24.9% of the Scottish Holdings ordinary shares. Under those circumstances, Pacific Life will receive Scottish Holdings ordinary shares and cash determined as described below. In order to determine the number of shares Pacific Life will receive, we will divide (1) US $78 million (adjusted upward in an amount determined in accordance with the formula described below relating to the dividend to be paid to Pacific Life) by (2) the Average Final Price of our shares. The Average Final Price will be the average of the closing trading prices of our shares on the NASDAQ National Market, as reported in The Wall Street Journal, Eastern Edition (or such other sources as the parties shall agree in writing), for the 20 consecutive trading days ending on the fifth business day immediately preceding the closing date.

          This transaction involves what is known as a “collar.” This means that if the Average Final Price, as determined above, exceeds US $21.00, the average final price for purposes of the Share Purchase Agreement will be set at US $21.00. Conversely, if the Average Final Price were less than US $13.00, the average final price for purposes of the Share Purchase Agreement will be set at US $13.00. The use of a collar is customary in transactions similar to ours, and is intended to protect the parties from extreme shifts in share price. In addition, should the Average Final Price exceed US $21.00, we would be able to choose whether or not to proceed with this transaction, which is known as a “walk away right.” Similarly, Pacific Life would have a walk away right if the actual average final price were less than US $13.00.

          It is possible, under certain circumstances, that the total value of the shares we need to issue to Pacific Life may be less than US $78 million. This would occur if the share price of Scottish Holdings ordinary shares decreased to the point that Pacific Life would receive more than 24.9% of our issued and outstanding voting shares. If this were to happen, Pacific Life would receive the number of shares necessary so it would own exactly 24.9% of our issued and outstanding voting shares. We would then compensate Pacific Life with a cash payment in the amount of the difference between the value of the number of shares Pacific Life received, based on the Average Final Price, and the value of the shares Pacific Life otherwise would have received.

          Under certain conditions, the total value of the consideration we are required to pay Pacific Life may be more or less than US $78 million. One factor that may influence the consideration is the amount of the dividend World-Wide Holdings pays to Pacific Life prior to the closing. It is currently expected that such dividend, together with investment reserve release taxes payable as a result of such dividend, will be the British pound equivalent of US $13 million. If the dividend, together with investment reserve release taxes payable as a result of such dividend is less than US $13 million, the US $78 million will be increased based upon the following formula, and will be paid in Scottish Holdings ordinary shares subject to the 24.9% cap:

.59 X (US $13 million–(amount of dividend + amount of taxes payable as a result of a release of investment reserves by World-Wide Reassurance in connection with World-Wide Reassurance’s payment of a dividend to World-Wide Holdings)).

Representations and Warranties of Scottish Holdings and Pacific Life

          In the Share Purchase Agreement, each of Scottish Holdings and Pacific Life makes representations and warranties about itself and its business in favor of the other party. Pacific Life also makes representations and warranties about World-Wide Holdings and World-Wide Reassurance. These representations and warranties relate to such matters as:

—	the existence and good standing of the parties, the subsidiaries of Scottish Holdings, World-Wide Holdings, World-Wide Reassurance and similar corporate matters;

—	the capital structures of Scottish Holdings, World-Wide Holdings and World-Wide Reassurance;

—	authorization, execution, delivery, performance and enforceability of the Share Purchase Agreement and related matters;

—	absence of breach or conflict and compliance with applicable laws, regulations, organizational documents, agreements and other existing obligations;

—	absence of certain changes or events;

—	regulatory approvals, licenses and permits;

—	the contracts affecting Scottish Holdings, World-Wide Holdings and World-Wide Reassurance;

—	reports and financial statements of Scottish Holdings filed with the SEC and the accuracy of the information contained therein;

—	reports, financial statements and annual returns of the parties and the accuracy of the information contained therein;

—	absence of certain adverse changes and the non-occurrence of certain events;

—
the vote required for the holders of Scottish Holdings ordinary shares to adopt the Share Purchase Agreement, the amendments to the Memorandum and Articles of Association and the 2001 Stock Option Plan;

—	brokers’ and finders’ fees incurred in connection with the transaction;

—	tax matters;

—	assets;

—	pensions and other employee benefit plans;

—	litigation;

—	liabilities and reserves;

—	environmental compliance and liability;

—	intellectual property;

—	directors, officers and employees;

—	with respect to World-Wide Holdings and World-Wide Reassurance, bank and brokerage accounts and powers of attorney;

—	derivatives;

—	delivery of documents;

—	takeover statutes;

—	investment advisory and investment company matters;

—	insurance; and

—	money laundering.

Covenants Relating to the Conduct of Business Before the Closing Date

          Ordinary Course of Business.    In the Share Purchase Agreement, each of Scottish Holdings and Pacific Life has agreed that, pending the completion of the transaction, World-Wide Holdings and World-Wide Reassurance and Scottish Holdings and its subsidiaries will carry on their businesses in the usual, regular and ordinary course consistent with past practice.

          Covenants of Scottish Holdings.    Under the Share Purchase Agreement, during the period from August 6, 2001, until the closing date, Scottish Holdings has agreed as to itself and its subsidiaries that, except as contemplated or permitted by the Share Purchase Agreement or as required by a governmental entity or by applicable law, rule or regulation, or to the extent that Pacific Life consents in writing, Scottish Holdings and each of its subsidiaries will be subject to customary restrictions for the conduct of its business as to, among other things:

—	investment policies;

—	issuance of securities;

—	organizational documents;

—	dividends and distributions;

—	acquisitions;

—	dispositions of assets;

—	litigation;

—	payments to affiliates;

—	actions that would reasonably be expected to result in the breach of a representation or warranty or a closing conditions not being satisfied;

—	accounting matters;

—	judgments and permits;

—	maintenance of material assets;

—	material contracts; and

—	maintenance of business organization, services of senior management and relationships with agents, policyholders, customers and suppliers.

          Covenants of Pacific Life. Under the Share Purchase Agreement, during the period from August 6, 2001, until the closing date, Pacific Life has agreed as to World-Wide Holdings and World-Wide Reassurance that, except as contemplated or permitted by the Share Purchase Agreement or as required by a governmental entity or by applicable law, rule or regulation, or to the extent that Scottish Holdings consents in writing, World-Wide

Holdings and World-Wide Reassurance will be subject to customary restrictions for the conduct of its business as to, among other things:

—	incurrence of indebtedness;

—	liens;

—	investment policies;

—	salary increases;

—	issuance of securities;

—	organizational documents;

—	dividends and distributions;

—	acquisitions;

—	dispositions of assets;

—	capital expenditures;

—	cancellation of debts;

—	litigation;

—	capital gains;

—	investments in real property, stocks and bonds;

—	payments to affiliates;

—	actions that would reasonably be expected to result in the breach of a representation or warranty or a closing condition not being satisfied;

—	maintenance of insurance coverage;

—	accounting matters;

—	judgments and permits;

—	maintenance of material assets;

—	material contracts; and

—	maintenance of business organization, services of senior management and relationships with agents, policyholders, customers and suppliers.

          Additional Covenants. Scottish Holdings and Pacific Life have also agreed to several other covenants for the conduct of their actions prior to the closing date. Among these are, subject to applicable laws and regulations:

—	giving notice to the other party regarding significant events and material adverse changes;

—	cooperating on tax matters and the taking of certain steps to allow for favorable tax treatment;

—	providing access to certain information;

—	Pacific Life not soliciting inquiries or proposals relating to acquisitions of substantial portions of the securities or assets of World-Wide Holdings or World-Wide Reassurance;

—	promptly submitting all required regulatory filings;

—	maintaining confidentiality;

—	Scottish Holdings filing a proxy statement with the SEC;

—
calling an Extraordinary General Meeting of shareholders of Scottish Holdings to vote upon the Share Purchase Agreement, the amendments to the Memorandum of Association and the Articles of Association and approval of the 2001 Stock Option Plan; and

—	World-Wide Holdings and World-Wide Reassurance implementing disaster recovery plans relating to their business and operations.

Indemnification

          In the Share Purchase Agreement, each of Scottish Holdings and Pacific Life has agreed to indemnify the other, generally for a two-year period following closing, from any damage or expense (with certain exceptions and limitations) that may arise out of a breach of the representations, warranties, covenants and agreements of the Share Purchase Agreement. These indemnification obligations of Scottish Holdings and Pacific Life are subject to certain adjustments relating to (1) the amount of taxes payable by each as a result of the incurrence of any damage and/or the receipt of any indemnification payment, and (2) any amount recovered by each from any insurer or third party liable for such damage.

          Pacific Life’s obligations to indemnify Scottish Holdings for breaches related to taxes are covered in a separate document known as the Tax Deed of Covenant, which is attached as Exhibit C to the Share Purchase Agreement. Pacific Life’s liability for taxes incurred or arising before closing will be determined solely pursuant to the provisions of the Tax Deed of Covenant. To the extent, however, that Pacific Life has made representations and warranties pertaining to tax matters not covered by the Tax Deed of Covenant, the indemnification obligations under the Share Purchase Agreement shall apply.

          In addition, Scottish Holdings and Pacific Life are only entitled to indemnification when the aggregate of any damage (including any damage arising from breaches related to taxes both in the Share Purchase Agreement and the Tax Deed of Covenant) exceeds US $1 million and then only to the extent of any such excess. The maximum amount that either Scottish Holdings or Pacific Life is obligated to indemnify the other for under the Share Purchase Agreement and the Tax Deed of Covenant is US $42.5 million.

Directors’ and Officers’ Indemnification and Insurance

          With certain limitations and restrictions, the Share Purchase Agreement provides that, for a period of three years following the closing date, Scottish Holdings will indemnify and hold harmless, to the fullest extent permitted under applicable law, each present or former officer or director of World-Wide Reassurance and World-Wide Holdings against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys’ fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the officer or director is or was an officer or director of World-Wide Reassurance or World-Wide Holdings or (ii) matters existing or occurring at or prior to the closing date, whether asserted or claimed prior to, at or after the closing date.

          The persons who receive this indemnification may not settle any claim without the prior approval of Scottish Holdings.

          In addition, for so long as Pacific Life is entitled to nominate members to the Scottish Holdings Board of Directors pursuant to the Stockholder Agreement, Scottish Holdings will maintain directors and officers insurance in amounts and on terms reasonably satisfactory to Pacific Life.

          Subject to certain limitations, for three years after the closing date, Pacific Life will provide tail insurance coverage for all present and former directors and officers of World-Wide Holdings and World-Wide Reassurance covering claims made after the closing date in respect of acts or omissions occurring prior to the closing date, with a coverage limit of US $5 million in the aggregate.

Additional Agreements

          Reasonable Efforts.  Pacific Life, on its own behalf, and Scottish Holdings, on its behalf and on behalf of its subsidiaries, have agreed that, subject to the terms and conditions of the Share Purchase Agreement, they will use their reasonable efforts to take all actions and do all things necessary, proper or advisable under applicable laws and regulations to consummate the transaction, including the obtaining of regulatory approvals.

          The Scottish Holdings Board of Directors.  The Scottish Holdings Board of Directors will increase the size of the Board of Directors by two and will nominate as directors, following the closing date, two persons designated by Pacific Life.

          Non-Competition.  Pacific Life, for a period of one year from the closing date and subject to certain limitations, will not hire the senior management of World-Wide Holdings or compete with World-Wide Reassurance outside of the United States.

          Public Announcements.  Scottish Holdings and Pacific Life will consult with each other before making any public announcements.

          Pensions.  Pacific life has agreed to indemnify Scottish Holdings for shortfalls in the funding of World-Wide Reassurance’s pension scheme in excess of GBP £930,000.

          Company Register of Members.  Pacific Life has agreed to cause World-Wide Reassurance to take, at the reasonable expense of Pacific Life, all actions reasonably necessary to rectify to the reasonable satisfaction of Scottish Holdings any error that appears on World-Wide Reassurance’s register of members as of the date of the Share Purchase Agreement.

Conditions to the Transaction

          The respective obligations of Scottish Holdings and Pacific Life to consummate the closing of the transaction is subject to the satisfaction on or prior to the closing date of each of the following conditions:

          Shareholder Approval.  The shareholders of Scottish Holdings shall have duly approved (1) the amendments to the Memorandum and Articles of Association, (2) the transactions contemplated by the Share Purchase Agreement and the related transactions, and (3) the adoption of the 2001 Stock Option Plan in form reasonably satisfactory to Pacific Life.

          Litigation.  The consummation of the closing shall not be prohibited or restrained by any order, injunction, decree or judgment.

          Employment Agreements.  Scottish Holdings shall have entered into employment agreements with certain key employees of World-Wide Holdings in forms mutually agreed to by Pacific Life and Scottish Holdings.

          Charter Amendment.  The amendments to the Memorandum of Association and Articles of Association of Scottish Holdings shall have been filed by Scottish Holdings with the appropriate Cayman Islands Governmental Authority and shall have become effective under Cayman Islands law.

Conditions to the Obligations of Scottish Holdings

          The obligations of Scottish Holdings to consummate the closing is subject to the satisfaction in full, prior to or at the closing, of each of the following conditions precedent (any one or more of which may be waived by Scottish Holdings):

          Pacific Life’s Deliveries.  Pacific Life must deliver to Scottish Holdings each of the items required to be delivered by it under the Share Purchase Agreement, including executed originals of the Registration Rights

Agreement, Stockholder Agreement, a Tax Deed of Covenant, various closing certificates and the shares representing its ownership of World-Wide Holdings.

          Governmental Consents and Approvals.  Subject to certain limitations, all consents, authorizations, “no objection” notices, orders and approvals of (or filings or regulations with) any governmental authority required in connection with the execution, delivery and performance of the Share Purchase Agreement and related transactions shall have been obtained and shall be in full force and effect and all statutory waiting periods have expired.

          Third Party Consents and Approvals.  All authorizations, consents waivers and approvals from Persons to contracts or any agreement to which World-Wide Holdings or World-Wide Reassurance is a party or by which either of them is bound, as may be required to be obtained by them in connection with the performance of the Share Purchase Agreement and related transactions, shall have been obtained.

          Representations and Warranties.  Subject to certain limitations, all representations and warranties of Pacific Life shall be true and correct.

          Compliance with Agreements and Conditions.  Pacific Life shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by the Share Purchase Agreement to be performed or complied with by it at or before the closing date.

          Pacific Life’s Certificate.  Pacific Life shall have delivered to Scottish Holdings and its subsidiaries a certificate to the effect that Pacific Life’s conditions precedent have been satisfied.

          Material Adverse Effect.  No change, event, condition (financial or otherwise), or state of circumstances or facts with respect to World-Wide Holdings or World-Wide Reassurance shall have occurred that would reasonably be expected to have a material adverse effect.

Conditions to Pacific Life’s Obligations

          Pacific Life’s obligations to consummate the closing is subject to the satisfaction in full, prior to or at the closing, of each of the following conditions precedent (any one or more of which may be waived by Pacific Life):

          Deliveries of Scottish Holdings.  Scottish Holdings must deliver to Pacific Life each of the items required to be delivered by it under the Share Purchase Agreement, including executed originals of the Registration Rights Agreement, Stockholder Agreement, a Tax Deed of Covenant, various closing certificates and the share consideration with an approximate value of US $78 million.

          Governmental Consents and Approvals.  Subject to certain limitations, all consents, authorizations, “no objection” notices, orders and approvals of (or filings or regulations with) any governmental authority required in connection with the execution, delivery and performance of the Share Purchase Agreement and related transactions shall have been obtained and shall be in full force and effect and all statutory waiting periods have expired.

          Third Party Consents and Approvals.  All authorizations, consents waivers and approvals from Persons to contracts or any agreement to which Scottish Holdings or any of its subsidiaries is a party or by which either of them is bound, as may be required to be obtained by them in connection with the performance of this Agreement and related transactions, the failure to obtain which would result in a Scottish Holdings Material Adverse Effect or would prevent the consummation of the transactions contemplated hereby, shall be obtained.

          Representations and Warranties.  Subject to certain limitations, all representations and warranties of Scottish Holdings and its subsidiaries shall be true and correct.

          Compliance with Agreements and Conditions.  Scottish Holdings and its subsidiaries shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by the Share Purchase Agreement to be performed or complied with by it at or before the closing date.

          Certificate of Scottish Holdings.  Scottish Holdings shall have delivered to Pacific Life a certificate to the effect that the conditions precedent of Scottish Holdings have been satisfied.

          Material Adverse Effect.  No change, event, condition (financial or otherwise), or state of circumstances or facts with respect to Scottish Holdings or its subsidiaries shall have occurred that would reasonably be expected to have a material adverse effect.

          Certain Agreements with Executives.  Messrs. Michael French and Scott Willkomm shall have entered into agreements with Pacific Life with respect to their respective ownership of the Scottish Holdings ordinary shares in forms acceptable to Pacific Life.

          Stock Option Grant.  Scottish Holdings shall have granted stock options to World-Wide Holdings employees in form and amounts acceptable to Pacific Life.

          Opinion of Tax Counsel.   Pacific Life shall have received an opinion of counsel from Gibson, Dunn & Crutcher LLP stating that the transaction qualifies as a tax–free reorganization.

          Dividends.  World-Wide Reassurance shall have paid the dividend to World-Wide Holdings contemplated by the Share Purchase Agreement, and World-Wide Holdings has paid the dividend to Pacific Life contemplated by the Share Purchase Agreement.

          Letter Agreements Relating to Employment Agreements.  Scottish Holdings shall have delivered to Pacific Life copies of letter agreements executed by each of the Chief Executive Officer, Chief Operating Officer, the Executive Vice Presidents and the Senior Vice Presidents of Scottish Holdings with respect to such executives’ employment agreements with Scottish Holdings.

          Letter Agreements Relating to the Options of Executives of Scottish Holdings.  Scottish Holdings shall have delivered to Pacific Life copies of letter agreements executed by each of the Chief Executive Officer, Chief Operating Officer, the Executive Vice Presidents and the Senior Vice Presidents of Scottish Holdings with respect to such executives’ options to purchase Scottish Holdings ordinary shares in forms mutually agreed to by Pacific Life and Scottish Holdings.

          Directors and Officers Insurance.  Scottish Holdings shall have in effect directors and officers insurance in an amount and on terms reasonably satisfactory to Pacific Life.

Termination

          Scottish Holdings and Pacific Life each have the right to terminate the Share Purchase Agreement under the following circumstances:

—	by mutual written consent;

—	if the transaction has not been completed by March 31, 2002, so long as the delay has not been caused by an intentional breach of the Share Purchase Agreement by the party seeking termination;

—
if a condition to either party’s obligations cannot be fulfilled, so long as such inability to fulfill a condition has not been caused by an intentional failure of the party seeking termination to fulfill any other of its obligations under the Share Purchase Agreement;

—
if the shareholders of Scottish Holdings do not adopt the Share Purchase Agreement and related transactions and the amendments to the Memorandum and Articles of Association at their duly held Extraordinary Meeting of shareholders; and

—	if any governmental entity has issued an order, decree or ruling or has taken any other action permanently restraining, enjoining or otherwise prohibiting the transaction;

          In addition, Scottish Holdings has the right to terminate the Share Purchase Agreement under the following circumstances:

—
if there has been a material breach by Pacific Life of any representation, warranty, covenant or agreement set forth in the Share Purchase Agreement, and such breach, if capable of being cured, has not been corrected or cured to the reasonable satisfaction of Scottish Holdings within twenty (20) business days after Scottish Holdings has provided written notice thereof to Pacific Life; and

—	if the Average Final Price is greater than US $21.00.

          In addition, Pacific Life has the right to terminate the Share Purchase Agreement under the following circumstances:

—
if there has been a material breach by Scottish Holdings of any representation, warranty, covenant or agreement set forth in the Share Purchase Agreement, and such breach, if capable of being cured, has not been corrected or cured to the reasonable satisfaction of Pacific Life within twenty (20) business days after Pacific Life has provided written notice thereof to Scottish Holdings;

—
if the Scottish Holdings Board of Directors, in the course of exercising its fiduciary duties or otherwise, chooses not to recommend to the shareholders of Scottish Holdings approval of the amendments to the Memorandum and Articles of Association or of the consummation of the transactions contemplated in the Share Purchase Agreement or withdraws its recommendation with respect thereto;

—	if the Average Final Price is less than US $13.00; and

—
if (i) the sum of (A) the cash consideration to be paid Pacific Life, if applicable plus (B) the amount of all liabilities of World-Wide Holdings immediately prior to the closing date would exceed (ii) 20% of the value of the aggregate consideration payable by Scottish Holdings to Pacific Life hereunder, inclusive of the value of the share consideration and any cash consideration.

          Effect of Termination.    If the Share Purchase Agreement is terminated, there will be no liability or obligation on the part of Scottish Holdings or Pacific Life or any of their officers or directors, except as otherwise provided in the Share Purchase Agreement.

Amendment and Waiver

          Amendment.    The Share Purchase Agreement may be amended by Scottish Holdings and Pacific Life at any time before or after the shareholders of Scottish Holdings adopt the Share Purchase Agreement.

          Extension; Waiver.    At any time prior to the closing date, the parties may:

—	extend the time for the performance of any of the obligations or other acts of the other parties;

—	waive any inaccuracies in the representations and warranties of the other parties; and

—	waive compliance with any of the agreements or conditions contained in the Share Purchase Agreement.

          The delay of any party to the Share Purchase Agreement in asserting any of its rights under the Share Purchase Agreement will not constitute a waiver of those rights.

Material Terms of the Stockholder Agreement

          The following is a summary of the material terms of the Stockholder Agreement to be entered into by and between Scottish Holdings and Pacific Life. The form of the Stockholder Agreement has been attached as Exhibit B to the Share Purchase Agreement, which is included as Annex A to this proxy statement.

General

          In connection with the closing of the transactions contemplated by the Share Purchase Agreement, Scottish Holdings will enter into a Stockholder Agreement with Pacific Life relating to certain corporate governance matters, standstill provisions and other related matters.

Corporate Governance

          In connection with the transaction, Scottish Holdings will restructure the Scottish Holdings Board of Directors so that it will be increased to nine directors. For such period that Pacific Life beneficially owns at least 15% of the issued and outstanding Scottish Holdings ordinary shares, it will be entitled to nominate at least 20% of the members of Scottish Holdings Board of Directors, and at least one director nominated by Pacific Life will serve on the Audit and Finance and Investment Committees of the Scottish Holdings Board of Directors and, if in existence, the Compensation Committee of the Scottish Holdings Board of Directors. For such period that Pacific Life beneficially owns at least 10% of the issued and outstanding Scottish Holdings ordinary shares, it will be entitled to nominate at least one board member.

Standstill Provisions

          Until the second anniversary of the closing, Pacific Life will not attempt to influence the Scottish Holdings Board of Directors or the management of Scottish Holdings other than through nomination of directors to the Scottish Holdings Board of Directors pursuant to the Stockholder Agreement, and Pacific Life will not enter into any agreement or group attempting to do so.

Restriction on Purchases of Scottish Holdings Ordinary Shares

          Pacific Life and its subsidiaries and parents will not acquire more than 24.9% of the issued and outstanding Scottish Holdings ordinary shares.

Change of Control

          If Pacific Life or related entities to which the Scottish Holdings ordinary shares are transferred undergo a change of control, Scottish Holdings has the right to buy back its ordinary shares at the greater of the then current market price or a formula price taking into account the earnings multiple applied by the person acquiring control of Pacific Life or its related entity.

Registration Rights Agreement

          Pursuant to a Registration Rights Agreement to be entered into between Scottish Holdings and Pacific Life, Pacific Life may request up to three demand registrations of its Scottish Holdings ordinary shares, but no more than one per 12-month period. Pacific Life will also have the right to demand unlimited registrations using form S-3, and may request to be included in any share registration carried out by Scottish Holdings. The form of the Registration Rights Agreement has been attached as Exhibit A to the Share Purchase Agreement, which is included as Annex A to this proxy statement.

Dividends

          Scottish Holdings does not believe that this transaction will affect its dividend policy. No assurance can be given, however, that its dividend policy will be in effect or will remain unchanged, and Scottish Holdings reserves the right to increase or decrease the dividend on its ordinary shares as may be required by law or contract or as may be determined by the Scottish Holdings Board of Directors, in its discretion, as advisable.

Vote Required

          Approval of the adoption of the Share Purchase Agreement requires an ordinary resolution passed by the affirmative vote of the holders of at least a majority of the Scottish Holdings ordinary shares held by shareholders present and voting in person or by proxy at the Extraordinary General Meeting. Abstentions and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote either for or against approval of the Share Purchase Agreement, and therefore will not have the effect of a vote against the approval of the Share Purchase Agreement.

Recommendation of the Scottish Holdings Board of Directors

          The Scottish Holdings Board of Directors unanimously recommends a vote “FOR” the approval of the Share Purchase Agreement and related transactions.

AMENDMENTS TO THE MEMORANDUM OF ASSOCIATION

          The following is a summary of the material terms of the amendments to the Memorandum of Association. This summary does not purport to describe all the terms of the amendments to the Memorandum of Association and is qualified by the complete amendments which are attached as Annex B to this proxy statement and incorporated by reference herein. All shareholders are urged to read the amendments to the Memorandum of Association carefully and in their entirety.

General

          In connection with the transaction, the Scottish Holdings Board of Directors has adopted a resolution to submit to a vote of its shareholders a proposal to amend its Memorandum of Association by special resolution. It is a condition to the consummation of the transaction that the shareholders of Scottish Holdings approve the amendments to the Memorandum of Association. If the transaction is completed and the amendments to the Memorandum of Association are approved, the amendments will become effective on the closing date of the transaction.

Amendment to the Memorandum of Association

          Our Memorandum of Association currently places restrictions on the types of subsidiaries we may own and the type of business we may conduct. Specifically, we may only own subsidiaries that are Cayman Islands insurance companies engaged primarily in the writing of insurance and reinsurance agreements and we may only conduct business related to such subsidiaries. In order to acquire World-Wide Holdings, which owns a British insurance company doing business around the world, we will need to remove these restrictions. For this reason, the Scottish Holdings Board of Directors has approved the form of, and recommends the adoption of, two amendments to the Memorandum of Association deleting these restrictions.

          If these amendments to our Memorandum of Association are not approved, we will not be able to acquire World-Wide Holdings.

Vote Required

          Approval of the amendments to the Memorandum of Association requires a special resolution passed by the affirmative vote of at least two-thirds (66 2/3%) of the holders of the Scottish Holdings ordinary shares present and voting in person or by proxy at the Extraordinary General Meeting, unless voting is conducted by poll. If voting is conducted by poll, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the Scottish Holdings ordinary shares present and voting in person or by proxy will be required. Abstentions and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote either for or against approval of the amendments to the Memorandum of Association, and therefore will not have the effect of a vote against the approval of these amendments.

          Scottish Holdings intends to conduct all voting at the Extraordinary General Meeting by poll.

Recommendation of the Board of Directors

          The Scottish Holdings Board of Directors has approved the form of, and recommends the adoption of, the amendments to the Memorandum of Association and recommends that the shareholders of Scottish Holdings vote “FOR” adoption of the amendments to the Memorandum of Association.

AMENDMENTS TO THE ARTICLES OF ASSOCIATION

          The following is a summary of the material terms of the Amendments to the Articles of Association. This summary does not purport to describe all the terms of the amendments to the Articles of Association and is qualified by the complete amendments which are attached as Annex C to this proxy statement and incorporated by reference herein. All shareholders are urged to read the amendments to the Articles of Association carefully and in their entirety.

General

          In connection with the transaction, the Scottish Holdings Board of Directors has adopted a resolution to submit to a vote of its shareholders a proposal to amend its Articles of Association. It is a condition to the consummation of the transaction that the shareholders of Scottish Holdings approve the amendments to the Articles of Association. If the transaction is completed and the amendments to the Articles of Association are approved, the amendments will become effective on the closing date of the transaction.

Amendment to the Articles of Association

          Our Articles of Association, which act as our by-laws, restrict our ability to issue shares in a manner that would result in any person owning or controlling 10% or more of a class of our shares. Our Articles of Association also prevent us from registering any transfers of our shares, except on the NASDAQ National Market, or redeeming or purchasing shares if the transfer, redemption or purchase would cause the number of our shares owned or controlled by any person to be 10% or higher of our issued and outstanding shares. The transaction contemplated by the Share Purchase Agreement would require the issuance of approximately 22% (but not in excess of 24.9%) of our shares to Pacific Life. Consequently, the Scottish Holdings Board of Directors has approved and recommends the adoption of amendments to our Articles of Association that accommodate (i) the issuance to Pacific Life of up to 24.9% of our shares and (ii) the transfer of our shares between Pacific Life, its parent companies Pacific Mutual Holding Company and Pacific LifeCorp, and/or any wholly-owned subsidiary of Pacific Life, provided that the number of our shares controlled by these companies in the aggregate does not exceed 24.9% of our issued and outstanding shares.

          Our Articles of Association also provide that if the number of the Scottish Holdings shares owned or controlled by any person would constitute 10% or more of the total combined voting rights in Scottish Holdings, the voting rights of each such issued share would be cut back so as to allow only a fraction of a vote, thereby preventing any person from exercising more than 10% of the voting rights in relation to the Scottish Holdings ordinary shares at any time. We have approved the form of, and recommend the adoption of, amendments allowing Pacific Life, its parent companies and its wholly owned subsidiaries to control up to 24.9% of the voting rights in Scottish Holdings.

Vote Required

          Approval of the amendments to Articles 9 and 47 of the Articles of Association requires a special resolution passed by the affirmative vote of the holders of at least two-thirds (66 2/3%) of all the Scottish Holdings ordinary shares entitled to vote. Abstentions and broker non-votes will be deemed present and entitled to vote, but will not be counted as a vote either for or against approval of the amendments to Articles 9 and 47, and therefore will have the same effect as a vote against the approval of these amendments.

          Approval of the amendments to Article 6 and Article 89 of the Articles of Association requires a special resolution passed by the affirmative vote of at least two-thirds (66 2/3%) of the holders of the Scottish Holdings ordinary shares present and voting in person or by proxy at the Extraordinary General Meeting, unless voting is conducted by poll. If voting is conducted by poll, the affirmative vote of the holders of at least two thirds (66 2/3%) of the Scottish Holdings Ordinary Shares present and voting in person or by proxy will be required. Abstentions and broker non-votes will be deemed present and entitled to vote, but will not be counted as a vote for or against approval of the amendments to Article 6 and Article 89, and therefore will not have the effect of a vote against the approval of these amendments.

          Scottish Holdings intends to conduct all voting at the Extraordinary General Meeting by poll.

Recommendation of the Board of Directors

          The Scottish Holdings Board of Directors has approved and recommends the adoption of the amendments to the Articles of Association and recommends that the shareholders of Scottish Holdings vote “FOR” adoption of the amendments to the Articles of Association.

THE 2001 STOCK OPTION PLAN

          The following is a summary of the material terms of 2001 Stock Option Plan. This summary does not purport to describe all the terms of the 2001 Stock Option Plan and is qualified by the complete plan which is attached as Annex D to this proxy statement and incorporated by reference herein. All shareholders are urged to read the 2001 Stock Option Plan carefully and in its entirety.

General

          In connection with the transaction, the Scottish Holdings Board of Directors has adopted a resolution to submit to a vote of its shareholders the 2001 Stock Option Plan. It is a condition to the consummation of the transaction that the shareholders of Scottish Holdings approve the 2001 Stock Option Plan. If the transaction is completed and the 2001 Stock Option Plan is approved, the 2001 Stock Option Plan will become effective on the closing date of the transaction.

          Scottish Holdings currently maintains the 1998 Stock Option Plan, the 1999 Stock Option Plan, and the Harbourton Employee Options (collectively, the “Plans”). The Scottish Holdings Board of Directors believes that the Plans have been worthwhile in attracting and retaining desirable employees, officers and directors. However, the Scottish Holdings Board of Directors believes that due to the increase in the number of employees in connection with the acquisition of World-Wide Holdings, an insufficient number of shares remain available under the limits of the Plans to adequately provide for future incentives.

          As a result, the Scottish Holdings Board of Directors adopted the 2001 Stock Option Plan on August 2, 2001, subject to the receipt of shareholder approval of the 2001 Stock Option Plan at the Extraordinary General Meeting.

          Even if the 2001 Stock Option Plan is approved by shareholders, the Scottish Holdings Board of Directors expects that additional options will be granted under the Plans. As of October 31, 2001, 2,731,101 ordinary shares with a weighted average exercise price of US $11.2633 remained subject to options then outstanding under the Plans and an additional 270,563 ordinary shares remained available for award purposes under the Plans. Although additional shares subject to outstanding options may become available in the future if options expire or terminate prior to exercise, those shares are not available now. As of October 31, 2001, there were 15,612,576 issued and outstanding ordinary shares.

          The 2001 Stock Option Plan authorizes the grant of stock options and the principal terms of the 2001 Stock Option Plan are summarized below. Capitalized terms used in the summary are used as defined in the 2001 Stock Option Plan.

Summary Description of the 2001 Stock Option Plan

          Purpose.  The purpose of the 2001 Stock Option Plan is to attract and retain the best available talent and encourage the highest level of performance by executive officers, employees, directors, advisors and consultants, and to provide them with incentives to put forth maximum efforts for the success of the business of Scottish Holdings, in order to serve the best interests of Scottish Holdings and its shareholders. All options granted under the 2001 Stock Option Plan are intended to be nonqualified stock options.

          Administration.  The 2001 Stock Option Plan is administered by the Scottish Holdings Board of Directors or a Stock Option Committee appointed by the Scottish Holdings Board of Directors (the appropriate acting body is referred to as the “Stock Option Committee”). The Stock Option Committee interprets and construes plan provisions and determines the number of shares that are to be subject to options, the exercise price of options, and the other terms and conditions of the options. The Stock Option Committee is also authorized to amend the terms and conditions of outstanding options and, with respect to amendments that accelerate the right to exercise an option, extend an option expiration date, waive applicable conditions or restrictions, or reduce an option exercise price, the Stock Option Committee may make such amendments without the optionee’s consent.

          Eligibility.  Persons eligible to receive options under the 2001 Stock Option Plan include directors, officers, employees, consultants and advisors of Scottish Holdings or any of its Subsidiaries. Each member of the Scottish Holdings Board of Directors who is not an officer or employee of Scottish Holdings (a “Non-Employee Director”) is eligible to receive certain automatic award grants under the 2001 Stock Option Plan, as described more fully below. Currently, there are 4 Non-Employee Directors. Approximately 60 individuals are currently eligible to participate in the 2001 Stock Option Plan, and approximately 100 individuals will be eligible to participate in the 2001 Stock Option Plan upon the effectiveness of the acquisition of World-Wide Holdings.

          Transfer Restrictions.  Except as otherwise determined by the Stock Option Committee, options may be exercised during a participant’s lifetime only by the participant, and may only be transferred by will or the laws of descent and distribution.

          Limits on Authorized Shares.  Under the 2001 Stock Option Plan, a maximum of 650,000 ordinary shares may be delivered pursuant to options. The maximum number of these shares that may be issued to any participant under the 2001 Stock Option Plan during the term of the 2001 Stock Option Plan is 406,250.

          Antidilution Adjustments.  As is customary in stock option plans of this nature, the number and kind of shares available under the 2001 Stock Option Plan and under outstanding options, as well as the exercise prices of outstanding options, are subject to adjustment in the case of certain corporate events. These events include a stock dividend, stock split, combination of shares, recapitalization or other change in capital structure, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

          No Limit on Other Plans.  The 2001 Stock Option Plan does not limit the ability of the Scottish Holdings Board of Directors or the Stock Option Committee to grant awards or authorize any other compensation under any other plan or authority.

          Stock Options.  An option is the right to purchase ordinary shares at a future date at a specified price, known as the “exercise price.” The exercise price per share will be determined by the Stock Option Committee, but it will not be less than the fair market value of an ordinary share on the date of grant. Each option granted under the 2001 Stock Option Plan will expire within 10 years after the date of grant of the option. Unless provided otherwise in an option agreement, options granted under the 2001 Stock Option Plan will become exercisable in five equal annual installments, beginning on the first anniversary of the date of grant. Option recipients must pay the full exercise price either (1) in cash or by check acceptable to Scottish Holdings or (2) by deferred payment of the exercise price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates or (3) by a combination of methods (i) or (ii). The 2001 Stock Option Plan also allows the Stock Option Committee to permit participants to defer the receipt of ordinary shares that would otherwise be issued upon exercise of options and to provide for the payment or crediting of dividend equivalents or interest on deferred amounts.

          Automatic Option Grants to Eligible Directors.  Under the 2001 Stock Option Plan, Scottish Holdings will grant options to purchase 2,000 ordinary shares to each eligible Non-Employee Director on the date of each annual general meeting. If an eligible Non-Employee Director receives an automatic option grant under any of the Plans in any given year, the total number of options automatically granted to the eligible Non-Employee Director in that year under the 2001 Stock Option Plan and the Plans may not exceed 2,000. In addition, newly elected Non-Employee Directors will be granted options to purchase 10,000 ordinary shares. Each option will have a ten-year term and the exercise price will equal 100% of the fair market value of a share on the date of grant. Each option will be immediately exercisable.

          Acceleration of Right to Exercise Option.  An option grant may specify that the grantee may exercise the options earlier upon the occurrence of a change in control of Scottish Holdings. A change in control under the 2001 Stock Option Plan generally includes a reorganization resulting in a change in ownership of at least a majority of Scottish Holdings, certain changes in a majority of the Scottish Holdings Board of Directors, certain mergers or consolidations or a sale of substantially all of the assets of Scottish Holdings to any organization in which the shareholders of Scottish Holdings will not own a majority of outstanding securities.

          Termination or Changes to the 2001 Stock Option Plan.  The Stock Option Committee may amend or terminate the 2001 Stock Option Plan at any time and in any manner. Unless required by law or deemed necessary or advisable by the Stock Option Committee, the Stock Option Committee will not seek shareholder approval for any amendment to the 2001 Stock Option Plan. No options may be granted under the 2001 Stock Option Plan after the tenth anniversary of the effective date of the 2001 Stock Option Plan. Outstanding options may be amended by the Stock Option Committee only in accordance with the terms of the 2001 Stock Option Plan.

U.S. Federal Income Tax Treatment of Options Under the 2001 Stock Option Plan

          The current U.S. federal income tax consequences of the 2001 Stock Option Plan are summarized in the following general discussion. This summary is not intended to be exhaustive and does not describe state, local, or international tax consequences. Different tax laws may apply if the recipient of an option is a resident of, or works in, a country other than the U.S.

          Generally, with respect to nonqualified stock options, the participant recognizes ordinary income of, and the employer is generally entitled to deduct, an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A non-U.S. corporation, however, is entitled to deductions only to the extent allocable to “effectively connected income” that is subject to U.S. federal income tax.

          If the right to exercise an option is accelerated under the 2001 Stock Option Plan in connection with a change in control, Scottish Holdings may not be able to deduct an amount attributable to the acceleration if it, together with other compensation received by the optionee in connection with the event, exceeds certain threshold limits under the Code. These excess payments can also trigger certain related excise taxes that are imposed on the optionee. Furthermore, while we expect that grants under the 2001 Stock Option Plan will comply with the “performance-based compensation” exception to the deduction limitation under Section 162(m) of the Code, circumstances may arise in which awards will not qualify for this exception, in which case an employer’s deduction may be limited.

Specific Benefits

          The number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2001 Stock Option Plan cannot be determined at this time because benefits or amounts, eligibility, price and certain terms are wholly within the discretion of the Stock Option Committee. Similarly, the dollar value of the benefits that will be received by or allocated to eligible persons in the future under the 2001 Stock Option Plan are not determinable because the value of such benefits depends on the number, exercise price and other terms of the options to be granted and, among other variables, the fair market value of the Scottish Holdings ordinary shares in the future.

Vote Required

          Approval of the 2001 Stock Option Plan requires an ordinary resolution passed by the affirmative vote of the holders of at least a majority of the Scottish Holdings ordinary shares present and voting in person or by proxy at the Extraordinary General Meeting. Abstentions and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote either for or against approval of the 2001 Stock Option Plan, and therefore will not have the effect of a vote against the approval of the 2001 Stock Option Plan.

Recommendation of the Board of Directors

          The Scottish Holdings Board of Directors has approved the form of the 2001 Stock Option Plan and recommends that the shareholders of Scottish Holdings vote “FOR” adoption of the 2001 Stock Option Plan.

INFORMATION ABOUT SCOTTISH HOLDINGS

General

          Scottish Annuity & Life Holdings, Ltd. is a Cayman Islands exempted company that was incorporated as a holding company in May 1998 and completed its initial public offering on November 30, 1998. Through our wholly owned subsidiaries, we provide life reinsurance to life insurance companies and issue variable insurance policies to high net worth individuals.

          We have two wholly-owned direct subsidiaries: Scottish Annuity & Life Insurance Company (Cayman) Ltd., a Cayman Islands insurance company formed by us in 1998; and The Scottish Annuity Company (Cayman) Ltd., a Cayman Islands insurance company that was incorporated in 1994 and acquired by Scottish Holdings in 1999. Scottish Annuity & Life Insurance Company (Cayman) Ltd. is rated A (strong) by Fitch and A- (excellent) by A.M. Best.

          Scottish Re (U.S.), Inc., formerly Harbourton Reassurance, Inc., is a Delaware insurance company that was acquired by Scottish Annuity & Life Insurance Company (Cayman) Ltd. in 1999. Scottish Re (U.S.), Inc. provides life reinsurance to life insurance companies. Scottish Re (U.S.), Inc. is licensed to do business in the United States by 15 states and accredited as a reinsurer in an additional 31 states. Scottish Re (U.S.), Inc. is rated A (strong) by Fitch and A- (excellent) by A.M. Best.

          In June 2000, we acquired a 50.01% holding in Scottish Crown Group (Bermuda) Ltd. As of December 31, 2000, Scottish Crown (Bermuda) Ltd. owned two Bermuda-licensed insurance companies that are engaged in the issuance of variable insurance policies to high net worth individuals. In February 2001, Scottish Holdings (U.S.), Inc., a wholly-owned subsidiary of Scottish Annuity & Life Insurance Company (Cayman) Ltd., acquired 100% of one of the Bermuda-licensed insurance companies, which it renamed as Scottish Annuity & Life International Insurance Company (Bermuda) Ltd. In July 2001 we acquired the 49.99% of Scottish Crown Group (Bermuda) Ltd. that we did not own.

          We are engaged in two businesses: life reinsurance, and the direct issuance of variable insurance policies to high net worth individuals, which we call wealth management.

Additional Information

          A detail description of the business and financial statements of Scottish Holdings and other matters related to Scottish Holdings is incorporated by reference in this proxy statement from materials filed by Scottish Holdings with the SEC, including the Scottish Holdings Annual Report on Form 10-K for the year ended December 31, 2000, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 and Current Reports on Form 8-K.

SHARE OWNERSHIP BY THE PRINCIPAL SHAREHOLDERS,
MANAGEMENT AND DIRECTORS OF SCOTTISH HOLDINGS

          The following table sets forth the beneficial ownership of our ordinary shares by all persons who beneficially own 5% or more of the Ordinary Shares, by each director and named executive officer and by all directors, director nominees and executive officers as a group as of October 31, 2001.

Name and Address of Beneficial Owners (1)	Shares of Class	Percent of Class
Michael C. French (2)(3)(4)	920,200	5.66%
Scott E. Willkomm (4)	162,906	1.03%
Oscar R. Scofield (4)	29,367	*
Thomas A. McAvity, Jr. (4)	27,600	*
Larry N. Stern (4)	27,581	*
G. William Caulfeild-Browne (4)	18,667	*
Robert M. Chmely (4)	19,900	*
Hazel R. O’Leary (4)	13,500	*
Michael Austin (4)	16,000	*
Artisan Partners, Ltd. (5)	1,365,900	8.69%
Aundyr Trust Company Limited (6)	1,484,146	9.45%
Boston Partners Asset Management, L.P. (7)	988,245	6.29%
Neuberger Berman, Inc. (8)	1,388,882	8.84%
Orbis Holdings Limited (9)	981,000	6.24%
Wellington Management Co. (10)	804,000	5.12%
All directors, director nominees and executive officers as a group (nine persons)	1,235,721	7.48%

*	Less than 1%
(1)	Except as otherwise indicated, the address for each beneficial owner is c/o Scottish Annuity & Life Holdings, Ltd., Crown House, 3rd Floor, 4 Par-la-Ville Road, Hamilton, Bermuda HM12.
(2)
Includes 227,000 Ordinary Shares and 200,000 Ordinary Shares issuable upon the exercise of Class A Warrants beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries. Includes 266,667 Ordinary Shares issuable upon the exercise of options beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries. Mr. French disclaims beneficial ownership of such Ordinary Shares.

(3)	Does not include Ordinary Shares issuable upon exercise of the Class A Warrants not exercisable within 60 days.
(4)	Does not include Ordinary Shares issuable upon exercise of stock options not exercisable within 60 days.
(5)
Based on a Schedule 13F-NT filed by Artisan Partners, Ltd. with the Securities and Exchange Commission on August 14, 2001. The address of Artisan Partners, Ltd. is 1000 North Water Street, Suite 1770, Milwaukee, WI 53202.

(6)
Based on a Schedule 13G filed by Aundyr Trust Company Limited with the Securities and Exchange Commission on February 20, 2001. The address for Aundyr Trust Company Limited is International House, Victoria Road, Castle Hill, Douglas, Isle of Man, British Isles.

(7)
Based on a Schedule 13F filed by Boston Partners Asset Management, L.P. with the Securities and Exchange Commission on August 13, 2001. The address for Boston Partners Asset Management, L.P. is 28 State Street, 20th Floor, Boston, MA 02109.

(8)	Based on a Schedule 13G filed by Neuberger Berman, Inc. with the Securities and Exchange Commission on February 2, 2001. The address of Neuberger Berman, Inc. is 605 Third Avenue, New York, NY 10158.
(9)	Based on Schedule 13F filed by Orbis Holdings Limited with the Securities and Exchange Commission on July 27, 2001. The address of Orbis Holdings Limited is 34 Bermudiana Road, Hamilton HM11 Bermuda.
(10)	Based on a Schedule 13F filed by Wellington Management Co. with the Securities Exchange Commission on August 15, 2001. The address of Wellington Management Co. is 75 State Street, Boston, MA 02109.

INFORMATION ABOUT WORLD-WIDE HOLDINGS

          World-Wide Holdings is a holding company for World-Wide Reassurance, which is a specialist life and health reinsurer headquartered in Windsor, England. World-Wide Holdings has been transacting international reinsurance business since 1964, and as of June 30, 2001 had approximately 30 employees. World-Wide Corporate Capital Limited, which was incorporated in 2001, is also a subsidiary of World-Wide Holdings. This company has not commenced operations.

          World-Wide Holdings specializes in the reinsurance of risks such as life, disability, personal accident and loss of airline pilots license insurance, and to a lesser extent critical illness insurance. The majority of World-Wide Reassurance’s portfolio of business consists of group life exposure. World-Wide Holdings does not write any medical expense business, and most of the business it underwrites is short-term, with an average term of two years, as of June 30, 2001.

          World-Wide Holdings’ strategy is to target in developing markets as well as selected specialized markets in the developed world, generally in “niche” market sectors that require a high degree of knowledge and expertise. World-Wide Holdings transacts most of its business with small cedants, which generally do not have the level of sophistication to analyze and price the risk assumed. Therefore, the underwriting and actuarial work is performed by World-Wide Holdings, which relies on its long-standing experience in the countries in which it undertakes business. World-Wide Holdings believes that its strategies allow it to obtain reinsurance business on more favorable terms than are available in the large, mature markets of North America and Western Europe.

          World-Wide Holdings distributes both through international brokers and through its own marketing staff. Although most of the business is transacted through brokers, World-Wide Holdings’ marketing team maintains personal relationships with reinsurance buyers through regular visits to clients throughout the world.

          World-Wide Holdings’ core market is the Middle East, where it has been active since the early 1990s. In the year ended September 30, 2000, approximately 30% of World-Wide Holdings’ total premiums earned originated from Kuwait, the United Arab Emirates, Saudi Arabia, Oman, Lebanon, Jordan, Qatar and Bahrain. World-Wide Holdings has developed over the years a solid database of mortality and disability experience in that region. The Middle East region represents the most mature part of World-Wide Holdings’ portfolio. World-Wide Holdings underwrites mostly facultative business which, on average, is renewable every year, although contracts with World-Wide Holdings’ largest account in the Middle East region cover a period of three years.

          World-Wide Holdings also does business in Southern Europe,including the Mediterranean islands, Eastern Europe, and in North Africa, primarily as a result of its acquisition in October 1999 of the reinsurance portfolio of British & European Reinsurance. World-Wide Holdings plans to target the Mediterranean region (Italy, Greece, Turkey and North Africa) for future development.

          World-Wide Holdings does business in the Americas and the Far East. In Latin America, World-Wide Holdings does business primarily in Columbia, Peru and Argentina, and to a lesser extent in Chile and Ecuador. Business in that region is highly competitive. In Argentina, business originates mostly from the development of pension funds. World-Wide Holdings also accepts retrocessions of life reinsurance from ceding reinsurers in the United States.

          In the Far East, World-Wide Holdings’ targeted niche market is in Japan, which is experiencing the development of small affinity group mutual organizations (known as “kyosais”) as a parallel sector to large insurance companies. World-Wide Holdings is focusing on those smaller companies to establish a presence in Japan, and is writing selective pieces of business.

          World-Wide Holdings has also developed a niche business in the United Kingdom. World-Wide Holdings reinsures airline pilot “loss of license” disability coverage, which entails the payment of lump sum benefits if a pilot loses the pilot’s license for medical reasons, as well as temporary benefits for the period of time during which the pilot is grounded and waiting for the results of the medical examination. World-Wide Holdings is also one of the largest reinsurers of life insurance coverage for police forces in the United Kingdom.

INFORMATION ABOUT PACIFIC LIFE

          Pacific Life has been in business for more than 130 years and is the largest life insurance company domiciled in California. The Pacific Life family of companies managed US $336 billion in assets and funds under management and over US $129 billion of life insurance in force at June 30, 2001, and counts 240 of the FORTUNE 500®1 companies as clients. As of June 30, 2001, total admitted assets were US $51.2 billion and statutory capital (surplus and asset valuation reserve) was US $2.5 billion. Over the past five years, Pacific Life has grown from the 23rd to the 14th largest insurance company in the United States, based on admitted assets.

          Pacific Life is an indirect subsidiary of Pacific Mutual Holding Company (which we refer to as PMHC), a mutual holding company, and a wholly owned subsidiary of Pacific LifeCorp, an intermediate stock holding company. PMHC and Pacific LifeCorp were organized pursuant to consent received from the Insurance Department of the State of California and the implementation of a plan of conversion to form a mutual holding company structure in 1997.

          Pacific Life provides a broad range of life insurance, accumulation and investment products for individuals and businesses and offers a range of investment products to institutions and pension plans. Additionally, Pacific Life provides a variety of group employee benefits, as well as investment management and advisory services. Pacific Life has a leading market position in providing insurance and accumulation products targeted at the growing retirement savings market, as well as a strong and diversified base of earnings, investment performance in excess of industry averages, sophisticated asset/liability management capabilities and a prominent presence in the asset management arena, particularly through its interest in PIMCO Advisors L.P.

          Pacific Life is rated A++ (superior) by A.M. Best, AA+ (very strong) by Standard & Poor’s, AA+ (very strong) by Fitch, and Aa3 (excellent) by Moody’s for financial strength. Pacific Life is a member of IMSA (Insurance Marketplace Standards Association), whose membership promotes ethical market conduct for individual life insurance and annuities.

[1]	Data compiled by Pacific Life using the 2000 FORTUNE 500® list.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WORLD-WIDE HOLDINGS

          The following analysis of World-Wide Holdings’ consolidated financial condition and results of operations should be read in conjunction with World-Wide Holdings’ selected consolidated financial data and the consolidated financial statements and accompanying notes to the consolidated financial statements included elsewhere in this proxy statement. The financial information discussed herein is based on US GAAP, and utilizes estimates and assumptions developed by the management of World-Wide Holdings. For the purposes of this discussion we will collectively refer to World-Wide Holdings and World-Wide Reassurance as “World-Wide Holdings.”

General

          World-Wide Holdings is a holding company incorporated in England and Wales in 1987 under the original name of “Goldclove Limited.” World-Wide Holdings’ wholly owned subsidiary, World-Wide Reassurance, is a life and health reinsurance company that was incorporated in England and Wales in 1964 under the original name of “World-Wide Assurance Company Limited.” World-Wide Holdings’ one line of business is to provide life and health reinsurance to insurance companies primarily in the Middle East, Europe, Latin America and Asia, and to assume retrocessions of life reinsurance from insurance companies in the United States. World-Wide Holdings is wholly owned by Pacific Life.

          Effective October 1, 1999, World-Wide Holdings assumed a block of the reinsurance portfolio of the British & European Reinsurance Company (B&E) with reserves and other liabilities of US $60.2 million (which we refer to as the B&E transaction). The initial agreement with B&E was in the form of a retrocession arrangement, which was followed by a subsequent application to the High Court of Justice to transfer the business. The transfer of the business was approved by the Court in June 2000. Assets received as part of this transaction aggregated US $51.8 million, comprised of US $21.6 million in cash, US $25.9 million in an interest in a unit investment trust, and US $4.3 million in other assets. The cost of assuming this business, representing the amount equal to the excess of the fair value of the reserves and other liabilities assumed over the assets assumed, or US $8.4 million, is reflected on the consolidated balance sheet as deferred acquisition costs.

          Approximately half of the business assumed in the B&E transaction (as measured by reserves for future policy benefits and investment-type product liabilities assumed) consisted of reinsurance of unit linked investment-type products (which we refer to as B&E unit linked business). In unit linked products, the amount available on surrender or maturity is generally linked to the investment performance of designated assets. Accordingly, the policyholder bears substantially all the investment risk on the investments linked to this product. For the B&E unit linked business, the investments primarily consist of an interest in a unit investment trust managed by an unrelated third party. This interest in the unit investment trust is marked to market daily, based on the value of underlying investments held by the unit investment trust, to reflect the fair value of such underlying investments. The reinsurance of investment-type products assumed in the B&E transaction includes only products sold prior to the effective date of the B&E transaction. Other business assumed by World-Wide Holdings from B&E consisted of reinsurance of yearly renewable term, level premium term and long-term disability business.

          All amounts are expressed in thousands of United States Dollars.

Results Of Operations

For the Year Ended September 30, 2000 Compared to the Year Ended September 30, 1999.

Revenues

          Revenues for the year ended September 30, 2000 were US $37.7 million, an increase of 64.2% as compared to US $22.9 million for the year ended September 30, 1999. This increase in revenue is primarily attributable to premiums earned in connection with the block of reinsurance assumed from B&E, other than the B&E unit linked business, and an increase in investment income derived from total invested assets assumed in the B&E transaction. In addition, unrealized gains on trading securities (which are held in connection with the B&E unit linked business) increased in the period ended September 30, 2000. World-Wide Holdings held no trading securities prior to the assumption of the B&E unit linked business in October, 1999.

          Revenues consist of the following:

	Year Ended September 30, 2000	Year Ended September 30, 1999
Premiums earned	$25,906	$16,948
Net investment income	8,628	5,583
Change in unrealized gain on trading securities	3,047	0
Other income	93	417

Total revenues	$37,674	$22,948

Premiums earned

          Premiums earned for the year ended September 30, 2000 amounted to US $25.9 million compared to US $16.9 million for the year ended September 30, 1999. The increase in premiums earned is attributable primarily to the reinsurance business assumed in the B&E transaction, other than the B&E unit linked business, and to a lesser extent to continuing growth in World-Wide Holdings’ other reinsurance business.

Net investment income

          Net investment income increased to US $8.6 million for the year ended September 30, 2000 compared to US $5.6 million for the year ended September 30, 1999, primarily as a result of the increase in total invested assets assumed in the B&E transaction.

Change in unrealized gain on trading securities

          The change in unrealized gain on trading securities represents the change in fair value of the interest in the unit investment trust related to B&E unit linked business. The change in unrealized gain is disclosed in the consolidated statement of income as a separate component of revenues.

Benefits and expenses

          Benefits and expenses consist of the following:

	Year Ended September 30, 2000	Year Ended September 30, 1999
Claims and other policy benefits	$24,353	$12,225
Acquisition costs and other insurance expenses	3,300	1,367
Operating expenses	3,688	2,971

Total benefits & expenses	$31,341	$16,563

Claims and other policy benefits

          Claims and other policy benefits increased to US $24.4 million for the year ended September 30, 2000 compared to US $12.2 million for the year ended September 30, 1999. The increase in claims and other policy benefits is primarily attributable to amounts payable under, or credited to, policies in connection with the reinsurance business assumed in the B&E transaction, as well as to certain reinsurance arrangements with high claims experience. In addition, claims and other policy benefits include an amount attributable to an increase in life reserves related to the growth in World-Wide Holdings’ other reinsurance business.

Acquisition costs and other insurance expenses

          Acquisition costs and other insurance expenses include commissions and excise taxes, which generally vary with premiums earned. Other insurance expenses include direct and indirect expenses related to the marketing, underwriting and issuing of reinsurance agreements. Of these total expenses, a portion is deferred and amortized over the life of the related reinsurance agreements, or in relation to the estimated gross profit in respect of the investment-type contracts reinsured by World-Wide Holdings.

          Acquisition costs and other insurance expenses increased to US $3.3 million for the year ended September 30, 2000 compared to US $1.4 million for the year ended September 30, 1999, primarily as a result of the increase in expenses associated with the assumption of the B&E business.

Operating expenses

          Operating expenses increased to US $3.7 million for the year ended September 30, 2000 compared to US $3.0 million for the year ended September 30, 1999. The increase is primarily attributable to additional expenses for policy maintenance, record keeping and other costs associated with the reinsurance business assumed in the B&E transaction, and to increased expenses attributable to the growth in World-Wide Holdings’ other reinsurance business.

Income taxes

          Income taxes for the years ended September 30, 2000 and 1999 were US $1.8 million for each year. Pre-tax income amounted to US $6.3 million and US $6.4 million for the years ended September 30, 2000 and 1999, respectively. World-Wide Holdings’ effective tax rate for the years ended September 30, 2000 and 1999 approximated the statutory tax rates for those years of 30% and 31%, respectively.

Net income

          As a result of the foregoing, net income for the year ended September 30, 2000 remained relatively flat at US $4.5 million in comparison to the year ended September 30, 1999.

For the Nine Months Ended June 30, 2001 Compared to the Nine Months Ended June 30, 2000.

Revenues

          Revenues decreased by US $2.3 million or 8.8% to US $24.1 million for the nine months ended June 30, 2001 compared to US $26.4 million for the same period in 2000. The decrease in revenues is primarily attributable to a decrease in investment income resulting from the scheduled maturity of certain investment-type product business reinsured by World-Wide Holdings, which necessitated liquidation of investment securities, and a decrease in unrealized gains on trading securities, offset in part by an increase in premiums earned.

          Revenues consist of the following:

	Nine Months Ended June 30, 2001	Nine Months Ended June 30, 2000
Premiums earned	$21,122	$16,730
Net investment income	5,540	6,804
Change in unrealized gain on trading securities	(2,857)	2,939
Other income (loss)	264	(85)

Total revenues	$24,069	$26,388

Premiums earned

          Premiums earned increased to US $21.1 million for the nine months ended June 30, 2001 compared to US $16.7 million for the same period in 2000. This increase of 26.3% is attributable to an increase in premiums earned on existing reinsurance agreements and to new reinsurance agreements written in the nine month period ended June 30, 2001.

Net investment income

          Net investment income decreased to US $5.5 million for the nine months ended June 30, 2001 compared to US $6.8 million for the same period in 2000, primarily as a result of the final maturity of certain investment-type products reinsured by World-Wide Holdings, as well as the maturity of certain reinsurance arrangements in the fourth quarter of the year ended September 30, 2000.

Change in unrealized gain on trading securities

          The change in unrealized gain on trading securities represents the decrease in fair value of the interest in the unit investment trust related to the B&E unit linked business. The change in unrealized gain is disclosed in the consolidated statement of income as a separate component of revenues.

Benefits and expenses

          Benefits and expenses consist of the following:

	Nine Months Ended June 30, 2001	Nine Months Ended June 30, 2000
Claims and other policy benefits	$13,878	$17,014
Acquisition costs and other insurance expenses	2,848	2,539
Operating expenses	2,690	2,552

Total benefits & expenses	$19,416	$22,105

Claims and other policy benefits

          Claims and other policy benefits decreased to US $13.9 million for the nine months ended June 30, 2001 as compared to US $17.0 million for the same period in 2000. Payments relating to claims and other policy benefits decreased primarily as a result of non-recurring claims, including the scheduled maturity of investment-type products that occurred through November 1999 and a decrease in the policyholder benefits related to the B&E unit linked business.

Acquisition costs and other insurance expenses

          Acquisition costs increased to US $2.8 million for the nine months ended June 30, 2001 as compared to US $2.5 million for the same period in 2000. This increase is attributable to new business added to World-Wide Holdings’ reinsurance portfolio in the 2001 period.

Operating expenses

          Operating expenses increased to US $2.7 million for the nine months ended June 30, 2001 compared to US $2.6 million for the nine months ended June 30, 2000. The increase in operating expenses reflects the increase in business activity associated with growth of World-Wide Holdings’ reinsurance portfolio.

Income taxes

          Income taxes for the nine months ended June 30, 2001 and 2000 were US $1.4 million, and US $1.2 million, respectively. Pre-tax income amounted to US $4.7 million and US $4.3 million for the nine months ended June 30, 2001 and 2000, respectively. World-Wide Holdings’ effective tax rate for the nine months ended June 30, 2001 and 2000 approximated the statutory tax rates of 30% and 31% for those periods, respectively.

Net income

          As a result of the foregoing, net income for the nine months ended June 30, 2001 increased 6.2% to US $3.3 million from US $3.1 million for the nine months ended June 30, 2000.

Financial Condition

Investments

          World-Wide Holdings has investment guidelines that are designed to maintain a diversified investment portfolio and thus limit various types of risk. World-Wide Holdings’ investment committee establishes the investment guidelines. The management of the portfolio and the day to day decisions are made by a majority of the executive members of the committee. The investment guidelines specify the types of securities eligible for investment, and limit the investment in any one issuer based on the rating of such issuer. World-Wide Holdings generally does not invest in any issuer with a Moody’s rating lower than A3 or an S&P rating lower than A-. Additionally, World-Wide Holdings generally does not invest in derivative contracts; in circumstances specified in the investment guidelines, however, specific derivative contracts may be approved by the investment committee, subject to limitations on counterparty exposure substantially the same as the investment limitations applicable to issuers of investment securities.

          As of September 30, 2000, approximately 73% of World-Wide Holdings’ portfolio of fixed maturity securities had a credit quality rating of Aa3 or higher and the remainder of the portfolio had ratings no lower than A3. World-Wide Holdings’ fixed maturity securities are classified as available for sale securities and unrealized gains and losses are disclosed on the consolidated balance sheet as a component of shareholder’s equity under accumulated other comprehensive income (loss). As of September 30, 2000, the portfolio of fixed maturity securities had an unrealized gain of US $61,000, net of tax, as compared to an unrealized loss of US $397,000, net of tax, as of September 30, 1999.

          As of June 30, 2001, approximately 58% of World-Wide Holdings’ portfolio of fixed maturity securities had a credit quality rating of Aa3 or higher and the remainder of the portfolio had ratings no lower than A3. As of that date, the portfolio of fixed maturity securities had an unrealized gain of US $343,000, net of tax, as compared to an unrealized gain of US $61,000 as of September 30, 2000.

          World-Wide Holdings holds an interest in a unit investment trust in connection with the unit linked products assumed in the B&E transaction. This investment is classified as a trading security and the change in unrealized gain or loss is recorded in the consolidated statement of income as a separate component of revenue.

Liquidity and Capital Resources

Cash flow

          World-Wide Holdings’ principal sources of funds are premiums earned, deposits for investment-type products reinsured by World-Wide, income from investments, sales, maturities and calls of investments and prepayments of investment principal. The principal uses of funds are primarily related to the maturity of investment-type products reinsured by World-Wide Holdings, investment purchases, payment of acquisition costs, payment of claims and other policy benefits under reinsurance agreements, current operating expenses and taxes. Excess funds are generally used to increase the asset base to meet future policy benefit payments and to assume new reinsurance business.

          World-Wide Holdings’ principal sources of liquidity are its portfolio of liquid assets and its net operating cash flow. Liquid assets include substantial investments in short-term deposits and marketable medium-term fixed maturity securities, as well as an interest in a unit investment trust.

          World-Wide Holdings generated a positive cash flow from operations for each of the years ended September 30, 2000 and 1999, respectively, as well as for the nine month periods ending June 30, 2001 and June 30, 2000. In addition to premiums received in connection with its regular reinsurance business for the year ended September 30, 2000 and the nine month period ended June 30, 2000, World-Wide Holdings received $21.6 million in cash in connection with the B&E transaction. For these periods, withdrawals of funds from investment-type contracts reinsured by World-Wide Holdings continued as the contracts matured. Generally, World-Wide Holdings liquidated securities to satisfy cash flow needs in connection with these withdrawals.

          World-Wide Holdings maintains a US $5 million letter of credit facility with HSBC Bank plc in the United Kingdom. This facility is used when World-Wide Holdings enters into a reinsurance agreement with a U.S. ceding insurer or reinsurer. The letter of credit allows the ceding insurer or reinsurer to obtain reserve credit for the reinsurance transaction on financial statements filed with insurance regulators in the United States. As of September 30, 2000 and June 30, 2001, there were letters of credit amounting to US $2.5 million and US $3.5 million, respectively, outstanding in connection with this facility. World-Wide Holdings has no other bank lines of credit or other available credit facilities. World-Wide Holdings anticipates that its cash and investments, together with cash generated from its business, will provide sufficient sources of liquidity to meet its current needs.

          On August 5, 2001 the Board of Directors of World-Wide Holdings declared a dividend not to exceed US $13 million payable to Pacific Life. World-Wide Holdings anticipates that it has sufficient cash and short-term investments to fund the payment of this dividend without adversely affecting the operations of World-Wide Holdings. World-Wide Holdings has not previously paid a dividend to Pacific Life.

Changes in Accounting Standards

          On October 1, 1999, World-Wide Holdings adopted the American Institute of Certified Public Accountants Statement of Position (SOP) 98-7, Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk. SOP 98-7 provides guidance on how to account for insurance and reinsurance contracts that do not transfer insurance risk under a method referred to as deposit accounting. Adoption of this SOP did not have a material impact on World-Wide Holdings’ consolidated financial statements.

          Effective October 1, 2000, World-Wide Holdings adopted the requirements of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as Amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of FASB Statement No. 133, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities—an Amendment of FASB Statement No. 133, and supplemented by implementation guidance issued by the Financial Accounting Standards Board’s Derivatives Implementation Group. SFAS No. 133 requires, among other things, that all derivatives be recognized as either assets or liabilities and measured at fair value. The corresponding derivative gains and losses should be reported based upon the hedge relationship, if such a relationship exists. Changes in the fair value of derivatives that are not designated as hedges or that do not meet the hedge accounting criteria in SFAS No. 133 are required to be reported in income. SFAS No. 138 made certain changes to the hedging provisions of SFAS No. 133. Adoption of SFAS No. 133, as amended, did not have a material impact on World-Wide Holdings’ consolidated financial statements, as World-Wide Holdings did not own any derivatives as of June 30, 2001 or September 30, 2000.

Forward Looking Statements

          Some of the statements contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are not historical facts and are forward-looking within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the forward-looking statements. When used, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “plan,” “intend” and similar expressions identify forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: World-Wide Holdings’ ability to execute its business plan; changes in the general economic conditions including the performance of the financial markets and interest rates; changes in insurance regulations or taxes; changes in rating agency policy; the loss of key executives; trends in the insurance and reinsurance industries; government regulations; trends that may affect World-Wide Holdings’ financial condition or results of operations; and the declaration and payment of dividends.

          You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. World-Wide Holdings assumes no obligation to update any forward-looking statement to reflect actual results or changes in or additions to the factors affecting such forward-looking statements.

Quantitative and Qualitative Disclosures about Market Risk

          The market risks described in this section relate to financial instruments, primarily in World-Wide Holdings’ investment portfolio, which is sensitive to changes in interest rates, credit risk, equity prices and foreign exchange rates.

          World-Wide Holdings’ fixed maturity securities are subject to interest rate, credit and liquidity risk.

Interest Rate Risk

          Interest rate risk exists in both falling and rising interest rate environments, and may result in World-Wide Holdings being unable to match its reinvestments with its claims and other policy benefits related to its liabilities. World-Wide Holdings does not have an active asset-liability management program that is intended to protect against these risks. However, World-Wide Holdings’ investment guidelines are designed to diversify the portfolio and limit risk. See “Financial Condition—Investments” on page 61. In addition, the duration of the entire investment portfolio is generally short, and at June 30, 2001 was less than five years. The investment policies and portfolio duration assist in partially mitigating any significant interest rate risks.

Credit Risk

          Credit risk relates to the risk that a party to a contractual arrangement may become unable to perform its obligations under the contract, such as the timely payment of principal and interest on debt obligations. World-Wide Holdings has credit risk not only with respect to issuers of securities, but also of ceding insurers and reinsurers in reinsurance transactions.

          In the case of investment securities, World-Wide Holdings’ credit risk primarily relates to the actual and anticipated deterioration in the creditworthiness of an issuer, as a result of which World-Wide Holdings may ultimately realize a loss on disposition or maturity of the security. World-Wide Holdings attempts to mitigate this risk by maintaining an investment policy that limits overall exposure to any single issuer, and that sets minimum credit ratings. World-Wide Holdings also manages the credit risk on its reinsurance business by limiting its overall exposure to any single ceding insurer or reinsurer.

Equity Risk

          In connection with the B&E unit linked business, World-Wide Holdings assumed an interest in a unit-investment trust that is classified as a trading security and is recorded at fair value. The equity risk in connection with this security is substantially passed on to the holders of the investment type products, because the value of policyholder benefits is determined based on the value of the investment. World-Wide Holdings retains the investment income on the investment in the unit investment trust, and bears the risk that investment income derived from this security will be less than anticipated.

Foreign Currency Risk

          World-Wide Holdings maintains its books and records in both British Sterling and United States Dollars. All original United States business is settled in United States Dollars. All Canadian and certain Far East and Middle East business is converted and settled in United States Dollars. All other currencies in which World-Wide Holdings transacts business are converted and settled in British Sterling. The results of the business in British Sterling are then translated to United States Dollars. World-Wide Holdings attempts to limit substantial exposures to foreign currency risk, but does not actively manage currency risks.

Sensitivity Analysis—Change In Interest Rates

          World-Wide Holdings does not actively analyze the financial impact of changes in interest rates on its financial condition. World-Wide Holdings’ investment guidelines are designed to diversify the portfolio and limit risk. See “Financial Condition—Investments” on page 62. In addition, the duration of the entire investment portfolio is generally short, and at June 30, 2001 was less than five years.

Quantitative Disclosure Of Interest Rate Risk

          In view of World-Wide Holdings’ investment portfolio, including the relatively short duration of the portfolio, World-Wide Holdings believes that its exposure to interest rate risk is not significant.

SHAREHOLDERS’ PROPOSALS

          Under Rule 14a-8 of the Exchange Act, a shareholder may present one proposal for inclusion in our proxy statement and for consideration at an extraordinary general meeting of our shareholders if the shareholder is eligible under Rule 14a-8 and if that shareholder complies with the procedural requirements of Rule 14a-8. Generally, to be eligible, a shareholder must have at least US $2,000 in market value of our ordinary shares for at least one year before the date the shareholder submits the proposal and must establish proof of ownership of these ordinary shares. The proposal must clearly state the proposed course of action the shareholder believes we should adopt, but may not exceed 500 words in length.

          In order to be considered for inclusion in the proxy statement for the 2002 Annual General Meeting of Shareholders, shareholder proposals must be in writing and received by January 29, 2002, by Scottish Annuity & Life Holdings, Ltd., Crown House, 3rd Floor, 4 Par-la-Ville Road, Hamilton, Bermuda HM12, Attn: Secretary.

          If you desire to submit a proposal for consideration at a meeting of shareholders, or to nominate persons for election as Directors at any meeting duly called for the election of Directors, written notice of your intent to make such a proposal or nomination must be given and received by the Secretary of Scottish Holdings at the principle executive offices of Scottish Holdings not later than (i) with respect to an Annual General Meeting of shareholders, sixty (60) days prior to the anniversary date of the immediately preceding Annual General Meeting, and (ii) with respect to an Extraordinary General Meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to shareholders. Each notice shall describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and shall set forth (i) the name and address, as it appears on the books of Scottish Holdings, of the shareholder who intends to make the proposal or nomination; (ii) a representation that the shareholder is a holder of record of Scottish Holdings ordinary shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of Scottish Holdings ordinary shares which are beneficially owned by the shareholder. In addition, in the case of a shareholder’s proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business.

EXPERTS

          Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this proxy statement. Our consolidated financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

          Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of World Wide Holdings at September 30, 2000, and for the year then ended, as set forth in their report. We have included the consolidated financial statements of World Wide Holdings in this proxy statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

OTHER MATTERS

          The Scottish Holdings Board of Directors does not currently intend to bring before you any matters other than those specified in the notice and has no knowledge of any other matters that may be brought up by other persons. If, however, any other matters properly come before the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting, and are voted upon, the validly completed and returned proxies will be deemed to confer discretionary authority on the persons named as proxies to vote the shares represented by those proxies as they see fit in relation to those other matters.

          Whether or not you expect to attend the Extraordinary General Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the Extraordinary General Meeting.

WHERE YOU CAN FIND MORE INFORMATION

          The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement and information that we file later with the SEC will automatically update and supersede this information.

          Any statements contained in this proxy statement concerning the provisions of any document filed with the SEC are not necessarily complete, and, in each instance, you should refer to the document in its entirety for complete information.

          You should rely only on the information incorporated by reference or provided in this proxy statement, dated November 8, 2001. You should not assume that the information in this proxy statement is accurate as of any date other than that date.

          The following documents, which have been filed by us with the SEC, are incorporated into this proxy statement by reference:

Scottish Holdings Securities and Exchange Commission Filings (File No. )	Period/As of Date
Annual Report on Form 10-K	December 31, 2000
Quarterly Report on Form 10-Q	March 31, 2001
Quarterly Report on Form 10-Q	June 30, 2001
Current Report on Form 8-K	August 9, 2001
Proxy Statement on Schedule 14A	April 23, 2001

          To the extent that any statement in this proxy statement is inconsistent with any statement that is incorporated by reference, the statement in this proxy statement will control. The incorporated statement will not be deemed, except as modified or superseded, to be a part of this proxy statement.

          The documents incorporated by reference into this proxy statement are available upon request. We will provide a copy of any and all of the information that is incorporated by reference in this proxy statement, not including exhibits to the information, unless those exhibits are specifically incorporated by reference into this proxy statement, to you, without charge, upon request in writing or by telephone to Scottish Holdings at the following address: Crown House, 3rd Floor, 4 Par-la-Ville Road, Hamilton, Bermuda HM12.

          Where to Obtain Documents. Copies of these materials can be obtained by mail at prescribed rates from the Public Reference Room section of the SEC, 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain SEC filings over the internet at the SEC’s web site at http://www.sec.gov.

          We have not authorized any person to give any information or to make any representation that differs from, or adds to, the information discussed in this proxy statement or in the other documents that we specifically incorporated by reference, or in other documents we have publicly filed with the SEC. Therefore, if anyone gives you different or additional information, you should not rely on it.

          This proxy statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the ordinary shares of Scottish Annuity & Life Holdings, Ltd. or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make the offer, solicitation of an offer or proxy solicitation in that jurisdiction. The information contained in this document with respect to Pacific Life Insurance Company was provided by Pacific Life Insurance Company, and the information with respect to World-Wide Holdings Limited and World-Wide Reassurance Company Limited was provided by World-Wide Holdings Limited and World-Wide Reassurance Company Limited.

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2001
(Amounts in Thousands)

          The following unaudited pro forma condensed combined balance sheet combines the Scottish Holdings historical results with the World-Wide Holdings historical results as if the transaction had been consummated on June 30, 2001.

          This unaudited pro forma condensed combined balance sheet is not necessarily indicative of what the actual financial position would have been assuming such transaction had been completed on June 30, 2001, nor does it purport to represent the future financial position of Scottish Holdings.

          These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Scottish Holdings and World-Wide Holdings incorporated by reference or included elsewhere herein. These unaudited pro forma condensed combined financial statements do not purport to be indicative of the results which may occur in the future or upon completion of the transactions contemplated by the Share Purchase Agreement and related agreements (which we refer to as the Transaction).

	Scottish Holdings (A)	World-Wide Holdings (B)	Pro Forma Adjustments		Scottish Holdings Combined
ASSETS
Investments:
Fixed maturity investments, available for sale at fair value	$463,888	$87,245	$(13,000	)(F)	$538,133
Trading equity securities at fair value	—	22,183	—		22,183
Cash and cash equivalents	61,806	8,650	—		70,456
Other investments	12,119	—	—		12,119
Funds withheld at interest	77,378	—	—		77,378

Total investments	615,191	118,078	(13,000)		720,269
Receivables:
Reinsurance	23,858	60,823	—		84,681
Other	8,209	2,934	—		11,143
Deferred policy acquisition costs	56,500	6,775	(6,775	)(I)	56,500
Intangible assets	18,027	—	44,346	(I)	62,373
Other assets	7,497	1,094	—		8,591
Segregated assets	520,570	—	—		520,570

Total assets	$1,249,852	$189,704	$24,571		$1,464,127

LIABILITIES
Reserves for future policy benefits	$251,954	$63,147	$ —		$ 315,101
Interest sensitive contract liabilities	175,671	—	—		175,671
Investment-type products	—	33,514	—		33,514
Borrowings	40,153	—	—		40,153
Other	10,154	37,464	2,150	(J)	49,768
Segregated liabilities	520,570	—	—		520,570

Total liabilities	998,502	134,125	2,150		1,134,777

MINORITY INTEREST	2,749	—	—		2,749

TOTAL SHAREHOLDERS’ EQUITY	248,601	55,579	22,421	(K)	326,601

Total liabilities and shareholders’ equity	$1,249,852	$189,704	$24,571		$1,464,127

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Six Months Ended June 30, 2001

(Amounts in Thousands Except for Number of Shares and Per Share Data)

          The following unaudited pro forma condensed combined income statement combines the Scottish Holdings historical results with the World-Wide Holdings historical results as if the transaction had been consummated on January 1, 2001.

          This unaudited pro forma condensed combined income statement is not necessarily indicative of what the actual financial position would have been assuming such transaction had been completed on January 1, 2001, nor does it purport to represent the future financial position of Scottish Holdings.

          These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Scottish Holdings and World-Wide Holdings incorporated by reference or included elsewhere herein. These unaudited pro forma condensed combined financial statements do not purport to be indicative of the results which may occur in the future or upon completion of the Transaction.
	Scottish Holdings (C)		World-Wide Holdings (D)	Pro Forma Adjustments		Scottish Holdings Combined
REVENUES
Premiums earned	$20,830		$14,081	$—		$34,911
Fee income	2,585		—	—		2,585
Investment income, net	22,262		3,693	(455	)(F)	25,500
Change in unrealized gain on trading securities	—		(1,773)	—		(1,773)
Realized gains	458		176	—		634

Total revenues	46,135		16,177	(455)		61,857

BENEFITS AND EXPENSES
Claims and other policy benefits	17,626		9,384	—		27,010
Interest credited to interest sensitive contract liabilities	7,038		—	—		7,038
Acquisition costs and other insurance expenses, net	8,234		1,899	—		10,133
Operating expenses	5,043		1,793	—	(G)	6,836
Interest expense	314		—	—		314

Total benefits and expenses	38,255		13,076	—		51,331

Net income before income tax expense and minority interest	7,880		3,101	(455)		10,526
Income tax expense	(57)		931	(137	)(H)	737

Net income before minority interest	7,937		2,170	(318)		9,789
Minority interest	(71)		—	—		(71)

Net income before cumulative effect of change in accounting principle	8,008		2,170	(318)		9,860
Cumulative effect of change in accounting principle	(406)		—	—		(406)

NET INCOME	$7,602		$2,170	$(318)		$9,454

EARNINGS PER SHARE
Basic
Income before cumulative effect of change in accounting principle	$0.51					$0.48
Cumulative effect of change in accounting principle	(0.02)					(0.02)

Net income	$0.49					$0.46	(M)

Diluted
Income before cumulative effect of change in accounting principle	$0.49					$0.47
Cumulative effect of change in accounting principle	(0.02)					(0.02)

Net income	$0.47					$0.45	(M)

DIVIDENDS PER SHARE	$0.10					$0.10

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	15,636,250	(L)		4,992,959	(N)	20,629,209

Diluted	16,191,632	(L)		4,992,959	(N)	21,184,591

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2000

(Amounts in Thousands Except for Number of Shares and Per Share Data)

          The following unaudited pro forma condensed combined income statement combines the Scottish Holdings historical results with the World-Wide Holdings historical results as if the transaction had been consummated on January 1, 2000.

          This unaudited pro forma condensed combined income statement is not necessarily indicative of what the actual financial position would have been assuming such transaction had been completed on January 1, 2000, nor does it purport to represent the future financial position of Scottish Holdings.

          These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Scottish Holdings and World-Wide Holdings incorporated by reference or included elsewhere herein. These unaudited pro forma condensed combined financial statements do not purport to be indicative of the results which may occur in the future or upon completion of the Transaction.

	Scottish Holdings (C)		World-Wide Holdings (E)	Pro Forma Adjustments		Scottish Holdings Combined
REVENUES
Premiums earned	$37,086		$25,906	$—		$62,992
Fee income	2,246		—	—		2,246
Investment income, net	44,793		8,628	(910	)(F)	52,511
Change in unrealized gain on trading securities	—		3,047	—		3,047
Realized gains (losses)	(191)		93	—		(98)

Total revenues	83,934		37,674	(910)		120,698

BENEFITS AND EXPENSES
Claims and other policy benefits	23,606		24,353	—		47,959
Interest credited to interest sensitive contract liabilities	17,390		—	—		17,390
Acquisition costs and other insurance expenses, net	17,152		3,300	—		20,452
Operating expenses	9,925		3,688	—	(G)	13,613

Total benefits and expenses	68,073		31,341	—		99,414

Net income before income tax expense and minority interest	15,861		6,333	(910)		21,284
Income tax expense	(49)		1,830	(273	)(H)	1,508

Net income before minority interest	15,910		4,503	(637)		19,776
Minority interest	(61)		—	—		(61)

NET INCOME	$15,971		$4,503	$(637)		$19,837

EARNINGS PER SHARE
Basic	$1.01					$0.95	(M)

Diluted	$1.00					$0.95	(M)

DIVIDENDS PER SHARE	$0.20					$0.20

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	15,849,657	(L)		4,992,959	(N)	20,842,616

Diluted	15,960,542	(L)		4,992,959	(N)	20,953,501

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

A)	Represents the Scottish Holdings historical balance sheet at June 30, 2001.

B)	Represents the World-Wide Holdings historical balance sheet at June 30, 2001.

C)	Represents the historical operations of Scottish Holdings for the period presented.

D)
Represents the estimated World-Wide Holdings operations for the period from January 1, 2001 through June 30, 2001, based on World-Wide Holdings’ historical statement of income for the nine months ended June 30, 2001, adjusted to eliminate the estimated results for one fiscal quarter.

E)	Represents the historical World-Wide Holdings operations for the period from October 1, 1999 through September 30, 2000.

F)	Represents an estimated dividend to Pacific Life and estimated taxes to be due in connection with the payment of the dividend.

          The pro forma adjustment has been made to reduce investments by US $13 million to reflect the payment of an estimated US $11.5 million dividend to Pacific Life by World-Wide Holdings prior to closing, and to reflect the payment of an estimated US $1.5 million in taxes in the United Kingdom that are estimated to be due in connection with this dividend. Investment income of US $455 thousand and US $910 thousand has also been reversed from the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2001 and for the year ended December 31, 2000, respectively. A 7.0% interest rate was used in the determination of the reduction of investment income.

G)
In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142). The provisions of SFAS 142 are required to be applied starting with fiscal years beginning after December 15, 2001 with respect to existing goodwill, and with respect to transactions that are consummated after July 1, 2001. As a result, there is no incremental goodwill amortization created by the Transaction. The effect of SFAS 142 will be to eliminate the amortization of existing goodwill and require Scottish Holdings to test for impairment of goodwill.

H)	Represents income tax effect of pre-tax income statement adjustments computed assuming a 30% effective. tax rate for the investment income pro forma adjustment for World-Wide Holdings.

          Historically, World-Wide Holdings has recorded deferred income taxes for timing differences in the recognition of revenues and expenses for financial reporting and income tax purposes. The current U.K. tax rate is 30%. Income tax expense adjustments of US $(137) thousand and US $(273) thousand for the six months ended June 30, 2001 and the year ended December 31, 2000, respectively, have been made to the unaudited pro forma condensed combined statements of income to correspond with the pre-tax income statement adjustments as described in Note F.

I)	Represents adjustments to intangible assets.

          The acquisition of World-Wide Holdings by Scottish Holdings will be accounted for by Scottish Holdings under the “purchase method” of accounting in accordance with US GAAP. Therefore, the aggregate consideration paid by Scottish Holdings in the acquisition of World-Wide Holdings, together with the direct cost of acquisition, will be allocated to the assets and liabilities of World-Wide Holdings based on their fair market values, with any excess being treated as an intangible asset or goodwill.

Intangible assets of US $44.3 million represent the excess of the purchase price over the fair value of the net tangible assets of World-Wide Holdings deemed acquired.

The table below presents the summary calculation of how goodwill was calculated:

Purchase price		$78,000
Adjustment for transaction costs		3,650

Total purchase price and transaction costs		81,650
Equity of World-Wide at 6-30-01	$55,579
Less deferred acquisition costs	(6,775)
Less estimated dividend	(11,500)

Adjusted equity of World-Wide at 6-30-01	$37,304	37,304

Excess purchase price or goodwill		$44,346

          The expenses incurred with this transaction in the amount of US $3.65 million consist of direct costs of the transaction, primarily professional fees for investment bankers, attorneys and accountants and proxy solicitation costs. These costs are also accrued on the June 30, 2001 unaudited pro forma condensed combined balance sheet, as an other liability, as described in Note J.

J)	Represents adjustments to other liabilities.

          The net increase in other liabilities of US $2.15 million represents an increase in the amount of US $3.65 million for transaction costs described in Note I, less the reduction of taxes payable in the estimated amount of US $1.5 million related to payment of taxes due in connection with the payment of the dividend described in Note F.

K)	Reflects the increase to equity calculated as follows:

Incremental intangible assets		$37,571
Add:	Decrease in liabilities for payment of estimated taxes	1,500
Less:	Decrease in cash for payment of estimated dividend	(11,500)
	Decrease in cash for payment of estimated taxes	(1,500)
	Increase in liabilities related to transaction costs	(3,650)

Total increase in equity		$22,421

L)	Represents the historical weighted average number of shares on a basic and diluted basis for Scottish Holdings for the period presented.

M)
Represents adjusted earnings per share on a basic and diluted basis for Scottish Holdings for the period presented, based on the adjustment to the weighted average number of shares outstanding as described in Note L.

N)	A pro forma adjustment has been made to reflect the issuance of 4,992,959 Scottish Holdings ordinary shares to Pacific Life in exchange for Pacific Life’s ownership interest in World-Wide Holdings in connection with the Share Purchase Agreement described in this proxy. The terms of the Share Purchase Agreement provide that the maximum aggregate value of the transaction is US $78 million, subject to a possible increase related to the dividend described in Note F, and the maximum number of ordinary shares to be issued in the transaction is 5,176,473.

REPORT OF INDEPENDENT AUDITORS

Th	e Board of Directors and Shareholder
Wo	rld-Wide Holdings Limited

          We have audited the accompanying consolidated balance sheet of World-Wide Holdings Limited as of September 30, 2000, and the related consolidated statements of income, comprehensive income, shareholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of World-Wide Holdings Limited at September 30, 2000 and the consolidated results of its operations and its consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

E	RNST & YOUNG LLP

Lo	ndon, England
Sep	tember 24, 2001

WORLD-WIDE HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS
(Expressed in Thousands of United States Dollars)

	September 30,
	2000	1999
		(Unaudited)
ASSETS
Investments:
Fixed maturity securities available for sale at fair value	$ 79,027	$ 72,263
Trading equity securities at fair value	26,035
Cash and cash equivalents	13,927	12,400

TOTAL INVESTMENTS	118,989	84,663
Accrued investment income	2,541	2,749
Reinsurance receivables	69,143	77,069
Deferred acquisition costs	7,465	764
Other assets	6,285	1,823

TOTAL ASSETS	$204,423	$167,068

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities:
Reserves for future policy benefits	$ 62,412	$ 21,022
Investment-type products	48,702	32,526
Due to reinsurers	22,716	43,104
Benefits payable	963	308
Accounts payable and accrued expenses	3,228	2,831
Deferred tax liability	12,513	14,540

TOTAL LIABILITIES	150,534	114,331

Shareholder’s Equity:
Common stock, par value $1.692 per share; 5,000,000 shares authorized, issued, and outstanding	8,458	8,458
Additional paid in capital	21,444	21,444
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on investments, net	61	(397)
Foreign currency translation adjustments, net	(2,426)	1,383
Retained earnings	26,352	21,849

TOTAL SHAREHOLDER’S EQUITY	53,889	52,737

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$204,423	$167,068

See Accompanying Notes to Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF INCOME
(Expressed in Thousands of United States Dollars)

	Years Ended September 30,
	2000	1999
		(Unaudited)
REVENUES
Premiums earned	$25,906	$16,948
Net investment income	8,628	5,583
Change in unrealized gain on trading securities	3,047
Other income	93	417

TOTAL REVENUES	37,674	22,948

BENEFITS AND EXPENSES
Claims and other policy benefits	24,353	12,225
Acquisition costs and other insurance expenses	3,300	1,367
Operating expenses	3,688	2,971

TOTAL BENEFITS AND EXPENSES	31,341	16,563

INCOME BEFORE INCOME TAX EXPENSE	6,333	6,385
Income tax expense	1,830	1,849

NET INCOME	$ 4,503	$ 4,536

See Accompanying Notes to Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Expressed in Thousands of United States Dollars)

	Years Ended September 30,
	2000	1999
		(Unaudited)
NET INCOME	$4,503	$4,536

OTHER COMPREHENSIVE LOSS
Unrealized gain (loss) on investments, net	458	(1,152)
Foreign currency translation adjustments, net	(3,809)	(796)

TOTAL OTHER COMPREHENSIVE LOSS	(3,351)	(1,948)

COMPREHENSIVE INCOME	$1,152	$2,588

See Accompanying Notes to Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY
(Expressed in Thousands of United States Dollars, except for number of shares)

	Years Ended September 30,
	2000	1999
		(Unaudited)
ORDINARY SHARES	5,000,000	5,000,000

COMMON STOCK	$ 8,458	$ 8,458

ADDITIONAL PAID IN CAPITAL	21,444	21,444

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS):
Beginning of period	986	2,934
Unrealized gain (loss) on investments, net	458	(1,152)
Foreign currency translation adjustments, net	(3,809)	(796)

End of period	(2,365)	986

RETAINED EARNINGS:
Beginning of period	21,849	17,313
Net income	4,503	4,536

End of period	26,352	21,849

TOTAL SHAREHOLDER’S EQUITY	$53,889	$52,737

See Accompanying Notes to Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in Thousands of United States Dollars)

	Years Ended September 30,
	2000	1999
		(Unaudited)
OPERATING ACTIVITIES
Net income	$ 4,503	$ 4,536
Items not affecting cash:
Amortization of investments	(495)	(399)
Amortization of deferred acquisition cost, net	879	8
Deferred income taxes	1,449	1,537
Change in unrealized gain on trading securities	(3,047)
Income credits on investment-type products	2,671	(1,277)
Changes in assets and liabilities:
Accrued investment income	35	874
Reinsurance receivables	21,535	11,006
Other assets	(4,532)	(243)
Reserve for future policy benefits	2,428	(6,255)
Due to reinsurers	(17,454)	(3,327)
Benefits payable	(290)	394
Accounts payable and accrued expenses	456	(2,622)

Net cash provided by operating activities	8,138	4,232

INVESTING ACTIVITIES
Purchase of investments	(62,100)	(17,868)
Proceeds from sales and maturities of investments	48,652	39,370
Cash received from assumption of reinsurance block of business	21,572

Net cash provided by investing activities	8,124	21,502

FINANCING ACTIVITIES
Withdrawals from investment-type product liabilities	(11,629)	(31,079)

Net cash used in financing activities	(11,629)	(31,079)

OTHER
Effect of exchange rate changes on cash and cash equivalents	(3,106)	(494)

Net change in cash and cash equivalents	1,527	(5,839)
Cash and cash equivalents, beginning of period	12,400	18,239

CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,927	$12,400

SUPPLEMENTAL SCHEDULE OF INVESTING AND FINANCING ACTIVITIES
In connection with the assumption of a reinsurance block of business, as discussed in Note 1, the following assets and liabilities were assumed:
Trading equity securities	$25,861
Cash and cash equivalents	21,572
Reinsurance receivables	4,350
Deferred acquisition costs	8,417

Total assets assumed	$60,200

Reserves for future policy benefits	$26,231
Investment-type products	31,381
Benefits payable	1,043
Due to reinsurers	1,545

Total liabilities assumed	$60,200

See Accompanying Notes to Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION

Organization and Business

          World-Wide Holdings Limited (World-Wide Holdings) is a holding company incorporated in England and Wales in 1987. World-Wide Holdings has one wholly owned subsidiary, World-Wide Reassurance Company Limited (World-Wide Reassurance), which is a life and health reinsurance company that was incorporated in England and Wales in 1964. World-Wide Reassurance’s one line of business is the transaction of international reinsurance business with insurance companies primarily in the Middle East, Europe and other overseas territories, and the retrocession of reinsurance with insurance companies in the United States. World-Wide Holdings is wholly owned by Pacific Life Insurance Company (Pacific Life), a California stock life insurance company.

          Effective October 1, 1999, World-Wide Reassurance assumed a block of the reinsurance portfolio of the British & European Reinsurance Company (B&E) with reserves and other liabilities of $60.2 million. Assets received as part of this assumption amounted to $51.8 million, and included $21.6 million in cash, $25.9 million in equity securities and $4.3 million in other assets. The cost of assuming this business, representing the amount equal to the excess of the fair value of the reserves and other liabilities assumed over the assets assumed, or $8.4 million, is included in deferred acquisition costs.

          World-Wide Holdings and World-Wide Reassurance (collectively, World-Wide) are engaged in only one business segment, life and health reinsurance.

Basis of Presentation

          Accounting Principles and Consolidation—The accompanying consolidated financial statements of World-Wide Holdings have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and include the accounts of World-Wide Holdings and its wholly owned subsidiary World-Wide Reassurance. All significant intercompany transactions and balances have been eliminated in consolidation. Amounts included in these notes to consolidated financial statements as of and for the year ended September 30, 1999 are unaudited.

          Estimates, Risks and Uncertainties—The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          World-Wide operates in a business environment that is subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, interest rate risk, investment market risk, credit risk, and legal and regulatory changes.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Investments

          Fixed maturity securities are classified as available for sale and are reported at fair value, with unrealized gains and losses, net of deferred income taxes, recorded as a component of other comprehensive income. The cost of fixed maturity securities is adjusted for the amortization of premiums and discounts which is reflected in net investment income. Trading equity securities are reported at fair value with unrealized gains included in change in unrealized gain on trading securities.

          Realized gains and losses on investment transactions are determined on a specific identification basis and are included in other income.

          Derivative financial instruments are carried at fair value. Realized gains and losses on derivatives used for hedging are deferred and amortized over the life of the related hedged assets or liabilities.

          World-Wide Reassurance entered into certain swap transactions in November 1998 to hedge contractual liabilities maturing in 2000. The swap contracts were designated hedges and accounted for consistently with the hedged items. As of September 30, 2000, there were no derivative financial instruments outstanding.

Cash and Cash Equivalents

          Cash and cash equivalents include all liquid debt instruments with an original maturity of three months or less. Cash and cash equivalents are recorded at face value, which approximates fair value.

Deferred Acquisition Costs

          The costs of acquiring new reinsurance business, principally ceding commissions, underwriting, record keeping and other expenses, which vary with and are primarily related to the production of new business, are capitalized and amortized in future periods. The effect on the amortization of deferred policy acquisition costs of revisions to estimated gross profits will be reflected in earnings in the period such estimated gross profits are revised.

          For the years ended September 30, 2000 and 1999, amortization of deferred acquisition costs amounted to $1.2 million and $0.4 million, respectively.

Reserves for Future Policy Benefits

          Benefit reserves for future benefits under life insurance contracts reinsured are estimated using actuarial assumptions for mortality, withdrawal assumptions, investment yields and expenses based on World-Wide Reassurance’s experience. Interest rate assumptions ranged from 4% to 5% for the years ended September 30, 2000 and 1999.

Investment-Type Products

          Investment-type products are recorded at account value and represent contracts in which the investment results attained are generally passed through to the policyholder. Income is credited to these products based on the investment results and is included in claims and other policy benefits. The account value approximates fair value.

Revenues, Benefits and Expenses

          Premiums for reinsurance transactions are included in revenues over the premium paying period of the underlying policies. Related policy benefits and expenses, other than deferred acquisition costs, are recognized when incurred. Fees from investment-type products are earned over the life of the contracts.

          Assumptions of blocks of inforce business are accounted for in results of operations only from the respective date of assumption with the initial transfer of assets and liabilities recorded on the balance sheet. See Note 1 regarding the B&E transaction.

          Investment income is recorded as earned.

Translation of Foreign Currencies

          World-Wide maintains its books and records in both British Sterling and United States Dollars. World-Wide also transacts business in many foreign currencies that are converted and then settled in British Sterling. The financial statement accounts expressed in British Sterling are translated into United States Dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation (SFAS 52). In accordance with SFAS 52, functional currency assets and liabilities are translated into United States Dollars generally using current rates of exchange prevailing at the balance sheet date and the related translation adjustments are recorded as a separate component of comprehensive income, net of tax. Income statement accounts are translated using average exchange rates.

Income Taxes

          Income taxes are recorded in accordance with SFAS No. 109, Accounting for Income Taxes. In accordance with this statement, deferred income taxes reflect the net tax effect of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There is no valuation allowance currently applied to any deferred tax assets related to impairment.

          Undistributed earnings of World-Wide Reassurance are not taxable until there is a distribution of current or accumulated earnings and profits in the form of dividends or other distributions. World-Wide Holdings would then be subject to tax in the United Kingdom on such distributions. Deferred taxes have been provided for undistributed earnings. As of September 30, 2000, World-Wide Reassurance had undistributed earnings of $20.6 million subject to tax upon distribution. The current tax rate for World-Wide Holdings as of September 30, 2000 is 30%. See Note 12 regarding subsequent event.

Fair Value of Financial Instruments

          The fair value of assets and liabilities included on the consolidated balance sheets which qualify as financial instruments under SFAS No. 107, Disclosure About Fair Value of Financial Instruments, approximate the carrying amount presented in the consolidated financial statements.

New Accounting Pronouncements

          On October 1, 1999, World-Wide adopted the American Institute of Certified Public Accountants Statement of Position (SOP) 98-7, Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk. SOP 98-7 provides guidance on accounting for insurance and reinsurance contracts that do not transfer insurance risk under a method referred to as deposit accounting. Adoption of this SOP did not have a material impact on World-Wide’s consolidated financial statements.

          Effective October 1, 2000, World-Wide adopted the requirements of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of FASB Statement No. 133, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities—an amendment of FASB Statement No. 133, and supplemented by implementation guidance issued by the Financial Accounting Standards Board’s (FASB) Derivatives Implementation Group. SFAS No. 133 requires, among other things, that all derivatives be recognized as either assets or liabilities and measured at fair value. The corresponding derivative gains and losses should be reported based upon the hedge relationship, if such a relationship exists. Changes in the fair value of derivatives that are not designated as hedges or that do not meet the hedge accounting criteria in SFAS No. 133 are required to be reported in income. SFAS No. 138 made certain changes to the hedging provisions of SFAS No. 133. Adoption of SFAS No. 133, as amended, did not have a material impact on World-Wide’s consolidated financial statements as World-Wide did not own any derivatives as of September 30, 2000.

3.    INVESTMENTS

          The amortized cost, gross unrealized gains and losses, and fair value of fixed maturity securities available for sale are shown below. The fair value of publicly traded securities is based on quoted market prices. For securities not actively traded, fair values were provided by independent pricing services, primarily brokers of these securities. World-Wide also estimates certain fair values based on interest rates, credit quality and average maturity or from securities with comparable trading characteristics.

	September 30, 2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Foreign governments	$ 6,404	$159		$ 6,563
Corporate securities	72,536	371	$443	72,464

Total	$78,940	$530	$443	$79,027

	September 30, 1999
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Foreign governments	$ 6,192	$ 80	$ 15	$ 6,257
Corporate securities	66,638	161	793	66,006

Total	$72,830	$241	$808	$72,263

          The contractual maturities of fixed maturity securities as of September 30, 2000, by contractual repayment date of principal, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
	(In thousands)
Due in one year or less	$14,308	$14,345
Due in one year through five years	64,632	64,682
Due in five years through ten years
Due after ten years

Total	$78,940	$79,027

          Major categories of net investment income are as follows:

	Years Ended September 30,
	2000	1999
	(In thousands)
Fixed maturity securities	$7,779	$4,730
Equity securities	268
Cash and cash equivalents	581	853

Net investment income	$8,628	$5,583

          Proceeds from the sales of available for sale securities amounted to $19.1 million and $2.1 million for the years ended September 30, 2000 and 1999, respectively. Gross gains of $85,000 and $19,000 and gross losses of $77,000 and $0 on sales of available for sale securities were realized for the years ended September 30, 2000 and 1999, respectively.

          As of September 30, 2000 and 1999, World-Wide did not have a material concentration of investments in a single issuer, industry, or geographic location.

4.    COMPREHENSIVE INCOME

          Comprehensive income, in accordance with SFAS No. 130, Reporting Comprehensive Income, requires unrealized gains and losses on World-Wide’s available for sale securities and the foreign currency translation adjustment to be included in other comprehensive income. The table below shows the gross and net of tax components of other comprehensive income.

	Year Ended September 30, 2000
	Before Tax	Tax	Net of Tax
	(In thousands)
Unrealized gain, net, on available for sale securities arising during the year	$ 662	$ (198)	$ 464
Less reclassification adjustment for gains realized in net income	(8)	2	(6)
Foreign currency translation adjustments	(6,647)	2,838	(3,809)

Other comprehensive income (loss)	$(5,993)	$2,642	$(3,351)

	Year Ended September 30, 1999
	Before Tax	Tax	Net of Tax
	(In thousands)
Unrealized loss, net, on available for sale securities arising during the year	$(1,627)	$ 488	$(1,139)
Less reclassification adjustment for gains realized in net income	(19)	6	(13)
Foreign currency translation adjustments	(1,465)	669	(796)

Other comprehensive income (loss)	$(3,111)	$1,163	$(1,948)

5.    INCOME TAXES

          The components of income tax expense are as follows:

	Years Ended September 30,
	2000	1999
	(In thousands)
Current tax expense	$ 381	$ 312
Deferred tax expense	1,449	1,537

Total income tax expense	$1,830	$1,849

          World-Wide’s effective tax rates approximated the statutory tax rates of 30% for the tax year ended 2000 and 31% for the tax year ended 1999. As a result of tax rate decreases, the deferred tax liability and income tax expense was reduced by $70,000 and $63,000 as of and for the years ended September 30, 2000 and 1999, respectively.

          Significant components of the net deferred tax liability are as follows as of:

	September 30,
	2000	1999
	(In thousands)
Undistributed earnings of World-Wide Reassurance	$ 6,194	$ 7,535
Reserves for future policy benefits	4,728	4,772
Deferred acquisition costs	2,150	233
Amortization on bonds	427	589
Pension liability	(176)	(207)
Other	1,197	982

Net deferred tax liability from operations	14,520	13,904
Other comprehensive income	(2,007)	636

Total deferred tax liability	$12,513	$14,540

          The change in the beginning net deferred tax liability from operations resulting from foreign exchange rate changes of $833,000 was reflected in other comprehensive income.

6.    SHAREHOLDER’S EQUITY

          World-Wide Holdings has the authority to issue 5 million ordinary shares of $1.692 par value voting shares of which 5 million shares are currently outstanding and held by Pacific Life.

7.    COMMITMENT

          World-Wide leases its office facility under an operating lease. Rent expense, which is included in operating expenses, in connection with this lease was $195,000 and $204,000 for the years ended September 30, 2000 and 1999, respectively. This lease is due to expire in October 2001. World-Wide Holdings is currently in the process of negotiating a renewal of this lease. The aggregate minimum future commitment as of September 30, 2000 through the term of the lease is approximately $200,000.

8.    REINSURANCE AND RELATED PARTY TRANSACTIONS

          World-Wide Reassurance has reinsurance arrangements with various insurance companies that are seeking to provide for the greater diversification of business, control exposures to potential losses arising from large risks, and provide additional capacity for growth.

          All insurance premiums earned are assumed from various insurance companies. World-Wide Reassurance then retrocedes a portion of these premiums to other insurance companies. The retrocession of such business does not relieve World-Wide Reassurance of its liability and, as such, failure of reinsurers to honor their obligations could result in losses. World-Wide Reassurance evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. As of September 30, 2000, World-Wide had no significant reinsurance-related concentrations of credit risk.

          Net premiums earned were as follows:

	Years Ended September 30,
	2000	1999
	(In thousands)
Premiums assumed	$30,035	$19,341
Premiums retroceded	4,129	2,393

Net premiums earned	$25,906	$16,948

          Reinsurance receivables as of September 30, 2000 and 1999 include reserve balances for reinsurance retroceded amounting to $33.2 million and $18.7 million, respectively.

          World-Wide Reassurance has entered into reinsurance arrangements with its parent, Pacific Life. Pacific Life cedes to World-Wide Reassurance certain blocks of individual life insurance on an automatic and facultative basis. The risks transferred to World-Wide Reassurance generally represent mortality risks. Included and netted in other assets are future policy benefits and unpaid claims of $594,000 and $294,000 as of September 30, 2000 and 1999, respectively. Premiums assumed for the years ended September 30, 2000 and 1999 amounted to $2.5 million and $2.4 million, respectively. Policy benefits amounted to $1.9 million and $1.6 million for the years ended September 30, 2000 and 1999, respectively.

9.    PENSION PLAN

          World-Wide Holdings provides a funded defined benefit pension plan covering all eligible employees. The assets of the plan are held separately from those of World-Wide Holdings and are invested with an insurance company. World-Wide Holdings funding policy for the plan is to make contributions to the plan so as to spread the cost of the pension plan over the employees working life with World-Wide Holdings.

          Components of the net periodic pension expense are as follows:

	Years Ended September 30,
	2000	1999
	(In thousands)
Service cost—benefits earned during the year	$268	$266
Interest cost on projected benefit obligation	214	202
Expected return on plan assets	(200)	(165)
Amortization of transition obligation	66	68

Net periodic pension expense	$348	$371

          The following tables set forth the change in benefit obligation, plan assets and the funded status reconciliation as of:

	September 30,
	2000	1999
	(In thousands)
Change in Benefit Obligation:
Benefit obligation, beginning of year	$3,402	$3,176
Service cost	268	266
Interest cost	214	202
Benefits paid	(140)	(147)
Translation adjustment	(377)	(95)

Benefit obligation, end of year	$3,367	$3,402

	September 30,
	2000	1999
	(In thousands)
Change in Plan Assets:
Fair value of plan assets, beginning of year	$2,364	$2,072
Actual return on plan assets	393	165
Employer contributions	382	334
Benefits paid	(140)	(147)
Translation adjustment	(283)	(60)

Fair value of plan assets, end of year	$2,716	$2,364

	September 30,
	2000	1999
	(In thousands)
Funded Status Reconciliation:
Funded status	$(651)	$(1,038)
Unrecognized transition asset	248	346
Unrecognized actuarial gain	(183)

Accrued pension cost	$(586)	$ (692)

          In determining the actuarial present value of the projected benefit obligation as of September 30, 2000 and 1999, the weighted average discount rate used was 6.5% and the rate of increase in future compensation levels was 5.5%. The expected long-term rate of return on plan assets was 8.0% in 2000 and 1999.

10.    STATUTORY REQUIREMENTS

          In connection with the Insurance Companies Act 1982 of the United Kingdom, World-Wide Reassurance is required to maintain statutory minimum net capital requirements of $11.4 million and $7.7 million as of September 30, 2000 and 1999, respectively. World-Wide Reassurance had statutory capital in excess of these minimum requirements of $31.2 million and $42.0 million as of September 30, 2000 and 1999, respectively.

11.    COMPANIES ACT 1985

          These financial statements do not comprise World-Wide’s “statutory accounts” within the meaning of section 240 of the Companies Act 1985 of the United Kingdom. Statutory accounts for the year ended September 30, 2000, on which the auditors’ report was unqualified, have been delivered to the Registrar of Companies for England and Wales.

12.    SUBSEQUENT EVENT

          On August 6, 2001, Pacific Life entered into a share purchase agreement with Scottish Annuity & Life Holdings, Ltd. (Scottish Holdings). In connection with this transaction, Pacific Life will exchange its ownership interest in World-Wide Holdings for newly issued Scottish Holdings ordinary shares valued at approximately $78 million. Pacific Life will become the largest shareholder of Scottish Holdings with an approximate 22% interest in the issued and outstanding Scottish Holdings ordinary shares. The transaction, which is anticipated to close later in 2001, is subject to the approval of Scottish Holdings’ shareholders, as well as various regulatory approvals and other customary conditions with respect to this type of transaction. In connection with the closing of this transaction, World-Wide Holdings will pay a dividend to Pacific Life, not to exceed $13 million. This dividend was declared by the Board of Directors of World-Wide Holdings on August 5, 2001.

WORLD-WIDE HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

(Expressed in Thousands of United States Dollars)

	June 30, 2001	September 30, 2000
	(Unaudited)
ASSETS
Investments:
Fixed maturity securities available for sale at fair value	$ 87,245	$ 79,027
Trading equity securities at fair value	22,183	26,035
Cash and cash equivalents	8,650	13,927

TOTAL INVESTMENTS	118,078	118,989
Accrued investment income	2,934	2,541
Reinsurance receivables	60,823	69,143
Deferred acquisition costs	6,775	7,465
Other assets	1,094	6,285

TOTAL ASSETS	$189,704	$204,423

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities:
Reserves for future policy benefits	$ 63,147	$ 62,412
Investment-type products	33,514	48,702
Due to reinsurers	21,466	22,716
Benefits payable	559	963
Accounts payable and accrued expenses	2,734	3,228
Deferred tax liability	12,705	12,513

TOTAL LIABILITIES	134,125	150,534

Shareholder’s Equity:
Common stock, par value $1.692 per share; 5,000,000 shares authorized, issued, and outstanding	8,458	8,458
Additional paid in capital	21,444	21,444
Accumulated other comprehensive income (loss):
Unrealized gain on investments, net	343	61
Foreign currency translation adjustments, net	(4,275)	(2,426)
Retained earnings	29,609	26,352

TOTAL SHAREHOLDER’S EQUITY	55,579	53,889

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$189,704	$204,423

See Accompanying Notes to Unaudited Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(Expressed in Thousands of United States Dollars)

	Nine Months Ended June 30,
	2001	2000
REVENUES
Premiums earned	$21,122	$16,730
Net investment income	5,540	6,804
Change in unrealized gain on trading securities	(2,857)	2,939
Other income (loss)	264	(85)

TOTAL REVENUES	24,069	26,388

BENEFITS AND EXPENSES
Claims and other policy benefits	13,878	17,014
Acquisition costs and other insurance expenses	2,848	2,539
Operating expenses	2,690	2,552

TOTAL BENEFITS AND EXPENSES	19,416	22,105

INCOME BEFORE INCOME TAX EXPENSE	4,653	4,283
Income tax expense	1,396	1,215

NET INCOME	$ 3,257	$ 3,068

See Accompanying Notes to Unaudited Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Expressed in Thousands of United States Dollars)

	Nine Months Ended June 30,
	2001	2000
NET INCOME	$3,257	$3,068

OTHER COMPREHENSIVE LOSS
Unrealized gain on investments, net	282	322
Foreign currency translation adjustments, net	(1,849)	(2,535)

TOTAL OTHER COMPREHENSIVE LOSS	(1,567)	(2,213)

COMPREHENSIVE INCOME	$1,690	$ 855

See Accompanying Notes to Unaudited Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY

(Expressed in Thousands of United States Dollars, except for number of shares)

	Nine Months Ended June 30,
	2001	2000
ORDINARY SHARES	5,000,000	5,000,000

COMMON STOCK	$ 8,458	$ 8,458

ADDITIONAL PAID IN CAPITAL	21,444	21,444

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS):
Beginning of period	(2,365)	986
Unrealized gain on investments, net	282	322
Foreign currency translation adjustments, net	(1,849)	(2,535)

End of period	(3,932)	(1,227)

RETAINED EARNINGS:
Beginning of period	26,352	21,849
Net income	3,257	3,068

End of period	29,609	24,917

TOTAL SHAREHOLDER’S EQUITY	$55,579	$53,592

See Accompanying Notes to Unaudited Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in Thousands of United States Dollars)

	Nine Months Ended June 30,
	2001	2000
OPERATING ACTIVITIES
Net income	$ 3,257	$ 3,068
Items not affecting cash:
Amortization of investments	137	(356)
Amortization of deferred acquisition costs, net	433	693
Deferred income taxes	1,171	990
Change in unrealized gain on trading securities	2,857	(2,939)
Income credits on investment-type products	(3,268)	2,003
Changes in assets and liabilities:
Accrued investment income	(461)	317
Reinsurance receivables	(354)	4,645
Other assets	4,999	(1,738)
Reserve for future policy benefits	645	2,496
Due to reinsurers	(412)	(1,337)
Benefits payable	(377)	(1,172)
Accounts payable and accrued expenses	(446)	(261)

Net cash provided by operating activities	8,181	6,409

INVESTING ACTIVITIES
Purchase of investments	(39,972)	(57,032)
Proceeds from sales and maturities of investments	28,289	41,006
Cash received from assumption of reinsurance block of business		21,572

Net cash provided by (used in) investing activities	(11,683)	5,546

FINANCING ACTIVITIES
Withdrawals from investment-type product liabilities	(1,514)	(11,914)

Net cash used in financing activities	(1,514)	(11,914)

OTHER
Effect of exchange rate changes on cash and cash equivalents	(261)	(2,897)

Net change in cash and cash equivalents	(5,277)	(2,856)
Cash and cash equivalents, beginning of period	13,927	12,400

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 8,650	$ 9,544

SUPPLEMENTAL SCHEDULE OF INVESTING AND FINANCING ACTIVITIES
In connection with the assumption of a reinsurance block of business, as discussed in Note 1, the following assets and liabilities were assumed:
Trading equity securities		$25,861
Cash and cash equivalents		21,572
Reinsurance receivables		4,350
Deferred acquisition costs		8,417

Total assets assumed		$60,200

Reserves for future policy benefits		$26,231
Investment-type products		31,381
Benefits payable		1,043
Due to reinsurers		1,545

Total liabilities assumed		$60,200

See Accompanying Notes to Unaudited Consolidated Financial Statements

WORLD-WIDE HOLDINGS LIMITED

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.    ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION

Organization and Business

          World-Wide Holdings Limited (World-Wide Holdings) is a holding company incorporated in England and Wales in 1987. World-Wide Holdings has one wholly owned subsidiary, World-Wide Reassurance Company Limited (World-Wide Reassurance), which is a life and health reinsurance company that was incorporated in England and Wales in 1964. World-Wide Reassurance’s one line of business is the transaction of international reinsurance business with insurance companies in the Middle East, Europe and other overseas territories, and the retrocession of reinsurance with insurance companies in the United States. World-Wide Holdings is wholly owned by Pacific Life Insurance Company (Pacific Life), a California stock life insurance company.

          Effective October 1, 1999, World-Wide Reassurance assumed a block of the reinsurance portfolio of the British & European Reinsurance Company (B&E) with reserves and other liabilities of $60.2 million. Assets received as part of this assumption amounted to $51.8 million, and included $21.6 million in cash, $25.9 million in equity securities and $4.3 million in other assets. The cost of assuming this business, representing the amount equal to the excess of the fair value of the reserves and other liabilities assumed over the assets assumed, or $8.4 million, is included in deferred acquisition costs.

Basis of Presentation

          Accounting Principles and Consolidation — The accompanying consolidated financial statements of World-Wide Holdings have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and include the accounts of World-Wide Holdings and its wholly owned subsidiary, World-Wide Reassurance, for the nine months ended June 30, 2001 and 2000. Accordingly, they do not include all of the information and footnotes required by US GAAP for a complete set of financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results for the periods indicated are not necessarily indicative of the results to be expected for the entire year. For further information, refer to the consolidated financial statements and related footnotes as of and for the year ended September 30, 2000.

          Estimates, Risks and Uncertainties — The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          World-Wide Holdings and World-Wide Reassurance (collectively, World-Wide) operate in a business environment that is subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, interest rate risk, investment market risk, credit risk, and legal and regulatory changes.

2.    NEW ACCOUNTING PRONOUNCEMENTS

          On October 1, 1999, World-Wide adopted the American Institute of Certified Public Accountants Statement of Position (SOP) 98-7, Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk. SOP 98-7 provides guidance on accounting for insurance and reinsurance contracts that do not transfer insurance risk under a method referred to as deposit accounting. Adoption of this SOP did not have a material impact on World-Wide’s consolidated financial statements.

          Effective October 1, 2000, World-Wide adopted the requirements of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB Statement No. 133, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities – an amendment of FASB Statement No. 133, and supplemented by implementation guidance issued by the Financial Accounting Standard Board’s (FASB) Derivatives Implementation Group. SFAS No. 133 requires, among other things, that all derivatives be recognized as either assets or liabilities and measured at fair value. The corresponding derivative gains and losses should be reported based upon the hedge relationship, if such a relationship exists. Changes in the fair value of derivatives that are not designated as hedges or that do not meet the hedge accounting criteria in SFAS No. 133 are required to be reported in income. SFAS No. 138 made certain changes to the hedging provisions of SFAS No. 133. Adoption of SFAS No. 133, as amended, did not have a material impact on World-Wide’s consolidated financial statements as World-Wide did not own any derivatives as of June 30, 2001 and September 30, 2000.

3.    COMPREHENSIVE INCOME

          Comprehensive income, in accordance with SFAS No. 130, Reporting Comprehensive Income, requires unrealized gains and losses on World-Wide’s available for sale securities and the foreign currency translation adjustment to be included in other comprehensive income. The table below shows the gross and net of tax components of other comprehensive income.

	Nine Months Ended June 30, 2001
	Before Tax	Tax	Net of Tax
	(In thousands)
Unrealized gain, net, on available for sale securities arising during the year	$ 719	$ (216)	$ 503
Less reclassification adjustment for gains realized in net income	(315)	94	(221)
Foreign currency translation adjustments	(3,172)	1,323	(1,849)

Other comprehensive income (loss)	$(2,768)	$1,201	$(1,567)

	Nine Months Ended June 30, 2000
	Before Tax	Tax	Net of Tax
	(In thousands)
Unrealized gain, net, on available for sale securities arising during the year	$ 517	$ (155)	$ 362
Less reclassification adjustment for gains realized in net income	(57)	17	(40)
Foreign currency translation adjustments	(4,515)	1,980	(2,535)

Other comprehensive income (loss)	$(4,055)	$1,842	$(2,213)

4.    STATUTORY REQUIREMENTS

          In connection with the Insurance Companies Act 1982 of the United Kingdom, World-Wide Reassurance is required to maintain statutory minimum net capital requirements. These requirements are calculated annually at the end of every fiscal year ending September 30. As of the latest fiscal year ended September 30, 2000, World-Wide Reassurance was required to maintain $11.4 million of minimum net capital. World-Wide Reassurance had statutory capital of $31.2 million in excess of this minimum requirement at September 30, 2000.

5.    SUBSEQUENT EVENT

          On August 6, 2001, Pacific Life entered into a share purchase agreement with Scottish Annuity & Life Holdings, Ltd. (Scottish Holdings). In connection with this transaction, Pacific Life will exchange its ownership interest in World-Wide Holdings for newly issued Scottish Holdings ordinary shares valued at approximately

$78 million. Pacific Life will become the largest shareholder of Scottish Holdings with an approximate 22% interest in the issued and outstanding Scottish Holdings ordinary shares. The transaction, which is anticipated to close later in 2001, is subject to the approval of Scottish Holdings shareholders, as well as various regulatory approvals and other customary conditions with respect to this type of transaction. In connection with the closing of this transaction, World-Wide Holdings will pay a dividend to Pacific Life, not to exceed $13 million. This dividend was declared by the Board of Directors of World-Wide Holdings on August 5, 2001.

Annex A

SHARE PURCHASE AGREEMENT

dated as of August 6, 2001

by and between

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

and

PACIFIC LIFE INSURANCE COMPANY

A-(i)

A-(ii)

A-(iii)

EXHIBITS

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Stockholder Agreement
Exhibit C	Form of Tax Deed of Covenant
Exhibit D	Form of Powers of Attorney
Exhibit E	Form of Letters of Resignation
Exhibit F	Form of Charter Amendment
Exhibit G	Certain Holdings and Company Employees

A-(iv)

SELLER’S DISCLOSURE SCHEDULES

Schedule 3.4	No Conflicts
Schedule 3.5(a)	Capital Structure
Schedule 3.5(c)	Subsidiaries
Schedule 3.7(b)	Company Documents
Schedule 3.8(b)	Financial Statements
Schedule 3.8(c)	Changes in Investment Portfolio/Accounting Methods
Schedule 3.9	Annual Regulatory Returns
Schedule 3.10	Certain Changes or Events Since the Balance Sheet Date
Schedule 3.11	Contracts
Schedule 3.12	Litigation
Schedule 3.13(a)	Liabilities and Reserves
Schedule 3.14	Tax Matters
Schedule 3.15(a)(i)	Investments
Schedule 3.15(a)(ii)	Transactions Affecting Company’s Investment Portfolio
Schedule 3.15(b)	Real Property
Schedule 3.16	Compliance with Laws
Schedule 3.17	Insurance
Schedule 3.18	Permits
Schedule 3.19	Reinsurance Agreements and Retrocession Agreements
Schedule 3.20(a)(1)	Service Marks, Trademarks, Intellectual Property
Schedule 3.20(a)(2)	Software Matters
Schedule 3.21	Pensions
Schedule 3.22	Employees
Schedule 3.23	Banks, Brokerage Accounts and Powers of Attorney
Schedule 5.2(a)(xvi)	Operating Restrictions

A-(v)

BUYER’S DISCLOSURE SCHEDULES

Schedule 4.3	Consents and Approvals
Schedule 4.4(b)	No Conflicts with Contracts
Schedule 4.4(c)	No Conflicts with Officers and Employees
Schedule 4.5	Capital Structure
Schedule 4.6(c)	Material Changes in Investment Policies
Schedule 4.7	Absence of Certain Changes or Events
Schedule 4.8	Contracts
Schedule 4.9	Litigation
Schedule 4.11	Taxation
Schedule 4.12	Compliance with Laws
Schedule 4.13	Insurance Business
Schedule 4.14	Reinsurance Agreements and Retrocession Agreements
Schedule 4.15	Employee Benefit Plans
Schedule 4.19	Takeover Statutes
Schedule 5.1(b)	Transactions not in the Ordinary Course

A-(vi)

DEFINITIONS

Term	Section
2000 Company Financials	§3.14(a)
Affiliate	§1.1(d)
Agency Contracts	§3.11(a)(x)
Agreement	Preamble
Annual Regulatory Returns	§3.9(a)
Approved	§3.21(a)
Average Final Price	§1.1(c)
Balance Sheet Date	§3.8(a)
Business Day	§2.1
Buyer	Preamble
Buyer Balance Sheet Date	§4.6(c)
Buyer Material Adverse Effect	§4.1(b)
Buyer Reports	§4.6(a)
Buyer SAP Statements	§4.6(d)
Buyer Scheduled Contract	§4.8(a)
Buyer Shares	§1.1(b)
Buyer Tax Benefit	§8.2(b)(i)
Buyer Tax Burden	§8.2(b)(i)
Cash Consideration	§1.1(b)
Charter Amendment	§5.10
Closing	§2.1
Closing Date	§2.1
Code	Preamble
Companies Act	§3.5(a)
Company	Preamble
Company Dividend	§3.3
Company Financials	§3.8(a)
Company Material Adverse Effect	§3.1(b)
Company Shares	Preamble
Consents	§3.3
Contract	§3.11(a)
Damages	§8.2(a)
Derivatives	§3.27
Disclosed Scheme	§3.21(a)
Dividend	§3.3
Employee	§3.21(a)
Employee Benefit Plans	§3.10(d)
Environmental Law	§3.24(a)(i)
Event	§3.14(b)
Exchange Act	§1.1(d)
Facilities	§3.23(e)
FSA	§3.3
Governmental Authority	§3.3
Group Relief	§3.14(b)
Holdings	Preamble
HSR Act	§3.3
Indemnified Parties	§7.4(b)
Indemnified Person	§8.3(a)
Indemnifying Person	§8.3(a)

A-(vii)

Term	Section
Insurance Companies Act	§3.9(a)
Intellectual Property Right	§3.20(a)
Investment Advisors Act	§3.26
Investment Company Act	§3.26
Investment Policies	§3.8(c)
Investment Proposal	§5.6
Investment Reserves Release Tax	§3.3
Investments	§3.15(a)
Lease	3.15(b)(xii)
Liens	§1.1(a)
Litigation	§3.12(a)
Meeting	§4.3(a)(iv)
Permit	§3.18(a)
Person	§3.5(a)
Property	3.15(b)(i)
Proxy Statement	§4.3(a)
Registration Rights Agreement	§2.2(d)
Registration Statement	§4.3(a)
Reinsurance Agreement	§3.19(a)
Relief	§3.14(b)
Representatives	§5.8
Retrocession Agreement	§3.19(a)
Scheduled Contract	§3.11(a)
Scheduled Investments	§3.15(a)
SEC	§4.3(a)
Securities Act	§3.29
Seller	Preamble
Seller Tax Benefit	§8.2(d)(i)
Seller Tax Burden	§8.2(d)(i)
Seller’s Actual Stamp Duty	§2.4(b)
Seller’s Estimated Stamp Duty	§2.4(b)
Share Consideration	§1.1(b)
Shares	Preamble
Shortfall	§7.7(g)
State	§3.3
Stockholder Agreement	§2.2(e)
Subsidiary	§3.5(c)
Tax	§3.14(b)
Tax Authority	§3.14(b)
Tax Clearance	§3.14(a)
Tax Deed Covenant	§2.2(f)
Tax Return	§3.14(b)
Taxes Act	§3.14(b)
Transaction Documents	§2.5
UK Accounting Standards	§3.8(b)
Unaudited Financials	§3.8(a)
US GAAP	§3.8(b)(ii)
VAT	§3.14(b)
VAT Legislation	§3.14(b)
VAT Regulations	§3.14(a)
World-Wide Reassurance Business	§7.1

A-(viii)

          SHARE PURCHASE AGREEMENT, dated as of August 6, 2001 (this “Agreement”), by and between SCOTTISH ANNUITY & LIFE HOLDINGS, LTD., a Cayman Islands company (“Buyer”), and PACIFIC LIFE INSURANCE COMPANY, a California corporation (“Seller”).

WITNESSETH:

          WHEREAS, Seller owns legally and beneficially 5,000,000 ordinary shares, with a nominal value of £1.00 per share, of World-Wide Holdings Limited, an English private company limited by shares (“Holdings”), constituting all of the issued and allotted share capital of Holdings (the “Shares”);

          WHEREAS, Holdings owns legally and beneficially 10,000,000 ordinary shares, with a nominal value of £1.00 per share, of World-Wide Reassurance Company Limited, an English private company limited by shares (the “Company”), constituting all of the issued and allotted share capital of the Company (the “Company Shares”); and

          WHEREAS, Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Seller, in a transaction that will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

          NOW, THEREFORE, in consideration of the premises and representations, warranties and agreements herein contained, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

          1.1.    Purchase and Sale of Shares.

          (a)  On the terms and subject to the conditions set forth herein, Seller agrees to sell as legal and beneficial owner, and Buyer agrees to purchase, the Shares, free from all liens, pledges, mortgages, options, encumbrances, claims or other third party rights (including rights of preemption), restrictions or limitations, in each case of any nature whatsoever (collectively, “Liens”), together with all rights which may become attached to the Shares at or after the Closing.

          (b)  The consideration to be delivered to Seller in exchange for the purchase of the Shares and for Seller’s agreements set forth in Section 7.1 shall consist of (i) the issuance by Buyer to Seller of the number of ordinary shares, par value US $.01 per share, of Buyer (the “Buyer Shares”) determined as set forth in Section 1.1(c) (the “Share Consideration”), free from all Liens, together with all rights which may become attached to the Buyer Shares at or after the Closing and (ii) the amount of cash determined as set forth in Section 1.1(d) (the “Cash Consideration”).

          (c)  The number of Buyer Shares that Seller shall be entitled to receive shall be determined by dividing (i) the sum of (A) Seventy-Eight Million United States Dollars (US $78,000,000) plus (B) the amount equal to the product obtained by multiplying (1) 0.59 by (2) the amount, if any, by which US $13,000,000 exceeds the sum of (x) the Dividend and (y) the Investment Reserves Release Tax by (ii) the Average Final Price; provided, however, that:

(i) if the Average Final Price is less than US $13.00, the Average Final Price shall be deemed to be US $13.00; and

(ii) if the Average Final Price is greater than US $21.00, the Average Final Price shall be deemed to be US $21.00.

          As used herein, “Average Final Price” shall mean the average (rounded to the nearest US $0.0001) of the closing trading prices of the Buyer Shares on the NASDAQ National Market, as reported in The Wall Street Journal, Eastern Edition (or such other sources as the parties shall agree in writing), for the 20 consecutive trading days ending on the fifth business day immediately preceding the Closing Date. For purposes of determining the amount (if any) by which U.S. $13,000,000 exceeds the sum of the Dividend and the Investment Reserves Release Tax, the sum of the Dividend and the Investment Reserves Release Tax, as expressed in British pounds sterling, shall be converted to US dollars at the rate of US $1.4293 for each British pound sterling.

          (d)  Notwithstanding the foregoing, if, upon receipt of the Share Consideration as determined pursuant to Section 1.1(c), Seller would own more than 24.9% of all of the then issued and outstanding Buyer Shares (taking into account the Share Consideration and any other Buyer Shares legally or beneficially owned by Seller or any Affiliate of Seller), the Share Consideration shall be reduced so that the total number of Buyer Shares owned by Seller and all Affiliates of Seller upon consummation of the transactions contemplated by this Agreement will not exceed 24.9% of the total of all issued and outstanding Buyer Shares (taking into account the Share Consideration and any other Buyer Shares legally or beneficially owned by Seller or any Affiliate of Seller) immediately after the Closing. The difference, if any, between the value of the Share Consideration pursuant to Section 1.1(c) and value of the Share Consideration pursuant to this Section 1.1(d), such difference to be determined by reference to the Average Final Price, shall be paid in cash as set forth in Section 2.4 hereof. For purposes of this Section 1.1(d) only, the term “Seller” includes any Affiliate or other Person from which ownership of any Buyer Shares would be attributed to Seller for purposes of determining whether Buyer would be treated as a controlled foreign corporation within the meaning of Section 951 et seq. of the Code, and the term “Buyer Shares” includes options, warrants, preferred shares or other indicia of rights of ownership to Buyer Shares issued to or held by Seller and its affiliates, if any. As used in this Agreement, the term “Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ARTICLE II

CLOSING

          2.1.    Closing.

          The Closing of the transactions contemplated herein shall take place at 10:00 a.m., local time, on the date that is five (5) Business Days after the satisfaction of the conditions set forth in Article VI or waiver thereof (to the extent permitted by the terms of this Agreement), at the offices of Gibson, Dunn & Crutcher LLP, Jamboree Center, 4 Park Plaza, Irvine, California 92614-8557, or at such other time and place as the parties may mutually agree in writing (the “Closing”). For the purposes of this Agreement, “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or London, England, are required or authorized by law to be closed. The actual date on which the Closing shall occur is referred to herein as the “Closing Date.”

          2.2.    Seller’s Deliverables.

          To effect the transactions referred to in Article I, Seller shall, at the Closing, deliver or cause to be delivered to Buyer (or to any Person whom Buyer may designate, except with respect to the share certificates to be delivered pursuant to Section 2.2(a)):

          (a)  the share certificates in respect of all the Shares, together with stock transfers duly executed by the registered holders in favor of Buyer;

          (b)  an officer’s certificate of Seller, in a form reasonably satisfactory to Buyer, certifying the fulfillment of the conditions specified in Section 6.1 and Section 6.2;

          (c)  audited Company Financials for the year ended September 30, 2001;

          (d)  a counterpart original of the Registration Rights Agreement, substantially in the form of Exhibit A (the “Registration Rights Agreement”), duly executed by Seller;

          (e)  a counterpart original of the Stockholder Agreement, substantially in the form of Exhibit B (the “Stockholder Agreement”), duly executed by Seller;

          (f)  a counterpart original of the Tax Deed of Covenant, substantially in the form of Exhibit C (the “Tax Deed Covenant”), duly executed by Seller;

          (g)  a certificate, dated the Closing Date, of the Secretary of Holdings attaching true, complete and correct copies of the Memorandum and Articles of Association of Holdings;

          (h)  a certificate, dated the Closing Date, of the Secretary of the Company attaching true, complete and correct copies of the Memorandum and Articles of Association of the Company;

          (i)  a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Seller attaching true, complete and correct copies of the Certificate of Incorporation and Bylaws of Seller;

          (j)  the Memorandum and Articles of Association, certificates on change of name (if applicable), the common seals (if any), all minute books, statutory registers, share certificate books, books of account and other statutory books (which shall be current up to, but not including, the Closing Date) of Holdings and the Company;

          (k)  all such documents (including any powers of attorney under which any document required to be delivered under this Section 2.2 has been executed and any necessary waivers or consents of Seller, Holdings or the Company) as may be reasonably required (if any) to enable Buyer to be the holder of the Shares (as represented by the share certificates) and to permit Seller, Holdings and the Company to consummate the transactions contemplated by this Agreement;

          (l)  irrevocable powers of attorney in the form set out in Exhibit D executed by Seller to enable Buyer (during the period prior to registration of the transfer of the Shares) to exercise all voting and other rights attaching to the Shares;

          (m)  a letter of resignation in the form set out in Exhibit E, duly executed by each of the directors of Holdings and the Company designated by Buyer;

          (n)  certified copies of resolutions (certified by a duly appointed officer to be true, complete and correct) adopted by the Boards of Directors of:

(i) the Company:

(A) recording acceptance of the resignation of the directors, the Secretary of the Company and the Company’s auditors; and

(B) recording the appointment of such persons as the directors, the Secretary and the auditors of the Company as Buyer shall nominate;

(ii) Holdings:

(A) recording the acceptance of the resignation of the directors, the Secretary of Holdings and Holding’s auditors;

(B) recording the appointment of such persons as the directors, the Secretary and the auditors of Holdings as Buyer shall nominate;

(C) approving (subject only to proper stamping) the transfer of the Shares referred to in Section 2.2(a); and

(D) approving (subject only to proper stamping) the placing on the Register of Members of Holdings of the name of Buyer in accordance with the stock transfer form referred to in Section 2.2(a);

(iii) Seller, authorizing the execution and delivery of, and the performance by Seller of its obligations under, this Agreement and the other Transaction Documents to which it is a party; and

          (o)  any such other documents reasonably requested by Buyer to consummate the transactions contemplated hereby, including those documents referred to in Section 6.2 hereof.

          2.3.    Buyer’s Deliverables.

          To effectuate the transactions referred to in Article I, Buyer shall deliver or cause to be delivered to Seller (or to any Person whom Seller may designate):

          (a)  a duly executed certificate of Buyer Shares issued in the name of Seller evidencing ownership of Share Consideration computed pursuant to Section 1.1;

          (b)  the Cash Consideration, if any, computed pursuant to Section 1.1;

          (c)  an officer’s certificate of Buyer, in a form reasonably satisfactory to Seller, certifying the fulfillment of the conditions specified in Section 6.1 and Section 6.3;

          (d)  a counterpart original of the Registration Rights Agreement, duly executed by Buyer;

          (e)  a counterpart original of the Stockholder Agreement, duly executed by Buyer;

          (f)  a counterpart original of the Tax Deed Covenant, duly executed by Buyer;

          (g)  certified copies of the resolutions (certified by a duly appointed officer to be true, complete and correct) adopted by of the Board of Directors of Buyer, authorizing (i) the execution and delivery of, and the performance by Buyer of its obligations under, this Agreement, the Registration Rights Agreement, the Stockholder Agreement and any other documents or agreements contemplated thereby to which Buyer is a party and (ii) the issuance of the Share Consideration;

          (h)  a certificate, dated the Closing Date, of the Secretary or an Assistant Secretary of Buyer attaching true, complete and correct copies of the Memorandum and Articles of Association of Buyer;

          (i)  all such documents (including any powers of attorney under which any document required to be delivered under this Section 2.3 has been executed and any necessary waivers or consents of Buyer) as may be reasonably required (if any) to enable Seller to receive the Share Consideration and the Cash Consideration, if any, and to permit Buyer to consummate the transactions contemplated by this Agreement; and

          (j)  any such other documents reasonably requested by Seller to consummate the transactions contemplated hereby, including those documents referred to in Section 6.3.

          2.4.    Payment of Cash Consideration; Stamp Duty.

          (a)  Cash Consideration.    At the Closing, Buyer will pay to Seller the Cash Consideration, if any, by wire transfer of immediately available funds, to an account designated by Seller no later than two (2) Business Days prior to the Closing; provided, however, that the Buyer shall be entitled to deduct and withhold from the Cash Consideration otherwise payable hereunder to Seller any amounts it is required to deduct and withhold with respect to the transactions contemplated hereunder under the Code, or any provision of U.S. state or local tax law, or any foreign tax law. To the extent that any amount is withheld hereunder, such amount shall be treated for purposes of this Agreement as having been paid to Seller.

          (b)  Payment of Seller’s Portion of Stamp Duty.    Buyer and Seller agree to bear equally the stamp duties payable upon the acquisition by Buyer of the Shares. At the Closing, Seller shall pay to Buyer Seller’s estimated portion of the stamp duty, which shall be based on the value of the Share Consideration, estimated for purposes of such payment based on the closing trading price of the Buyer Shares on the NASDAQ National Market System, as reported in The Wall Street Journal, Eastern Edition (or such other sources as the parties shall agree in writing) on the trading day immediately preceding the Closing Date, and the Cash Consideration (“Seller’s Estimated Stamp Duty”), by wire transfer of immediately available funds to an account designated by Buyer in writing at least two (2) Business Days prior to the Closing. Seller shall calculate Seller’s actual portion of the stamp duty (“Seller’s Actual Stamp Duty”) within three (3) Business Days after the Closing Date and shall give written notice thereof to Buyer. Seller’s Actual Stamp Duty shall be based on the value of the Share Consideration, based upon the closing trading price of the Buyer Shares on the NASDAQ National Market System, as reported in The Wall Street Journal, Eastern Edition (or such other sources as the parties shall agree in writing) on the Closing Date, and the Cash Consideration. Seller’s Estimated Stamp Duty and Seller’s Actual Stamp Duty shall be payable in British pound sterling, the amount of which will be determined by converting the US dollar value of Seller’s Estimated Stamp Duty or Seller’s Actual Stamp Duty, as the case may be, into British pound sterling at the US dollar/British pound sterling exchange rate utilized by the United Kingdom Inland Revenue Stamp Office for the day prior to the Closing Date, in the case of the Seller’s Estimated Stamp Duty, and for the Closing Date, in the case of Seller’s Actual Stamp Duty. If Seller’s Actual Stamp Duty exceeds Seller’s Estimated Stamp Duty, Seller shall pay the difference to Buyer by wire transfer of immediately available funds to the account previously designated by Buyer pursuant to this Section 2.4(b) within five (5) Business Days of the Closing Date. If Seller’s Estimated Stamp Duty exceeds Seller’s Actual Stamp Duty, Buyer shall pay the difference to Seller by wire transfer of immediately available funds to the account previously designated by Seller pursuant to Section 2.4(a) within five (5) Business Days of the Closing Date

          2.5.    Satisfaction with Documents.

          All Transaction Documents executed and delivered by Buyer shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Seller. All Transaction Documents executed and delivered by Seller, Holdings or the Company shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. As used in this Agreement, “Transaction Documents” means this Agreement, the Tax Deed Covenant, the Registration Rights Agreement and the Stockholder Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

          Except as set forth in Seller’s Disclosure Schedule, Seller represents and warrants to Buyer as follows:

          3.1.    Corporate Existence.

          (a)  Seller’s Existence.    Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has the corporate power and authority and possesses all rights, licenses, authorizations and approvals, governmental or otherwise, necessary to entitle it to own the Shares.

          (b)  Holdings’ Existence.    Holdings is a private company limited by shares, incorporated in England and registered in England with registered no. 02145545. Holdings is treated under United Kingdom law as resident in the United Kingdom for the purposes of corporation tax. Holdings has been in continuous existence since its incorporation and has all corporate power and authority and possesses all rights, licenses, authorizations and approvals, governmental or otherwise, necessary to entitle it to own, lease or otherwise hold its properties and assets and to carry on its business as currently conducted that are material to its business in the United Kingdom or, with respect to other jurisdictions, where the failure to possess such rights, licenses, authorizations and approvals would not reasonably be expected to have, in any case or in the aggregate, a material adverse effect on the business, results of operations, assets, liabilities or financial condition of Holdings and the Company on a consolidated basis (a “Company Material Adverse Effect”). Holdings is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed, or admitted or in good standing would not reasonably be expected to have a Company Material Adverse Effect. No order has been made or resolution passed for the winding up of Holdings, nor has any liquidator, administrator or, to the knowledge of Seller, receiver or administrative receiver been appointed in respect of Holdings or any of its assets or business.

          (c)  Company’s Existence.    The Company is a private company limited by shares, incorporated in England and registered in England with registered no. 00825110. The Company is treated under United Kingdom law as resident in the United Kingdom for the purposes of corporation tax. The Company has been in continuous existence since its incorporation and has all corporate power and authority and possesses all rights, licenses, authorizations and approvals, governmental or otherwise, necessary to entitle it to own, lease or otherwise hold its properties and assets and to carry on its business as currently conducted that are material to its business in the United Kingdom or, with respect to other jurisdictions, where the failure to possess such rights, licenses, authorizations and approvals would not reasonably be expected to have a Company Material Adverse Effect. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed, or admitted or in good standing would not reasonably be expected to have a Company Material Adverse Effect. In addition, the Company is (i) duly licensed or authorized as an insurance company or reinsurance company, as the case may be, in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company or reinsurance company, as the case may be, in each other jurisdiction where it is required to be so licensed or authorized and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company Financials, except, with respect to clauses (ii) and (iii), where the failure to be so licensed or authorized would not reasonably be expected to have a Company Material Adverse Effect or which would interfere in any material way with the ability of Seller, Holdings or the Company to consummate the transactions contemplated by the Transaction Documents. The Company has made all required material filings under applicable insurance company statutes in the United Kingdom, and has made all required filings under applicable insurance company statutes in all other jurisdictions in which it does business, except where the failure to file would not reasonably be expected to have a Company Material Adverse Effect. No order has been made or resolution passed for the winding up of the Company, nor has any liquidator, administrator or, to the knowledge of Seller, receiver or administrative receiver been appointed in respect of the Company or any of its assets or business.

          3.2.    Authorization; Enforcement.

          Each of Seller, Holdings and the Company has all necessary corporate power and authority to execute and deliver the Transaction Documents to which it is a party, and perform its obligations under such Transaction Documents in accordance with their respective terms. Each of Seller, Holdings and the Company has taken all necessary corporate action to duly and validly authorize the execution and delivery of the Transaction Documents to which it is a party and the consummation by such party of the transactions contemplated by such Transaction Documents. This Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally or by general principles of equity. On or before the Closing Date, each of the other Transaction Documents to which Seller is a party will be duly executed and delivered by Seller, and when executed and delivered by Seller will constitute a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally or by general principles of equity.

          3.3.    Consents and Approvals.

          Except for (a) any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (collectively, the “HSR Act”), (b) any filings of applications and notices, as applicable, with the insurance regulatory authorities in the jurisdictions in which the Company operates its insurance businesses and the approval of such applications or the grant of required licenses by such authorities, (c) any filings, approvals or other requirements under applicable securities laws or applicable insurance company stock issuance laws, (d) any filings required to be made with any state insurance regulatory authorities in the United States, (e) any required filings of applications and notice with the Financial Services Authority in the United Kingdom (the “FSA”) in relation to (i) the change of controller of the Company that will take place at the Closing, (ii) a dividend (the “Dividend”) declared by Holdings to be paid to Seller prior to the Closing in an amount not to exceed the lesser of (1) US $13,000,000 and (2) the amount legally available for payment of the Dividend, provided that, in any event, the Dividend shall not exceed US $13,000,000 (converted to British pound sterling as provided in the last sentence of Section 1.1(c)) less the amount, if any, of the Taxes payable as a result of the release of investment reserves by the Company in order to pay the Company Dividend (the “Investment Reserves Release Tax”) and (iii) a dividend (the “Company Dividend”) declared by the Company to be paid to Holdings prior to the Closing in such amount as to enable Holdings to pay the Dividend, no consent, approval, permit or authorization of, license or order of, or registration, declaration, filing with, or notice to, any United Kingdom or any other foreign, United States Federal, “State” (which for purposes of this Agreement shall mean any state of the United States, the District of Columbia, the Commonwealth of Puerto Rico or any possession or territory of the United States), supranational, national, municipal or local government, any court, any instrumentality subdivision, administrative agency or commission, insurance or securities regulatory authority or other governmental authority or instrumentality or regulatory or self-regulatory body or securities or commodities exchange (each, a “Governmental Authority”) (such consents, approvals, authorizations, licenses, orders, registrations, filings and notices, together with any consents, approvals, actions or notices required to be obtained from any Governmental Authority, collectively, the “Consents”) is required to be obtained, made or given by or with respect to Seller, Holdings or the Company in connection with (1) the execution and delivery by Seller, Holdings or the Company of any of the Transaction Documents to which Seller, Holdings or the Company is a party or (2) the performance by Seller, Holdings or the Company of its obligations under any of such Transaction Documents or the consummation by the Seller, Holdings or the Company of the transactions contemplated by such Transaction Documents, except for such Consents, the failure of which to be made or obtained would not reasonably be expected to have a Company Material Adverse Effect or which would not interfere in any material way with the ability of Seller, Holdings or the Company to consummate the transaction contemplated by the Transaction Documents.

          3.4.    No Conflicts.

          Neither the execution nor the delivery by Seller, Holdings or the Company of the Transaction Documents to which Seller, Holdings or the Company is a party, the performance by Seller, Holdings or the Company of such Transaction Documents, or the consummation by the Seller, Holdings or the Company of the transactions contemplated by such Transaction Documents will:

          (a)  conflict with or result in a breach of any provision of the Certificate of Incorporation, bylaws or Memorandum and Articles of Association of Seller, Holdings or the Company, as applicable;

          (b)  result in any conflict with, breach or violation of, or default (or an event that, with notice or lapse of time or both, would constitute a default) under, require any consent or approval which has not been obtained with respect to, give rise to any right of termination, cancellation or acceleration of any obligations or loss of any benefit under, or result in the imposition of any Liens on any of the properties or assets of Holdings or the

Company or the creation or enforcement of any Lien on any of the properties or assets of Holdings or the Company under: (i) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation, permit, concession, franchise or license to which Holdings or the Company is a party or by which they or any of their properties or assets are bound; or (ii) any order, decree, injunction, law, rule or regulation applicable to Holdings or the Company or any of their properties or assets, which conflict, breach, violation or default, or failure to obtain consent or approval, or right of termination, cancellation or acceleration or loss of benefit or imposition of any Lien would reasonably be expected to have a Company Material Adverse Effect or which would interfere in any material way with the ability of Seller, Holdings and the Company to consummate the transactions contemplated by the Transaction Documents; or

          (c)  permit or allow any officer or senior employee of the Company to terminate his or her employment (other than as may be provided for in this Agreement).

          3.5.    Capital Structure; Subsidiaries.

          (a)  The authorized share capital of Holdings consists of 5,000,000 ordinary shares, with a nominal value £1.00 per share, of which 5,000,000 shares are issued and outstanding and constitute the Shares. The authorized share capital of the Company consists of 15,000,000 ordinary shares, with a nominal value £1.00 per share, of which 10,000,000 shares are issued and outstanding. No other shares of any class in the capital of Holdings or the Company are authorized, allotted or issued. All of the Shares and Company Shares have been duly authorized and validly issued, are fully paid and are represented by certificates and are not subject to any preemptive rights, other than as provided in the UK Companies Act of 1985 (as amended) (the “Companies Act”). Seller is the legal and beneficial owner of all of the Shares, free and clear of all Liens, and Holdings is the legal and beneficial owner of all of the Company Shares, free and clear of all Liens. There are no warrants, options, Contracts, convertible or exchangeable securities or other preferential rights, arrangements or commitments pursuant to which either of Holdings or the Company is or may become obligated to allot, issue, sell, purchase or redeem any shares in its capital or other equity ownership interests or securities, other than as contemplated by this Agreement. There are no standstill, voting or similar agreements or Contracts or any rights of first offer or first refusal to which Seller or Holdings is a party that currently or in the future will limit the ability of any individual, corporation, partnership, firm, joint venture, unincorporated organization, governmental or regulatory authority or other entity (each, a “Person”) to acquire, vote, sell, hold or otherwise deal with the Shares or the Company Shares and any interest therein or right in respect thereof. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire from Seller record and beneficial ownership of the Shares, free and clear of all Liens, together with all rights which may become attached to the Shares at or after the Closing.

          (b)  Neither Holdings nor the Company has at any time:

          (i)  repaid, redeemed or purchased or agreed to repay, redeem or purchase any securities or shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof;

          (ii)  directly or indirectly provided any financial assistance (as defined in Section 151 of the Companies Act) for the purpose of the acquisition of its shares or the shares of its holding company or for the purpose of reducing or discharging any liability incurred in any such acquisition whether pursuant to Section 155 of the Companies Act or otherwise; or

          (iii)  capitalized or agreed to capitalize in the form of shares, debentures or any other securities or in paying up any amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description.

          (c)  The only Subsidiary of Holdings is the Company. The Company has no Subsidiaries. As used in this Agreement, the term “Subsidiary” or, if plural, “Subsidiaries” of a party shall mean any corporate or other entity (including joint ventures, partnerships, limited liability companies and other business associations) in which such party directly or indirectly owns outstanding capital stock or other voting securities having the power to elect a majority of the directors or similar members of the governing body of such corporation or other entity, or otherwise direct the management and polices of such corporation or other entity; provided, however, that in respect of Holdings and the Company, the term “Subsidiary” shall also have the meaning, to the extent not included in the foregoing definition, attributed to the term “subsidiary undertaking” in Section 258 of the Companies Act.

          3.6.    Transactions with Affiliates.

          No director or officer of Holdings or the Company is a beneficial owner of 5% or more of the issued share capital of either of Holdings or the Company nor does any member of any director’s or officer’s immediate family or any other of its, his or her Subsidiaries own 50% or more of the outstanding equity securities generally entitling the holder thereof to vote in the election of directors of any Person which has any material contract, agreement, understanding, business arrangement or relationship with Holdings or the Company.

          3.7.    Company Documents.

          (a)  Seller has delivered to Buyer prior to the date of this Agreement:

          (i)  true, complete and correct copies of the Memorandum and Articles of Association of Holdings and the Company, with all amendments thereof, having attached thereto all of the resolutions required by virtue of the Companies Act to be so attached; and

          (ii)  all of the forms, filings and information of Holdings and the Company supplied to the Registrar of Companies under the Companies Act since January 1, 1995, which are all of the forms, filings and information required by the Companies Act to be so supplied since such date.

          (b)  Seller has made available for inspection by Buyer copies of the minutes of all meetings and written resolutions in lieu of meetings of the Board of Directors of Holdings since May 1995 and of the Company and of its shareholders since November 12, 1998. The statutory books and other corporate records of Holdings and the Company are duly entered up and have in all material respects been properly and accurately maintained in accordance with all legal requirements relating thereto and are in Seller’s possession or under its control. The books of account and other accounting records of Holdings and the Company contain true, full and accurate records of all information required to be recorded in them, have been maintained in all material respects in accordance with all applicable laws and generally accepted accounting practices on a proper and consistent basis and are in Seller’s possession or under its control.

          3.8.    Financial Statements.

          (a)  Seller has delivered to Buyer the following financial statements (which term, as used in this Agreement, includes all footnotes and schedules, if any, thereto): (i) the consolidated audited balance sheet of Holdings as at September 30, 2000, September 30, 1999, and September 30, 1998, and the audited balance sheet of the Company as at September 30, 2000 (the “Balance Sheet Date”), September 30, 1999, and September 30, 1998, and the audited consolidated profit and loss account of Holdings and the audited profit and loss account of the Company for each of the three fiscal years ended September 30, 2000, September 30, 1999, and September 30, 1998, including the reports of the directors thereon and the other documents required by law to be annexed thereto (collectively, the “Company Financials”), which shall be deemed to include audited Company Financials as at and for the year ended September 30, 2001, when such financial statements are finalized prior to Closing Date, and (ii) the unaudited consolidated balance sheet and unaudited consolidated statement of income of Holdings for the three month periods ended December 31, 2000, and March 31, 2001 (collectively, the “Unaudited Financials”), which shall be deemed to include the unaudited consolidated balance sheet and the unaudited consolidated statement of income of Holdings as at and for the three month periods ended June 30, 2001, and September 30, 2001, when such unaudited financial statements are finalized prior to Closing Date.

          (b)    (i)  The Company Financials are based on the books and records of Holdings and the Company and have been prepared in accordance with the applicable requirements of the Companies Act applying to insurance companies, are in accordance with all relevant statements of standard accounting practice and/or financial reporting standards issued or adopted by the United Kingdom Accounting Standards Board (“UK Accounting Standards”) (including the Statement of Recommended Practice on Accounting for Insurance Business issued by the Association of British Insurers in December 1998) and give a true and fair view of (A) the state of affairs of Holdings and Company at the Balance Sheet Date and (B) the profits and losses for the period covered.

          (ii)  The Company Financials make full provision for, or take into account as at the Balance Sheet Date: (A) all material assets; (B) all material liabilities whether actual, contingent or disputed, to the extent required by UK Accounting Standards to be provided for, disclosed or taken into account; (C) all material capital commitments; and (D) all material bad and doubtful debts. All of Holdings’ and the Company’s material assets and all debts due to them which were included in the Company Financials or which have otherwise been represented as being (at the Balance Sheet Date) their property were at such time their absolute property and (save for those assets or debts subsequently disposed of or realized in the ordinary course of business) are now their absolute property and are not subject to any Lien (other than Liens arising in the ordinary course of business) and are not subject to any leasing, hire purchase, retention of title or conditional sale provision. The Unaudited Financials are derived from the books and records of Holdings and the Company and have been prepared in order to accommodate the consolidated financial reporting requirements of Seller and its Subsidiaries under accounting principles generally accepted in the United States of America (“US GAAP”), provided that Seller makes no representation or warranty that the Unaudited Financials have been or will be prepared in accordance with US GAAP. Reserving practices in the Unaudited Financials are consistent in all material respects with past reserving practices for interim reporting periods, and stockholder’s equity in the Unaudited Financials is computed on a basis consistent in all material respects with past practice for interim reporting periods. Reserving practices in the Company Financials are consistent in all material respects with past reserving practices for annual reporting periods, and equity shareholders’ funds in the Company Financials are computed on a basis consistent in all material respects with past practice for annual reporting periods.

          (c)  Except as otherwise indicated in the Company Financials, since the Balance Sheet Date, there has not been any material change by Holdings or the Company in their Investment Policies or financial, tax or accounting methods, or principles or practices (including any material change with respect to the establishment of reserves, or any material change in depreciation or amortization policies or rates). As used in this Agreement, “Investment Policies” means the overall investment policies used in the management of a Person’s investment portfolio, including a Person’s policies with respect to duration, liquidity, currency, asset allocation and asset quality.

          3.9.    Annual Regulatory Returns.

          (a)  Seller has delivered to Buyer true, complete and correct copies of the returns of the Company for the years ended September 30, 2000, September 30, 1999, and September 30, 1998, together with all exhibits and schedules thereto (the “Annual Regulatory Returns”), as furnished to the Department of Trade and Industry, HM Treasury or the FSA, as the case may be, pursuant to the Insurance Companies Act 1982 (the “Insurance Companies Act”). The information concerning the Company’s business contained in the Annual Regulatory Returns was, at the time each such Annual Regulatory Return was filed, true, complete and correct in all material respects.

          (b)  The Annual Regulatory Returns (and all exhibits and schedules thereto) have been audited and prepared, and reported upon in all material respects in accordance with accounting practices prescribed or permitted for insurance companies carrying on long-term business in the United Kingdom, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as expressly set forth or disclosed in the notes, exhibits or schedules thereto or in the Company Financials.

          (c)  All information in the Annual Regulatory Returns was prepared in compliance in all material respects with all requirements of the Insurance Companies Act and the regulations having effect for purposes of that Act. Without prejudice to the generality of the foregoing, all of the material assets and liabilities of Holdings and the Company were reflected in the Annual Regulatory Returns to the extent permitted by, and were valued in accordance with, the Insurance Companies (Accounts and Statements) Regulations 1996 (SI1996/943) and the Insurance Companies Regulations 1994 (SI1994/1516). The reserves of Holdings and the Company were adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of Holdings and the Company under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Company Financials. The admitted assets of each of Holdings and the Company as determined under applicable law are in an amount at least equal to the minimum amounts required by applicable law. Since the Balance Sheet Date, no event has occurred or circumstance has arisen such that the method or basis of valuation of any of the Holdings’ and the Company’s assets shown on the Annual Regulatory Return for the year ended September 30, 2000, would be required to be materially changed from the method or basis adopted for the purposes of such Annual Regulatory Return, or that the reserves of Holdings and the Company would no longer be adequate to cover the total amount of all reasonably anticipated liabilities of Holdings and the Company under all outstanding insurance, reinsurance and other agreements as of the Closing Date.

          3.10.    Absence of Certain Changes or Events.

          Except as otherwise specifically contemplated by Sections 5.6 and 6.3(k), since the Balance Sheet Date, Holdings and the Company have conducted their business only in the ordinary course consistent with past practices and there has not been:

          (a)  any damage, destruction or loss to any of the assets of Holdings or the Company, whether covered by insurance or reinsurance or not, that has resulted in or would reasonably be expected to result in a Company Material Adverse Effect;

          (b)  any declaration or payment or making of any dividend or other distribution (whether in cash, securities or other property or any combination thereof) in respect of the capital of Holdings or the Company (other than the Dividend and the Company Dividend), or any repurchase, redemption or other acquisition by Holdings or the Company of any of its capital, or any proposal by Holdings or the Company to effect any of the foregoing;

          (c)  any ordinary or special resolution passed by the members of either Holdings or the Company;

          (d)  any entry into any Contract with, or the making of any assurance or undertaking to, any past, present or future director, officer or employee of Holdings or the Company providing for his/her employment, any material increase in salary or other regularly paid remuneration other than salary increases implemented in July 2001 or any material increase in severance or termination benefits payable or to become payable by Holdings or the Company to any such director, officer or employee, any general increase in salaries of all or a substantial portion of the employees of Holdings or the Company or the exercise of any power or discretion to materially augment or introduce benefits under any pension scheme in respect of any present employee (and any past employee, if Holdings or the Company, as the case may be, has any remaining obligations thereunder) or the introduction of, or any material increase in benefits under, any collective bargaining agreement or similar Contract or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, profit sharing, phantom stock, retirement, vacation, severance, disability, death benefit, medical/health, insurance or other plan or arrangement or understanding providing benefits to any present employee (and any past employee, if Holdings or the Company, as the case may be, has any remaining obligations thereunder) (collectively, “Employee Benefit Plans”);

          (e)  any loan or advance to any employee, or any Contract therefor, other than advances for travel and other expenses in the ordinary course of business consistent with past practice;

          (f)  any entry into any Contract or transaction (including any borrowing, capital expenditure, capital financing or reinsurance or retrocession agreement) by Holdings or the Company material to the business, operations, assets, liabilities or financial condition of Holdings or the Company, except Contracts or transactions in the ordinary course of business consistent with past practice;

          (g)  any division, consolidation or reclassification of the share capital of Holdings or the Company or any issuance or authorization of any issuance of any securities in respect of, in lieu of or in substitution for the shares of Holdings or the Company’s share capital;

          (h)  any acquisition or disposal or any agreement to acquire or dispose of any material business or any asset or the assumption of any material liability, except in each case at value and terms agreed on an arms-length basis;

          (i)  any instance where Holdings or the Company has not paid its creditors in accordance with its normal practice if such nonpayment involves an amount in excess of US $50,000;

          (j)  any repayment of a loan or debenture by Holdings or the Company by reason of its default thereunder;

          (k)  any realization by Holdings or the Company of a debt for less than the book value of such debt and no debt owing to them has been subordinated, written-off or has proved to be irrecoverable if such debt involves an amount in excess of US $50,000;

          (l)  any significant change in accounting methods, principles or practices by Holdings or the Company materially affecting its assets, liabilities, or business;

          (m)  any material change in the underwriting, pricing, actuarial or Investment Policies of Holdings or the Company;

          (n)  any payments, distributions, management fees or other compensation made to any Person (including Seller and its Affiliates) under or in connection with any Contracts (other than employment Contracts) relating to the management or operation of the insurance and reinsurance business of the Company other than in the ordinary course of business; or

          (o)  any other change, event, condition (financial or otherwise) which has had or that would reasonably be expected to result in a Company Material Adverse Effect; provided, however, that the following shall be excluded from the definition of Company Material Adverse Effect and from the determination of whether such Company Material Adverse Effect has occurred for purposes of this Section 3.10(o): the effects of conditions or events that (i) are generally applicable to the insurance industry, (ii) result from general economic conditions, including changes in interest rates or stock market conditions, in the United States or the United Kingdom, or (iii) result from the announcement of this Agreement and the transactions contemplated hereby.

          3.11.    Contracts.

          (a)  As used in this Agreement, “Contract” means any in-force contract, agreement, instrument, commitment or other arrangement, written or unwritten, including any deed, loan or credit agreement, note, bond, mortgage, indenture or lease to which a Person is a party or by which any of its material assets or properties is bound (other than Reinsurance Agreements or Retrocession Agreements). Schedule 3.11 of Seller’s Disclosure Schedule contains a true, complete and correct list of the following Contracts (each, a “Scheduled Contract”) (true, complete and correct copies of which, or, if none exist, written descriptions of which, have been made available to Buyer prior to the date of this Agreement):

(i) Contracts relating to the borrowing of money, guarantees, security agreements, factoring agreements and deferred purchase or hire purchase Contracts, including obligations for reimbursement under letters of credit or reimbursement agreements therefor (other than letters of credit or reimbursement agreements therefor that are (A) fully secured or collateralized and (B) related to Reinsurance Agreements and Retrocession Agreements entered into by the Company in the ordinary course of business consistent with past practice) in any case representing future liabilities in excess of US $100,000;

          (ii)  Contracts which permit a financial institution or other Person to block or otherwise restrict Holdings’ or the Company’s immediate access to deposits or other monies held thereby in any case involving amounts in excess of US $50,000;

          (iii)  Contracts with any Employee pursuant to which Holdings or the Company owes any monetary obligation (other than those Contracts involving annual payments in any case of less than US $100,000 or which are cancelable by Holdings or the Company on not more than ninety (90) days’ notice without cause or penalty);

          (iv)  Contracts with insurance agents and agencies, managing general agents with binding authority, brokers, third party administrators and consultants (other than those Contracts which are cancelable by Holdings or the Company on not more than thirty (30) days’ notice without cause or penalty or that involve payments by Holdings or the Company of less than US $100,000 annually); provided, however, that with respect to such Contracts with managing general agents, Schedule 3.11 of Seller’s Disclosure Schedule shall also set forth (A) a brief description of each managing general agent, including its jurisdiction of domicile, its address of record and (where reasonably available) information regarding the ultimate beneficial ownership thereof, and (B) the aggregate amount of insurance or reinsurance which such managing general agent has written and has been authorized to write on behalf of Holdings or the Company since the Balance Sheet Date;

          (v)  Contracts containing any provision or covenant limiting the ability of Holdings or the Company to engage in any line of business or compete with any Person (other than Contracts with insurance agents and agencies or managing general agents with binding authority entered into by Holdings or the Company in the ordinary course of business consistent with past practice);

(vi) Contracts between Holdings and its Affiliates or between the Company and its Affiliates;

(vii) Contracts in which any Employee has any monetary or other interest in any case in excess of US $50,000, other than employment arrangements entered into in the ordinary course of business;

          (viii)  Contracts involving the sale, transfer, assignment or other disposition of assets or liabilities of Holdings or the Company having a value in any case in excess of US $100,000 pursuant to which Holdings or the Company has given representations and/or indemnities which continue to be in effect and pursuant to which liability would reasonably be expected to arise;

(ix) investment management agreements, investment custody agreements and similar Contracts;

          (x)  Contracts with each reinsurance broker (including each managing general agent) or agency (the “Agency Contracts”) that individually produced US $250,000 or more of gross written premiums for the Company during the year ended September 30, 2000, or are reasonably expected by the Company individually to produce US $250,000 or more of gross written premiums for the Company during the year ending September 30, 2001, which are subject to termination upon the occurrence of a change of ownership or control of the Company;

          (xi)  Contracts (other than the Scheduled Contracts referred to in Section 3.11(a)(iv) and Agency Contracts) representing future liabilities in any case in excess of US $250,000 individually that are subject to termination upon the occurrence of a change of ownership or control of Holdings or the Company; provided, however, that if the aggregate future liabilities for all Contracts (other than the Scheduled Contracts referred to in Section 3.11(a)(iv) and Agency Contracts) representing future liabilities in any case of less than US $250,000 that are subject to termination upon the occurrence of a change of ownership or control of Holdings or the Company and not listed on Schedule 3.11 of Seller’s Disclosure Schedule exceeds US $1,000,000, those Contracts shall also be included in Schedule 3.11 of Seller’s Disclosure Schedule;

          (xii)  Contracts pursuant to which Holdings or the Company has agreed to grant or has granted an option or similar right to another Person affecting any material asset of Holdings or the Company (other than assets held by Holdings or the Company in its investment portfolio);

(xiii) Contracts which provide for payments in the event of a change of control;

(xiv) insurance Contracts entered into by the Company; and

          (xv)  all other Contracts material to the business, operations, assets, liabilities or financial condition of Holdings or the Company in any case representing future liabilities (to the extent reasonably ascertainable) which require payments by or to Holdings or the Company in excess of US $50,000 individually (other than those Contracts which are cancelable by Holdings or the Company on not more than ninety (90) days’ notice without cause or penalty) and which are not listed on any other Schedule hereto.

          (b)  Each of the Scheduled Contracts is in full force and effect and is binding upon and enforceable against Holdings or the Company, as the case may be, in accordance with their respective terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally or by general principles of equity. Neither Holdings nor the Company is in material breach or default, or has received written notice of a claimed material breach or default under any of the Scheduled Contracts and, to the knowledge of Seller, there does not exist under any of the Scheduled Contracts any event which, with the giving of notice or lapse of time, would constitute a material breach or default by Holdings or the Company. To the knowledge of Seller, no other party to any of the Scheduled Contracts is in material breach or default thereunder, and neither Holdings nor the Company has given written notice thereof.

          3.12.    Litigation.

          (a)  There is no claim, action, proceeding, arbitration, investigation, inquiry, charge or complaint before or by any Governmental Authority or any private arbitration tribunal (collectively, “Litigation”) now pending or, to the knowledge of Seller, threatened against or relating to (i) Holdings or the Company, (ii) any director or officer of Holdings or the Company (in his/her capacity as such), (iii) the assets, properties or business of Holdings or the Company, or (iv) the transactions contemplated by the Transaction Documents or which questions the validity or enforceability of any of the Transaction Documents or any action taken or to be taken by Seller, Holdings or the Company in connection with the Transaction Documents except, in the cases of clauses (i) through (iii), where any such Litigation would not reasonably be expected to result in a Company Material Adverse Effect.

          (b)  Neither Holdings, the Company nor any of their respective directors or officers (in his/her capacity as such) is subject to any order, writ, stipulation, permanent, preliminary or temporary injunction or prohibitive order, judgment or decree or other decision of any Governmental Authority.

          3.13.    Liabilities and Reserves.

          (a)  The balance sheets included in the Unaudited Financials reflect provision (on an undiscounted basis) for all material obligations and liabilities of Holdings and the Company in order to accommodate the consolidated financial reporting requirements of Seller and its Subsidiaries under US GAAP; provided, however, that Seller makes no representation or warranty that such balance sheets have been or will be prepared in accordance with US GAAP. Except as set forth on Schedule 3.13(a) of the Seller’s Disclosure Schedule and to the extent specifically disclosed, reflected or reserved against in the Company Financials and the notes thereto, the Company does not have any material obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise, and whether or not due, or arising out of transactions entered into, or any state of facts existing, prior to such date), other than liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice.

          (b)  The reserving and valuation bases adopted by Holdings and the Company in preparing the Company Financials and the Annual Regulatory Returns apply levels of prudence which are not less than those generally accepted for similar companies carrying on long-term insurance business in the United Kingdom.

          (c)  No external study of the Company’s reserves has been prepared during the five (5) year period immediately preceding the date of this Agreement other than in connection with the preparation of the Company Financials.

          3.14.    Taxation.

          (a)    (i)  General/Compliance.

          (A)  All material liabilities, whether actual, deferred, contingent or disputed, of the Company for Tax measured by reference to income, profits or gains earned, accrued or received (or premiums earned, accrued or received) on or before the Balance Sheet Date, or arising in respect of an Event occurring or deemed to occur on or before the Balance Sheet Date, are provided for or (as appropriate) disclosed in the Company Financials for the year ended September 30, 2000 (the “2000 Company Financials”) in accordance with UK Accounting Standards and the accounting policies set out in the 2000 Company Financials. All other warranties relating to specific Tax matters set out in this Section 3.14 are made without prejudice to the generality of the foregoing.

(B) Since the Balance Sheet Date:

          (1)  Except with respect to the Company Dividend and the Dividend, neither Holdings nor the Company has been involved in any transaction that has given or may give rise to a liability to Tax on Holdings or the Company (or would have given or might give rise to such a liability but for the availability of any Relief) other than Tax in respect of transactions entered into by it in the ordinary course of business;

(2) no accounting period (as defined in section 12 of the Taxes Act) of Holdings or the Company has ended as referred to in section 12(3) of the Taxes Act; and

          (3)  neither Holdings nor the Company has been a party to, nor has Holdings or the Company or any of their respective assets or properties been subject to, any tax sharing agreement or arrangement with any Person effective for any year subsequent to the financial year ended September 30, 2000, and since the Balance Sheet Date, neither Holdings nor the Company has made, nor is either liable for, any payments or other compensation for any such tax sharing agreement or arrangement.

          (C)  The Company has duly, and within any appropriate time limits, made all Tax Returns required to be supplied to all relevant Tax Authorities. All such Tax Returns were and remain true, complete and correct in all material respects and were made on a proper basis and to the knowledge of Seller do not reveal any transactions which may be the subject of any dispute with any Tax Authority. The Company is neither involved in any current dispute with any Tax Authority nor is it (nor has it in the last seven (7) years been) the subject of any investigation, audit or non-routine visit by any Tax Authority. The Company has not been informed of any planned investigation, audit or non-routine visit by any Tax Authority and, to the knowledge of Seller, there are no facts which are likely to cause such an investigation, audit or non-routine visit to be instituted in respect of the Company. Within the past seven (7) years, neither the Company nor any director or officer of the Company (in his/her capacity as such) has paid or become liable to pay, and to the knowledge of Seller there are no circumstances by reason of which it or they may become liable to pay, to any Tax Authority, any penalty, fine, surcharge or interest in respect of any Tax (including in respect of any failure to make, give or supply any Tax Return to any relevant Tax Authority, or any failure to pay Tax on the due date for payment).

(D) No transaction in respect of which any ruling, consent or clearance (each, a “Tax Clearance”) was required or sought from any Tax Authority has been entered into or carried out by Holdings or the

Company without a Tax Clearance having first been properly obtained, and all information supplied to any Tax Authority or other appropriate authority in connection with any such Tax Clearance fully and accurately disclosed all facts and circumstances material to the giving of the Tax Clearance. Any transaction for which a Tax Clearance was obtained has been carried out only in accordance with the terms of such Tax Clearance and the application on which the Tax Clearance was based and at a time when, to the knowledge of Seller, the Tax Clearance was valid and effective. To the knowledge of Seller, no facts or circumstances have arisen since any such Tax Clearance was obtained that would cause the Tax Clearance to become invalid or ineffective.

          (E)  No Tax Authority has operated or agreed to operate any special arrangement (being an arrangement which departs from any relevant legislation or any published practice or concession) in relation to the Company’s affairs.

          (F)  The Company has not made, nor is there in effect with respect to the Company, an election pursuant to sections 953(c)(3)(C) or 953(d) of the Code. The Company has not been, and has no reason to believe that it will be, characterized as a “passive foreign investment corporation” (as defined in Section 1291 et seq. of the Code).

          (G)  Neither Holdings nor the Company is, nor will either become, liable to pay, or make reimbursement or indemnity in respect of, any Tax in consequence of the failure by any other Person to discharge that Tax within any specified period or otherwise, where such Tax relates to income, profits or gains, earned, accrued or received (or premiums earned, accrued or received), or to any Event or circumstance occurring or arising or deemed to occur or arise (whether wholly or partly) prior to the Closing. No Relief has been claimed by and/or given to Holdings or the Company and/or taken into account in determining or eliminating any provision for Tax or deferred Tax in the 2000 Company Financials, which is not validly available to Holdings or the Company and no challenge has been made by, nor to the knowledge of Seller are grounds for a challenge available to, a Tax Authority in relation thereto.

          (H)  The Company has made all deductions and retentions of or on account of Tax as it was or is obliged or entitled to make, and all such payments of or on account of Tax as should have been made to any Tax Authority in respect of such deductions or retentions.

          (ii)  Employees/Pensions.    All United Kingdom income tax and class I national insurance contributions and other sums payable to the Inland Revenue under the PAYE system and any amounts of a corresponding nature payable to any foreign Tax Authority due and payable by the Company up to the date hereof have been paid and the Company has made all such deductions and retentions as should have been made under section 203 of the Taxes Act and all regulations made thereunder or under any comparable laws or regulations of any relevant foreign jurisdiction, including United States Federal and State wage withholding, Social Security and other similar systems. The Company has not adopted and does not operate, and is not part of, any scheme approved, or for which approval has been or is to be sought, under section 202 of the Taxes Act (charities: payroll deduction scheme). Since the Balance Sheet Date, no payment has been made to the Company to which section 601 of the Taxes Act applies (pension scheme surpluses: payments to employers).

          (iii)  Capital Gains and Other Realization Proceeds.    Upon the Closing or the execution and delivery of this Agreement or otherwise as a result of any matter contemplated by this Agreement, the Company will not incur any liability pursuant to section 179 of the Taxation of Chargeable Gains Act 1992.

(iv) Group Relief.

          (A)  Seller has disclosed to Buyer in writing prior to the date of this Agreement full, accurate and complete details of all arrangements or agreements to which Holdings or the Company is a party or which in any way affect Holdings or the Company and which relate to Group Relief and of any such arrangements or agreements under which any claim could be made by any Person either for the surrender to it by or by it to Holdings or the Company of Group Relief or for the making or repayment of any payment in relation to Group Relief. Seller also has disclosed full details of all claims made (whether agreed with the Inland Revenue or not) for the surrender by or to Holdings or the Company of Group Relief and of any such claims intended to be so made or which were taken into account or assumed in preparing the 2000 Company Financials and of the terms of any arrangements or agreements pursuant to which such surrenders were or are to be or were assumed to be made.

          (B)  The Company is not a dual resident investing company within the meaning of section 404 of the Taxes Act. The Company is not, and at no time within the seven (7) years immediately preceding the date of this Agreement has been, a close company as defined in section 414 of the Taxes Act.

          (v)  Distributions, etc.    Except as disclosed or provided for in their respective accounts, neither Holdings nor the Company has on or after April 6, 1965: (1) made any distribution or deemed distribution within the meanings of section 209, 210 or 418 of the Taxes Act (distributions and deemed distributions) except as provided for in its audited accounts; (2) repaid, redeemed or purchased or agreed to repay, redeem or purchase any of its share capital; or (3) capitalized or agreed to capitalize in the form of shares or debentures any profits or reserves of any class or description, or otherwise issued or agreed to issue share capital other than for new consideration (as defined in section 254 of the Taxes Act). Neither Holdings nor the Company has been concerned in any exempt distribution within section 213 of the Taxes Act within the seven (7) years immediately preceding the date of this Agreement (demergers: exempt distributions). Neither Holdings nor the Company has issued any share capital which is of a relevant class as defined in section 249(2) of the Taxes Act. Neither Holdings nor the Company has issued any security (as defined in section 254(1) of the Taxes Act) outstanding on Closing in circumstances such that any interest or other payment payable in respect of it may be treated as a distribution under section 209 of the Taxes Act, and has not agreed to issue any such security.

          (vi)  Controlled Foreign Companies.    The Company has not received any notice of the making of a direction under section 747 of the Taxes Act and no circumstances exist which would entitle the Inland Revenue to make such a direction and to apportion to the Company any profits of a controlled foreign company pursuant to section 752 of the Taxes Act.

          (vii)  Company Residence, Treasury Consents and Migration.    The Company is and has at all times in the seven (7) years immediately preceding the date of this Agreement been accepted by the UK Inland Revenue as resident in the United Kingdom for Tax purposes and is not and has not been treated for the purposes of any double taxation arrangements having effect by virtue of section 788 of the Taxes Act or for any other Tax purpose as resident in any other jurisdiction (including the conduct of the affairs of the Company so as to be engaged in a United States trade or business through a permanent establishment within the meaning of Article 5 of the United Kingdom/United States Double Taxation Agreement of 31st December, 1975), nor is the Company nor has it been directly subject to Tax in any other jurisdiction, except for United States Federal excise taxes imposed under section 4371 et seq. of the Code in the circumstances described in Schedule 3.14 of Seller’s Disclosure Schedule. The Company has not carried out or caused or permitted to be carried out any of the transactions specified at the relevant time in section 765(1) of the Taxes Act other than with the prior written consent of HM Treasury (and, in the case of a special consent, full particulars of which have been disclosed to Buyer in writing prior to the date hereof; and any conditions subject to which such consent was given have been complied with in full) or specified at the relevant time in section 765A of the Taxes Act without having duly provided the required information to the Inland Revenue.

(viii) Value Added Tax.

          (A)  This Section 3.14(i) of Seller’s Disclosure Schedule shall apply, with appropriate modifications, to any equivalent sales or turnover tax in any jurisdiction other than the United Kingdom to which the Company is subject.

(B) The Company:

(1) is registered for the purposes of VAT, has been so registered at all times that it has been required to be registered by VAT Legislation, and such registration is not subject to any conditions imposed by or agreed with HM Customs & Excise; and has complied fully with and observed in all material respects the terms of VAT Legislation;

          (2)  has maintained and obtained all the records, invoices and other documents (as the case may be) required by the VAT Legislation and has preserved such records, invoices and other documents in such form and for such periods as are required by VAT Legislation;

          (3)  has disclosed to Buyer in writing (i) full details of any method approved or directed for use by the Company by Customs & Excise under regulation 102 of the Value Added Tax (General) Regulations 1995 (SI 1995/2518) (the “VAT Regulations”) and which continues in force and effect whether by specific agreement with Customs and Excise or otherwise and (ii) the average percentage input tax recovery obtained by the Company in the last eight (8) prescribed accounting periods ending before the date of this Agreement (prescribed accounting period having the meaning ascribed to that expression by regulation 25 of the VAT Regulations);

(4) is a member of a group for VAT purposes but is not the representative member of that group;

(5) is not required to make payments on account of VAT for which it may become liable in a prescribed accounting period (pursuant to VAT regulations 44 to 48 of the VAT Regulations); and

          (6)  is not and has not been subject under VAT Legislation to any penalty liability notice, written warning of failure to comply, surcharge liability notice or requirement to give security as a condition of making taxable supplies.

          (C)  In respect of each of the assets of the Company (if any) which is a capital item for the purpose of Part XV of the VAT Regulations, Seller has disclosed to Buyer in writing, prior to the date of this Agreement, full details of the capital item affected, the amount of the total input tax (within the meaning of such Regulations) which is subject to adjustment, the percentage of the total input tax which was reclaimable on the capital item in the first interval applicable to it and any adjustments made or to be made having regard to Events that occurred up to the date of this Agreement, the date of acquisition of the capital item and the number of intervals in the adjustment period remaining from the date of this Agreement, and full details of all matters to date relevant in determining any adjustments.

          (ix)  Stamp Duties.    All documents in the possession or under the control of the Company or to the production of which the Company is entitled which establish or are necessary to establish the title of the Company to any asset have been duly stamped and any applicable stamp duties or interest and penalties relating to stamp duty in respect of such documents have been duly accounted for and paid, and no such documents which are outside the United Kingdom would attract stamp duty or interest and penalties relating to stamp duty if they were brought into the United Kingdom.

(x) Miscellaneous

(A) As of the Closing Date, neither Holdings nor the Company has been engaged in a U.S. trade or business as defined in section 864(b) of the Internal Revenue Code of 1986, (as amended) (the “Code”).

(B) Neither Holdings nor the Company is a public company limited by shares.

          (C)  Neither Holdings nor any affiliate of Holdings has taken any action that (or failed to take any action if such failure) would reasonably be likely to cause Holdings to be characterized as an association taxable as a corporation for U.S. federal income tax purposes.

          (D)  The Company is a UK insurance company that is eligible for exemption from the US federal excise tax imposed by Code section 4371 on insurance and reinsurance premiums paid to the Company under the terms of the Convention Between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital Gains effective April 25, 1980.

          (E)  There are no Tax sharing agreements or arrangements between any of Seller or any of its Subsidiaries (other than Holdings or the Company) on the one hand and Holdings or the Company on the other hand.

          (b)  Definitions.    The following terms shall have the following meanings for purposes of this Agreement and Schedule 3.14 of Seller’s Disclosure Schedule:

          (i)  “Event” means the winding up or dissolution of any Person, and any act, transaction or omission whatsoever, and any reference to an event occurring on or before a particular date shall include events which for Tax purposes are deemed to have, or are treated or regarded as having, occurred on or before that date.

          (ii)  “Group Relief” means:    (A)  Relief surrendered or claimed pursuant to Chapter IV of Part X of the Taxes Act; (B) advance corporation tax surrendered or claimed pursuant to section 240 of the Taxes Act; and (C) any Tax refund surrendered or claimed pursuant to section 102 of the Finance Act of 1989 of the United Kingdom.

          (iii)  “Relief” means, unless the context otherwise requires, any allowance, credit, deduction, exemption or set-off in respect of any Tax or relevant to the computation of any income, profits or gains for the purposes of any Tax; and (A) any reference to the “use” or “set off” of Relief shall be construed accordingly and shall include use or set off in part; and (B) any reference to the “loss” of a Relief shall include the absence or non-existence of any such Relief, or to such Relief being available only in a reduced amount.

          (iv)  “Tax” or “Taxes” means corporation tax, advance corporation tax, income tax (including income tax or amounts on account of income tax required to be deducted or withheld from or accounted for in respect of any payment), capital gains tax, inheritance tax, VAT, national insurance contributions, stamp duty, stamp duty reserve tax, duties of customs and excise, petroleum revenue tax, council tax and local authority rates and charges, insurance premium tax (including insurance premium excise tax), climate change levy, landfill tax, all taxes, duties or charges replaced by or replacing any of them, and all other taxes (direct or indirect) or similar impost on gross or net income, profits or gains, distributions, receipts, sales, use, occupation, franchise, value added and personal property, taxes on premiums (whether calculated on the gross or net amount thereof), and all levies, imposts, duties, charges or withholdings of any nature whatsoever chargeable by any Tax Authority, and any payment whatsoever which the Company may be or become bound to make to any Person as a result of the discharge by that Person of any Tax which the Company has failed to discharge, together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return (or failure to file such return or other form or statement) in respect of any of them, and regardless of whether any such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to the Company or any other Person and of whether any amount in respect of any of them is recoverable from any other Person.

(v) “Tax Authority” means any taxing or other authority (whether within or outside the United Kingdom, including the United States or any State) competent to impose any Tax liability.

          (vi)  “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

(vii) “Taxes Act” means the Income and Corporation Taxes Act 1988.

(viii) “VAT” means value added tax.

          (ix)  “VAT Legislation” shall include the Value Added Tax Act 1994, and all other enactments in relation to VAT and all notices, provisions and conditions made or issued thereunder, including the terms of any agreement reached with HM Customs & Excise or any concession disclosed to Buyer in writing prior to the date of this Agreement.

          (x)  Any reference to income, profits or gains “earned,” “accrued” or “received” on or before a particular date or in respect of a particular period shall include income, profits or gains which for Tax purposes are deemed to have been or are treated or regarded as earned, accrued or received on or before that date or in respect of that period.

(xi) Any reference to something occurring (including a Tax liability arising) “in the ordinary course of business” shall, without prejudice to the generality thereof, be deemed not to include:

(A) anything which results in the Company receiving a valid Tax claim in respect of any liability to Tax of, or properly attributable to, another Person (other than the Company);

          (B)  the acquisition or disposal of an asset or the supply of services (including the lending of money, or the hiring or licensing of tangible or intangible property) in a transaction which is not entered into on arm’s length terms;

          (C)  the creation, cancellation or reorganization of share or loan capital, the creation, cancellation of any intra-group debt or any company becoming or ceasing or being treated as ceasing to be a member of a group of companies or as becoming or ceasing to be associated or connected with any other company for any Tax purposes; or

          (D)  anything which relates to a transaction or arrangement which includes, or a series of transactions or arrangements which includes, any step or steps having no commercial or business purpose apart from the reduction, avoidance or deferral of a Tax Liability.

(xii) Persons shall be treated as “connected” for the purposes of this Section 3.14 if they are Connected within the meaning of section 839 of the Taxes Act.

(xiii) References to any provision of an enactment include any provision re-enacted by such provision.

          3.15.    Assets.

(a)    (i)  Schedule 3.15(a)(i)  of Seller’s Disclosure Schedule sets forth a true, complete and correct list of all securities, mortgages and other investments (collectively, the “Investments”) owned by Holdings and the Company on May 31, 2001, together with the date of purchase, cost basis and book value thereof as of May 31, 2001. Except as set forth on Schedule 3.15(a)(1), Holdings and the Company have good and marketable title to all the investments listed on Schedule 3.15(a)(1) or acquired in the ordinary course of business since May 31, 2001 (collectively, the “Scheduled Investments”). As of May 31, 2001, none of the Scheduled Investments is in default in the payment of principal or interest and, except as disclosed on Schedule 3.15(a)(1), the ratings assigned to each of the Scheduled Investments that are rated by a rating agency have not been lowered or downgraded since May 31, 2001. There are no Liens on any of the Scheduled Investments, except as set forth on Schedule 3.15(a)(1).

          (ii)  Schedule 3.15(a)(ii)  of Seller’s Disclosure Schedule sets forth a true, complete and correct list of all sales, purchases, exchanges or other transactions in or affecting Holdings’ or the Company’s investment portfolio from the Balance Sheet Date to May 31, 2001.

(b)    (i)  The premises disclosed by Seller in Schedule 3.15(b) of Seller’s Disclosure Schedule, (the “Property”) comprise all the land and premises owned, occupied or used by Holdings and the Company and all details set out therein relating to the Property are correct and complete.

          (ii)  There are no properties (other than the Property) in respect of which Holdings or the Company has any right or liability (whether contingent, secondary or interest in anyotherwise) arising out of a conveyance, transfer, lease, tenancy, licence, agreement or other document relating to land or buildings or premises or an interest in land or premises.

          (iii)  References in this Section 3.15(b) to legislation are to English legislative expressions having particular meaning or effects under English law and such expressions are deemed to have that meaning or effect for the purposes of such Section.

(iv) Holdings is solely entitled, legally and beneficially, to the estate of the Property specified in Schedule 3.15(b), and has good title to it registered at HM Land Registry.

(v) The title documents necessary to prove Holdings’ title to the Property are in Holdings’ possession and control, and are originals or, where appropriate, properly examined abstracts.

          (vi)  Neither the Property nor any of its title deeds are subject to an encumbrance, agreement, obligation, condition, right, easement, exception, reservation, overriding interest (as defined in section 70(1) of the Land Registration Act 1925) or other interest, subject to entries on the registered title to the Property.

          (vii)  There is no person in possession of, or who has or claims a right or interest in, the Property adversely to Holdings’ interest. Holdings is entitled to and has exclusive vacant possession of the Property, and no person occupies, or has any right to occupy, the Property.

          (viii)  Holdings has not received notice complaining of non performance or breach of any permission, consent, licence, permit, obligation, condition, restriction, agreement (including, without limitation, the terms of any lease or licence) or legal or administrative requirement affecting the Property, its ownership, occupation or existing use.

(ix) Holdings has not received notice of any current, pending or threatened civil, criminal, arbitration, administrative or other proceeding or dispute concerning the Property.

          (x)  Holdings is not aware of any application for planning permission relating to the Property awaiting determination and is not aware of any planning decision or deemed refusal currently being the subject of any appeal.

          (xi)  The Property is not subject to outgoings other than the uniform business rate, water and sewerage rates and, in the case of a property held under a lease, tenancy or licence, rent, service charge and insurance premiums.

          (xii)  The rent under the Lease is not at the date of this Agreement being reviewed or subject to pending review. For the purposes of this Section 3.15(b), the term “Lease” shall mean the lease dated 28 March, 1977 between the Dean and Canons of Her Majesty’s Free Chapel of St George within Her Majesty’s Castle at Windsor (1) and Telex Computer Products Limited (2) relating to Old Bank House, Thames Road, Windsor, Berkshire, England, or any renewal, extension, modification thereto, or any successor lease thereof.

(xiii) Sections 24 to 28 of the Landlord and Tenant Act 1954 have not been excluded in relation to the Lease.

          3.16    Compliance with Laws, etc.

          (a)  Each of Holdings and the Company is in compliance with all applicable United Kingdom, United States Federal, State, local or foreign judgments, orders, injunctions, laws, statutes, regulations and ordinances and all licenses, approvals and permits issued by any Governmental Authority, applicable to it or any of its properties, assets, operations or business, except where the failure of the Company to be so in compliance would not have a Company Material Adverse Effect. Without prejudice to the generality of the foregoing, (A) the Company and its directors and officers (in their capacities as such) have complied in all material respects with all their respective obligations under the Insurance Companies Act and there are no matters arising from such compliance which are the subject of any dispute with the FSA, and (B) the Company has not requested or been subject to any order made pursuant to section 67 or 68 of the Insurance Companies Act, nor has it been made subject to any Notice of Requirements pursuant to, or any order made under sections 11, 12A and 13 or any other section of, the Insurance Companies Act.

          (b)  Since September 27, 1996, each of Holdings and the Company has filed or otherwise provided all material reports, data, statements, documents, applications, registrations, filings or submissions required to be filed with or otherwise provided to any Governmental Authority with jurisdiction over the Company or its business or operations. All such filings complied with applicable laws and regulations in all material respects. The Company has not received written notice of any material deficiencies asserted by any Governmental Authority with respect to any such filings which have not been cured or otherwise resolved to the satisfaction of such Governmental Authority and, except as otherwise disclosed on Schedule 3.16 of Seller’s Disclosure Schedule, since September 27, 1996, there have been no material disputes or controversies with, or investigations undertaken by, any such Governmental Authority with respect to the Company or its business or operations.

          3.17.    Insurance for Company’s Operations.

          (a)  Schedule 3.17 of Seller’s Disclosure Schedule contains a true, complete and correct list of all liability, property and casualty, employee liability, directors and officers liability, surety bonds, key man life insurance and other similar insurance Contracts of Holdings and of the Company that insure the business, properties, operations or affairs of each of Holdings and of the Company or affect or relate to the ownership, use or operations of Holdings’ or the Company’s assets or properties and the amount of coverage under each such insurance Contract of the Company. Holdings and the Company have insured against all risks normally insured against by companies carrying on similar businesses or owning property of a similar nature and Holdings and the Company have at all times maintained adequate insurance for this purpose. All premiums due on all such insurance Contracts of the Company have been paid, no notice of termination of any such insurance Contract of the Company has been received and all such insurance Contracts of the Company are in full force and effect.

          3.18.    Insurance Business.

          (a)  The Company possesses all material licenses, certificates of authority, excess and surplus lines eligibilities, permits, orders, approvals or other authorizations (each, a “Permit”) required to transact or accept insurance or reinsurance in or from the United Kingdom, and possesses all Permits required to transact or accept insurance or reinsurance in or from all other jurisdictions in or from which the Company now transacts or accepts insurance or reinsurance, except where the failure to so possess would not reasonably be expected to have a Company Material Adverse Effect, and such Permits are not subject to any limitations, conditions or restrictions imposed by the relevant Governmental Authority that would reasonably be expected to result in a Company Material Adverse Effect. All such Permits are in full force and effect. Neither Holdings nor the Company has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation, non-renewal or limitation of any such Permit or the imposition of any restrictions or requirements with respect thereto and, to the knowledge of Seller, there is no sustainable basis that would reasonably be expected to result in any such suspension, revocation, non-renewal or limitation or the imposition of any restrictions or requirements with respect thereto.

          3.19.    Reinsurance Agreements.

          (a)  As used in this Agreement, “Reinsurance Agreement” means any contracts, and associated trust agreements, by which a Person has assumed reinsurance from any ceding insurer, and the term “Retrocession Agreement” means any contracts, and associated trust agreements, by which any Person has ceded insurance or reinsurance assumed by it to another reinsurer. Schedule 3.19 of Seller’s Disclosure Schedule contains, to the knowledge of Seller, a true, complete and correct list of all Reinsurance Agreements or Retrocession Agreements currently in-force and to which the Company is a party, and all such agreements that are no longer in-force, but pursuant to which the Company has any material liability.

          (b)  Each in-force Reinsurance Agreement or Retrocession Agreement to which the Company is a party is in full force and effect, and is binding upon and enforceable against the Company in accordance with their respective terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally or by general principles of equity. The Company is not in material breach or default under any of the in-force Reinsurance Agreements or Retrocession Agreements and has not received written notice of any such material breach or claimed material breach or default, and, to the knowledge of Seller, there does not exist under any of the Reinsurance Agreements or Retrocession Agreements any event which, with the giving of notice or lapse of time, would constitute a material breach or default by the Company. Except as listed on Schedule 3.19, to the knowledge of Seller, no other party to an in-force Reinsurance Agreement or Retrocession Agreement is in material breach or default thereunder. There are no material disputes with any party with respect to the terms of any Reinsurance Agreement or Retrocession Agreement with respect to the terms thereto, or balances due thereunder.

          3.20.    Service Marks, Trademarks, Intellectual Property, etc.

          (a)  Schedule 3.20(a)(1) and 3.20(a)(2) of Seller’s Disclosure Schedule set forth true, complete and correct lists (including the current status of any registrations) of all material foreign and domestic patents, trademarks, service marks, trade names, corporate and assumed names, design rights, copyrights (excluding rights in computer software other than those items of computer software set forth in Schedule 3.20(a)(2)), copyright registrations and applications therefor, rights in know-how and other intangible and intellectual property rights of any kind that are material to the business or operation of Holdings or the Company, in each case whether registered or unregistered and including applications for the grant of any of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world (each, an “Intellectual Property Right”), in each case stating whether such Intellectual Property Right is owned legally and/or beneficially licensed to or registered in the name of Holdings or the Company or used in its business. Holdings and the Company have the corporate power, license, approvals, authorizations and right to use the “World-Wide Reassurance” name. At the Closing, Holdings and/or, the Company will have vested in it all of Holdings’ and the Company’s right and title to use the phrase “World-Wide Reassurance” in respect of the business of Holdings and/or the Company to the extent that Holdings and the Company have such rights as of the date of this Agreement. No registrations have been sought or obtained with respect to the phrase “World-Wide Reassurance” in any countries in the world. Either Holdings or the Company is the sole legal and beneficial owner, or has a valid and effective license or otherwise has the right to use, all of the Intellectual Property Rights and either Holdings or the Company has the right to use, free and clear of any royalty or other payment obligations, claims of infringement or Liens, all Intellectual Property Rights that are material to the conduct of its business. With respect to the software set forth on Schedule 3.20(a)(2) of Seller’s Disclosure Schedule, and except as otherwise set forth on such Schedule, the Company is the sole owner, or has a valid and effective license or otherwise has the right to use (free and clear of any royalty or other payment obligations, claims of infringement or Liens), all of such software. The Company has made all material payments and performed all of its other material obligations and covenants in connection therewith.

          (b)  The Company has not been charged and has not received any written claim or charge, and, to the knowledge of Seller, there is no basis for any such claim or charge, with respect to the infringement (whether in the past or as an ongoing matter) of any unexpired patent, trademark, trade name, service mark or design, copyright, copyright registration or other proprietary right of any Person (including Seller and its Affiliates) and, to the knowledge of Seller, the Company has not made unlicensed use of confidential information. To the knowledge of Seller, no act has been done or omitted to be done, and no event has occurred or is reasonably likely to occur, which may render any of the Intellectual Property Rights subject to revocation, compulsory license, cancellation or amendment or may prevent the grant or registration of a valid intellectual property right pursuant to a pending application. No Person other than the Company uses any of the service marks listed on Schedule 3.20(a)(1) of Seller’s Disclosure Schedule and no Person has disputed the right of the Company to use without restriction any such service marks. No Intellectual Property Rights owned or used by the Company and no use by or license for use granted to the Company with respect to Intellectual Property Rights will be lost, or rendered liable to any right of termination by any Persons, by reason of the transactions contemplated by this Agreement.

          (c)  All the records and systems (including computer systems) and all data and information of the Company are recorded, stored, maintained or operated or otherwise held by the Company (or by Seller or its Affiliates for the benefit of the Company), free from any Lien and all data and information of Holdings or the Company recorded, stored, maintained or processed by them is recorded, stored, maintained or processed in accordance with all United Kingdom legal requirements relating thereto including the Data Protection Act, 1998.

          3.21.    Pensions.

          (a)  Definitions.    The following terms shall have the following meanings for the purposes of this Agreement:

(i) “Approved” means approved by the Inland Revenue for the purposes of Chapter I of Part XIV of the Income and Corporation Taxes Act 1988 and a reference to “Approval” is to be construed accordingly.

          (ii)  “Disclosed Scheme” means the World-Wide Holdings Limited Retirement Benefits Scheme established pursuant to a trust deed dated 7 December 1978, and, where the context so permits, the individual pension plan policies issued by Equitable Life Assurance Society in favor of C.Z. Znowski, J.H. Greenhalgh and D.E. Brown under the respective policy numbers IPP0002046, IPP0002040 and IPP0013714.

(iii) “Employee” means a director or employee or former employee or former director of Holdings or the Company.

          (b)  Information.

          All particulars of the Disclosed Scheme required to permit Buyer to form a true and fair view of the benefits provided or to be provided (including contingent benefits) to the Employees have been disclosed to Buyer, including true and complete copies of:

(i) the current trust deed and rules governing the Disclosed Scheme and any deeds of alteration;

(ii) the current explanatory booklet issued to members of the Disclosed Scheme;

(iii) all announcements to members of the Disclosed Scheme other than announcements which have been fully incorporated into the documents referred to in paragraphs (a) and (b);

(iv) membership data of the members of the Disclosed Scheme;

(v) the reports on the last two actuarial valuations of the Disclosed Scheme together with any subsequent draft valuations or actuarial updates; and

(vi) the last two trustees reports and accounts of the Disclosed Scheme.

          (c)  General Pension Warranties.

Except for the Disclosed Scheme there is not in operation, and no proposal has been announced to enter into or establish, any agreement, arrangement, custom or practice (whether legally enforceable or not and whether Approved or not and whether funded or otherwise) for the payment of, or payment of a contribution towards, a pension, allowance, lump sum or other similar benefit on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement, for the benefit of an Employee or an Employee’s dependants.

          (d)  Specific Pension Warranties.

(i) No discretion or power has been exercised (or practice followed) under the Disclosed Scheme in relation to any of the Employees to:

(A) augment benefits (whether in relation to early retirement or otherwise);

(B) admit to membership a person who would not otherwise have been eligible for admission to membership;

          (C)  admit to membership a person on terms which provided for or envisaged the payment of a transfer value or a transfer of assets from another scheme to the Disclosed Scheme in a case in which the payment or transfer has not been made or has not been made in full;

(D) provide a benefit which would not otherwise be provided; or

(E) pay a contribution which would not otherwise have been paid.

          (ii)  Each benefit (except a refund of contributions) payable under the Disclosed Scheme on the death of a member of the Disclosed Scheme or during periods of sickness or disability of the member is, at the date of this Agreement, fully insured under a policy effected with an insurance company of good repute. Each member has been covered for that insurance by that insurance company at its usual rates and on its usual terms for person in good health and all insurance premiums payable have been paid.

(iii) No plan, proposal or intention to amend, discontinue (in whole or in part) or exercise a discretion in relation to the Disclosed Scheme has been communicated to a member of the Disclosed Scheme.

          (iv)  Each Employee who has been admitted to or promised admission to membership of the Disclosed Scheme has been admitted or promised admission on terms which are consistent with the continue treatment of the Disclosed Scheme as Approved and (if applicable) the provisions of Part II of Schedule 6 to the Finance Act 1989. The substance of the terms of admission or promised admission have been communicated to the Employee.

(v) To the knowledge of Seller, there has been no breach of the trusts of the Disclosed Scheme.

          (vi)  To the knowledge of Seller, there is no civil, criminal, arbitration, administrative or other proceeding or dispute (which includes, without limitation, contact with OPAS or the Pensions Ombudsman) in relation to any Employee concerning the Disclosed Scheme by or against the trustees or administrator of the Disclosed Scheme, Seller, the Company or Holdings and none is pending or threatened. Seller is also not aware of a matter in relation to any Employee which might give rise to a proceeding or dispute of that type.

          (vii)  All employer and member contributions due to the Disclosed Scheme have been paid to the trustees of the Disclosed Scheme in accordance with the Schedule of Contributions (as required by, and defined in, section 58 of the Pensions Act 1995).

          (viii)  To the knowledge of Seller, all fees, charges and expenses of whatever nature (including, without limitation, all levies to be paid under the Pensions Act 1995) with respect to the Disclosed Scheme have been paid and no services have been rendered for which an account or invoice has not been delivered.

          (ix)  To the knowledge of Seller, no claim has been made or threatened against Seller or the trustees or administrators of the Disclosed Scheme, or against any person whom the Seller is or may be liable to indemnify or compensate, in connection with the Disclosed Scheme (other than routine claims for benefits), there are no circumstances which may give rise to any such claim and Seller has not given any indemnity to any person in connection with the Disclosed Scheme.

          (e)  Compliance.

(i) The Disclosed Scheme is Approved and, to the knowledge of Seller, there is no matter which might give the Inland Revenue reason to withdraw Approval.

          (ii)  The Disclosed Scheme is a contracted-out scheme for the purposes of the Pension Schemes Act 1993 and, to the knowledge of Seller, has been administered in accordance with the contracting-out requirements of that Act. There is a current contracting-out certificate issued in relation to the Disclosed Scheme.

          (iii)  The Disclosed Scheme has been designed to comply with, and has been administered in accordance with all applicable legal and administrative requirements (including, without limitation, Article 141 of the Treaty of Rome as it applies to the eligibility of an Employee to join the Disclosed Scheme) and the trusts, powers and provisions of the Disclosed Scheme.

          (f)  The Pensions Act 1995.    The Disclosed Scheme complies in all material respects with the provisions of the Pensions Act 1995.

          (g)  Sex-Equality.

          (i)  To the knowledge of Seller, the Disclosed Scheme has been operated at all times in accordance with the documents constituting the same (as lawfully amended from time to time) and all applicable laws and, without limitation to the foregoing, all decisions made by the trustees and administrators of the Disclosed Scheme have been made in accordance with their powers and duties as the trustees or administrators respectively.

(ii) No part-time Employee or former Employee has either:

(A) been excluded from membership of the Disclosed Scheme; or

          (B)  been provided with benefits under the Disclosed Scheme which are different from those provided for, or in respect of, full-time Employees or former Employees or do not comply with the requirements of Article 141 of the Treaty of Rome.

          (iii)  The Disclosed Scheme has not accepted any transfer value from a pension arrangement (the “Paying Scheme”) in respect of an Employee or former Employee where the Paying Scheme in relation to such transfer value did not comply with the requirements of Article 141 of the Treaty of Rome (which, for the avoidance of doubt, includes obligations in respect of part-timers).

          3.22.    Directors, Officers and Employees.

          (a)  Schedule 3.22 of Seller’s Disclosure Schedule contains a true, complete and correct list of all employees who are employed by Holdings or the Company or who, as of the Closing, will be employed by Holdings or the Company, including, with respect to each such employee, details of their annual salary or compensation, any bonuses or incentive awards or other benefits paid or to which they were entitled in 2000 and 2001, their date of birth, the date their continuous employment with Holdings or the Company (as the case may be) commenced and their job title.

          (b)  None of the employees has served notice of termination of his/her employment with Holdings or the Company. There is not in existence any contract of employment with any employee or any contract for services with any individual which, if terminated or purported to be terminated by three (3) months’ notice or less, would give rise to a claim for damages or compensation or any right to claim for a statutory redundancy payment or statutory compensation for unfair dismissal.

          (c)  Both Holdings and the Company have in relation to each employee and each of their former employees complied in all material respects with all material obligations imposed on them by all contracts, statutes, orders, regulations, collective agreements, awards and codes of conduct and practice relevant to conditions of service and to the relations between them and the employees and former employees and have in all material respects maintained adequate and suitable records regarding the service of the employees and former employees.

          (d)  Neither the Company nor Holdings has entered into any recognition agreement with any trades union and neither has done any act which could be construed as an act of recognition and neither Holdings nor the Company is involved in and there are no present circumstances that are likely to give rise to any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trades union or any body of employees.

          (e)  Within the last two years no material liability (actual or contingent) has been incurred by Holdings or the Company in respect of any breach of an employment contract or a contract for services, and neither Holdings nor the Company has incurred any material liability (actual or, to the knowledge of Seller, contingent) to make any redundancy payment or to pay compensation for wrongful dismissal or has failed to comply with any order for the reinstatement or re-engagement of any employee or incurred any other material liability as a result of terminating a contract of employment or a contract for services.

          3.23.    Banks, Brokerage Accounts and Powers of Attorney.

          (a)  Schedule 3.23 of Seller’s Disclosure Schedule contains a true, complete and correct list of: (i) the name of each bank, trust company, securities or other broker or other financial institution with which the Company has an account, credit line or safe deposit box or vault, or otherwise maintains business relations; (ii) the name of each Person authorized by the Company to draw thereon or to have access to any safe deposit box or vault; and (iii) the names of all Persons authorized by powers of attorney, proxies or other instruments to act on behalf of the Company (other than those Persons who are managing general agents and set forth on Schedule 3.11 of Seller’s Disclosure Schedule).

          (b)  The total amount borrowed by either Holdings or the Company does not exceed any limitation on their borrowing powers contained in their Articles of Association or in any deed, debenture or other document binding on them.

          (c)  Other than in the ordinary course of business, neither Holdings nor the Company has loaned any money which has not been repaid and neither Holdings nor the Company owns the benefit of any debts other than those debts which have arisen in the ordinary course of business and neither Holdings nor the Company has made any loan or quasi loan contrary to any legislation.

          (d)  Neither Holdings nor the Company has outstanding any loan capital nor have they agreed to create or issue any loan capital, nor have they factored any debts or engaged in financing of a type which would not be required to be shown or reflected in their Company Financials or borrowed any money which they have not repaid, except for borrowings not exceeding the amounts shown in the Company Financials.

          (e)  In relation to all debentures, overdrafts, loans or other financial facilities outstanding or available to Holdings or the Company (“Facilities”), neither Holdings nor the Company is in contravention of, or non-compliance with, any provision of the Facilities; and none of the Facilities may according to their terms be terminated or mature prior to their stated maturity as a result of the acquisition of the Shares by Buyer and the Facilities are adequate to allow Holdings and the Company to continue trading after Closing on the same basis as prior to the Closing.

          3.24.    Environmental Matters.

          (a)  There are not any past or present conditions or circumstances that would reasonably be expected to interfere with or prevent the conduct of the business of Holdings or the Company in compliance with: (i) any order of any court or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation related to human health or the environment (“Environmental Law”), or (ii) the terms or conditions of any permits, approvals, licenses or consents required to be issued by any Governmental Authority pursuant to any applicable Environmental Law.

          (b)  There are not any past or present conditions or circumstances at, arising out of, or related to, any current or former business, assets or properties of Holdings or the Company, including but not limited to on-site or off-site storage, treatment, disposal or the release or threatened release of any chemical substance, product or waste, which would, individually or in the aggregate, reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation, disposal or corrective action or any long-term monitoring requirements under any Environmental Law; or (ii) claims arising for personal injury, property damage, or damage to natural resources, in each case that would reasonably be expected to have a Company Material Adverse Effect.

          (c)  Neither Holdings nor the Company has (i) received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree, settlement or order or is subject to any order of any court or Governmental Authority or tribunal under any Environmental Law or relating to the cleanup of any hazardous or toxic materials, wastes, substances or any pollutants or contamination.

          (d)  There are no persons or entities whose liability, for any environmental matters or under any applicable Environmental Law, Holdings or the Company has retained or assumed contractually or has retained or assumed by operation of law.

          (e)  Neither Holdings nor the Company has handled or directed the management of or participated in any decisions with respect to or exercised any influence or control over the use, generation, storage, treatment or disposal of any hazardous or toxic materials, wastes or substances at or related to any of their business, assets or properties.

          (f)  Holdings and the Company have made available to Buyer copies of all environmental inspections, audits, studies, plans, records, data analyses or reports conducted or prepared by or on behalf of Holdings or the Company within the last two years and which are in their possession or control.

          3.25.    Registration Statement; Proxy Statement.

          None of the information supplied or to be supplied by Seller for inclusion in the Registration Statement or Proxy Statement will cause the Registration Statement, at the time declared effective by the SEC, or the Proxy Statement, when first mailed to the shareholders of Buyer and at the time of the Meeting, to contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.26.    Investment Advisory and Investment Company Matters.

          Neither Holdings nor the Company conducts activities of or is otherwise deemed under law to control an “investment adviser,” as such term is defined in Section 2(a) (20) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), whether or nor registered under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), or any person required to be registered as an investment company under the Investment Company Act. Neither Holdings nor the Company is an “investment company” as defined in the Investment Company Act, and neither Holdings nor the Company is a promoter (as such term is defined in Section 2(a)(30) of the Investment Company Act) of any Person that is such an investment company.

          3.27.    Derivatives.

          As of March 31, 2001, neither Holdings nor the Company was subject to any material net exposure, individually or in the aggregate, under any futures, option contracts, swaps, hedges or similar instruments (“Derivatives”) to which it is a party. All such Derivatives are accounted for in accordance with UK Accounting Standards and reflect an economic hedge whereby neither Holdings nor the Company has any risk, other than counterparty risk, to price movements in the underlying investments.

          3.28.    Brokers and Finders, etc.

          None of Seller, Holdings, nor the Company, nor any of their respective officers, directors or employees, nor any of their Affiliates, has employed any broker, agent or finder, or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.

          3.29.    Securities.

          Seller is acquiring the shares of capital stock of Buyer comprising the Share Consideration solely for its own account and not with a view to any distribution of the Share Consideration or any part thereof, or interest therein, except in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”).

          3.30.    Money Laundering.

          To the knowledge of Seller, neither Holdings nor the Company has been involved in money laundering in any jurisdiction in which they have carried on business. To the knowledge of Seller, Holdings and the Company comply (and have complied at all times) in all material respects with the procedures concerning the prevention of money laundering as contained in the Criminal Justice Act, 1988, the Prevention of Terrorism (Temporary Provisions) Act, 1989, the Drug Trafficking Offences Act, 1986, the Money Laundering Regulations, 1993 and the Criminal Justice Act 1993 or all other equivalent applicable legislation in force in all other jurisdictions in which Holdings and the Company carry on business.

          3.31.    Full Disclosure.

          No representation or warranty of Seller herein contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER AND ITS SUBSIDIARIES

          Except as set forth in the Buyer’s Disclosure Schedule, Buyer represents and warrants as follows:

          4.1.    Corporate Existence.

          Each of Buyer and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and possesses all rights, licenses, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as currently conducted, except where the failure to possess such rights, licenses, authorizations and approvals would not reasonably be expected to have, in any case or in the aggregate, a material adverse effect on the business, results of operations, assets, liabilities or financial condition of Buyer and its Subsidiaries on a consolidated basis (a “Buyer Material Adverse Effect”). Each of Buyer and its Subsidiaries has the corporate power and authority and is duly qualified, licensed or admitted, to do business and is in good standing in each jurisdiction in which such ownership, use or leasing of its assets and properties, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified licensed or admitted or in good standing would not reasonably be expected to have a Buyer Material Adverse Effect.

          4.2.    Authorization; Enforcement.

          Buyer has all necessary corporate power and authority to execute and deliver the Transaction Documents to which it is a party, and, assuming shareholder approval of the Charter Amendment, to perform its obligations under the Transaction Documents to which it is a party in accordance with the terms of such Transaction Documents. Buyer has taken all necessary corporate action to duly and validly authorize its execution and delivery of this Agreement and the consummation by it of the transactions contemplated thereby, except that shareholder approval of the Charter Amendment is required. As of the Closing and assuming shareholder approval of the Charter Amendment, Buyer will have taken all necessary corporate action to duly and validly authorize its execution and delivery of the Transaction Documents (other than this Agreement) to which it is a party and the consummation by it of the transactions contemplated by such Transaction Documents. This Agreement has been duly executed and delivered by Buyer and, upon due authorization, execution and delivery by Seller, constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally or by general principles of equity. On or before the Closing Date, each of the other Transaction Documents to which Buyer is a party will be duly executed and delivered by Buyer and when executed and delivered by Buyer will constitute a valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally or by general principles of equity.

          4.3.    Consents and Approvals.

          Except for (i) any filing required under the HSR Act and the expiration or early termination of any applicable waiting period thereunder, (ii) any filings of applications and notices, as applicable, with the insurance regulatory authorities in the jurisdictions in which any insurance company Subsidiaries of Buyer operate their respective businesses and the approval of such applications or the grant of required licenses by such authorities, (iii) any filings, approvals or other requirements under applicable securities laws or applicable insurance company stock issuance laws, (iv) the filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-4 (as amended or supplemented, the “Registration Statement”) relating to the issuance of the Share Consideration to Seller, and the proxy statement (as amended and/or supplemented from time to time, the “Proxy Statement”) relating to the meeting of its shareholders to be held for purposes of obtaining shareholder approval of the Charter Amendment, the transactions contemplated by this Agreement and the adoption of a 2001 stock option plan (the “Meeting”), (v) any filings of applications and notices with the FSA in relation to the change of controller of the Company that will take effect on Closing, (vi) the filing of an amendment to the Company’s Articles of Association with the appropriate authority in the Cayman Islands, and (vii) any other approvals set forth on Schedule 4.3 of the Buyer’s Disclosure Schedule, no Consent is required to be obtained, made or given by or with respect to Buyer in connection with the execution and delivery by Buyer of any of the Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations under any of such Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, except for such Consents, the failure of which to be made or obtained would not reasonably be expected to have a Buyer Material Adverse Effect or which would not interfere in any material way with the ability of Buyer or its Subsidiaries to consummate the transactions contemplated by the Transaction Documents.

          4.4.    No Conflicts.

          Neither the execution nor the delivery by Buyer of the Transaction Documents to which Buyer is a party, the performance by Buyer of such Transaction Documents, the consummation of the transactions contemplated by such Transaction Documents will:

          (a)  conflict with or result in a breach of any provision of the Memorandum and Articles of Association of Buyer; provided, however, that the Charter Amendment must become effective to permit the issuance of the Share Consideration to Seller;

          (b)  result in any conflict with, breach or violation of, or default (or an event that, with notice or lapse of time or both, would constitute a default) under, require any consent or approval which has not been obtained with respect to, give rise to any right of termination, cancellation or acceleration of any obligations or loss of any benefit under, or result in the imposition of any Liens on any of the properties or assets of Buyer or any of its Subsidiaries under the terms, conditions or provisions of: (i) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement, permit, concession, franchise or license or other instrument or obligation to which Buyer or any Subsidiary is a party or by which it or any of its properties or assets is bound or (ii) any order, decree, injunction, law, rule or regulation applicable to Buyer or its Subsidiaries or any of its properties or assets, which conflict, breach, violation or default under, or failure to obtain consent or approval, or right of termination, cancellation or acceleration, or loss of benefit or imposition of any Lien, would reasonably be expected to have a Buyer Material Adverse Effect or which would interfere in any material way with the ability of Buyer or its Subsidiaries to consummate the transactions contemplated by such Transaction Documents; or

          (c)  permit or allow any officer of Buyer or any of its Subsidiaries listed on Schedule 4.4(c) of Buyer’s Disclosure Schedule to terminate his or her employment or result in the acceleration of vesting of any benefits of any such officer under any employee benefit plan, share option plan or profit related pay plan of Buyer.

          4.5.    Capital Structure.

          The authorized share capital of Buyer consists of 100,000,000 ordinary shares, par value US $.01 per share, of which as of June 30, 2001, 15,712,576 shares are issued and outstanding, and 50,000,000 preferred shares, par value US $.01 per share, of which as of June 30, 2001, no shares are issued and outstanding. No other shares of any class in the capital of Buyer are authorized, allotted or issued. All of the issued and outstanding shares of Buyer have been duly authorized and validly issued, are fully paid and nonassessable, represented by certificates and are not subject to any preemptive rights. Buyer owns of record and beneficially all of the shares of its Subsidiaries, free and clear of all Liens. There are no warrants, options, Contracts, convertible or exchangeable securities or other preferential rights, arrangements or commitments pursuant to which Buyer or any of its Subsidiaries are or may become obligated to allot, issue, sell, purchase or redeem any shares in its capital or other equity ownership interests or securities, other than as contemplated by this Agreement. There are no standstill, voting or similar agreements or Contracts or any rights of first offer or first refusal to which Buyer or any of its Subsidiaries are a party that currently or in the future will limit the ability of any Person to acquire, vote, sell, hold or otherwise deal with the ordinary shares of Buyer or capital stock of its Subsidiaries and any interest therein or right in respect thereof. Upon consummation of the transactions contemplated by this Agreement, Seller will acquire from Buyer beneficial ownership of the shares of Buyer comprising the Share Consideration, free and clear of all Liens, together with all rights which may become attached to such shares at or after the Closing.

          4.6.    SEC Reports; Buyer Financial Statements.

          (a)  Since December 1, 1998, Buyer has filed all reports, registration statements, proxy statements or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act or the Exchange Act (collectively, the “Buyer Reports”). Buyer has heretofore made available to Seller true copies of all the Buyer Reports, together with all exhibits thereto, that the Seller has requested. Included in such Buyer Reports are (i) audited consolidated balance sheets of Buyer and its Subsidiaries at December 31, 1998, 1999 and 2000 and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended, and the notes thereto and (ii) the unaudited balance sheets of Buyer and its Subsidiaries at June 30, 2001, and the related unaudited statements of income, stockholders’ equity and cash flows for the periods then ended and the notes thereto, each consolidated to the extent indicated therein.

          (b)  All of the financial statements included in the Buyer Reports since December 31, 2000, presented fairly in all material respects the consolidated financial position of Buyer and its Subsidiaries as at the dates mentioned and the consolidated results of operations, changes in stockholders’ equity and cash flows for the periods then ended in conformity with US GAAP applied on a consistent basis (subject, in the case of unaudited statements, to normal, recurring audit adjustments as may be permitted by Form 10-Q of the SEC). As of their respective dates, the Buyer Reports complied in all material respects with all applicable rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent reflected on the balance sheet included in the Buyer’s Annual Report on Form 10-K for the year ended December 31, 2000, or quarterly reports on Form 10-Q for the quarters ended March 31, 2001, and June 30, 2001, neither Buyer nor any Buyer Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of the type required to be reflected in financial statements prepared in accordance with US GAAP, except for liabilities or obligations which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Buyer Material Adverse Effect.

          (c)  Except as otherwise indicated in the Buyer Reports, since December 31, 2000 (the “Buyer Balance Sheet Date”), there has not been any material change by Buyer or its Subsidiaries in their Investment Policies or financial, tax or accounting methods, principles or practices (including any material change with respect to the establishment of reserves for unearned premium and reserves for losses (including incurred but not reported losses), and loss adjustment expenses, or any material change in depreciation or amortization policies or rates), except for those changes promulgated by the Financial Accounting Standards Board, the SEC, the National Association of Insurance Commissioners, the Internal Revenue Service or any other regulatory body since December 31, 2000, that are applicable to companies engaged in business substantially similar to that of Buyer.

          (d)  Each of the Subsidiaries of Buyer has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate Governmental Authorities of the jurisdictions in which it is domiciled and commercially domiciled or as may be required by any applicable Governmental Authority regulating insurance or reinsurance on forms prescribed or permitted by such authority (collectively, the “Buyer SAP Statements”). Buyer has delivered or made available to Seller all of the Buyer SAP Statements for each Subsidiary of Buyer for the periods beginning December 1, 1998, or, with respect to Subsidiaries not in existence at such date, then on the date of formation of such Subsidiary, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable Governmental Authority. Financial statements included in the Buyer SAP Statements and prepared on a statutory basis, including the notes thereto, were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable Governmental Authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such Subsidiaries of Buyer as at the respective dates thereof and the results of operations of such Subsidiaries of Buyer for the respective periods then ended. The Buyer SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Buyer SAP Statements by a Governmental Authority. The statutory balance sheets and income statements included in the Buyer SAP Statements required to be audited have been audited, and Buyer has delivered or made available to Seller true and complete copies of all audit opinions related thereto for periods beginning December 1, 1998, or, with respect to Subsidiaries not in existence at such date, then on the date of such Subsidiary’s formation. Buyer has delivered or made available to Seller true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies received by Buyer relating to the Subsidiaries of Buyer. Notwithstanding the foregoing, the representations in first, third, fourth and fifth sentences of this Section 4.6, to the extent they relate to Subsidiaries that were acquired by Buyer, are made to the knowledge of Buyer for periods prior to Buyer’s acquisition thereof.

          4.7.    Absence of Certain Changes or Events.

          Except as disclosed in the Buyer Reports, since the Buyer Balance Sheet Date, there has not been:

          (a)  any declaration or payment or making of any dividend or other distribution (whether in cash, securities or other property or any combination thereof) in respect of the capital of Buyer or its Subsidiaries, other than the regular quarterly cash dividends paid by Buyer, or any repurchase, redemption or other acquisition by Buyer or any of its Subsidiaries of any of its capital, or any proposal by Buyer or any of its Subsidiaries to effect any of the foregoing;

          (b)  any ordinary or special resolution passed by the members of Buyer except at the statutory 2001 annual meeting and at the 2001 annual meeting of shareholders;

          (c)  any division, consolidation or reclassification of the share capital of Buyer or any of its Subsidiaries or any issuance or authorization of any issuance of any securities in respect of, in lieu of or in substitution for the shares of the share capital of Buyer or any of its Subsidiaries;

          (d)  any acquisition or disposal or any agreement to acquire or dispose of any material business or any asset or the assumption of any material liability, except in each case at value and terms agreed on an arms-length basis;

          (e)  any significant change in accounting methods, principles or practices by Buyer or any of its Subsidiaries materially affecting its assets, liabilities, or business;

          (f)  any material change in the underwriting, pricing, actuarial or Investment Policies dated February 7, 2001; or

          (g)  any other change, event, condition (financial or otherwise) which has had or that would reasonably be expected to result in a Buyer Material Adverse Effect; provided, however, that the following shall be excluded from the definition of Buyer Material Adverse Effect and from the determination of whether such Buyer Material Adverse Effect has occurred for purposes of this Section 4.7(g): the effects of conditions or events that (i) are generally applicable to the insurance industry, (ii) result from general economic conditions including changes in interest rates or stock market conditions in the United States, or (iii) result from the announcement of this Agreement and the transactions contemplated hereby.

          4.8.    Contracts.

          (a)  Schedule 4.8 of Buyer’s Disclosure Schedule contains a true, complete and correct list of the following Contracts to which Buyer or any of its Subsidiaries is a party (each, a “Buyer Scheduled Contract”) (true, complete and correct copies (or, if none exist, written descriptions) of which have been made available to Seller prior to the date of this Agreement):

          (i)  Contracts relating to the borrowing of money, guarantees, security agreements, factoring agreements and deferred purchase or hire purchase Contracts, including obligations for reimbursement under letters of credit or reimbursement agreements therefor (other than letters of credit or reimbursement agreements therefor that are (A) fully secured or collateralized and (B) related to Reinsurance Agreements and Retrocession Agreements entered into by Buyer or its Subsidiaries in the ordinary course of business consistent with past practice) in any case representing future liabilities in excess of US $300,000;

          (ii)  Contracts which permit a financial institution or other Person to block or otherwise restrict immediate access by Buyer or its Subsidiaries to deposits or other monies held thereby in any case involving amounts in excess of US $300,000;

          (iii)  Contracts with any employee pursuant to which Buyer or any of its Subsidiaries owes any monetary obligation (other than those Contracts involving annual payments in any case of less than US $100,000 or which are cancelable by Buyer or its Subsidiaries on not more than ninety (90) days’ notice without cause or penalty);

          (iv)  Contracts with insurance agents and agencies, managing general agents with binding authority, brokers, third party administrators and consultants (other than those Contracts which are cancelable by Buyer or its Subsidiaries on not more than ninety (90) days’ notice without cause or penalty or that involve payments by Buyer or its Subsidiaries of less than US $100,000 annually); provided, however, that with respect to such Contracts with managing general agents, Schedule 4.8 of Buyer’s Disclosure Schedule shall also set forth (A) a brief description of each managing general agent, including its jurisdiction of domicile, its address of record and (where reasonably available) information regarding the ultimate beneficial ownership thereof, and (B) the aggregate amount of insurance or reinsurance which such managing general agent has written and has been authorized to write on behalf of Buyer or its Subsidiaries since the Buyer Balance Sheet Date;

          (v)  Contracts containing any provision or covenant limiting the ability of Buyer or its Subsidiaries to engage in any line of business or compete with any Person (other than Contracts with insurance agents and agencies or managing general agents with binding authority entered into by Buyer or its Subsidiaries in the ordinary course of business consistent with past practice);

(vi) Contracts between Buyer or its Subsidiaries and any Affiliates;

(vii) Contracts in which any employee has any monetary or other interest in any case in excess of US $100,000, other than employment arrangements entered into in the ordinary course of business;

          (viii)  Contracts involving the sale, transfer, assignment or other disposition of assets or liabilities of Buyer or its Subsidiaries having a value in any case in excess of US $300,000 pursuant to which Buyer or its Subsidiaries has given representations and/or indemnities which continue to be in effect and pursuant to which liability would reasonably be expected to arise;

(ix) investment management agreements, investment custody agreements and similar Contracts;

          (x)  Agency Contracts that individually produced US $300,000 or more of gross written premiums for Buyer or its Subsidiaries during the year ended December 31, 2000, or are reasonably expected by Buyer or its Subsidiaries individually to produce US $300,000 or more of gross written premiums for Buyer or its Subsidiaries during the year ending December 31, 2001, which are subject to termination upon the occurrence of a change of ownership or control of Buyer or its Subsidiaries;

          (xi)  Contracts (other than the Buyer Scheduled Contracts referred to in Section 4.8(a)(iv) and Agency Contracts) representing future annual liabilities in any case in excess of US $300,000 individually that are subject to termination upon the occurrence of a change of ownership or control of Buyer or its Subsidiaries; provided, however, that if the aggregate future liabilities for all Contracts (other than the Buyer Scheduled Contracts referred to in Section 4.8(a)(iv) and Agency Contracts) representing future annual liabilities in any case of less than US $300,000 that are subject to termination upon the occurrence of a change of ownership or control of Buyer or its Subsidiaries and not listed on Schedule 4.8 of Buyer’s Disclosure Schedule exceeds US $1,000,000 those Contracts shall also be included in Section 4.8;

          (xii)  Contracts pursuant to which Buyer or its Subsidiaries have agreed to grant or have granted an option or similar right to another Person affecting any material asset of Buyer or its Subsidiaries (other than assets held by Buyer or its Subsidiaries in its investment portfolio);

(xiii) Contracts which provide for payments in the event of a change of control;

(xiv) insurance Contracts entered into by Buyer or its Subsidiaries; and

          (xv)  all other Contracts material to the business, operations, assets, liabilities or financial condition of Buyer or its Subsidiaries in any case representing future liabilities (to the extent reasonably ascertainable) which require payments by Buyer in excess of US $300,000 individually (other than those Contracts which are cancelable by Buyer or its Subsidiaries on not more than ninety (90) days’ notice without cause or penalty) and which are not listed on any other Schedule hereto.

          (b)  Each of the Buyer Scheduled Contracts is in full force and effect and is binding upon and enforceable against Buyer or its Subsidiaries, as the case may be, in accordance with their respective terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally or by general principles of equity. Neither Buyer nor any of its Subsidiaries is in material breach or default, or has received written notice of a claimed material breach or default under any of the Scheduled Contracts and, to the knowledge of Buyer, there does not exist under any of the Buyer Scheduled Contracts any event which, with the giving of notice or lapse of time, would constitute a material breach or default by Buyer or its Subsidiaries that would reasonably be expected to result in a Buyer Material Adverse Effect. To the knowledge of Buyer, no other party to any of the Buyer Scheduled Contracts is in material breach or default thereunder, and neither Buyer nor its Subsidiaries have given written notice thereof.

          4.9.    Litigation.

          (a)  Except as set forth in the Buyer Reports, there is no Litigation now pending or, to the knowledge of Buyer, threatened, against or relating to (i) Buyer or its Subsidiaries, (ii) any director or officer of Buyer or its Subsidiaries (in his/her capacity as such), (iii) the assets, properties or business of Buyer or its Subsidiaries, or (iv) the transactions contemplated by the Transaction Documents or which questions the validity or enforceability of any of the Transaction Documents or any action taken or to be taken by Buyer or any of its Subsidiaries in connection with the Transaction Documents, except in the cases of clauses (i) through (iii) where such Litigation would not reasonably be expected to have a Buyer Material Adverse Effect.

          (b)  Except as set forth in the Buyer Reports, neither Buyer nor any of its directors or officers (in his/her capacity as such) is subject to any permanent, preliminary or temporary injunction or prohibitive order, judgment or decree of any Governmental Authority.

          4.10.    Liabilities and Reserves.

          (a)  The reserves carried on the Buyer SAP Statements of each of Buyer and its Subsidiaries for the year ended December 31, 2000, and the quarter ended March 31, 2001, for losses, claims and similar purposes (including claims litigation) were, as of such dates, in compliance in all material respects with the requirements for reserves established by the appropriate regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled or as may be required by any applicable Governmental Authority, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and were fairly stated in all material respects in accordance with actuarial and statutory accounting practices except as would not be reasonably expected to result in a Buyer Material Adverse Effect.

          (b)  Except for regular periodic assessments in the ordinary course of business, to the knowledge of Buyer, no claim or assessment is pending or, to the knowledge of Buyer, threatened against any of the Subsidiaries of Buyer which is peculiar or unique to such Subsidiary by any governmental guaranty associations or Lloyds in connection with such association’s or Lloyds’ fund relating to insolvent insurers which would be reasonably expected to have a Buyer Material Adverse Effect.

          4.11.    Taxation.

          Except as would not be reasonably expected to result in a Buyer Material Adverse Effect:

          (a)  Each of Buyer and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of Buyer and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Buyer and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Tax Authority in a jurisdiction where any of Buyer and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Neither Buyer nor its Subsidiaries are involved in any current dispute with any Tax Authority nor are any of Buyer and its Subsidiaries (nor have any of them, since December 1, 1998, or, with respect to Subsidiaries not in existence at such date, since the date of formation of such Subsidiary, been) the subject of any investigation, audit or non-routine visit by any Tax Authority. Neither Buyer nor its Subsidiaries have been informed of any planned investigation, audit or non-routine visit by any Tax Authority, and, to the knowledge of Buyer, there are no facts which are likely to cause such an investigation, audit or non-routine visit to be instituted in respect of the Buyer or any of its Subsidiaries. There are no Liens on any of the assets of any of Buyer and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b)  Each of Buyer and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

          (c)  No director or officer (or employee responsible for Tax matters) of any of Buyer and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any of the Buyer and its Subsidiaries either (i) claimed or raised by any Tax Authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of Buyer and its Subsidiaries has knowledge based upon personal contact with any agent of such Tax Authority.

          (d)  None of Buyer and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e)  All variable annuity contracts and variable universal life insurance policies and related documents of Buyer and its Subsidiaries are in conformance with any and all applicable tax laws. For annuity and life insurance policies issued to persons subject to U. S. Income Tax laws, the annuity and life insurance contracts qualify as “annuity” contracts and “life insurance contracts” for United States Income Tax purposes, including applicable qualification under Sections 72 and 817(h) of the Code for annuity contracts, and Sections 7702 and 817(h) of the Code for life insurance contracts. No life insurance contracts are treated as modified endowment contracts (“MEC”) under IRC Section 7702A unless the purchaser has affirmatively accepted MEC status of the contract.

          4.12.    Compliance with Laws, etc.

          (a)  Each of Buyer or its Subsidiaries is in compliance with all applicable Cayman Islands, Bermuda, Barbados, Ireland, United Kingdom, United States Federal, State, local or foreign judgments, orders, injunctions, laws, statutes, regulations and ordinances, and all licenses, approvals and permits issued by any Governmental Authority, applicable to it or any of its properties, assets, operations or business, except where the failure of the Buyer or its Subsidiaries to be so in compliance would not in any case or in the aggregate have a Buyer Material Adverse Effect. Without prejudice to the generality of the foregoing, (A) Buyer, its Subsidiaries and their respective directors and officers (in their capacities as such) are in compliance in all material respects with all their respective obligations under all applicable insurance laws and regulations and, to the knowledge of Buyer, there are no matters arising from such compliance which are the subject of any dispute with any insurance Governmental Authority, except where the failure of the Buyer or its Subsidiaries to be so in compliance would not in any case or in the aggregate have a Buyer Material Adverse Effect.

          (b)  Since December 1, 1998, or, in the case of any Subsidiary of Buyer not in existence at such date, then on the date of formation of such Subsidiary, Buyer and each of its Subsidiaries have filed or otherwise provided all material reports, data, statements, documents, applications, registrations, filings or submissions required to be filed with or otherwise provided to any Governmental Authority with jurisdiction over the Buyer, its Subsidiaries or their business or operations, and all such filings complied with applicable laws and regulations in all material respects; provided, however, that Buyer makes this representation to its knowledge as it relates to Subsidiaries that were acquired by Buyer for periods prior to Buyer’s acquisition thereof. None of Buyer or its Subsidiaries has received written notice of any material deficiencies asserted by any Governmental Authority with respect to any such filings which have not been cured or otherwise resolved to the satisfaction of such Governmental Authority and since the later of January 1, 2000, or the date Buyer acquired the relevant Subsidiary, there have been no material disputes or controversies with, or investigations undertaken by, any such Governmental Authority with respect to the Buyer, its Subsidiaries or their businesses or operations.

          4.13.    Insurance Business.

          Buyer and its Subsidiaries possess all material Permits required to transact or accept insurance or reinsurance in or from all jurisdictions in or from which Buyer or its Subsidiaries now transact or accept insurance or reinsurance, except where the failure to so possess would not reasonably be expected to have a Buyer Material Adverse Effect, and such Permits are not subject to any limitations, conditions or restrictions imposed by the relevant Governmental Authority that would reasonably be expected to result in a Buyer Material Adverse Effect. All Contracts for life insurance and annuities to which Buyer or its Subsidiaries are parties qualify under the laws, rules and regulations of all applicable Governmental Authorities regulating insurance matters as Contracts for life insurance and annuities. All such Permits are in full force and effect. Neither Buyer nor its Subsidiaries have received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation, non-renewal or limitation of any such Permit or the imposition of any restrictions or requirements with respect thereto and, to the knowledge of Buyer, there is no sustainable basis that would reasonably be expected to result in any such suspension, revocation, non-renewal or limitation or the imposition of any restrictions or requirements with respect thereto.

          4.14.    Reinsurance Agreements.

          (a)  Schedule 4.14    of Buyer’s Disclosure Schedule contains a true, complete and correct list of all Reinsurance Agreements or Retrocession Agreements currently in-force to which Buyer or its Subsidiaries are parties, and all such agreements that are no longer in-force, but pursuant to which Buyer or its Subsidiaries have any material liability (true, complete and correct copies of which (or descriptions of any Reinsurance or Retrocession Agreements that are not in writing) have been made available to Seller prior to the date of this Agreement).

          (b)  Each in-force Reinsurance Agreement or Retrocession Agreement is in full force and effect, and is binding upon and enforceable against the Buyer or its Subsidiaries in accordance with their respective terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally or by general principles of equity. Neither Buyer nor any of its Subsidiaries is in material breach or default under any of the in-force Reinsurance Agreements or Retrocession Agreements nor have any of them received written notice of any such material breach or claimed material breach or default, and, to the knowledge of Buyer, there does not exist under any of the Reinsurance Agreements or Retrocession Agreements any event which, with the giving of notice or lapse of time, would constitute a material breach or default by Buyer or its Subsidiaries. To the knowledge of Buyer, no other party to an in-force Reinsurance Agreement or Retrocession Agreement is in material breach or default thereunder, and neither Buyer nor its Subsidiaries have given written notice thereof. There are no material disputes with any party with respect to the terms of any Reinsurance Agreement or Retrocession Agreement with respect to the terms thereto, or balances due thereunder.

          4.15.    Buyer Employee Benefit Plans.

          (a)  Schedule 4.15 of Buyer’s Disclosure Schedule sets out summaries of all employee benefit plans, share option plans, profit related pay plans or other employee benefit plans of any kind of Buyer or its Subsidiaries now in-force and there are no other such plans.

          (b)  There is no legally binding liability to make any material payment to or for the benefit of any of the employees of Buyer or its Subsidiaries or the spouse or widow or any other relative of any of the employees of Buyer or its Subsidiaries in respect of past service or the termination of the employment of an employee or any other person by way of pension contribution, pension retirement benefit or allowance and neither Buyer nor any of its Subsidiaries has a superannuation fund, retirement benefit or other pension plan or arrangement to provide benefits to past or present employees or directors (or their dependents) by reason of retirement, death, disability, sickness or otherwise.

          4.16.    Directors, Officers and Employees.

          (a)  Buyer and its Subsidiaries have in relation to each employee and each of their former employees complied in all material respects with all material obligations imposed on them by all contracts, statutes, orders, regulations, collective agreements, awards and codes of conduct and practice relevant to conditions of service and to the relations between them and the employees and former employees and has in all material respects maintained adequate and suitable records regarding the service of the employees and former employees.

          (b)  Neither Buyer nor any of its Subsidiaries has entered into any recognition agreement with any trades union and neither has done any act which could be construed as an act of recognition and neither Buyer nor any of its Subsidiaries is involved in and there are no present circumstances that are likely to give rise to any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trades union or any body of employees.

          (c)  Within the last two years, no material liability (actual or contingent) has been incurred by Buyer or its Subsidiaries in respect of any breach of an employment contract or a contract for services, and neither Buyer nor its Subsidiaries have incurred any material liability (actual or, to the knowledge of Buyer, contingent) to make any redundancy payment, to pay compensation for wrongful dismissal or has failed to comply with any order for the reinstatement or re-engagement of any employee or incurred any other material liability as a result from terminating a contract of employment or a contract for services.

          4.17.    Environmental Matters.

          (a)  There are not any past or present conditions or circumstances that would reasonably be expected to interfere with or prevent the conduct of the business of Buyer or its Subsidiaries in compliance with: (i) any order of any court or arbitration board or tribunal, or any Environmental Law, or (ii) the terms or conditions of any permits, approvals, licenses or consents required to be issued by any Governmental Authority pursuant to any applicable Environmental Law.

          (b)  There are not any past or present conditions or circumstances at, arising out of, or related to, any current or former business, assets or properties of Buyer or its Subsidiaries, including but not limited to on-site or off-site storage, treatment, disposal or the release or threatened release of any chemical substance, product or waste, which would, individually or in the aggregate, reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation, disposal or corrective action or any long-term monitoring requirements under any Environmental Law; or (ii) claims arising for personal injury, property damage, or damage to natural resources, in each case that would reasonably be expected to have a Buyer Material Adverse Effect.

          (c)  Neither Buyer nor any of its Subsidiaries has (i) received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree, settlement or order or is subject to any order of any court or Governmental Authority or tribunal under any Environmental Law or relating to the cleanup of any hazardous or toxic materials, wastes, substances or any pollutants or contamination.

          (d)  There are no persons or entities whose liability, for any environmental matters or under any applicable Environmental Law, Buyer or its Subsidiaries have retained or assumed contractually or have retained or assumed by operation of law.

          (e)  Neither Buyer nor any of its Subsidiaries has handled or directed the management of or participated in any decisions with respect to or exercised any influence or control over the use, generation, storage, treatment or disposal of any hazardous or toxic materials, wastes or substances at or related to any of their business, assets or properties.

          (f)  Buyer and its Subsidiaries have made available to Seller copies of all environmental inspections, audits, studies, plans, records, data analyses or reports conducted or prepared by or on behalf of Buyer or its Subsidiaries within the last two years and which are in their possession or control.

          4.18.    Investment Advisory and Investment Company Matters.

          Neither Buyer nor any of its Subsidiaries conducts activities of or is otherwise deemed under law to control an “investment adviser,” as such term is defined in Section 2(a) (20) of the Investment Company Act, whether or not registered under the Investment Advisers Act, or any person required to be registered as an investment company under the Investment Company Act. Neither Buyer nor any of its Subsidiaries is an “investment company” as defined in the Investment Company Act, and neither Buyer nor any of its Subsidiaries is a promoter (as such term is defined in Section 2(a)(30) of the Investment Company Act) of any Person that is such an investment company.

          4.19.    Takeover Statutes.

          No takeover statute under any jurisdiction in which Buyer or any of its Subsidiaries are incorporated or formed, and no anti-takeover provision in the Memorandum and Articles of Association of any of Buyer or its

Subsidiaries (or other comparable charter documents) is applicable to the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party, except as shall be amended by the Charter Amendment.

          4.20.    Derivatives.

          As of March 31, 2001, neither Buyer nor any of its Subsidiaries was subject to any material net exposure, individually or in the aggregate, under any Derivatives to which Buyer or any of its Subsidiaries is a party. All such Derivatives are accounted for in accordance with US GAAP and reflect an economic hedge whereby neither the Buyer nor any of its subsidiaries has any risk, other than counterparty risk, to price movements in the underlying investments.

          4.21.    Brokers and Finders, etc.

          Other than Putnam Lovell Securities Inc., whose fees shall be the sole responsibility of Buyer and its Subsidiaries, neither Buyer, nor any of its officers, directors or employees, nor any of its Affiliates, has employed any broker, agent or finder, or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.

          4.22.    Securities.

          Buyer is acquiring the Shares solely for its own account and not with a view to any distribution of the Shares or any part thereof, or interest therein, except in accordance with the Securities Act.

          4.23.    Certain Actions.

          Buyer has no present plan or intention to transfer any of the Shares, Company Shares or assets of Holdings and Company to any Subsidiary of Buyer or to any other Person.

          4.24.    Full Disclosure.

          No representation or warranty of Buyer herein contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made not misleading.

ARTICLE V

COVENANTS

          5.1.    Operations in the Ordinary Course.

          (a)  Except as otherwise contemplated by this Agreement or consented to in writing by Buyer, from the date of this Agreement through the Closing Date, Seller will cause each of Holdings and the Company to conduct its business only in the usual, regular and ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller will cause each of Holdings and the Company to:

(i) maintain insurance coverages on the assets and properties of Holdings and the Company on a basis consistent with past practice;

(ii) maintain its books, accounts and records on a basis consistent with past practice;

          (iii)  comply in all material respects with all applicable judgments, orders, injunctions, laws, statutes, regulations, ordinances and Permits of Governmental Authorities and preserve in full force and effect all Permits material to business and operations;

(iv) maintain and keep its material assets and equipment in good repair, working order and condition, subject to reasonable and normal wear and tear;

          (v)  perform in all material respects its obligations under all Seller Scheduled Contracts and under all insurance Contracts, Reinsurance Agreements and Retrocession Agreements to which it is a party (in each case, on a basis consistent with past practice); and

          (vi)  use its reasonable efforts to maintain and preserve its business organization, retain the services of senior management, and maintain its relationships with its agents, policyholders, suppliers and customers.

          (b)  Except as (i) otherwise contemplated by this Agreement or (ii) listed in Schedule 5.1(b) of Buyer’s Disclosure Schedule, from the date of this Agreement through the Closing Date, Buyer will, and will cause each of its Subsidiaries to, conduct its business in the usual, regular and ordinary course consistent with past practice. Without limiting the generality of the foregoing, Buyer will, and will cause each of its Subsidiaries to:

(i) maintain its books, accounts and records on a basis consistent with past practice;

          (ii)  comply in all material respects with all applicable judgments, orders, injunctions, laws, statutes, regulations, ordinances and Permits of Governmental Authorities and preserve in full force and effect all Permits material to business and operations;

(iii) maintain and keep its material assets and equipment in good repair, working order and condition, subject to reasonable and normal wear and tear;

          (iv)  perform in all material respects its obligations under all Buyer Scheduled Contracts and under all insurance Contracts, Reinsurance Agreements and Retrocession Agreements to which it is a party (in each case, on a basis consistent with past practice); and

          (v)  use its reasonable efforts to maintain and preserve its business organization, retain the services of senior management, and maintain its relationships with its agents, policyholders, suppliers and customers.

          5.2.    Restrictions.

          (a)  Except as otherwise contemplated by this Agreement or consented to in writing by Buyer, from the date of this Agreement through the Closing Date, Seller will not permit Holdings or the Company to:

          (i)  incur any indebtedness for borrowed money in excess of US $250,000 or guarantee any such indebtedness or issue or sell any debt securities of Holdings or the Company or guarantee any debt securities of other Persons other than in the ordinary course of business consistent with past practice;

(ii) grant or create any Lien on any of its assets other than Liens granted or created in the ordinary course of business consistent with past practice;

          (iii)  make any material changes in its Investment Policies or make any material change in its financial, tax or accounting methods, principles or practices (including any material change with respect to the establishment of reserves, losses (including incurred but not reported losses) or any change in depreciation or amortization policies or rates adopted by it), except as may be required by law or applicable UK Accounting Standards;

          (iv)  other than in the ordinary course of business consistent with past practice, grant to any employee any increase in salary or other regularly paid remuneration which would constitute a material increase in the salary or other remuneration of such employee, or grant to any employee any increase in severance or termination pay; grant or approve any general increase in salaries of all or a substantial portion of the employees; pay or award any bonus, incentive compensation, service award or other like benefit for or to the credit of any employee; enter into any employment Contract with any employee except as may be required under any employment Contract set forth on Schedule 3.11 of Seller’s Disclosure Schedule; or adopt or amend in any material respect any Employee Benefit Plan;

          (v)  authorize, allot, issue, deliver or sell any shares in the capital of Holdings or the Company or obligations or securities convertible into or exchangeable for, or warrants, options or other rights in respect of, any such shares;

(vi) amend its Memorandum or Articles of Association;

          (vii)  declare, pay or make any dividends or other distributions (whether in cash, securities or other property or any combination thereof) or reduce, repurchase, redeem or otherwise acquire any of its share capital; provided, however, that the Company may pay and make the Company Dividend and Holdings may pay and make the Dividend;

          (viii)  acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or otherwise acquire any assets or properties that are material, individually or in the aggregate, to Holdings or the Company;

          (ix)  sell, lease or otherwise dispose of any of its assets or properties that are material, individually or in the aggregate, to Holdings or the Company (other than transactions involving securities in its investment portfolio in the ordinary course of business consistent with past practice, except as set forth in paragraph (xvi) of this Section 5.2);

          (x)  make any capital expenditure or execute any lease (other than a lease renewal for its Windsor property) or incur any commitment or liability therefor not contained in a written budget prepared by the management of Holdings or the Company on or before the date of this Agreement involving annual payments in excess of US $30,000 individually or US $100,000 in the aggregate (other than expenditures, leases, commitments or liabilities arising from the purchase or lease of automobiles owned by Holdings or the Company for use in its business, if such automobiles are purchased or leased to replace an existing Holdings or Company automobile);

(xi) terminate, amend or modify any Scheduled Contract involving future liabilities in excess of US $100,000 in any case:

(xii) commute any insurance Contract, Reinsurance Agreement or Retrocession Agreement involving more than US $1,000,000 in future liabilities;

(xiii) cancel any indebtedness involving liabilities in excess of US $250,000 in any case;

          (xiv)  waive or compromise any rights having an economic value to the Company in excess of US $25,000 in any case (other than commutations of insurance Contracts, Reinsurance Agreements or Retrocession Agreements and settlements of insurance and reinsurance claims in the ordinary course of business consistent with past practice);

          (xv)  settle pending or threatened Litigation (other than schedule insurance or reinsurance litigation in the ordinary course of business consistent with past practice) in an amount exceeding US $25,000 in the aggregate;

(xvi) take any capital gains (or realize any investment profit) in excess of US $250,000 in the aggregate or decrease the level of its benefit reserves;

          (xvii)  purchase or otherwise invest in any interest in (i) real property (including any extension of credit secured by a mortgage or deed of trust), (ii) common or ordinary shares or (iii) bonds, notes, debentures or other evidence of indebtedness, in each case other than in the ordinary course of business consistent with past practice;

(xviii) make any payments to its Affiliates (other than the Dividend or pursuant to the terms of the Scheduled Contracts described in Section 3.11(a)(vi));

          (xix)  take any action, or omit to take any action, that would result in (i) any of the representations and warranties of Seller that are qualified as to materiality becoming untrue or any of such representations or warranties that are not so qualified becoming untrue in any material respect or (ii) any of the conditions to the Closing being incapable of being satisfied; or

(xx) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b)  Except as otherwise contemplated by this Agreement or consented to in writing by Seller, from the date of this Agreement through the Closing Date, Buyer will not and will not permit its Subsidiaries to:

          (i)  make any material changes in its Investment Policies or make any material change in its financial, tax or accounting methods, principles or practices (including any material change with respect to the establishment of reserves, losses (including incurred but not reported losses) or any change in depreciation or amortization policies or rates adopted by it), except as may be required by law or applicable accounting standards;

          (ii)  authorize, allot, issue, deliver or sell any shares in the capital of Buyer or any of its Subsidiaries or obligations or securities convertible into or exchangeable for, or warrants, options or other rights in respect of, any such shares, other than (A) shares issued upon exercise of outstanding options and warrants and (B) options granted under Buyer’s stock option plans existing as of the date hereof;

(iii) amend its Memorandum or Articles of Association;

          (iv)  declare, pay or make any dividends (excluding regular quarterly cash dividends in amounts consistent with past practice) or other distributions (whether in cash, securities or other property or any combination thereof) or reduce, repurchase, redeem or otherwise acquire any of its share capital;

          (v)  acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or otherwise acquire any assets or properties that are material, individually or in the aggregate, to Buyer;

          (vi)  sell, lease or otherwise dispose of any of its assets or properties that are material, individually or in the aggregate, to Buyer (other than transactions involving securities in its investment portfolio in the ordinary course of business consistent with past practice;

          (vii)  settle pending or threatened Litigation (other than scheduled insurance or reinsurance litigation in the ordinary course of business consistent with past practice) in an amount exceeding US $250,000 in the aggregate;

(viii) make any payments to its Affiliates (other than payments or transfers by or among Buyer and any of its Subsidiaries);

          (ix)  take any action, or omit to take any action, that would result in (i) any of the representations and warranties of Buyer that are qualified as to materiality becoming untrue or any of such representations or warranties that are not so qualified becoming untrue in any material respect or (ii) any of the conditions to the Closing being incapable of being satisfied; or

(x) authorize any of, or commit or agree to take any of, the foregoing actions.

          5.3.    Related Matters.

          Except as otherwise contemplated by this Agreement or consented to in writing by the other party from the date hereof until the Closing:

          (a)  Seller shall promptly report to Buyer the termination of employment of, or a written threat to terminate employment made by, any of the employees of Holdings or the Company listed on Exhibit G.

          (b)  Buyer shall promptly report to Seller the termination of, or a written threat to terminate employment made by, the Chief Executive Officer, President, any Executive Vice President or any Senior Vice President of Buyer.

          (c)  Each of Seller and Buyer shall promptly notify the other party in writing of any event, condition, change or effect having, or which, insofar as reasonably can be foreseen, would have, a Company Material Adverse Effect, in the case of Seller, or a Buyer Material Adverse Effect, in the case of Buyer.

          (d)  Each of Seller and Buyer shall promptly notify the other party in writing of any matter or change that affects or, insofar as reasonably can be foreseen, would affect the accuracy or completeness of any representation or warranty made by such party in this Agreement. If such representation or warranty is of a nature that can be made accurate, Seller or Buyer, as the case may be, shall use its reasonable efforts to promptly effect appropriate curative action and shall provide the other party with evidence thereof reasonably satisfactory to the other party.

          (e)  Each of Seller and Buyer shall promptly notify the other party in writing if it fails to perform or observe any covenant or agreement to be performed or observed by it under this Agreement and shall use its reasonable efforts to promptly effect appropriate curative action and shall provide the other party with evidence thereof reasonably satisfactory to the other party.

          5.4.    Tax Matters.

          (a)  Tax Returns.    Section 9 of the Tax Deed Covenant shall govern the responsibility for filing the Tax Returns of Holdings and Company.

          (b)  Cooperation on Tax Matters.

          (i)  Buyer, Seller, Holdings and Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to Section 9 of the Tax Deed Covenant and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller agrees (A) to retain all books and records with respect to Tax matters pertinent to Holdings and Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, shall allow the other party to take possession of such books and records.

          (ii)  Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (c)  Check-the-Box Election.    In connection with the purchase of the Shares hereunder, and as part of the plan to have the transaction qualify as a reorganization within the meaning of Section 368(a) of the Code, Buyer shall, at the direction of Seller, make an election under Section 301.7701-3(c) of the United States Income Tax Regulations to treat Holdings as a disregarded entity for United States income tax purposes. At the time specified by Seller, Buyer shall make such election by filing IRS Form 8832 (or any successor form) and take all other actions necessary to make a valid election at the time specified by Seller.

          (d)  Prior to the Closing Date, neither Seller, Holdings nor the Company shall without the consent of the Buyer (which consent shall not be unreasonably withheld) (i) make or rescind any material express or deemed election relating to Taxes, or change any of its methods of reporting income or deductions for Tax purposes from those employed in the preparation of its Return(s) for the prior Tax year, except as may be required by applicable law, or (ii) settle or otherwise discharge any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes.

          (e)  Limitation on Post-Closing Transfers.    For the 24 month period following the Closing Date, Buyer shall not transfer any of the Shares, Company Shares or assets of Holdings and Company to a Subsidiary of

Buyer or any other Person, or take any other action during such period with respect to the Shares, Company Shares or assets of Holdings and Company that would constitute a transfer described in Section 368(a)(2)(C) of the Code.

          (f)  Section 1248 Amount and Subpart F Income.    During the period commencing on the Closing Date and ending on September 30, 2002, Buyer, without the written consent of the Seller, shall not cause or allow Holdings and the Company to engage in a transaction not in the ordinary course of business that would (i) increase the “Section 1248 amount” (as defined in Section 1.367(b)-2(c) of the United States Income Tax Regulations) used for purposes of determining the amount of income recognized by Seller from the disposition of the Shares to Buyer or (ii) increase the amount of subpart F income (as defined in Section 952(a) of the Code) recognized by Seller from its ownership of the Shares and Company Shares. In addition to Buyer’s general obligation to cooperate on tax matters under Section 5.4(b) hereof, Buyer shall maintain and provide to Seller all financial information necessary for Seller to (i) determine the Section 1248 amount for purposes of determining the amount of income recognized by Seller from the disposition of the Shares pursuant to this Agreement and (ii) determine the amount of subpart F income recognized by Seller from its ownership of the Shares and Company Shares.

          (g)  Certain Post-Closing Limitations.    The parties hereto shall use their reasonable efforts to cause the transaction contemplated by this Agreement to qualify as a reorganization under Section 368(a)(1)(C) of the Code. Following the Closing, Buyer shall cooperate with Seller, as reasonably requested by Seller, in satisfying applicable filing requirements pertaining to the transactions contemplated hereunder qualifying as a reorganization under Section 368(a)(1)(C) of the Code.

          5.5.    Access to Information.

          (a)  Seller shall afford to Buyer, and to Buyer’s accountants, counsel, financial advisers and other representatives, at reasonable times (during normal business hours) until the Closing Date, access to all of Holdings and the Company’s books, records, Contracts, facilities and personnel, including management and employees, so that Buyer may investigate Holdings and the Company and its Subsidiaries (including their financial statements, accounting methods, assets, liabilities, insurance and reinsurance Contracts and other arrangements, client lists, administrative procedures, operations and business plans and prospects); and Seller shall furnish promptly to Buyer from the date hereof until the Closing updated financial statements comparable to those described in Section 3.8(a) promptly after such financial statements have been prepared by Holdings and the Company and in accordance with past practice, in the case of each quarterly financial statement, certified by the Finance Director of Holdings and the Company and, in the case of each annual financial statement, audited by the independent auditors of Holdings and the Company.

          (b)  Buyer shall afford to Seller, and to Seller’s accountants, counsel, financial advisers and other representatives, at reasonable times (during normal business hours) until the Closing Date, access to all of Buyer’s and its Subsidiaries’ books, records, Contracts, facilities and personnel, including management and employees, so that Seller may investigate Buyer and its Subsidiaries (including their financial statements, accounting methods, assets, liabilities, insurance and reinsurance Contracts and other arrangements, client lists, administrative procedures, operations and business plans and prospects); and Buyer shall furnish promptly to Seller from the date hereof until the Closing updated financial statements comparable to those described in Section 4.6(b) promptly after such financial statements have been prepared by Buyer and its Subsidiaries and in accordance with past practice, in the case of each quarterly financial statement, certified by the Chief Financial Officer of Buyer and, in the case of each annual financial statement, audited by the independent auditors of Buyer.

          5.6.    No Solicitation.

          Seller shall not, nor shall it permit any of its Affiliates to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative or agent of, Seller or any of its Affiliates to, directly or indirectly, (a) solicit, initiate or encourage the submission of any Investment Proposal or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Investment Proposal. For purposes of this Agreement, “Investment Proposal” means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business that constitutes a substantial portion of the securities or assets of Holdings or the Company, including any reinsurance transaction entered into outside the ordinary course of business involving more than 25% of Holdings’ or the Company’s assets or policyholder liabilities, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Holdings or the Company, other than the transactions contemplated by this Agreement.

          5.7.    Filings and Authorizations.

          Each of Buyer and Seller shall, as promptly as practicable and in any event not later than 30 days from the date of this Agreement with respect to filings required with the FSA and any other insurance Governmental Authority, including without limitation filings on Form A and Form E under relevant state Insurance Holding Company statutes, and the notification required to be filed under the HSR Act, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to applicable law in connection with the transactions contemplated by this Agreement. Each of Buyer and Seller, as promptly as practicable, shall (a) make, or cause to be made, all such filings and submissions under the laws, rules and regulations applicable to it, or to its Affiliates as may be required for it to consummate the transactions contemplated by this Agreement, (b) use its reasonable efforts to obtain or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and Governmental Authorities necessary to be obtained by it, or its Affiliates, in order for it so to consummate such transactions and (c) use its reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. Buyer and Seller will coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

          5.8.    Confidentiality.

          Following the date hereof, each party hereto will hold, and will use its reasonable efforts to cause its respective officers, directors, employees, agents, investment bankers, attorneys, financial advisors or other representatives (collectively “Representatives”) to hold, in strict confidence from any Person (other than any Subsidiary or Representative), unless (a) compelled to disclose by judicial or administrative process or required to disclose (including in connection with obtaining the necessary approvals of this Agreement and the transaction contemplated hereby of Governmental Authorities or by other requirements of law, including, securities laws, or rules of any applicable stock exchange) or (b) disclosed in an action brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, this Agreement, the other agreements contemplated hereby, the Schedules and Exhibits hereto and all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party’s Representatives in connection with this Agreement or the transactions contemplated hereby, including without limitation pursuant to Section 5.5, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided, however, that the foregoing restrictions will not apply to Buyer’s use of any documents and information concerning the business of Holdings and the Company upon consummation of the Closing.

          5.9.    Registration Statement; Proxy Statement.

          As promptly as practicable following the date of this Agreement, and in any event not later than 30 days from the date of this Agreement, Buyer shall prepare and file with the SEC the Registration Statement and the

Proxy Statement in accordance with the Securities Act and the Exchange Act and shall use all reasonable efforts to have the Registration Statement declared effective and the Proxy Statement cleared by the SEC; provided, however, that prior to filing, Buyer shall deliver a copy of the proposed filings to Seller and provide Seller with a reasonable time period in which to review and comment upon such filings, it being agreed that Buyer will not make any such filings without the prior consent of Seller, such consent not to be unreasonably withheld. Buyer shall promptly provide to Seller copies of any written comments received from the SEC and shall promptly advise Seller of any oral comments received from the SEC. Seller shall be entitled to review and comment on any proposed amendments to the Registration Statement or the Proxy Statement. As promptly as practicable after the Registration Statement has been declared effective and the Proxy Statement has been cleared by the SEC, Buyer shall mail the Proxy Statement to its shareholders as of the record date for the Meeting. Buyer shall take such action as may be required to be taken under applicable state securities or “blue sky” laws in connection with issuance of the Shares. The Registration Statement and the Proxy Statement shall include the recommendation of Buyer’s Board of Directors that shareholders of the Buyer vote in favor of the Charter Amendment and the other transactions contemplated by this Agreement.

          5.10.    Shareholders’ Meeting.

          The Buyer shall take all actions necessary in accordance with the Cayman Islands law and its Articles and Memorandum of Association to duly call, give notice of, convene and hold the Meeting as promptly as practicable to consider and vote upon (i) the adoption and approval of amendments to its Memorandum of Association and Articles of Association in the form of Exhibit F hereto (the “Charter Amendment”), (ii) the approval of the other transactions contemplated by this Agreement, and (iii) the adoption of a 2001 stock option plan in a form reasonably satisfactory to Seller. The shareholder vote required for the adoption and approval of the Charter Amendment, the other transactions contemplated by this Agreement and a 2001 stock option plan shall be the vote required by Cayman Islands law and Buyer’s Memorandum and Articles of Association, which Buyer represents and warrants to be an affirmative vote by holders of 66 2/3% of the outstanding ordinary shares of Buyer. Buyer shall, through its Board of Directors, recommend to its shareholders approval of the Charter Amendment and the other transactions contemplated by this Agreement, and upon such shareholder approval and the satisfaction or waiver of conditions precedent to the Closing set forth in Sections 6.1 and 6.2, Buyer shall take all action necessary to cause the Charter Amendment to become effective under Cayman Islands law.

          5.11.    Disaster Recovery Plan.

          As promptly as practicable after the date hereof, Seller shall cause Holdings and the Company to implement a disaster recovery plan relating to its business and operations including, without limitation, all records and files.

ARTICLE VI

CONDITIONS PRECEDENT

          6.1.    Conditions to Each Party’s Obligations.

          The respective obligations of each party to consummate the Closing of the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

          (a)  Stockholder Approval.    The shareholders of Buyer shall have duly approved (i) the Charter Amendment, (ii) the transactions contemplated by this Agreement and the Transaction Documents, and (iii) the adoption of a 2001 stock option plan in form reasonably satisfactory to Seller.

          (b)  Standard and Poors Rating.    At or prior to the Closing, Standard & Poors Corporation shall have issued a letter or other communication stating that upon the Closing, the Company shall have a rating of “A-” or higher.

          (c)  Litigation.    The consummation of the Closing shall not be prohibited or restrained by any order, injunction, decree or judgment of any Governmental Authority.

          (d)  Employment Agreements.    Buyer shall have entered into employment agreements with the Holding employees set forth in Exhibit G in forms mutually agreed to by Seller and Buyer.

          (e)  Charter Amendment.    The Charter Amendment shall have been filed by Buyer with the appropriate Cayman Islands Governmental Authority and shall have become effective under Cayman Islands law.

          6.2.    Conditions to Buyer’s Obligations.

          The obligations of Buyer to consummate the Closing shall be subject to the delivery of all documents required to be delivered by Seller pursuant to Section 2.2, and to the satisfaction in full, prior to or at the Closing, of each of the following conditions precedent (any one or more of which may be waived by Buyer):

          (a)  Governmental Consents and Approvals.    All consents, authorizations, “no objection” notices, orders and approvals of (or filings or regulations with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement and the Transaction Documents shall have been obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired without the imposition of any conditions which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)  Third Party Consents and Approvals.    All authorizations, consents waivers and approvals from Persons to Contracts or any agreement to which Holdings or the Company is a party or by which either of them is bound, as may be required to be obtained by them in connection with the performance of this Agreement and the Other Transaction Documents, the failure to obtain which would result in a Company Material Adverse Effect or would prevent the consummation of the transactions contemplated hereby.

          (c)  Representations and Warranties.    All representations and warranties of Seller contained in Article III qualified as to materiality shall be true, complete and correct, in all respects and those not so qualified shall be true, complete and correct in all material respects, at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, except as affected by actions taken after the date of this Agreement in compliance with the terms hereof.

          (d)  Compliance with Agreements and Conditions.    Seller shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by it at or before the Closing Date.

          (e)  Seller’s Certificate.    Seller shall have delivered to Buyer and its Subsidiaries a certificate, dated the Closing Date, signed on behalf of Seller by a Senior Vice President and Secretary or Assistant Secretary to the effect that the conditions set forth in Sections 6.2(c) and 6.2(d) have been satisfied.

          (f)  Material Adverse Effect.    There shall not have occurred or arisen after September 30, 2000, and prior to the Closing, any change, event, condition (financial or otherwise), or state of circumstances or facts with respect to Holdings or the Company which would reasonably be expected to have a Company Material Adverse Effect, other than as contemplated by this Agreement.

          6.3.    Conditions to Seller’s Obligations.

          Seller’s obligations to consummate the Closing are subject to the delivery of all documents required to be delivered by Buyer pursuant to Section 2.3 and to the satisfaction in full, prior to or at the Closing, of each of the following conditions precedent (any one or more of which may be waived by Seller):

          (a)  Governmental Consents and Approvals.    All consents, authorizations, “no objection” notices, orders and approvals of (or filings or regulations with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement and the Transaction Documents shall have been obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired without the imposition of any conditions which would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

          (b)  Third Party Consents and Approvals.    All authorizations, consents waivers and approvals from Persons to Contracts or any agreement to which Buyer or any of its Subsidiaries is a party or by which either of them is bound, as may be required to be obtained by them in connection with the performance of this Agreement and the Other Transaction Documents, the failure to obtain which would result in a Buyer Material Adverse Effect or would prevent the consummation of the transactions contemplated hereby.

          (c)  Representations and Warranties.    All representations and warranties of Buyer and its Subsidiaries contained in Article IV qualified as to materiality shall be true, complete and correct, and those not so qualified shall be true, complete and correct in all material respects, at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, except as affected by actions taken after the date of this Agreement in compliance with the terms hereof.

          (d)  Compliance with Agreements and Conditions.    Buyer and its Subsidiaries shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by them at or before the Closing Date.

          (e)  Buyer’s Certificates.    Buyer shall have delivered to Seller a certificate, dated the Closing Date, signed on behalf of Buyer by its Chairman and Chief Executive Officer and its President and Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(c) and 6.3(d), respectively, have been satisfied.

          (f)  Buyer Material Adverse Effect.    There shall not have occurred or arisen after December 31, 2000, and prior to the Closing, any change, event, condition (financial or otherwise), or state of circumstances or facts with respect to Buyer or its Subsidiaries which would reasonably be expected to have a Buyer Material Adverse Effect, other than as contemplated by this Agreement.

          (g)  Certain Agreements with Executives. Messrs. Michael French and Scott Willkomm shall have entered into agreements with Seller with respect to their respective ownership of Buyer Shares in forms acceptable to Seller.

          (h)  Stock Option Grant.    Buyer shall have (i) granted options to acquire Buyer Shares to the employees of Holdings and the Company set forth on Exhibit G in amounts satisfactory to Seller, and (ii) committed to grant to other employees of Holdings and the Company an aggregate number of options to acquire Buyer Shares acceptable to Seller.

          (i)  Opinion of Counsel.    Seller shall have received an opinion of counsel from Gibson, Dunn & Crutcher LLP stating that the transactions contemplated herein qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Code.

          (j)  Company Dividend and Dividend.    The Company shall have paid the Company Dividend to Holdings, and Holdings shall have paid the Dividend to Seller.

          (k)  Letter Agreements relating to Employment Agreements.    Buyer shall have delivered to Seller copies of letter agreements executed by each of the Chief Executive Officer, Chief Operating Officer, the Executive Vice Presidents and the Senior Vice Presidents of Buyer with respect to such executives’ employment agreements with Buyer, if any, in forms mutually agreed to by Seller and Buyer.

          (l)  Letter Agreements relating to Buyer’s Executives’ Options.    Buyer shall have delivered to Seller copies of letter agreements executed by each of the Chief Executive Officer, Chief Operating Officer, the Executive Vice Presidents and the Senior Vice Presidents of Buyer with respect to such executives’ options to purchase Buyer Shares in forms mutually agreed to by Seller and Buyer.

          (m)  Directors and Officers Insurance.    Buyer shall have in effect directors and officers insurance in an amount and on terms reasonably satisfactory to Seller.

ARTICLE VII

FURTHER AGREEMENTS

          7.1.    Non-Competition.

          From the date hereof until the date that is 12 months from the Closing Date, Seller covenants that it shall not, and it shall cause its Subsidiaries not to, (a) hire or solicit for hire any of the senior management of Holdings as of the date of this Agreement or (b) individually or jointly with others, directly or indirectly, whether for its own account or for that of any other Person, own or hold any ownership or other participating interest in, or manage, operate, control or otherwise participate as such in, or act as a partner, principal or proprietor of any Person engaged in the reinsurance business outside of the United Sates substantially similar to the reinsurance business conducted by the Company as of the date hereof (the “World-Wide Reassurance Business”); provided, however, that it shall not be a violation of this Section 7.1 for Seller and its Subsidiaries to (i) own or hold any investment owned or held on the date of this Agreement or a passive investment as part of its investment portfolio in any Person which engages in the World-Wide Reassurance Business, so long as any such investment that is an equity investment does not exceed five percent (5%) of the aggregate outstanding capital stock for other equity ownership interest) of such Person, (ii) acquire a Person no more than five percent (5%) of the consolidated revenues of which for each of the three fiscal years of such Person ended prior to the acquisition of such Person by Seller or any of its Subsidiaries were derived from the World-Wide Reassurance Business, or (iii) underwrite insurance and/or reinsurance and/or provide insurance and/or reinsurance related services to existing and successor insureds, insurers, reinsurers, retrocessionaires and other clients of Seller and its Affiliates in continuance of arrangements and contracts existing with Seller and its Subsidiaries on the date of this Agreement (including all renewals, or extensions thereof.

          7.2.    Public Announcements.

          Buyer and Seller will consult with each other before issuing any press release or otherwise making any public statements regarding the transactions contemplated by the Transaction Documents, and will not issue any such release or make any such statement, prior to such consultation or, after such consultation, if any party is not reasonably satisfied with the substance of such release or statement. Notwithstanding the foregoing, any party hereto may make any disclosure required to be made by it under applicable law (including United States Federal securities law), stock exchange regulations or order of a court of competent jurisdiction if it determines in good faith, upon advice of counsel, that it is necessary to do so and gives prior notice to the other parties hereto, using its reasonable efforts (given any time constraints) to contact the other parties hereto and discuss such disclosure with such other party(s).

          7.3.    Expenses.

          (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to Section 10.1, except for (i) payment of all stamp duties applicable to the transfer of Shares to Buyer, which shall be borne equally by Buyer and Seller, (ii) as provided in Section 7.3(b) and (iii) as provided in Section 7.8, all fees and expenses incurred in connection with the Transaction Documents and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses.

          (b)  If this Agreement is terminated by either Buyer or Seller as a result of an uncured breach by the other party pursuant to Section 10.1(d) or Section 10.1(e), hereof, then the breaching party shall pay the terminating party, in next day funds, an amount equal to the reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of the terminating party and its Affiliates in connection with the transactions contemplated by this Agreement and the Transaction Documents, including all reasonable fees and expenses of counsel, investment bankers, accountants, actuaries, lenders, experts and consultants; provided, however, that (i) the terminating party shall provide the breaching party with reasonable documentation of the fees and expenses for which it seeks payment hereunder, and (ii) in no event shall the reimbursement of such expenses exceed US $1,000,000.

          7.4.    D & O Insurance.

          (a)  For three years after the Closing Date, Seller shall provide tail insurance coverage for all present and former directors and officers of Holdings and the Company covering claims made after the Closing Date in respect of acts or omissions occurring prior to the Closing Date, with a coverage limit of US $5,000,000 in the aggregate; provided, however, that such coverage shall not extend to any such director or officer who does not cooperate in a reasonable manner with Seller in the defense of any such claim and Seller shall not be required to pay a three-year premium in excess of US $75,000. Buyer shall (and shall cause Holdings and the Company to) use reasonable efforts to obtain the cooperation of such directors and officers in the defense of any claims, actions and proceedings covered by such insurance.

          (b)  After the Closing Date through the third anniversary of the Closing Date, Buyer shall to the extent permitted by applicable law indemnify and hold harmless each present (as of the Effective Time) or former officer or director of the Company and/or Holdings (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys’ fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director or employee of the Company and/or Holdings or (ii) matters existing or occurring at or prior to the Closing Date (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Closing Date, to the fullest extent permitted under applicable law; provided, however, that no Indemnified Party may settle any such claim without the prior approval of Buyer (which approval shall not be unreasonably withheld or delayed). Promptly after receipt by an Indemnified Party of actual notice of any claim, suit, action, proceeding or investigation (collectively, a “Claim”) for which indemnification hereunder may be sought, the Indemnified Party shall give notice thereof to Buyer, and the Indemnified Party shall permit Buyer (at the expense of Buyer) to assume the defense of such Claim, provided, that (i) counsel for Buyer who shall conduct the defense of such Claim shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve Buyer of its indemnification obligation hereunder except to the extent that such failure results in a lack of actual notice to Buyer and Buyer is naturally prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, Buyer, in the defense of any such claim or litigation, shall not consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as a unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such Claim. In the event that the Indemnified Party shall in good faith determine that Buyer and the Indemnified Party have differing interests of the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to Buyer in respect of such Claim, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim with counsel of its choice at the sole cost of Buyer, provided, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the consent of Buyer, such consent not to be unreasonably withheld. In the event that Buyer does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand and be indemnified hereunder. In any event, Buyer and the Indemnified Party shall cooperate in the defense of any Claim.

          (c)  For so long as Seller is entitled to designate members to Buyer’s Board of Directors pursuant to the Stockholder Agreement, Buyer shall maintain directors and officers insurance in amounts and on terms reasonably satisfactory to Seller.

          7.5.    Further Assurances.

          On and after the Closing Date, Buyer and Seller will take, and each of them shall cause their respective Subsidiaries to take, all appropriate actions and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including those in order to put Buyer in possession and operating control of the business of the Company.

          7.6.    Books and Records.

          Buyer and Seller agree that with respect to any books, records and files relating to the business, properties, assets or operations of the Company, each party (at its expense) shall have the right, to the extent reasonably requested by such party, to inspect and to make copies of the same at any time during normal business hours for any proper purpose. Seller further agrees that, to the extent any such books, records and files have not otherwise been delivered to the Company or Buyer, Seller will not, and will not permit any of its Subsidiaries to, destroy or dispose of any such books, records or files without first offering to provide such books, records or files to Buyer at no expense to Seller or any of its Subsidiaries. Buyer further agrees that it will not, and will not permit any of its Subsidiaries to, destroy or dispose of any such books, records or files without first offering to provide such books, records or files to Seller at no expense to Buyer or any of its Subsidiaries.

          7.7    Pensions.

          (a)  For purposes of this Section 7.7, the following terms shall have the following meanings:

(i) “Actuary” means a Fellow of the Institute of Actuaries (or, in Scotland, a Fellow of the Faculty of Actuaries).

(ii) “Buyer’s Actuary” means the actuary appointed by Buyer for the purposes of this Section 7.7 and may be the Scheme Actuary.

          (iii)  “Independent Actuary” means the Actuary (if any) appointed for the purpose of Section 7.7(e), who shall act as expert not as arbitrator, whose fees for acting shall be borne equally between Buyer and Seller, whose decision shall (in the absence of manifest error) be final and binding, and to whom Buyer and Seller shall instruct their respective Actuaries to give all such assistance as he may require in order to perform the functions for which he is appointed.

(iv) “Minimum Funding Requirement” has the meaning given to it by section 56 of the Pensions Act 1995.

(v) “Scheme Actuary” means the actuary appointed by the trustees of the Disclosed Scheme for the purposes of section 47(1)(b) of the Pensions Act 1995.

(vi) “Seller’s Actuary” means such actuary (if any) appointed by Seller for the purposes of this Section 7.7, and if no such appointment is made then references thereto shall be to Seller.

(vii) “Shortfall” shall have the meaning given to it in Section 7.7(f).

(viii) “Timing Adjustment Factor” means (0.6 x A/B ) + (0.4 x (1+i) n ), where:

“A” is the value of one unit in the Britannic Asset Management Fund in which the Disclosed Scheme is partially invested on the date that payment of the Shortfall is actually made by Seller;

“B” is the value of one such unit on the Closing Date;

“i” is the annualized percentage yield during 2001 on the Emeritus Fund Deposit Administration Policy in which the Disclosed Scheme is also partially invested; and

“n” is the period (expressed as a percentage of a complete year) from and including the Closing Date to but excluding the date of actual payment.

          (b)  Seller agrees to indemnify Buyer in respect of the amount (if any) by which the value of the assets of the Disclosed Scheme (as determined by the Scheme Actuary in accordance with the calculation requirements of sections 56 to 61 of the Pensions Act 1995, effective as at the Closing Date and notwithstanding there being no requirement under that Act to determine their value as at that date) falls short of the Disclosed Scheme’s Minimum Funding Requirement by more than £930,000, as further provided in Section 7.7(c) to (i) below.

          (c)  Buyer will procure that no later than three months after the Closing Date the Scheme Actuary computes and certifies to both Buyer’s Actuary and Seller’s Actuary the valuation of the Disclosed Scheme referred to in Section 7.7 (b), and provides to both Buyer’s Actuary and Seller’s Actuary such data and other information as they may reasonably require in order to review the valuation of the Disclosed Scheme.

          (d)  Buyer and Seller shall cause Buyer’s and Seller’s Actuaries to review such computation and, if they agree with it, to certify the same to each other and to the Scheme Actuary, within two months of being supplied with the valuation of the Disclosed Scheme under Section 7.7 (c) and any data and information reasonably required for the purpose, whereupon it shall become final and binding.

          (e)  In the event that by the end of the period referred to in Section 7.7 (d) no such agreement has been certified, then (unless and for so long as they may agree that no such independent appointment shall be made or requested) Buyer’s Actuary and Seller’s Actuary shall jointly appoint (or in the event of their failure jointly to appoint and in the absence of any agreement not to appoint, Buyer and Seller shall procure that Buyer’s Actuary and Seller’s Actuary jointly apply to the President of the Institute of Actuaries for an appointment of) the Independent Actuary who shall certify the valuation of the Disclosed Scheme.

          (f)  In the event that, when certified under Section 7.7 (d) or (e) as the case may be, the value of the assets of the Disclosed Scheme at the Closing Date falls short of the Disclosed Scheme’s Minimum Funding Requirement by more than £930,000 (“the Shortfall”), Seller shall, within 14 days of the date on which the valuation is certified, pay to the Company, by way of indemnity, the amount of the Shortfall (as certified by the Scheme Actuary (or the Independent Actuary as the case may be) and notified to Seller), adjusted as set out (and together with such additional payments (if any) as may be calculated in accordance with) Sections 7.7 (h) and (i).

          (g)  On payment of the adjusted Shortfall Buyer shall procure that the Company shall immediately contribute an amount equal to the adjusted Shortfall to the Disclosed Scheme.

          (h)  The Shortfall referred to in Section 7.7 (f), multiplied (in respect of the period from (and including) the Closing Date to (but excluding) the date of actual payment) by the Timing Adjustment Factor, shall be paid to the Company no later than 14 days after the receipt by Seller of the notification made in accordance with Section 7.7 (f) certifying the value of the Shortfall as at the Closing Date.

          (i)  Seller shall in addition pay to the Company by way of indemnity, upon the amount due under Section 7.7 (f) (or any such part thereof as shall remain unpaid) and remaining outstanding after the expiry of the 14 day period, interest from the final date for payment thereof to the date of actual payment, at the base rate of National Westminster Bank plc from time to time in force calculated on a day to day basis with monthly rests.

          (j)  Seller agrees to indemnify Buyer, the Company and/or the trustees of the Disclosed Scheme against all payments, cash, expenses and damages (including reasonable legal and actuarial fees) incurred as a result of

(a) any successful claim brought by a current or former employee of the Company, or (b) the granting of rights in the Disclosed Scheme in recognition, that his or her rights of access to the Disclosed Scheme were not effected in a manner which was compliant with Article 141 Treaty of Rome, in either case within two years from the Closing Date, but only insofar and to the extent that any such payments exceed the amount (if any) by which the value of the Disclosed Scheme’s assets as of the Closing Date falls short of its Minimum Funding Requirement by less than £930,000, determined under Section 7.7(f).

          (k)  For the avoidance of doubt, this Section 7.7 is not subject to the limitations on, Seller’s indemnification obligations set forth in Section 8.2 of this Agreement.

          7.8    Company Register of Members.    Following execution of this Agreement, Seller shall cause the Company to take, at the reasonable expense of Seller, all actions reasonably necessary to rectify to the reasonable satisfaction of Buyer any error which appears on the Company’s register of members as of the date hereof, including without limitation, entries relating to the holding of shares in the Company by E.F. Hutton California, and Seller further undertakes that notwithstanding the occurrence of the Closing, it shall provide to the Company and to Buyer such assistance in obtaining such rectification as may reasonably be required.

ARTICLE VIII

INDEMNIFICATION

          8.1.    Survival of Representations, etc.

          (a)  All representations and warranties contained in Articles III and IV or made pursuant thereto shall not be affected by any right of investigation by the parties or any knowledge of facts determined in accordance therewith, and shall survive the Closing until the date that is the second anniversary of the Closing Date except that the representations and warranties in Sections 3.14 and 4.11 shall survive the Closing until the expiration of the applicable statutes of limitation, the representations and warranties to Sections 3.5(a) and 4.5(a) shall survive the Closing and continue indefinitely. No action for indemnification under this Article VIII may be brought with respect to such representations and warranties after the expiration dates indicated in the preceding sentence unless, prior to the date such representations and warranties expire, the party seeking indemnification has notified in reasonable detail the party from whom indemnification is sought of a claim for indemnity hereunder.

          (b)  All covenants and agreements made by the parties to this Agreement which contemplate performance following the Closing shall survive the Closing. All other covenants and agreements shall not survive the Closing and shall terminate as of Closing; provided, however, that if any such covenant is breached on or prior to the Closing, the non-breaching party shall retain all rights and remedies with respect to such breach following the closing or agreement.

          8.2.    Indemnification.

          (a)  Subject to Sections 8.1 and 8.2(b) from and after the Closing, Seller agrees to indemnify Buyer, Holdings and the Company against, and hold Buyer and the Company harmless from, any damage (excluding any consequential, special, punitive and treble damages), claim, liability or expense, including interest, fines, penalties and reasonable attorneys’ fees, in each case whether incurred in connection with a final judgment, award or disposition of the matter or settlement (collectively “Damages’’), arising out of the breach of any representation or warranty of Seller and the breach of any covenant or agreement of Seller, in each case contained in this Agreement that survives the Closing for such period as provided in Section 8.1; and

          (b)  In addition to the limitations set forth in Section 8.2(a), Seller’s indemnification obligations shall be limited as follows:

          (i)  the amount of any Damages to be indemnified by Seller under this Article VIII shall be (A) reduced by an amount (the “Buyer Tax Benefit’’) equal to the excess of (1) the amount of Taxes that would have been payable in a taxable year by Buyer or its Subsidiaries, as the case may be, if Buyer or its Subsidiaries had not incurred the Damages over (2) the Taxes actually payable by Buyer or its Subsidiaries, as the case may be, in such taxable year, provided, that the Buyer Tax Benefit shall include any refund or reduction of Taxes actually received or realized from the incurrence of the Damages and (B) increased by an amount (the “Buyer Tax Burden”) equal to the amount of Taxes payable by Buyer or its Subsidiaries attributable to the receipt of Buyer or its Subsidiaries, as the case may be, of any indemnification payment hereunder;

          (ii)  the amount of any Damages to be indemnified by Seller under this Article VIII shall be reduced by the net amount that Buyer or its Subsidiaries recovers (after deducting all attorneys’ fees, expenses and other costs of recovery) from any insurer or third party liable for such Damages; provided, however, that Buyer or its Subsidiaries, as the case may be, shall not be obligated to request, pursue or obtain such insurance or third party proceeds prior to receiving indemnification proceeds from Seller; and, provided, further, that to the extent that Seller makes any indemnification payment to Buyer or its Subsidiaries, Seller shall be subrogated to the rights of Buyer or its Subsidiaries to obtain such insurance or third party proceeds, and, upon its receipt of the full amount of the indemnification payment owing hereunder with respect to such matter, Buyer or its Subsidiaries, as the case may be, shall assign all such rights to Seller (it being understood that if such rights are not assignable, then Buyer or its Subsidiaries, as the case may be, will cooperate with Seller to the extent reasonably requested in order to pursue such subrogated rights);

(iii) Buyer shall be entitled to indemnification for Damages under this Article 8 only when the aggregate of all such Damages exceeds US $1,000,000 and then only to the extent of any such excess;

(iv) the aggregate liability of Seller under this Section 8.2 shall not exceed US $42,500,000; and

(v) Seller shall not be liable for duplicative indemnification payments under the Transaction Documents.

          (c)  Subject to Section 8.2(d), from and after the Closing, Buyer agrees to indemnify Seller and its Affiliates and to cause Holdings and the Company to indemnify Seller and its Affiliates against and hold Seller and its Affiliates harmless from any Damages arising out of the breach of any representation or warranty of Buyer, and the breach of any covenant or agreement of Buyer, in each case contained in this Agreement that survives the Closing for such period of survival as provided in Section 8.1.

          (d)  In addition to the limitations set forth in Section 8.2(c), Buyer’s indemnification obligations shall be limited as follows:

          (i)  the amount of any Damages to be indemnified by Buyer under this Article 8 shall be (A) reduced by an amount (the “Seller Tax Benefit”) equal to the excess of (1) the amount of Taxes that would have been payable in a taxable year by Seller if Seller had not incurred the Damages over (2) the Taxes actually payable by Seller in such taxable year; provided, however, that the Seller Tax Benefit shall include any refund or reduction of Taxes actually received or realized from the incurrence of the Damages and (B) increased by an amount (the “Seller Tax Burden”) equal to the amount of Taxes payable by Seller attributable to the receipt of Seller of any indemnification payment hereunder;

          (ii)  the amount of any Damages to be Indemnified under this Article 8 shall be reduced by the net amount that Seller recovers (after deducting all attorneys’ fees, expenses, and other costs of recovery) from any insurer or third party liable for such Damages; provided, however, that Seller shall not be obligated to request, pursue or obtain such insurance or third party proceeds prior to enforcing or receiving Indemnification proceeds from Buyer; and provided, further, that to the extent that Buyer makes any Indemnification payment to Seller, Buyer shall be subrogated to the rights of Seller, as the case may be, to obtain such Insurance or third party proceeds and, upon its receipt of the full amount of the Indemnification payment owing hereunder, with respect to such matter, Seller, as the case shall be, shall assign all such rights to Buyer (it being understood that if such rights are not assignable, then Seller, as the case may be, will cooperate with Buyer to the extent reasonably requested in order to pursue such subrogated rights);

          (iii)  Seller shall be entitled to indemnification for Damages under this Article 8 only when the aggregate of all such Damages exceeds US $1,000,000 and then only to the extent of any such excess (excluding Damages arising from breaches of Section 5.4 hereof);

(iv) the aggregate liability of Buyer under this Section 8.2 shall not exceed US $42,500,000 (excluding Damages arising from breaches by Buyer of Section 5.4 hereof); and

(v) Buyer shall not be liable for duplicative indemnification payments under the Transaction Documents.

          (e)  Notwithstanding the provisions of this Article VIII, any indemnification related to Taxes for which Seller must indemnify Buyer (including with respect to breaches of representations and warranties contained in Section 3.14) shall be governed by Article IX.

          8.3.    Indemnification Procedures.

          (a)  Upon any Person entitled to be indemnified under Section 8.2 (the “Indemnified Person”) receiving notice of any claim or the commencement of any action, or otherwise becoming aware of a fact, condition or event for which indemnification is provided under Section 8.2., the Indemnified Person will reasonably promptly notify the Person from whom indemnification is sought (the “Indemnifying Person”) in writing of such fact, condition or event; provided, however, that the failure to provide such notice shall not relieve the Indemnifying Person of its indemnification obligations hereunder unless such failure materially prejudices the ability of such Indemnifying Person to contest such Damages. If such fact, condition or event is the assertion of a claim or the bringing of any action or proceeding by a third party, then the Indemnifying Person will be entitled to participate in or take charge of the defense or investigation of such claim, action or proceeding (or that part of any claim, action or proceeding for which indemnification is being provided) with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person and its counsel shall proceed with diligence and in good faith with respect thereto. If such fact, condition or event involves a dispute or review by any Governmental Authority or Tax Authority, then the Indemnifying Person shall advise the Indemnified Person regarding the Indemnifying Person’s course of action. After notice to the Indemnified Person of the Indemnifying Person’s election to assume the defense or investigation of any such claim, action or proceeding or part thereof (as the case may be), the Indemnifying Person shall not be liable to the Indemnified Person under this Article VIII for any legal or other expenses in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Person shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding or part thereof (as the case may be) if (i) the Indemnified Person has reasonably concluded that use of counsel of the Indemnifying Person’s choice would reasonably be expected to give rise to a conflict of interest (in which event the Indemnifying Person shall bear one-half ( 1/2) of the expenses of such separate counsel) or (ii) the Indemnifying Person shall not have employed counsel to represent the Indemnified Person within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding (in which event the Indemnifying Person shall bear all the reasonable expenses of such separate counsel). In the event that an Indemnifying Person elects not to assume the defense of a claim, action or proceeding or part thereof (as the case may be), the Indemnified Person and its counsel shall proceed with diligence and in good faith with respect thereto and the Indemnifying Person will not be obligated to pay the reasonable fees and expenses of no more than one counsel for all Indemnified Persons with respect to such claim, action or proceeding unless the Indemnified Person has reasonably concluded that use of one counsel would reasonably be expected to give rise to a conflict of interest between such Indemnified Person and any other of such Indemnified Persona with respect to such claim or part thereof (as the case may be) in which event the indemnifying Person shall bear one-half ( 1/2) of the expenses of such additional counsel. The parties hereto agree to render to each other one assistance as may be reasonably requested in order to insure the proper and adequate defense of any such claim, action or proceeding.

          (b)  If the Indemnifying Person has elected to assume the defense or investigation of any claim, action or proceeding or part thereof pursuant to Section 8.3(a), the Indemnifying Person shall be entitled to settle or compromise such claim, action or proceeding or part thereof; provided, however, that any such settlement or compromise involving the imposition of equitable remedies or involving the imposition of any obligations on the Indemnified Person shall require the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld). If the Indemnifying Person elects not to assume the defense of a claim, action or proceeding or part thereof (as the case may be) pursuant to Section 8.3(a), the Indemnified Person shall be entitled to settle or compromise such claim, action or proceeding or part thereof (as the case may be) only with the consent of the Indemnifying Person (which consent shall not be unreasonably withheld). If the Indemnified Person is represented by separate counsel pursuant to Section 8.3(a), such settlement or compromise shall be effected only with the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld). No Indemnifying Person shall be required to consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional terms thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Whenever the Indemnified Person or the Indemnifying Person either receives or makes a firm offer to settle a claim for which indemnification is sought under Section 8.2, it shall promptly notify the other of such offer. If the Indemnifying Person refuses to accept such offer within ten (10) Business Days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the Indemnifying Person’s indemnity contained in Section 8.2, the Indemnified Person shall be indemnified pursuant to the terms hereof. If the Indemnifying Person notifies the Indemnified Person in writing that the Indemnifying Person desires to accept such offer, but the Indemnified Person refuses to accept such offer within ten (10) Business Days after receipt of such notice, the Indemnified Person may continue to contest such claim and, in such event, the total maximum liability of the Indemnifying Person to indemnify or otherwise reimburse the Indemnified Person hereunder with respect to such claim shall be limited to, and shall not exceed, the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements); provided, however, that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any obligations on such Indemnified Person.

ARTICLE IX

TAX MATTERS

          9.1    Coordination of Tax Deed Covenant and the Agreement.

          (a)  Subject to the provisions of this Article IX, the parties agree that, to the extent that Seller’s representations and warranties pertaining to Tax matters under Section 3.14 of this Agreement relate to Taxes for which Seller has agreed to pay Buyer pursuant to Section 2.1 of the Tax Deed Covenant (as limited by Sections 3.1 and 3.2 of the Tax Deed Covenant), the following provisions shall apply: Subject to the provisions of Sections 9.1(d) and (e), (i) Seller’s liability for such Taxes shall be determined solely pursuant to the provisions of the Tax Deed Covenant, (ii) disputes related to such Taxes and the conduct of claims related to such Taxes shall be governed solely by the provisions of Section 4 of the Tax Deed Covenant and other applicable provisions of the Tax Deed Covenant, and (iii) the indemnification provisions of Article VIII of this Agreement shall not apply.

          (b)  If and to the extent Seller’s representations and warranties pertaining to Tax matters under Section 3.14 of this Agreement hereof relate to Taxes other than Taxes, for which Seller has agreed to pay Buyer pursuant to Section 2.1 of the Tax Deed Covenant (as limited by Sections 3.1 and 3.2 of the Tax Deed Covenant), subject to the provisions of Sections 9.1(d) and (e), the indemnification provisions of Article VIII shall apply for purposes of determining Seller’s obligation to indemnify Buyer for Damages arising out of Seller’s breach of any such representation or warranty.

          (c)  The provisions of Article VIII shall apply with respect to any Damages arising out of any breach by Buyer of any covenant of Buyer under Section 5.4.

          (d)  Notwithstanding any provision in the Tax Deed Covenant or this Agreement, Seller shall have no liability for Taxes, Taxation or Liability for Taxation under the Tax Deed Covenant or liability for indemnification for Damages under Article VIII of this Agreement unless and until the aggregate amount of all such liabilities exceeds U.S. $1,000,000 and then only to the extent of such excess.

          (e)  Notwithstanding any provision in the Tax Deed Covenant or this Agreement, the aggregate liability of Seller for indemnification for Damages under Article VIII of this Agreement plus liability for Taxes, Taxation or Liability for Taxation under the Tax Deed Covenant shall not exceed U.S. $42,500,000.

          (f)  The parties acknowledge and agree that (i) the provisions of Section 11.1 of this Agreement shall apply with respect to any dispute between the parties under the Tax Deed Covenant, and (ii) the provisions of Section 11.2 of this Agreement shall apply for purposes of giving notices pursuant to the terms of the Tax Deed Covenant.

ARTICLE X

TERMINATION

          10.1.    Termination.

          This Agreement may be terminated at any time prior to the Closing Date:

          (a)  by mutual agreement in writing of Buyer and Seller;

          (b)  by Buyer or Seller upon written notice to the other party (i) if the Closing shall not have occurred by March 31, 2002 or such later date as the parties shall have agreed to in writing, provided that the nonoccurrence of the Closing is not attributable to an intentional breach of the terms hereof by the party seeking termination, or (ii) if any Governmental Authority shall have issued an injunction, decree or order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Closing;

          (c)  by either Buyer or Seller if a condition to its obligation to perform becomes incapable of fulfillment, provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to any party if its obligation to perform became incapable of fulfillment due to its intentional failure to fulfill any obligation under this Agreement;

          (d)  by Buyer if there has been a breach by Seller of any representation, warranty, covenant or agreement set forth in this Agreement that is qualified as to materiality or a material breach by Seller of any representation, warranty, covenant or agreement that is not so qualified, and such breach, if capable of being cured, shall not have been corrected or cured to the reasonable satisfaction of Buyer within twenty (20) Business Days after Buyer has provided written notice thereof to Seller;

          (e)  by Seller if there has been a breach by Buyer or its Subsidiaries of any representation, warranty, covenant or agreement set forth in this Agreement that is qualified as to materiality or a material breach of any representation, warranty, covenant or agreement that is not so qualified and such breach, if capable of being cured, shall not have been corrected or cured to the reasonable satisfaction of Seller within twenty (20) Business Days after Buyer has provided written notice thereof to Seller;

          (f)  by Buyer or Seller if the shareholders of Buyer do not approve the Charter Amendment and this Agreement and the transactions contemplated hereby at the Meeting;

          (g)  by Seller if Buyer’s Board of Directors, in the course of exercising its fiduciary duties or otherwise, chooses not to recommend to Buyer’s shareholders approval of the Charter Amendment or of the consummation of the transactions contemplated in this Agreement or withdraws its recommendation with respect thereto;

          (h)  by Seller if the Average Final Price is less than US $13.00 or by Buyer if the Average Final Price is greater than US $21.00; and

          (i)  by Seller if (i) the sum of (A) the Cash Consideration plus (B) the amount of all liabilities of Holdings immediately prior to the effective time of the Closing would exceed (ii) 20% of the value of the aggregate consideration payable by Buyer to Seller hereunder, inclusive of the value of the Share Consideration, determined without regard to the minimum value of $13.00 provided for under Section 1.1(c)(i), plus the Cash Consideration.

          10.2.    Effect of Termination.

          In the event of the termination of this Agreement by Buyer or Seller as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer, or Seller or their respective directors, officers or Affiliates; provided, however, that, notwithstanding a termination of this Agreement, the provisions of Section 5.8 (relating to the obligation to keep confidential and not to use certain information and data obtained by them from the Company), and Sections 7.2 and 7.3 shall continue in full force and effect.

ARTICLE XI

MISCELLANEOUS

          11.1.    Consent to Jurisdiction and Service of Process.

          Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, including without limitation the Tax Deed Covenant, may be instituted in any United States Federal court located in the Southern District of New York, State of New York, and each party hereto agrees not to assert as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, the Tax Deed Covenant or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding. Buyer and its Subsidiaries hereby appoint LeBoeuf, Lamb, Greene & MacRae, L.L.P., Attention: Hugh T. McCormick, at its offices at 125 West 55th Street, New York, New York 10019, or its offices at such other address in New York, New York, as it hereafter furnishes to the parties to this Agreement, as their authorized agent to accept and acknowledge on such parties’ behalf service of any and all process that may be served in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given properly pursuant to the United States Federal Rules of Civil Procedure or other applicable rules. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York.

          11.2.    Notices.

          Unless otherwise provided herein, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when received, if delivered personally or by facsimile on a Business Day during normal business hours (at the place of receipt) (with confirmation of receipt thereof immediately thereafter) at the address or telecopy number designated below or (b) on the second Business Day following the date of delivery to an internationally recognized overnight courier, if so delivered and marked or overnight or the most expediently available delivery and fully prepaid, in each case, addressed as follows:

          if to Buyer:

Scottish Annuity & Life Holdings, Ltd.
Grand Pavilion Commercial Centre
802 West Bay Road
Grand Cayman, Cayman Islands, BWI

Telephone: (345) 949-2800
Facsimile: (345) 945-0300
Attention: Scott E. Willkomm, President

          with copies to:

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, New York 10019-5389
U.S.A.

Telephone: (212) 424-8219
Facsimile: (212) 424-8500
Attention: Hugh T. McCormick

          if to Seller:

Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660-6397

Telephone: (949) 219-3011
Facsimile: (949) 219-3706
Attention: General Counsel

          with copies to:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071-3197

Telephone: 212-229-7000
Facsimile: 213-229-7520
Attention: Karen E. Bertero

Any party may, from time to time, by five (5) days’ notice given in accordance with this Section 11.2 to the other parties, designate another address or person for receipt of notices hereunder.

          11.3.    Entire Agreement; No Third Party Beneficiaries.

          This Agreement together with the exhibits and schedules hereto and the other Transaction Documents (a) contains the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, with respect thereto, and (b) except as set forth in Section 7.4 or as otherwise expressly specified herein, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

          11.4.    Waivers and Amendments; Non-Contractual Remedies.

          This Agreement may be amended, modified or supplemented, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          11.5.    Payments and Currency.

          (a)  Any and all amounts payable hereunder, whether at the Closing or otherwise, shall be paid to the appropriate party in United States dollars. No payment obligation hereunder shall be discharged by amounts paid in another currency.

          (b)  Except as otherwise specifically provided in this Agreement, if (i) any monies owing under or pursuant to this Agreement are received or recovered by one party hereunder from any other party hereunder in a currency other than United States dollars or (ii) any judgment, settlement or final adjudication of amounts owing under or pursuant to this Agreement by one party hereunder to any other party hereunder is denominated in a currency other than United States dollars, then such monies, judgment, settlement or final adjudication shall be converted into United States dollars at the New York foreign exchange selling rate applicable to trading among banks in amounts of US$1,000,000 or more (as quoted at 3:00 p.m. Eastern time) as set forth in The Wall Street Journal (Eastern Edition) with respect to the date on which such monies are received or recovered or the date on which payment pursuant to such judgment, settlement or final adjudication is due and owing.

          11.6.    Binding Effect; No Assignment.

          This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement shall not be assigned, in whole or in part, by any party hereto without the consent of the other party hereto.

          11.7.    Severability.

          If at any time any provision of this Agreement is or becomes illegal, invalid, void or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity, nor enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby, the remainder of the provisions of this Agreement shall remain in full force and effect. The parties shall endeavor in good faith negotiations to replace any invalid, illegal, void or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to the invalid, illegal, void or unenforceable provision.

          11.8.    Interpretation.

          The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context otherwise requires. The table of contents and headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. The phrase “to the knowledge of Seller” or any similar phrase shall be deemed to refer to the knowledge of any executive officers of Seller, Holdings or the Company, with such executive officers being deemed to have made reasonable inquiry of the appropriate personnel of Seller, Holdings and the Company with respect to the matter in question. The phrase “to the knowledge of Buyer” or any similar phrase shall be deemed to refer to the knowledge of any executive officers of

Buyer or its Subsidiaries, with such executive officers being deemed to have made reasonable inquiry of the appropriate personnel of Buyer or its Subsidiaries with respect to the matter in question. The definitions of terms in this Agreement shall be applicable to both the singular and the plural forms of the terms defined where either such form is used in this Agreement. Whenever the words “include, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Agreement as a whole and not to any particular Section or clause. The adoption of the various monetary amounts as de minimis or maximum levels or as a criterion resulting in certain occurrences is not intended by the parties to be, and should not be construed as, an indication of immateriality or materiality for purposes of any of the Transaction Documents.

          11.9.    Governing Law.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

          11.10.    Waiver of Jury Trial.

          Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with any of the Transaction Documents.

          11.11.    Counterparts.

          This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.
BU	YER:

SC	OTTISH ANNUITY & LIFE HOLDINGS, LTD.

By: /s/ Scott E. Willkomm

Name: Scott E. Willkomm
Title: President and CFO
SE	LLER:

PA	CIFIC LIFE INSURANCE COMPANY

By: /s/ Glenn S. Schafer

Name: Glenn S. Schafer
Title: President

By: /s/ Audrey L. Milfs

Name: Audrey L. Milfs
Title: Secretary

AMENDMENT TO SHARE PURCHASE AGREEMENT

          This Amendment to the Share Purchase Agreement (this “Amendment”) is entered into as of November 8, 2001 between Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company (“Buyer”), and Pacific Life Insurance Company, a California corporation (“Seller”).

RECITALS

          WHEREAS, Seller and Buyer are parties to a Share Purchase Agreement entered into as of August 6, 2001 (the “Share Purchase Agreement”) providing for the purchase by Buyer from Seller of all of the issued and allotted share capital of World-Wide Holdings Limited, an English private company limited by shares, for consideration and on the terms as set forth in the Share Purchase Agreement; and

          WHEREAS, Seller and Buyer desire to amend the Share Purchase Agreement as provided in this Amendment.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree that the Share Purchase Agreement shall be amended as follows:

AMENDMENT

          1.    Defined Terms.    (a)  All capitalized terms not otherwise defined in this Amendment shall have the same meaning as in the Share Purchase Agreement.

          (b)  The term “Registration Statement” is deleted from the list of Definitions in the Table of Contents.

          3.    Section 2.2 (c) of the Share Purchase Agreement.    Section 2.2(c) of the Share Purchase Agreement is amended and restated in its entirety by deleting the phrase “Audited Company Financials for the year ended September 30, 2001” and inserting the phrase “Intentionally left blank” in its place.

          3.    Section 2.2 (n)(i)(B) of the Share Purchase Agreement.    Section 2.2(n)(i)(B) of the Share Purchase Agreement is amended to read in full as follows:

          “recording the appointment of such persons as the directors, the Secretary and the auditors of the Company as Buyer shall nominate, provided that appointment of such persons shall be contingent upon any required notices with and approvals of the FSA;”

          4.    Section 3.25 of the Share Purchase Agreement.    Section 3.25 of the Share Purchase Agreement is amended to read in full as follows:

“3.25 Proxy Statement.

          None of the information supplied or to be supplied by Seller for inclusion in the Proxy Statement will cause the Proxy Statement, when first mailed to the shareholders of Buyer and at the time of the Meeting, to contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.”

          5.    Section 4.3 of the Share Purchase Agreement.    Section 4.3 of the Share Purchase Agreement is amended to read in full as follows:

“4.3 Consents and Approvals.

          Except for (i) any filing required under the HSR Act and the expiration or early termination of any applicable waiting period thereunder, (ii) any filings of applications and notices, as applicable, with the insurance regulatory authorities in the jurisdictions in which any insurance company Subsidiaries of Buyer operate their respective businesses and the approval of such applications or the grant of required licenses by such authorities, (iii) any filings, approvals or other requirements under applicable securities laws or applicable insurance company stock issuance laws, (iv) the filing with the Securities and Exchange Commission (the “SEC”) of the proxy statement (as amended and/or supplemented from time to time, the “Proxy Statement”) relating to the meeting of its shareholders to be held for purposes of obtaining shareholder approval of the Charter Amendment, the transactions contemplated by this Agreement and the adoption of a 2001 stock option plan (the “Meeting”), (v) any filings of applications and notices with the FSA in relation to the change of controller of the Company that will take effect on Closing, (vi) the filing of an amendment to the Company’s Articles of Association with the appropriate authority in the Cayman Islands, and (vii) any other approvals set forth on Schedule 4.3 of the Buyer’s Disclosure Schedule, no Consent is required to be obtained, made or given by or with respect to Buyer in connection with the execution and delivery by Buyer of any of the Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations under any of such Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, except for such Consents, the failure of which to be made or obtained would not reasonably be expected to have a Buyer Material Adverse Effect or which would not interfere in any material way with the ability of Buyer or its Subsidiaries to consummate the transactions contemplated by the Transaction Documents.”

          6.    Section 5.9 of the Share Purchase Agreement.    Section 5.9 of the Share Purchase Agreement is amended to read in full as follows:

“5.9 Proxy Statement.

          As promptly as practicable following the date of this Agreement, Buyer shall prepare and file with the SEC the Proxy Statement in accordance with the Securities Act and the Exchange Act and shall use all reasonable efforts to have the Proxy Statement cleared by the SEC; provided, however, that prior to filing, Buyer shall deliver a copy of the proposed filing to Seller and provide Seller with a reasonable time period in which to review and comment upon such filing, it being agreed that Buyer will not make any such filing without the prior consent of Seller, such consent not to be unreasonably withheld. Buyer shall promptly provide to Seller copies of any written comments received from the SEC and shall promptly advise Seller of any oral comments received from the SEC. Seller shall be entitled to review and comment on any proposed amendments to the Proxy Statement. As promptly as practicable after the Proxy Statement has been cleared by the SEC, Buyer shall mail the Proxy Statement to its shareholders as of the record date for the Meeting. Buyer shall take such action as may be required to be taken under applicable state securities or “blue sky” laws in connection with issuance of the Shares. The Proxy Statement shall include the recommendation of Buyer’s Board of Directors that shareholders of the Buyer vote in favor of the Charter Amendment and the other transactions contemplated by this Agreement.”

          7.    Section 6.1(b) of the Share Purchase Agreement.    Section 6.1(b) of the Share Purchase Agreement is amended and restated in its entirety by deleting the heading and all of the text therein and inserting the phrase “Intentionally left blank” in its place.

          8.    Exhibit F of the Share Purchase Agreement.    Exhibit F of the Share Purchase Agreement is amended to read in full as set forth in the attached Exhibit A to this Amendment.

          9.    Continued Effect of the Share Purchase Agreement.    Except as amended hereby, the Share Purchase Agreement shall remain in full force and effect.

          10.    Severability.    If at any time any provision of this Amendment is or becomes illegal, invalid, void or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity, nor enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby, the remainder of the provisions of this Amendment shall remain in full force and effect. The parties shall endeavor in good faith negotiations to replace any invalid, illegal, void or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to the invalid, illegal, void or unenforceable provision.

          11.    Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

          12.    Waiver of Jury Trial.    Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Amendment.

          13.    Counterparts.    This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the date first above written.

SELLER: PACIFIC LIFE INSURANCE COMPANY /S/ SHARON A. CHEEVER By: Its: Vice President, Investment Counsel	BUYER: SCOTTISH ANNUITY & LIFE HOLDINGS, LTD. /S/ SCOTT E. WILLKOMM By: Its: President
/S/ BRIAN D. KLEMENS By: Its: Vice President and Treasurer

EXHIBIT A

          See Annex B and Annex C to the proxy statement.

Exhibit A

FORM OF

REGISTRATION RIGHTS AGREEMENT

between

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

and

PACIFIC LIFE INSURANCE COMPANY

Dated                          , 200

REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated                  , 200  , is entered into between Pacific Life Insurance Company, a California corporation (“Stockholder”) and Scottish Annuity & Life Holdings, Ltd., a Cayman Islands corporation (the “Company”).

          WHEREAS, the Company has entered into a Share Purchase Agreement with Stockholder, dated August 6, 2001 (the “Share Purchase Agreement”), pursuant to which and in connection with the transactions contemplated thereby, Stockholder will acquire beneficial ownership of the Shares;

          WHEREAS, the parties each desire to make certain covenants and agreements concerning, among other things, the registration from time to time of the Shares under the Securities Act of 1933, as amended (the “Securities Act”); and

          WHEREAS, concurrent with the execution and delivery hereof, Stockholder and the Company have entered into an agreement with respect to Stockholder’s investment in the Company (the “Stockholder Agreement”).

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the Company and Stockholder hereby agree as follows:

          Section 1.    Definitions.

          As used in this Agreement, the following terms shall have the meanings set forth below:

          “Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          “Company Shares” means the ordinary shares, par value US $.01 per share, of the Company.

          “Delay Period” has the meaning set forth in Section 2(d) of this Agreement.

          “Demand Notice” has the meaning set forth in Section 2(a) of this Agreement.

          “Demand Registration” has the meaning set forth in Section 2(b) of this Agreement.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          “Interruption Period” has the meaning set forth in Section 5(o) of this Agreement.

          “list” means the listing of any securities on any stock exchange, quotation system or other securities market in Europe, the United States or elsewhere.

          “Losses” has the meaning set forth in Section 7(a) of this Agreement.

          “Misstatement/Omission” has the meaning set forth in Section 7(a) of this Agreement.

          “Other Security Holders” has the meaning set forth in Section 2(c) of this Agreement.

          “Pacific LifeCorp” means Pacific LifeCorp, a Delaware corporation domiciled in California that is the wholly-owned subsidiary of PMHC and the direct parent corporation of Stockholder.

          “Pacific Life Entity” means (a) PMHC, (b) Pacific LifeCorp and/or (c) any direct or indirect wholly-owned subsidiary of PMHC.

          “Person” means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

          “Piggyback Registration” has the meaning set forth in Section 3(a) of this Agreement.

          “PMHC” shall mean Pacific Mutual Holding Company, a California mutual holding company, which is the indirect parent corporation of Pacific Life Insurance Company.

          “qualify” means the qualification of any securities for sale, or of any offering document in relation thereto, with any securities regulatory authority.

          “register” means the preparation and filing of a Registration Statement in compliance with the Securities Act and the declaration or ordering by the Commission of the effectiveness of such Registration Statement.

          “Registrable Securities” means (i) the Shares, (ii) any Company Shares issued or issuable with respect to the Shares by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise and (iii) any depositary shares or depositary receipts representing or evidencing the Shares referred to in (i) and (ii) hereof. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) they have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) they are eligible for immediate sale pursuant to Rule 144(k) under the Securities Act.

          “Registration Statement” means any registration statement under the Securities Act of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related prospectus and any information deemed to be a part of such prospectus pursuant to Rule 430A under the Securities Act, all amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments (including any registration statement filed pursuant to Rule 462(b) under the Securities Act), all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          “Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder.

          “Shares” means the Company Shares acquired by Stockholder pursuant to and in connection with the Share Purchase Agreement and any other Shares acquired by Stockholder other than in violation of the Stockholder Agreement.

          “Stockholder” means Pacific Life Insurance Company and any of its affiliates that hold Company Shares.

          Unless otherwise stated, capitalized terms used but not defined herein have the meanings set forth in the Share Purchase Agreement.

          Section 2.    Demand Registrations.

          (a)  Demand Registration.    At any time following the Closing Date, Stockholder shall have the right to require the Company to file a Registration Statement in respect of all or a portion of the Registrable Securities (a “Demand Registration”), by delivering to the Company written notice stating that such right is being exercised, specifying the number of the Registrable Securities to be included in such registration and describing the intended method of distribution thereof (a “Demand Notice”); provided, however, that the Company shall not be required to file a Registration Statement unless the total aggregate value of the Registrable Securities, as of the date of the Demand Notice, proposed to be registered by Stockholder pursuant to such Registration Statement shall exceed US$ five (5) million. As promptly as practicable, but in no event later than forty-five (45) days after the Company receives a Demand Notice, the Company shall file with the Commission and thereafter use commercially reasonable efforts to cause to be declared effective promptly a Registration Statement (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if the Company is then eligible to use such a registration) (a “Demand Registration”) providing for the registration of such number of Registerable Securities Stockholder shall have demanded be registered for distribution in accordance with such intended method of distribution.

          (b)  Number of Demand Registrations.    Stockholder shall be entitled to request an aggregate of three (3) Demand Registrations pursuant to this Section 2; provided, however, that Stockholder shall not be entitled to request more than one (1) Demand Registration during any 12-month period. A registration shall not count as one of the permitted Demand Registrations (i) unless it has been declared or ordered effective and (ii) unless Stockholder is able to register and sell at least 50% of the Registrable Securities requested by Stockholder to be included in such registration.

          (c)  Shelf Registrations.    Notwithstanding anything to the contrary in this Section 2, if the Company is eligible to register the Registerable Securities on Form S-3 (or F-3), Stockholder shall have the right to require up to two (2) such registrations per calendar year, each of which registrations shall be a “Demand Registration” for all purposes of this Agreement, except that such registrations shall not count as one or more of the three (3) Demand Registrations that the Company is required to effect pursuant to Section 2(b). Subject to paragraph (f) below, the Company may include in such registration other securities for sale for its own account or for the account of any other holders of the securities of the Company (“Other Security Holders”).

          (d)  Effectiveness of Registration Statements.    Subject to Section 2(e), upon the occurrence of any event that would cause the Registration Statement (i)to contain a material misstatement or omission or (ii)to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable, the Company shall file an amendment to the Registration Statement as soon as reasonably practicable, in the case of clause (i), correcting any such misstatement or omission and, in the case of either clause (i) or (ii), use commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement to become usable as soon as reasonably practicable thereafter. The Company agrees to use commercially reasonable efforts to keep any Registration Statement filed pursuant to this Section 2 continuously effective and usable for the sale of Registrable Securities (i)until 180 days from the date on which the Commission declares such Registration Statement effective or (ii)until all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, if earlier, in either case as such period may be extended pursuant to this Section 2.

          (e)  Restrictions on Demand Registrations.    The Company shall have the right to delay the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2, or to suspend the use of any Registration Statement, for such period as set forth below (a “Delay Period”), if:

          (i)  the Board of Directors of the Company determines that, in the Board of Director’s reasonable judgment and good faith, the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would materially interfere with any pending financing, acquisition, reorganization or other material transaction involving the Company or any of its subsidiaries or would require disclosure of any other material corporate development that the Company is not otherwise required or prepared to disclose, for a period not in excess of 90 days; provided, however, that the Company may not exercise this right more than twice in any 12 month period; or

          (ii)  the Demand Registration would require that the Company prepare audited financial statements as of a date other than its fiscal year end (unless Stockholder agrees to pay the expenses of such an audit), until such time as year-end audited financial statements become available.

          (f)  The Company will promptly give Stockholder written notice of such determination and an approximation of the period of the anticipated delay. Stockholder agrees to cease all public disposition efforts under such Registration Statement with respect to Registrable Securities immediately upon receipt of notice of the beginning of any Delay Period. The Company shall provide written notice to Stockholder of the end of each Delay Period. The time period for which the Company is required to maintain the effectiveness of a Registration Statement referred to in Section 2(d) hereto shall be extended by the aggregate number of days of all Delay Periods and Interruption Periods affecting such Registration.

          (g)  Other Registration Rights.    The Company shall not enter into any agreement granting any Other Security Holder piggyback rights to include such Other Security Holder’s securities in any registration in which Stockholder has the right to include Registrable Securities on a priority basis more favorable to such Other Security Holder than is provided to Stockholder pursuant to Section 3(b).

          (h)  Withdrawal of Demand Notice.    In connection with a Demand Notice delivered by Stockholder pursuant to this Section 2, Stockholder may, at any time prior to the effective date of the Registration Statement in respect thereof, withdraw such Demand Notice by providing written notice to Company to such effect; provided, however, that no such withdrawn Demand Notice shall be deemed to have been a Demand Registration if such Demand Notice is withdrawn prior to the filing by the Company of a Registration Statement pursuant thereto or if Stockholder elects to bear all expenses associated with such withdrawn Demand Notice and the Registration Statement pursuant thereto.

          (i)  Preemption of Demand Registration.    Notwithstanding anything to the contrary contained herein, after receiving a written request for a Demand Registration, the Company may elect to effect an underwritten primary registration in lieu of the Demand Registration if the Company’s Board of Directors believes that such primary registration would be in the best interests of the Company. If the Company so elects to effect a primary registration, the Company shall give prompt written notice (which shall be given not later than thirty (30) days after the date of the Demand Notice) to Stockholder of its intention to effect such a registration and shall afford Stockholder the rights contained in Section 3 with respect to Piggyback Registrations. In the event that the Company so elects to effect a primary registration after receiving a request for a Demand Registration, the Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as reasonably practicable. In addition, the request for a Demand Registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be a Demand Registration.

Section	3. Piggyback Registrations.

          (a)  Right to Piggyback.    Whenever the Company proposes to register any of its equity securities (other than Registrable Securities) under the Securities Act (other than a registration statement on Form S-4 (or F-4) or S-8 (or F-8)(or any successor forms to such Forms), whether or not for sale for its own account, the Company will give prompt written notice of such proposed filing to Stockholder at least thirty (30) days before the anticipated filing date. Such notice shall offer Stockholder the opportunity to register such amount of Registrable Securities as it shall request (a “Piggyback Registration”). Subject to Sections 3(b) and 3(c) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after such notice has been given by Stockholder to the Company. If the Registration Statement relating to the Piggyback Registration is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Stockholder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective time of such Piggyback Registration.

          (b)  Priority on Primary Registrations.    If a Piggyback Registration is an underwritten primary registration on behalf of the Company by or through one or more underwriters of recognized standing and the lead underwriters advise the Company that, in their good faith judgment, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in the Registration Statement relating to such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration by Stockholder and the securities requested to be included in such registration by Other Security Holders, reduced, in each case, on a pro rata basis, based on the amount of Registrable Securities owned by Stockholder or the securities owned by each such Other Security Holder.

          (c)  Priority on Secondary Registrations.    If a Piggyback Registration is an underwritten secondary registration on behalf of Other Security Holders by or through one or more underwriters of recognized standing and the lead underwriters advise the Company that, in their good faith judgment, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, the Company will include in such registration the securities owned by such Other Security Holders and the Registrable Securities requested to be included in such registration by Stockholder, reduced, in each case, on a pro rata basis, based on the amount of Registrable Securities owned by Stockholder or the securities owned by each such Other Security Holder.

          Section 4.    Hold-Back Agreements.

          (a)  Company Hold-Back.    The Company agrees (i) if so required by the lead underwriters of an underwritten offering effected pursuant to a Registration Statement under Section 2 or 3 hereof, not to effect any public or private sale or distribution of securities of the same type (including any underlying securities) as the Registrable Securities included in such underwritten registration, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) days prior to the pricing of such offering and until the earlier of (A) the end of the 120-day period beginning on the date of pricing of such offering (except as part of such underwritten offering and except pursuant to registrations on Form S-4 (or F-4) or Form S-8 (or F-8) (or any successor forms to such Forms)), unless the lead underwriters for such offering otherwise agree, and (B) the abandonment of such offering, and (ii) to use commercially reasonable efforts to cause each holder of securities of the same type as the securities included in such underwritten offering, or any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a registered public offering), to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 under the Securities Act) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the lead underwriters for such offering otherwise agree.

          (b)  Stockholder Hold-Back.    If the Company registers securities of the Company in connection with an underwritten public offering of Company Shares solely by the Company, Stockholder, if so requested by the lead underwriters of such underwritten offering, agrees not to effect any public sale or distribution of any of the Registrable Securities, including any sale pursuant to Rule 144 under the Securities Act (other than as a part of such underwritten public offering) without the consent of the Company or such lead underwriters during the period commencing on a date specified by the lead underwriters, such date not to exceed ten (10) days prior to the effective date of such Registration Statement, and ending on the earlier of (A) 120 days after the pricing of such offering, (B) the abandonment of such offering and (C) the first date on which the Company or any affiliate or executive officer of the Company is permitted to sell Company Shares.

          Section 5.    Registration Procedures.

          Whenever the Company is required to register Registrable Securities pursuant to Section 2 or 3 hereof, the Company will use commercially reasonable efforts to effect the registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a)  prepare and file with the Commission a Registration Statement with respect to such Registrable Securities as prescribed by Section 2 or 3 on a form available for the sale of the Registrable Securities by Stockholder in accordance with the intended method or methods of distribution thereof and use commercially reasonable efforts to cause each such Registration Statement to become and remain effective within the time periods and otherwise as provided herein;

          (b)  prepare and file with the Commission such amendments, (including post-effective amendments) to the Registration Statement and such supplements to the prospectus as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

          (c)  furnish to Stockholder and to each underwriter, if any, such number of copies of such Registration Statement, each amendment and post-effective amendment thereto, the prospectus included in such Registration Statement (including each preliminary prospectus and any supplement to such prospectus and any other prospectus filed under Rule 424 of the Securities Act), in each case including all exhibits, and such other documents as Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Stockholder or to be disposed of by such underwriter (the Company hereby consenting to the use in accordance with all applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by Stockholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or prospectus);

          (d)  use commercially reasonable efforts to register or qualify and, if applicable, to cooperate with Stockholder, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Stockholder or lead underwriters (if any) shall reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) to consent to general service of process or taxation in any such jurisdiction where it is not so subject;

          (e)  use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class as the Registrable Securities are then listed and, if not so listed, to be listed on NASDAQ or a national securities exchange selected by the Company;

          (f)  provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number or other recognized securities identification number for all such Registrable Securities not later than the effective date of such Registration Statement;

          (g)  comply with all applicable rules and regulations of the Commission, and make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period;

          (h)  use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities included therein for sale in any jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company will use commercially reasonable efforts promptly to obtain the withdrawal of such order at the earliest possible moment;

          (i)  obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the lead underwriters, if any, and Stockholder) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, if any, and Stockholder, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings and such other matters as the lead underwriters, if any, or Stockholder may reasonably request;

          (j)  obtain opinions of independent counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead underwriters, if any, and Stockholder), addressed to Stockholder and each of the underwriters, if any, covering the matters customarily covered in opinions of issuer’s counsel requested in underwritten offerings, such as the effectiveness of the Registration Statement and such other matters as may be requested by such counsel and lead underwriters, if any;

          (k)  promptly notify Stockholder and the lead underwriters, if any, and confirm such notice in writing,

          (i)  when a prospectus or any supplement or post-effective amendment to such prospectus has been filed and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective,

          (ii)  of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information,

          (iii)  of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any prospectus or the initiation of any proceedings by any Person for that purpose,

          (iv)  of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale under the securities or blue sky laws of any jurisdiction, or the contemplation, initiation or threatening of any proceeding for such purpose, and

          (v)  of the happening of any event or the existence of any facts that make any statement made in such Registration Statement or prospectus untrue in any material respect or that require the making of any changes in such Registration Statement or prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any prospectus), not misleading (which notice shall be accompanied by an instruction to Stockholder and the lead underwriters, if any, to suspend the use of the prospectus until the requisite changes have been made);

          (l)  if requested by the lead underwriters, if any, or Stockholder, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the lead underwriters, if any, and Stockholder reasonably request to be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to the underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

          (m)  furnish to Stockholder and the lead underwriters, without charge, at least one signed copy of the Registration Statement;

          (n)  as promptly as practicable upon the occurrence of any event contemplated by clause 5(k)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold hereunder, the prospectus will not contain an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (o)  if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by Stockholder or by the lead underwriters (including cooperating in reasonable marketing efforts, including participation by the senior executives of the Company in any “roadshow” or similar meeting with potential investors) in order to expedite or facilitate the disposition of such Registrable Securities and, in connection therewith, provide indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

          Stockholder agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 5(k)(iii), (iv) or (v), Stockholder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement until Stockholder’s receipt of the copies of the supplemented or amended Registration Statement contemplated by Section 5(n), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”), and, if so directed by the Company, Stockholder will deliver to the Company all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          Section 6.    Registration Expenses.

          (a)  Expenses Generally.    The Company shall bear all expenses incurred in connection with the registration or attempted registration of the Registrable Securities pursuant to Sections 2 and 3 of this Agreement as provided herein. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Company or Stockholder and all registration and filing fees imposed by the Commission, any state securities commission or the principal national securities exchange or national market system on which the Shares are then traded or quoted. Notwithstanding the foregoing sentence, Stockholder shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities.

          (b)  Withdrawal of Registration Statement.    The obligation of the Company to bear the expenses described in Section 6(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended or is converted to another form of registration, irrespective of when any of the foregoing shall occur; provided, however, that the expenses described in Section 6(a) related to any

Registration Statement withdrawn solely at the request of Stockholder or any supplements or amendments to a Registration Statement resulting from a Misstatement/Omission by Stockholder shall be borne solely by Stockholder.

          Section 7.    Indemnification.

          (a)  Indemnification by Company.    The Company agrees to indemnify, to the fullest extent permitted by law, Stockholder, each affiliate of Stockholder and each officer, director, employee, counsel, agent or representative of Stockholder and its affiliates and each Person who controls any such Person (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against, and hold it and them harmless from, all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees and disbursements) and expenses, including expenses of investigation (collectively, “Losses”) arising out of, caused by or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Misstatement/Omission”), or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, however, that the Company shall not be liable insofar as such Misstatement/Omission or violation is made in reliance upon and in conformity with information furnished in writing to the Company by Stockholder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of Stockholder. This indemnity shall be in addition to any other indemnification arrangements to which Company may otherwise be party.

          (b)  Indemnification by Stockholder.    In connection with any Registration Statement in which Stockholder is participating, Stockholder agrees to indemnify, to the fullest extent permitted by law, the Company and each affiliate, employee, counsel, agent, representative, director or officer of the Company and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against, and hold it harmless from, any Losses arising out of or based upon any Misstatement/Omission contained in the Registration Statement, if and to the extent that such Misstatement/Omission arose out of or was based upon information furnished in writing by Stockholder for use therein. The obligation of Stockholder to indemnify will be limited to the net amount of proceeds (net of payment of all expenses) received by Stockholder from the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.

          (c)  Conduct of Indemnification Proceedings.    In case any action, claim or proceeding shall be brought against any Person entitled to indemnification hereunder, such indemnified party shall promptly notify each indemnifying party in writing, and such indemnifying party shall assume the defense thereof including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify such indemnifying party shall not affect any obligation it may have to any indemnified party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially prejudiced such indemnifying party. Each indemnified party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each indemnified party unless: (i) such indemnifying party has agreed to pay such expenses; (ii) such indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party or an affiliate or controlling person of such indemnifying party, and such indemnified party shall have been advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party or such affiliate or controlling person or (y) a conflict of interest may exist if such counsel represents such indemnified party and such indemnifying party or its affiliate or controlling person; provided, however, that such indemnifying party shall not, in connection with any one such action or proceeding, or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), which counsel shall be designated by such indemnified party.

          No indemnified party shall be liable for any settlement effected without its written consent. Each indemnifying party agrees, jointly and severally, that it will not, without the indemnified party’s prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom. The indemnifying party’s liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder.

          (d)  Survival.    The indemnification provided for under this Agreement will (i) remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party, (ii) survive the transfer of securities and (iii) survive the termination of this Agreement.

          (e)  Right to Contribution.    If the indemnification provided for in this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party under Section 7(a) or Section 7(b) above in respect of any Losses referred to in such Sections, then each applicable indemnifying party shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of Stockholder, on the other, in connection with the Misstatement/Omission which resulted in such Losses, taking into account any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c) above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

          The relative fault of the Company, on the one hand, and of Stockholder, on the other, shall be determined by reference to, among other things, whether the relevant Misstatement/Omission relates to information supplied by the Company or by Stockholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement/Omission.

          The Company and Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(e), Stockholder shall not be required to contribute any amount in excess of the amount by which (i) the amount (net of payment of all expenses) at which the securities that were sold by Stockholder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which Stockholder has otherwise been required to pay by reason of such Misstatement/Omission.

          No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          Section 8.    Rules 144 and 144A.

          The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of Stockholder, make publicly available other information) and will take such further action as Stockholder may reasonably request, all to the extent required from time to time to enable Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

          Section 9.    Underwritten Registrations.

          In the case of any underwritten offering pursuant to a Demand Registration under Section 2 hereof, the lead underwriters thereof shall be selected by Stockholder and shall be reasonably satisfactory to the Company.

          Section 10.    Covenants of Stockholder.

          Stockholder hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information in connection with the preparation of any Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) to the extent required by the Securities Act, to deliver or cause delivery of the prospectus contained in any Registration Statement, and any amendment or supplement thereto, to any purchaser from such Stockholder of the Registrable Securities covered by the Registration Statement and (c) to notify the Company within ten days after any sale of Registrable Securities by Stockholder.

          Section 11.    Miscellaneous.

          (a)  Consent to Jurisdiction and Service of Process.    Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any United States Federal court located in the Southern District of New York, State of New York, and each party hereto agrees not to assert as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding. The Company and its subsidiaries hereby appoint CT Corporation System of New York as their authorized agent to accept and acknowledge on such parties’ behalf service of any and all process that may be served in any such action suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given properly pursuant to the United States Federal Rules of Civil Procedure or other applicable rules. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York.

          (b)  Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

          (c)  Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable air courier guaranteeing overnight delivery (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or sent by telecopier:

          If to the Company:

Scottish Annuity & Life Holdings, Ltd.
Grand Pavilion Commercial Centre
802 West Bay Road
Grand Cayman, Cayman Islands, BWI
Attention: Scott E. Willkomm
President and Chief Financial Officer
Fax: (345) 945-0300

          with a copy to:

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, New York 10019
Attention: Hugh T. McCormick, Esq.
Fax: (212) 424-8500

          If to Stockholder:

Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: General Counsel
Fax: (949) 219-3706

          with a copy to:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071-3197
Attention: Karen E. Bertero
Fax: 213-229-6360

or to such other address or to the attention of such other personas the recipient party has specified by prior written notice to the sending party. Any notice, demand or other communication given hereunder will be deemed to have been given as of the date so delivered; as of the first business day after being delivered to an overnight air courier guaranteeing overnight delivery; on the fifth business day after being mailed; or when transmission has been completed, if telecopied; as the case may be.

          (d)  Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (e)  No Inconsistent Agreements.    The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with, adversely effects or violates the rights granted to Stockholder in this

Agreement. To the extent that this Agreement is inconsistent with, adversely effects or violates the rights granted to Other Security Holders under any other agreement previously entered into by and between the Company and such Other Security Holders, such inconsistency, adverse effect or violation shall be remedied, to the extent necessary and possible, by granting such Other Security Holders the rights afforded to Stockholder under this Agreement.

          (f)  Remedies.    Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights provided in the Share Purchase Agreement or granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate. Accordingly, any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (g)  Amendments and Waivers.    Except as otherwise provided herein, the provisions of this Agreement, including the provisions of this sentence, may be amended, modified, supplemented or waived only upon the prior written consent of the parties hereto.

          (h)  Successors and Assigns.    This Agreement shall not be assigned, in whole or in part, by any party hereto without the written consent of the other party; provided, however, that Stockholder may, without written consent of the Company, assign its rights and delegate its duties hereunder to any Pacific Life Entity. Notwithstanding the foregoing, the rights and duties of a party hereto may only be assigned to a third party, including a Pacific Life Entity, if such third party agrees in writing to be bound by this Agreement.

          (i)  Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          (j)  Descriptive Headings; Interpretation.    The descriptive headings of this Agreement are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

          (k)  Attorneys’ Fees.    In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

          (l)  Counterparts.    This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but each of which when so executed shall be deemed to be an original and all such counterparts taken together shall constitute one and the same Agreement.

          IN WITNESS WHEREOF the parties hereto have or have caused this Registration Rights Agreement to be duly executed as of the date first above written.

SC	OTTISH ANNUITY & LIFE HOLDINGS, LTD.

By:
Name:
Title:

PA	CIFIC LIFE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

Exhibit B

FORM OF

STOCKHOLDER AGREEMENT

by and between

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

AND

PACIFIC LIFE INSURANCE COMPANY

                         , 200

          This STOCKHOLDER AGREEMENT (this “Agreement”), dated                          , 200  , is entered into by Pacific Life Insurance Company, a Delaware corporation (“Stockholder”), and Scottish Annuity & Life Holdings, Ltd., a Cayman Islands corporation (the “Company”).

WITNESSETH:

          WHEREAS, the Company has entered into a Share Purchase Agreement with Stockholder, dated as of August 6, 2001 (the “Share Purchase Agreement”) pursuant to which the Stockholder will acquire              Shares, as set forth in the Share Purchase Agreement; and

          WHEREAS, in connection with the consummation of the transactions contemplated by the Share Purchase Agreement (the “Closing”), the Company and the Stockholder desire to establish in this Agreement certain terms and conditions concerning the acquisition and disposition by the Stockholder of the Shares and other Securities of the Company, as applicable, and related provisions concerning the Stockholder’s rights to designate certain members of the Board.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the Company and Stockholder hereby agree as follows:

ARTICLE I

DEFINITIONS

          Section 1.1    As used in this Agreement, the following terms shall have the meanings set forth below:

          “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, but shall not include officers and directors of a Person solely as a result of such relationship. For the purposes of this definition, “control,” when used with respect to any particular Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          “Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.

          “Beneficial Owner” (and, with correlative meanings, “Beneficially Own” and “Beneficial Ownership”) of any interest means a Person who, together with his or its Affiliates, is or may be deemed a beneficial owner of such interest for purposes of Rule 13d-3 or 13d-5 under the Exchange Act, or who, together with his or its Affiliates, has the right to become such a beneficial owner of such interest (to the extent such right is exercisable) pursuant to any agreement, arrangement or understanding, or upon the exercise, conversion or exchange of any option, warrant, right or other instrument, or otherwise.

          “Board” shall mean the board of directors of the Company.

          “Closing” shall have the meaning assigned in the second recital of this Agreement.

          “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

          “Commission” shall mean the United States Securities and Exchange Commission.

          “Company” shall have the meaning assigned in the preamble to this Agreement.

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          “Nominating Committee” shall mean the committee comprised of members of the Board whose functions include recommendations to the Board of nominees for election as directors. In the event there shall not be such a committee, “Nominating Committee” shall mean the Board itself.

          “Pacific LifeCorp” shall mean Pacific LifeCorp, a Delaware corporation domiciled in California that is the wholly-owned subsidiary of PMHC and the direct parent corporation of Stockholder.

          “Pacific Life Entity” shall mean (a) PMHC, (b) Pacific LifeCorp and/or (c) any direct or indirect wholly-owned subsidiary of PMHC.

          “Person” shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

          “PMHC” shall mean Pacific Mutual Holding Company, a California mutual holding company, which is the indirect parent corporation of Stockholder.

          “Redemption Date” shall have the meaning set forth in Section 2.2 to this Agreement.

          “Securities” shall mean any stock or other equity securities of a Person, including in the case of mutual insurance companies, insurance policies with the power to vote with respect to the election of directors generally.

          “Securities Act” shall mean the Securities Act of 1933, as amended.

          “Shares” shall mean the ordinary shares, par value $.01 per share, of the Company.

          “Stockholder” shall have the meaning assigned in the preamble to this Agreement, and shall also mean (i) any successor of Stockholder to the rights and obligations to the holder of Shares hereunder and (ii) any Pacific Life Entity then holding Shares.

          “Stockholder Affiliate” shall mean Pacific LifeCorp, PMHC, and any other Affiliate of the Stockholder.

          “Stockholder Change of Control” shall mean the occurrence of an event in which any Person becomes the Beneficial Owner, directly or indirectly, of Voting Securities entitled to vote with respect to the election of directors or any similar governing body of the Stockholder or any Pacific Life Entity then holding Shares representing more than 9.9% of the Voting Securities of the Company, pursuant to the consummation of a reorganization, merger, consolidation or liquidation of, or sale of all or substantially all of the assets of, Stockholder or such Pacific Life Entity, or a share exchange or similar form of corporate transaction involving the Stockholder or such Pacific Life Entity as permitted by Article 9(b) of the Company’s Articles of Association, so as to cause such Person’s direct or indirect ownership percentage to exceed 50% of all Voting Securities of Stockholder or such Pacific Life Entity; provided, however, that the event described in this paragraph shall not be deemed to be a Stockholder Change of Control if it occurs as the result of any of the following acquisitions: (A) by any employee benefit plan sponsored or maintained by the Company or any Pacific Life Entity then holding any Shares; (B) by any underwriter temporarily holding securities pursuant to an offering of such securities; or (C) as a result of the demutualization of PMHC (excluding a “sponsored” demutualization, which shall be deemed a Stockholder Change of Control).

          “Stockholder Nominee Notice” shall have the meaning assigned in Section 3.1(a) of this Agreement.

          “13D Group” shall mean any group of Persons acquiring, holding, voting or disposing of any Voting Security which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the Commission as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

          “Transfer” shall mean any sale, transfer, pledge, encumbrance or other disposition to any Person, and to “Transfer” shall mean to sell, transfer, pledge, encumber or otherwise dispose of to any Person.

          “Transferee” shall mean any person to whom Securities are Transferred.

          “Voting Securities” shall mean Securities with the power to vote with respect to the election of directors generally. For purposes of this Agreement, any options and warrants with respect to Voting Securities, and any Securities that are convertible or exchangeable for Voting Securities, shall be treated as Voting Securities only to the extent such instruments are currently exercisable or “in the money.”

ARTICLE II

AGREEMENTS OF STOCKHOLDER

          Section 2.1    Restrictions on Purchase.    Each of Stockholder, Pacific LifeCorp and PMHC agrees that, without the prior written consent of the Company (the granting of which shall be at the Company’s sole discretion), none of Stockholder, Pacific LifeCorp and PMHC shall, and each of Stockholder, Pacific LifeCorp and PMHC shall cause each of their respective Affiliates not to, singly or as part of a partnership, limited partnership, syndicate or other 13D Group, directly or indirectly, acquire, propose to acquire, or publicly announce or otherwise disclose an intention to propose to acquire, or offer or agree to acquire, by purchase or otherwise (including by exercising control over a Person it did not previously control), Beneficial Ownership of any Security so as to cause Stockholder’s Beneficial Ownership percentage in the Company to exceed 24.9% of the issued and outstanding Securities of the Company (or such other percentage as is necessary to prevent the Company from being treated as a controlled foreign corporation as a result of amendments to Section 951 et seq. of the United States Internal Revenue Code of 1986, as amended, or any successor provisions thereto). For the purposes of this Section 2.1 only, a “Beneficial Owner” of an interest shall also include a Person who, together with his or its Affiliates, has the right to become a beneficial owner of an interest (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise, conversion or exchange of any option, warrant, right or other instrument, or otherwise.

          Section 2.2    Stockholder Change of Control.    Notwithstanding any provision herein to the contrary, in connection with the occurrence of a Stockholder Change of Control, the Company shall have the option, in its sole discretion, to redeem all of the Shares Beneficially Owned by Stockholder (or, if the Stockholder Change of Control relates to any other Pacific Life Entity, such other Pacific Life Entity), at a price equal to the greater of (x) the product obtained by multiplying (i) the average of the final closing trading prices of the Shares on the NASDAQ National Market, or the New York Stock Exchange, as appropriate, as reported in the Wall Street Journal, Eastern Addition (or such other sources as the parties agree to in writing), for the twenty consecutive trading days ending on the fifth business day immediately preceding the Redemption Date, by (ii) the number of Shares Beneficially Owned by Stockholder or such other Pacific Life Entity, as applicable, and (y) the value of Stockholders’ (or such other Pacific Life Entity’s, if applicable) Shares, according to the following formula:

Value = A x B x C, where

A is the Company’s earnings per share for the most recently completed fiscal year;

          B is the multiple of earnings used by the acquiring person in such Stockholder Change of Control to determine the acquisition price of the Stockholder or such other Pacific Life Entity, as applicable; and

C is the number of Shares Beneficially Owned by Stockholder or such other Pacific Life Entity, as applicable.

Stockholder or such other Pacific Life Entity shall provide written notice to the Company regarding a potential Stockholder Change of Control at least 60 days prior to the planned date of consummation of such Stockholder Change of Control. The Company shall give written notice of its intention to exercise the option provided for in this Section 2.2 not later than 30 days after receiving written notice of such potential Stockholder Change of Control and shall consummate the redemption of the Shares Beneficially Owned by the Stockholder or such other Pacific Life Entity, as applicable, at least 10 days prior to the date on which the Stockholder Change of Control is scheduled to occur (the “Redemption Date”).

          Section 2.3    Standstill Provisions.    Until the second anniversary of the Closing, Stockholder agrees that Stockholder will not, and will cause Stockholder Affiliates not to alone or with a third party, take any of the following actions:

          (a)  deposit (either before or after the date of the execution of this Agreement) any Security of the Company in a voting trust or subject any Security of the Company to any similar arrangement or proxy with respect to the voting of such Security; or

          (b)  make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies,” or become a “Participant” in a “solicitation” (as such terms are used in Regulation 14A under the Exchange Act) to seek to advise or influence any person to vote against any proposal or director nominee recommended to the stockholders of the Company; or

          (c)  form, join or in any way participate in a 13D Group with respect to any Security of the Company or any Securities of its subsidiaries; or

          (d)  commence (including by means of proposing or publicly announcing or otherwise disclosing an intention to propose, solicit, offer, seek to effect or negotiate) a merger, acquisition or other business combination transaction relating to the Company; or

          (e)  initiate a “proposal,” as such term is used in Rule 14a-8 under the Exchange Act, “propose,” or otherwise solicit the approval of, one or more Stockholders for a “proposal” or induce or attempt to induce any other person to initiate a “proposal”; or

          (f)  otherwise act to seek to control or influence the management, the Board or the policies of the Company other than pursuant to its right to nominate directors pursuant to ArticleIII hereof; or

          (g)  take any other action to seek or effect control of the Company other than in a manner consistent with the terms of this Agreement or;

          (h)  make a public request to the Company (or its directors, officers, Stockholders, employees or agents) to take any action in respect of the foregoing materials; or

          (i)  disclose any intention, plan or arrangement inconsistent with the foregoing.

ARTICLE III

BOARD AND COMMITTEE REPRESENTATION

          Section 3.1    Board Representation.    (a)  Effective as of the Closing, for such period of time as Stockholder continues to Beneficially Own Shares that constitute not less than 15% of all of the issued and outstanding Shares, the Company shall cause such number of persons, equaling not less than 20% of the total number of directors on the Board and designated by Stockholder in a written Stockholder Nominee Notice (a “Stockholder Nominee Notice”) delivered to the Company not less than 60 days prior to the annual meeting of the Stockholders of the Company, to be nominated by the Nominating Committee for election or reelection to the Board at the next annual meeting of the Stockholders of the Company.

          (b)  In the event that Stockholder ceases to Beneficially Own at least 15%, but continues to Beneficially Own more than 10%, of the Shares, the Company agrees to cause the Nominating Committee to nominate one person designated by Stockholder in a Stockholder Nominee Notice, delivered to the Company not less than 60 days prior to the annual meeting of the Stockholders of the Company, for election or reelection to the Board at the next annual meeting of the Stockholders of the Company; provided, however, that in the event that Stockholder ceases to Beneficially Own at least 15% of the Shares, the directors who were not designated by Stockholder may, by majority vote of such directors at any time, request such number of directors designated by Stockholder to resign from the Board so only one director designated by Stockholder remains on the Board, and Stockholder shall immediately cause such director or directors to resign from the Board.

          (c)  In the event that Stockholder ceases to Beneficially Own more than 5% of the Shares, the directors who were not designated by Stockholder may, by majority vote of such directors at any time, request any or all of the directors designated by Stockholder to resign from the Board, and Stockholder shall immediately cause such director or directors to resign from the Board.

          Section 3.2    Committees.    As long as Stockholder Beneficially Owns at least 15% of the Shares, the Company shall cause the Audit and Finance and Investment Committees of the Board and, if in existence, the Compensation Committee, to each include as a voting member on such committee at least one director designated by Stockholder pursuant to the most recent Stockholder Nominee Notice.

ARTICLE IV

EFFECTIVENESS AND TERMINATION

          Section 4.1    Effectiveness.    This Agreement shall take effect immediately upon the Closing and shall remain in effect until it is terminated by the mutual written agreement of the parties.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

          Section 5.1    Representations and Warranties of the Company.    The Company represents and warrants to the Stockholder as of the date hereof as follows:

          (a)  The Company has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b)  This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

          (c)  This Agreement has been duly executed and delivered by the Company and assuming due authorization and valid execution and delivery by the Stockholder, this Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

          Section 5.2    Representations and Warranties of the Stockholder.    Stockholder represents and warrants to the Company as of the date hereof as follows:

          (a)  Stockholder has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b)  This Agreement has been duly and validly authorized by Stockholder and all necessary and appropriate action has been taken by Stockholder to execute and deliver this Agreement and to perform its obligations hereunder.

          (c)  This Agreement has been duly executed and delivered by the Stockholder and assuming due authorization and valid execution and delivery by the Company, this Agreement is a legal, valid and binding obligation of Stockholder, enforceable in accordance with its terms.

          (d)  As of the Closing, neither Stockholder nor any Pacific Life Entity Beneficially Owns any Shares other than those Shares acquired pursuant to the Share Purchase Agreement.

ARTICLE VI

MISCELLANEOUS

          Section 6.1    Injunctive Relief.    Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against him or it, without the necessity of posting bond or other security against him or it, and consents to the entry of injunctive relief against him or it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

          Section 6.2    Successors and Assigns.    This Agreement shall not be assigned, in whole or in part, by any party hereto without the written consent of the other party; provided, however, that Stockholder may, without the written consent of the Company, assign its rights and delegate its duties hereunder to a Pacific Life Entity. Notwithstanding the foregoing, the rights and duties of a party hereto may only be assigned to a third party, including a Pacific Life Entity, if such third party agrees in writing to be bound by this Agreement.

          Section 6.3    Amendments; Waiver.    (a)  This Agreement may only be amended by an agreement in writing executed by the parties hereto.

          (b)  Either party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 6.4    Notices.    Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by one of the foregoing means, as follows:

          If to the Company:

Scottish Annuity & Life Holdings, Ltd.
Grand Pavilion Commercial Centre
802 West Bay Road
Grand Cayman, Cayman Islands, BWI
Attention: Scott E. Willkomm
Fax: (345) 945-0300

          with a copy to:

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, New York 10019
Attention: Hugh T. McCormick, Esq.
Fax: (212) 424-8500

          If to the Stockholder:

Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: General Counsel
Fax: (949) 219-3706

          with a copy to:

Gibson Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071-3197
Attention: Karen E. Bertero
Fax: (213) 229-6360

or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in a like manner.

          Section 6.5    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

          Section 6.6    Headings.    The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

          Section 6.7    Integration.    This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to its subject matter other than those expressly set forth or referred to herein.

          Section 6.8  Severability.    If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 6.9  Consent to Jurisdiction.    In connection with any suit, claim, action or proceeding arising out of this Agreement, the Stockholder and the Company each hereby consent to the in personam jurisdiction of the United States federal courts and state courts located in New York, New York; the Stockholder and the Company each agree that service in the manner set forth in Section 6.4 hereof shall be valid and sufficient for all purposes; and the Stockholder and the Company each agree to, and irrevocably waive any objection based on forum non conveniens or venue not to, appear in any United States federal court state court located in New York, New York.

          Section 6.10  Counterparts.    This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company and the Stockholder have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

THE COMPANY:

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

By:
Name:
Title:

STOCKHOLDER:

PACIFIC LIFE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:
solely with respect to Section 2.1 hereof:

PMHC:
PACIFIC MUTUAL HOLDING COMPANY

By:
Name:
Title:

By:
Name:
Title:

PACIFIC LIFECORP:
PACIFIC LIFECORP

By:
Name:
Title:

By:
Name:
Title:

Exhibit C

Form of Tax Deed Covenant

WORLD-WIDE HOLDINGS LIMITED

DATED [            200 ]

PACIFIC LIFE INSURANCE COMPANY

and

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

TAX DEED OF COVENANT

relating to the sale and purchase
of the whole of the issued share capital
of WORLD-WIDE HOLDINGS LIMITED

Reference – ACT

TAX DEED OF COVENANT

This deed is made on [            200 ]

Between

(1)	PACIFIC LIFE INSURANCE COMPANY a company registered in California, United States at 700 Newport Center Drive, Newport Beach, California CA 92660-6397, United States (the “Seller”); and

(2)	SCOTTISH ANNUITY & LIFE HOLDINGS, LTD. a company registered in the Cayman Islands at Grand Pavilion Commercial Centre, 801 West Bay Road, Grand Cayman, Cayman Islands, BW1 75201 (“the Buyer”).

Recitals

By an agreement (the “Agreement”) dated August 6, 2001 and made between the Seller and the Buyer, the Seller agreed to sell the whole of the issued share capital of World-Wide Holdings Limited, a company registered and incorporated in accordance with the laws of England and Wales having registration number 2145545 and its registered address at Old Bank House, Thames Street, Windsor, Berkshire SL4 1PZ, United Kingdom, to the Buyer and the Seller agreed on the Closing Date of such sale to enter into this Deed.

It is agreed as follows:

1.	Interpretation

1.1
In this Deed words and expressions defined in the Agreement have the same meaning except where otherwise provided or unless there is something in the subject matter or context which is inconsistent with them.

1.2	“Auditors” means the auditors for the time being of the relevant Group Company;

1.3
“Covenantors’ Reliefs” means any Relief or right to repayment of Taxation which is or becomes available to any Group Company in respect of or by reference to any period or part of a period prior to the Closing Date other than a Purchaser’s Relief;

1.4	“Group Company” means either Holdings or the Company, and “Group” means both of them.

1.5
“Event” means the existence of any state of affairs and any payment, transaction, act, omission or occurrence of whatever nature whether or not a Group Company or the Buyer is a party thereto and for the avoidance of doubt includes:

1.5.1	the execution of the Agreement and closing of the sale of the Shares to the Buyer; and

1.5.2	the death of any person; and

references to an Event occurring on or before the Closing Date shall include an Event deemed, pursuant to any Taxation Statute, to occur or which is otherwise treated or regarded as occurring on or before the Closing Date. References to an Event which occurred on or before the Closing Date include the combined result of two or more Events all of which occurred on or before the Closing Date.

1.6
“Liability for Taxation” means any liability of a Group Company to make an actual payment of or in respect of Taxation whether or not the same is primarily payable by the Group Company and whether or not the Group Company has or may have any right of reimbursement against any other person or persons and shall also include:

1.6.1	the Loss of any Relief where such Relief has been taken into account in computing and so reducing or eliminating any provision for deferred Tax which appears in the 2000

Company Financials (or which but for such Relief would have appeared in the 2000 Company Financials) or where such Relief was treated as an asset of the Group in the 2000 Company Financials or was taken into account in computing any deferred Tax asset which appears in the 2000 Company Financials in which case the amount of the Liability for Taxation shall be the amount of Taxation which would (on the basis of Tax rates current at the Balance Sheet Date) have been saved but for such Loss assuming for this purpose that the Company had sufficient profit or was otherwise in a position to use the relief;

1.6.2
the Loss of any right to repayment of Taxation (including any repayment supplement) which was treated as an asset in the 2000 Company Financials in which case the amount of the Liability for Taxation shall be the amount of the right to repayment and any related repayment supplement; and

1.6.3
the set off or use against income, profits or gains earned, accrued or received or against any Tax chargeable in respect of an event occurring on or before the Closing Date of any Relief or right to repayment of taxation (including any repayment supplement) which is not available before the Closing Date but arises after the Closing Date in circumstances where, but for such set off or use, a Group Company would have had a liability to make an actual payment of or in respect of Taxation for which the Buyer would have been able to make a claim against the Seller under this Deed in which case the amount of the Liability for Taxation shall be the amount of Taxation saved by a Group Company as a result of such set off or use.

1.7	“Loss” means any reduction, modification, loss, counteraction, nullification, utilisation, disallowance or claw back for whatever reason.

1.8	“Purchaser’s Relief” means any Relief or right to repayment of Taxation as is mentioned in clauses 1.6.1 to 1.6.3.

1.9
“Relevant Company” means any company other than a Group Company, the Buyer and any company that may be treated as being a member of the same group of companies as the Buyer or as being associated with the Buyer for the purposes of the Tax that has given rise to the Liability for Taxation under clause 2.1.2.

1.10	“Relief” means any loss, relief, allowance, credit, exemption or set off in respect of Taxation or any deduction in computing income, profits or gains for the purposes of Taxation.

1.11	“Tax” or “Taxation” means:

1.11.1
all forms of Taxation (both direct and indirect) including and without limitation any charge, tax, duty, levy, impost, withholding or liability wherever chargeable imposed for support of national, state, federal, municipal or local government or any other person and whether of the UK or any other jurisdiction; and

1.11.2	any penalty, fine, surcharge, interest, charges or costs payable in connection with any taxation within clause 1.11.1 above.

1.12
“Tax Claim” means any assessment, self assessment, notice, demand, letter or other document issued or action taken by or on behalf of any Taxation Authority from which it appears that a Group Company or the Buyer is or may be subject to a Liability for Taxation or other liability in respect of which the Seller are or may be liable under this Deed.

1.13
“Taxation Authority” means the Inland Revenue, Customs & Excise, Department of Social Security and any other governmental or other authority whatsoever competent to impose any Taxation whether in the United Kingdom or elsewhere.

1.14
“Taxation Statute” means any directive, statute, enactment, law or regulation wheresoever enacted or issued, coming into force or entered into providing for imposing any Taxation and shall include orders, regulations, instruments, by-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same.

1.15	Headings are for convenience only and shall not affect the construction of this Deed.

1.16
References to gross receipts, income, profits or gains earned, accrued or received shall include any gross receipts, income, profits or gains deemed pursuant to the relevant Taxation Statute to have been or treated or regarded as earned, accrued or received.

1.17
Unless the context otherwise requires the singular shall include the plural and vice versa, the masculine shall include the feminine and references to persons shall include bodies corporate, unincorporated associations and partnerships in each case whether or not having separate legal personality.

2.	Covenant

2.1	Subject as hereinafter provided the Seller hereby covenants to pay to the Buyer an amount equal to:

2.1.1
any Liability for Taxation resulting from or by reference to any Event occurring on or before the Closing Date or in respect of any gross receipts, income, profits or gains earned, accrued or received by the Group Company in question on or before the Closing Date;

2.1.2
any Liability for Taxation for which the Group Company in question would not have been liable but for being treated as being or having been a member of the same group as or associated with any Relevant Company on or prior to the Closing Date for the purposes of any Tax; and

2.1.3
all costs and expenses reasonably and properly incurred and payable by a Group Company or the Buyer in connection with any action taken to avoid, resist or settle any Tax Claim, Liability for Taxation or otherwise taking or defending any action under this Deed.

3.	Limitation of Sellers Liability

3.1	The covenant given by clause 2 above shall not cover any Liability for Taxation:

3.1.1	to the extent that a provision or reserve in respect thereof was made in the 2000 Company Financials;

3.1.2
to the extent that such Liability for Taxation arises from any gross receipts, income, profits or gains earned, accrued or received, Event, act or transaction of a Group Company to which the Liability for Taxation relates in the ordinary course of its trading of the Group Company since the Balance Sheet Date;

3.1.3
to the extent that such Liability for Taxation arises or is increased wholly as a result of any decision of any court or tribunal or the coming into force of or any change in any enactment, law, regulation, directive, requirement or any published practice of any government, government department or agency or regulatory body (including but not limited to extra statutory concessions of any Taxation Authority) after the date hereof;

3.1.4	to the extent recovery (less costs and expenses) has been made by the Buyer or a Group Company under the Agreement in respect of the same subject matter;

3.1.5
to the extent that such Liability for Taxation would not have arisen but for a voluntary act or transaction carried out by the Buyer or a Group Company after the date hereof otherwise than in the ordinary course of business or otherwise than pursuant to a legally binding obligation created on or before the date hereof, wherein either such case such act or transaction was carried out without the consent of the Seller and where the Buyer or a Group Company knew or ought reasonably to have known that such act or transaction would give rise to such Liability for Taxation;

3.1.6
except in the case of fraudulent conduct unless written notice of such Liability for Taxation or any Tax Claim which may give rise to such Liability for Taxation specifying in reasonable detail the circumstances giving or which may give rise to such Liability for Taxation and the amount thereof has been served on the Seller on or prior to the seventh anniversary of the Closing Date;

3.1.7	in respect of stamp duty or stamp duty reserve Tax payable on the transfer or agreement to transfer the Shares pursuant to the Agreement;

3.1.8	to the extent that the Liability for Taxation has been made good or otherwise compensated for or extinguished at no expense to the Buyer or a Group Company;

3.1.9	where the Liability for Taxation is attributable to a Group Company ceasing to be entitled to the small companies’ rate of corporation tax;

3.1.10
to the extent that the Liability for Taxation arises or is increased as a consequence of the failure of the Buyer to comply with or procure the compliance of a Group Company with their respective obligations under clauses 4 (disputes and conduct of Tax claims), 7 (recovery from other persons),and 8 (corporation Tax returns);

3.1.11
to the extent that the Auditors of the relevant Group Company confirm that a specific amount in respect of that Liability for Taxation was taken into account in computing any provision or reserve for deferred Taxation in the 2000 Company Financials;

3.1.12	to the extent that the Liability for Taxation has been paid or otherwise extinguished on or before the Closing Date;

3.1.13	to the extent that the Liability for Taxation can be discharged at no cost to the Group Company in question by the surrender of a Relief by the Seller to the Group Company in question;

3.1.14
to the extent that any Covenantors’ Reliefs are available to relieve or mitigate that Liability for Taxation or would have been available but for the application of any of sections 245, 245A, 245B or 768 ICTA 1988 in so far as the Loss of any of the Covenantors’ Reliefs arises as a result of an Event occurring after Completion and any Relief that is so available in relation to more than one Liability for Taxation to which this Deed applies shall be deemed, so far as possible, to be used in such a way as to reduce to the maximum extent possible the Seller’s total liability hereunder;

3.1.15
the Liability for Taxation arises or is increased as a result of any increase in the rates of Taxation or variation in the method of applying or calculating the rate of Taxation made after the Closing Date with retrospective effect;

3.1.16
the Liability for Taxation comprises interest or penalties arising by virtue of an underpayment of Tax prior to Completion, insofar as such underpayment would not have been an underpayment but for any event or events occurring wholly after the Closing Date;

3.1.17
the Liability for Taxation arises or is increased as a result of any change made after Completion to the accounting period or the accounting policy or practice of or applicable to the Buyer or any Group Company after the Closing Date;

3.1.18	the Liability for Taxation would not have arisen or would have been reduced or eliminated but for:

(i)
the making of a claim, election, surrender or disclaimer or the giving of a notice or consent or the doing of any other thing by any Group Company or any other person connected with any of them (other than the making giving or doing of which was taken in to account in computing any provision or reserve for Taxation in the 2000 Company Financials under or in connection with a provision of an enactment of regulation relating to Taxation otherwise than at the written direction of the Seller; or

(ii)
the failure or omission on the part of any Group Company or any other person connected with any of them to make any such valid claim, election, surrender or disclaimer or give any notice or consent or do any other thing the making or giving or doing of which was disclosed to the Buyer as taken into account in computing any provision or reserve for Taxation in 2000 Company Financials;

3.1.19
the matter giving rise to the Liability for Taxation is an amount for which the Buyer or relevant Group Company has a right of recovery against, or an indemnity from, a person other than the Seller or a Relevant Company;

3.1.20
the Liability for Taxation arises or is increased by any voluntary act of the Buyer or a Group Company after the Closing Date which has the result that any instalment of corporation Tax (within the meaning of section 6 of the Taxes Act 1988) paid prior to the Closing Date pursuant to the Corporation Tax (Instalment Payments) (Large Companies) Regulations 1998 is insufficient.

and for the purposes of this clause 3 only “Liability for Taxation” shall be deemed to include a liability or loss falling within clause 2.1.3 above.

3.2
The Seller shall have no liability to the Buyer under any part of this Deed in respect of any non-availability, inability to use, or loss or restriction of any Relief (“failure of relief”) where such failure of relief does not give rise to a Tax liability to which clause 2 applies.

4.	Disputes and Conduct of Tax Claims

4.1
If the Buyer or a Group Company shall become aware of a Tax Claim of which the Seller is not then aware, the Buyer shall or shall procure that a Group Company shall within 14 days thereafter give written notice thereof to the Seller.

4.2
If the Seller shall indemnify a Group Company and/or (as the case shall require) the Buyer to the Buyer’s reasonable satisfaction against all liabilities, reasonable costs, damages or reasonable expenses which may be incurred thereby including any additional Liability for Taxation, the Buyer shall and shall procure that a Group Company shall take such action as the Seller may reasonably request by notice in writing given to a Group Company and the Buyer to avoid, dispute, defend, resist, appeal, postpone or compromise any Tax Claim (such a Tax Claim where action is so requested being hereinafter referred to as a “Dispute”). Provided that neither a Group Company nor the Buyer shall be obliged to appeal or procure an appeal against any assessment to Taxation raised on either of them if, the Seller has been given written notice of the receipt of such assessment the Buyer has not at least 5 Business Days prior to the last day for filing notice of appeal received instructions in writing from the Seller to do so.

4.3
If the Seller does not request the Buyer or a Group Company to take any action under clause 4.2 of this Deed or fails to indemnify the Buyer and a Group Company to the Buyer’s reasonable satisfaction within a period of time (commencing with the date of the notice given to the Seller) that is reasonable having regard to the nature of the Tax Claim and the existence of any time limit in relation to avoiding, disputing, defending, resisting, appealing or compromising such Tax Claim and which period shall not in any event exceed a period of 90 days or the Dispute concerns fraudulent conduct, the Buyer or Company shall have the conduct of the Dispute absolutely (without prejudice to its rights under this Deed) and shall be free to pay or settle the Tax Claim on such reasonable terms as the Buyer or a Group Company may in its absolute discretion consider fit.

4.4
Subject to sub-clause 4.3, if the Seller indemnifies the Buyer and a Group Company in accordance with clause 4.2, the conduct of a Dispute shall be delegated to the Seller upon the following terms (or such other terms as may be agreed from time to time between the Buyer and the Seller):

4.4.1
the Buyer shall promptly be kept fully informed of all matters pertaining to a Dispute and shall be entitled to see and keep copies of all correspondence and notes or other written records of telephone conversations or meeting and, in the event that there is no written record, shall be given a report of all telephone conversations with any Taxation Authority to the extent that it relates to a Dispute;

4.4.2	the appointment of solicitors or other professional advisers to any Group Company shall be subject to the approval of the Buyer, such approval not to be unreasonably withheld;

4.4.3
all written communications pertaining to the Dispute which are to be transmitted to the relevant Taxation Authority shall first be submitted to the Buyer and a Group Company for approval and shall only be finally transmitted if such approval is given, which approval is not to be unreasonably withheld or delayed; and

4.4.4
the Seller shall make no settlement or compromise of the Dispute or agree any matter in the conduct of the Dispute which is likely to affect the amount of any material future Liability for Taxation of a Group Company or of the Buyer without the prior approval of a Group Company and the Buyer (as may be appropriate), such approval not to be unreasonably withheld or delayed.

4.5
Neither the Buyer nor a Group Company shall be subject to any claim by or liability to the Seller for non-compliance with any of the foregoing provisions of this clause 4 if the Buyer or a Group Company has bona fide acted in accordance with the instructions of the Seller.

5.	Payment Date and Interest

5.1
Where the Seller is liable to make any payment under clause 2, the due date for the making of that payment (the “Due Date”) shall be the later of the date falling seven days after the Buyer has served a notice on the Seller demanding that payment and:

5.1.1
in a case that involves an actual payment of Taxation by a Group Company, the date on which the Taxation in question would have had to have been paid to the relevant Taxation Authority in order to prevent a liability to a fine, surcharge or penalty from arising in respect of the Liability for Taxation in question; or

5.1.2
in any case that involves a Liability for Taxation falling within clause 1.6.1 the last date upon which the Taxation is or would have been required to be paid to the relevant Taxation Authority in respect of the period in which the Loss of the Relief occurs (assuming for this purpose that a Group Company had sufficient profits or was otherwise in a position to use the Relief); or

5.1.3	in any case that involves a Liability for Taxation falling within Clause 1.6.2 the date upon which the repayment was due from the relevant Taxation Authority; or

5.1.4
in any case that involves a Liability for Taxation falling within clause 1.6.3 the date upon which the Taxation saved by a Group Company is or would have been required to be paid to the relevant Taxation Authority.

5.2
Any dispute as to the amount specified in any notice served on the Seller under clause 5.1.2, 5.1.3 or 5.1.4 shall be determined by the Auditors of a Group Company for the time being, acting as experts and not as arbitrators (the costs of that determination being shared equally the Seller and the Buyer).

5.3
If any sums required to be paid by the Seller under this Deed are not paid on the Due Date, then, except to the extent that the Seller’s liability under clause 2 compensates the Buyer for the late payment by virtue of it extending to interest and penalties, such sums shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the rate equal to the base rate from time to time of Buyer’s bank or (in the absence thereof) at such similar rate as the Buyer shall select from the day following the Due Date up to and including the day of actual payment of such sums such interest to be compounded quarterly.

6.	Taxation of Payments

6.1	Any sum payable by the Seller to the Buyer under this Deed shall be paid free and clear of any deduction or withholding whatsoever, save only as may be required by law.

6.2
If any deduction or withholding is required by law to be made from any payment by the Seller under this Deed (other than a payment made pursuant to clause 5.3) or if (ignoring any Relief) the Buyer is subject to Taxation in respect of such payment the Seller shall increase the amount of the payment by such additional amount as is necessary to ensure that the net amount received and retained by the Buyer (after taking account of all deductions or withholdings or Taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to any deductions or withholdings or Taxation.

7.	Recovery from other persons

7.1
Where the Buyer or a Group Company is or becomes entitled to recover from some other person not being the Buyer a Group Company or any other company within the same group of companies as the Buyer or a Group Company (i) any amount or Relief which is referable to a Liability for Taxation which has resulted in a payment being made by the Seller under this Deed; or (ii) any amount or Relief which is referable to any deduction or withholding under clause 6.2, the Buyer shall or procure that a Group Company shall:

7.1.1	notify the Seller of its entitlement; and

7.1.2
if required by the Seller and, subject to the Buyer and a Group Company being secured and indemnified by the Seller against any Taxation that may be suffered on receipt of that amount and any costs and expenses incurred in recovering that amount or obtaining that Relief, take or procure that a Group Company takes all reasonable steps to enforce that recovery or right.

7.2	If the Buyer or a Group Company recovers or obtains any amount or Relief referred to in clause 7.1 the Buyer shall account to the Seller for:

7.2.1
any amount recovered (including any related interest or related repayment supplement) less any Taxation suffered in respect of that amount and any costs and expenses incurred in recovering that amount (save to the extent that that amount has already been made good by the Seller under sub-clause 7.1.2) within five Business Days of the date of recovery; and

7.2.2
in the case of a Relief, the Purchaser shall, within five Business Days of the date on which Taxation would otherwise have been payable had such credit not been available, pay to the Covenantor an amount equal to the amount of such Taxation;

subject to a maximum of the aggregates of the amounts paid by the Seller under clause 2 and clause 6 in respect of the Liability for Taxation in question.

8.	Over-provisions and Savings

8.1
If the Buyer discovers (or is made aware) that any provision for Taxation in the 2000 Company Financials (excluding any provision for deferred tax) may prove to be an over-provision (an “Over-provision”) or any Liability for Taxation which may result in a payment under this Deed by the Seller may give rise to a saving of Taxation by any Group Company (a “Saving”), it shall or shall procure that the Group Company give full details to the Seller. The Buyer shall (at the Seller’s request and expense) procure that the Auditors certify the amount of the Over-provision or the value of the Saving.

8.2	In the case of a Saving, the Buyer will as soon as reasonably practicable after the amount of the Saving is certified by the Auditors in accordance with clause 8.1 repay to the Sellers the lesser of:

8.2.1	the amount of the Saving (as determined by the Auditors) less any costs incurred by the Group Companies or the Buyer; and

8.2.2
the amount paid by the Seller under clause 2 in respect of the Liability for Taxation which gave rise to the Saving less any part of the amount previously repaid to the Seller under any provision of this Deed or otherwise.

8.3	In the case of an Over-provision, the Buyer shall as soon as reasonably practicable after the amount of the Over-provision is certified by the Auditors in accordance with clause 8.1:

8.3.1	set off the Over-provision against any payment then due from the Sellers under this Deed;

8.3.2	to the extent there is an excess, refund to the Sellers any previous payment or payments made by the Sellers under this Deed; and

8.3.3
to the extent the excess referred to in clause 8.3.2 is not exhausted under that clause, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Covenantors under this Deed.

8.4
Where any such certification as is mentioned in clause 8.1 has been made, the Seller or the Buyer (in either case at the expense of the person requesting the review) may request the Auditors to review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether, in the light of those circumstances, the amount that was the subject of such certification should be amended.

8.5
If the Auditors certify under clause 8.4 that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of clauses 8.2 and 8.3 as the amount of the Over-provision or Saving (as appropriate) in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required by virtue of the above-mentioned substitution shall be made as soon as practicable by the Buyer or (as the case may be) to the Seller.

8.6	For the purposes of this clause, an Over-provision is a provision for Taxation in the 2000 Company Financials (excluding a provision for deferred taxation) which is or proves to be an Over-provision.

9.	Corporation Tax Returns

9.1
The Seller or its authorised agent shall at the Seller’s cost and expense prepare the corporation Tax returns and computations of a Group Company for all accounting periods ended on or prior to the Balance Sheet Date, to the extent that the same shall not have been prepared before the Closing Date, and submit them to the Buyer.

9.2
The Buyer shall procure that the returns and computations mentioned in clause 9.1 shall be authorised, signed and submitted to H.M. Inspector of Taxes without amendment or with such amendments as the Buyer reasonably considers to be necessary and shall give the Seller or its agents all such assistance as may reasonably be required (at the Seller’s cost and expense) to agree those returns and computations with H.M. Inspector of Taxes provided that the Buyer shall not be obliged to take any such action as is mentioned in this clause 8.2 in relation to any return that is not full, true and accurate in all material respects.

9.3
The Seller or its duly authorised agents shall at the Seller’s cost and expense prepare all documentation and shall have conduct of all matters (including correspondence) relating to the corporation Tax returns and computations of a Group Company for all accounting periods ended on or prior to the Balance Sheet Date provided that the Seller shall not without the prior written consent of the Buyer (not to be unreasonably withheld or delayed) transmit any communication (written or otherwise) to H.M. Inspector of Taxes or agree any matter with H.M. Inspector of Taxes.

9.4
The Buyer shall procure that a Group Company, affords such access to its books, accounts and records as is necessary and reasonable to enable the Seller or its duly authorised agents to prepare the corporation Tax returns and computations of a Group Company for all accounting periods ended on or before the Balance Sheet Date and conduct matters relating to them in accordance with this clause 9.

9.5
The Seller shall take all reasonable steps to ensure that the corporation Tax returns and computations of a Group Company for all accounting periods ended on or before the Balance Sheet Date are prepared and agreed with H.M. Inspector of Taxes as soon as possible.

10.	General

10.1
The provisions of clauses 9.1 (Coordination of Tax Deed Covenant and the Agreement), 11.1 (Consent to Jurisdiction and Service of Process), 11.2 (Notices), 11.8 (Interpretation) and 11.11 (Counterparts) of the Agreement shall apply mutatis mutandis to this Deed.

10.2	The benefit of this Deed may be assigned by the Buyer only with the prior written consent of the Covenantors (such consent not to be unreasonably withheld or delayed).

10.3
The Buyer hereby covenants with the Seller to pay to the Seller by way of adjustment to the consideration for the sale of the Shares, an amount equivalent to any Taxation for which the Seller or any other person falling within section 767A(2) of Taxes Act 1988 (“ICTA”) become liable by virtue of the operation of sections 767A, 767AA and 767B of ICTA in circumstances where the taxpayer company (as referred to in section 767A(1)) is any Group Company. The covenant contained in this clause 10.3 shall:

10.3.1	extend to any reasonable costs incurred by the Seller or such person in connection with such taxation or a claim under clause 10.3;

10.3.2	not apply to Taxation to the extent that the Buyer could claim payment in respect of it under clause 2; and

10.3.3	not apply to Taxation which has been recovered under section 767B(2) of ICTA (and the Seller shall procure that no such recovery is sought to the extent that payment is made hereunder).

10.4
This Deed shall be governed by and construed in accordance with the laws of New York. The parties irrevocably submit to the exclusive jurisdiction of the Courts of New York in respect of any claim, dispute or difference arising out of or in connection with this Deed

This deed has been entered into on the date stated at the beginning of this document.

Signed as a Deed by:)
Pacific Life Insurance Company )
presence of: )

Signed as a Deed by: )
Scottish Annuity )
& Life Holdings, Ltd. )
presence of: )

Annex B

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

Text of the Amendments to the Memorandum of Association

          Bracketed bold text indicates text to be deleted upon effectiveness of amendments.

          Underlined bold text indicates text to be added upon effectiveness of amendments.

          The following Sections of the Memorandum of Association shall be amended and restated in their entirety to read as set forth below:

          Clause 3(i)(a) of the Memorandum of Association

          3.  The objects for which the Company is established are, subject to section (i) of this Clause 3, unrestricted and shall include, but without limitation, the following:

(i)    (a)  To own, hold, purchase or otherwise acquire equity or debt securities in companies, firms or other persons engaged in all or any forms of insurance or reinsurance business and to promote the establishment of such entities. [, NOTWITHSTANDING any other provisions of this Memorandum of Association and of this Clause 3 in particular, the objects for which the Company is established are restricted to holding shares in one or more majority-owned subsidiaries, each of which operates as an insurance company (i) incorporated under the laws of the Cayman Islands, British West Indies, (ii) regulated as such by the government of the Cayman Islands and (iii) engaged primarily and predominantly in the writing of insurance agreements of the type specified in section 3(a)(8) of the United States Securities Act of 1933, as amended (except for the substitution of supervision by Cayman Islands insurance regulators for the regulators referred to in that section), or the reinsurance of risks on such agreements underwritten by insurance companies.]

          Clause 4 of the Memorandum of Association

          4.  Except as prohibited or limited by the Companies Law [1998 Revision] (2001 Second Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of, from time to time and at all times, exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz:

to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to acts as guarantors; to borrow or raise money on the security of the undertaking or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid. [PROVIDED THAT the Company shall only carry on the businesses permitted in accordance with section (i) of Clause 3 of this Memorandum of Association and for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.]

B-1

Annex C

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

Text of the Amendments to Articles of Association

          Bracketed bold text indicates text to be deleted upon effectiveness of amendments.

          Underlined bold text indicates text to be added upon effectiveness of amendments.

          The following Sections of the Articles of Association shall be amended and restated in their entirety to read as set forth below:

6.    (b)  Notwithstanding Article 6(a) of these Articles, the Company shall not issue any shares in a manner that the Board of Directors of the Company believes would cause, by reason of such issuance, the total Controlled Shares of any Person to equal or exceed 10% of a class of the Company’s shares; provided, however, that this provision shall not apply to (i) the issuance of shares to Pacific Life Insurance Company in such amount so that Pacific Life Insurance Company’s Controlled Shares do not exceed 24.9% of a class of the Company’s shares and (ii) any issuance of shares to a person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the company is a party, for resale.

9.    (b)  Except with respect to transfers of the Company’s shares executed on the NASDAQ National Market, the Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be to increase the number of total Controlled Shares of any Person to ten percent (10%) or any higher percentage of a class of the Company’s shares on an Unadjusted Basis. Notwithstanding the foregoing, Pacific Life Insurance Company, Pacific Mutual Holding Company, Pacific LifeCorp and/or any direct or indirect wholly-owned subsidiary of Pacific Mutual Holding Company (each, a “Pacific Life Entity”, provided however, that any Pacific Life Entity shall cease to be a Pacific Life Entity in the event it is no longer a 100% direct or indirect subsidiary of Pacific Mutual Holding Company), shall each be permitted to transfer shares of the Company to another Pacific Life Entity, provided that the Controlled Shares of the Pacific Life Entities in the aggregate do not exceed 24.9% of a class of the Company’s shares.

47.    (a)  Subject to Article 6, every Member of record present in person or by proxy shall have one vote for each issued and outstanding Ordinary Share registered in his name in the register; PROVIDED THAT, subject to the following provisions of this Article 47, if and for so long as the number of Controlled Shares of any Person other than a Pacific Life Entity would constitute 10% or more of the total combined voting rights attaching to the issued shares of the Company (calculated after giving effect to any prior reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article 47), or the total number of Controlled Shares of the Pacific Life Entities’ would constitute 25% or more of the total combined voting rights attaching to the issued shares of the Company (calculated after giving effect to any prior reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article 47), each such issued controlled Share, regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the “Formula”):

(T–C)/([9.1]XxC)

Where:
“T” is the aggregate number of votes conferred by all the issued shares immediately prior to that application of the Formula adjusted to take into account any prior reduction taken with respect to any other Member pursuant to Article 47(d) as at the same date;

“C” is the number of issued Controlled Shares attributable to such Person; and

“X” is (i) 9.1 if such Person is any Person other than a Pacific Life Entity or (ii) 3.016 if the Formula is being applied to determine the reduction in total combined voting rights attributable to the total number of Controlled Shares of the Pacific Life Entities.

C-1

47.    (d)  The Formula shall be applied successively as many times as may be necessary to ensure that no Person other than a Pacific Life Entity shall be a 10% Shareholder at any time, and that the total combined voting rights attached to the Controlled Shares of the Pacific Life Entities shall not exceed 24.9% at any time. For the purposes of determining the votes exercisable by Members as at any date, the Formula shall be applied first to the votes of Controlled Shares attributable to the Person to whom the greatest number of Controlled Shares are attributed and successively to the Controlled Shares attributable to them, in each case calculations being made on the basis of the aggregate number of votes conferred by the issued shares as at such date as reduced by the application of the Formula to any larger number of Controlled Shares as at such date.

47.    (e)  Notwithstanding the provisions of Articles 47(a) and (d) above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person other than a Pacific Life Entity shall be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the Pacific Life Entities shall not exceed 24.9% at any time.

89.    (b)  If the Company redeems or purchases shares or directs the sale and transfer of such shares pursuant to this Article 89, it shall do so only in a manner the Board believes would not result, upon consummation of such redemption or purchase, in the total number of Controlled Shares of any Person other than a Pacific Life Entity, increasing to ten percent (10%) or any higher percentage of a class of the Company’s shares on an Unadjusted Basis or the total number of Controlled Shares of the Pacific Life Entities increasing to twenty-five percent (25%) or any higher percentage of a class of the Company’s shares on a Unadjusted Basis.

C-2

Annex D

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

FORM OF 2001 STOCK OPTION PLAN

          1.    Purpose.    The purpose of this Plan is to attract and retain the best available talent and encourage the highest level of performance by executive officers, employees, directors, advisors and consultants, and to provide them with incentives to put forth maximum efforts for the success of Scottish Annuity & Life Holdings, Ltd.’s business, in order to serve the best interests of Scottish Annuity & Life Holdings, Ltd. and its stockholders. All options granted under the Plan are intended to be nonstatutory stock options.

          2.    Definitions.    The following terms, when used in the Plan with initial capital letters, shall have the following meanings:

          (a)  “Act” means the Securities Exchange Act of 1934, as in effect from time to time.

          (b)  “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Paragraph 9 of this Plan, such committee (or subcommittee).

          (c)  “Change in Control” shall have the meaning provided in Paragraph 11 of this Plan.

          (d)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (e)  “Company” means Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company.

          (f)  “Date of Grant” means the date specified by the Board on which a grant of Stock Options shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

          (g)  “Director” means a member of the Board of Directors of the Company.

          (h)  “Eligible Person” means a person who may be awarded Stock Options under this Plan and includes executive officers, any other employee, directors, advisors and consultants of the Company and of any Subsidiary

          (i)  “Eligible Non-Employee Director” means any person, not an employee of the Company or any Subsidiary, who is a Director.

          (j)  “Immediate Family” has the meaning ascribed thereto in Rule 16a-1(e) under the Act (or any successor rule to the same effect) as in effect from time to time.
          (k)  “Market Value Per Share” means, as of any given day, the closing price of an Ordinary Share on a national securities exchange on which the Ordinary Shares are listed or admitted to trading on the day preceding the day such determination is being made or, if there was no closing price reported on such day, on the most recently preceding day on which such a closing price was reported; or if the Ordinary Shares are not listed or admitted to trading on a national securities exchange on the day as of which the determination is being made, the amount determined by the Board to be the fair market value of an Ordinary Share on such day.

          (l) “Option Price” means the purchase price per Ordinary Share payable on exercise of a Stock Option.

          (m) “Optionee” means the optionee named in an agreement evidencing an outstanding Stock Option or a permitted transferee of a Stock Option.

          (n) “Ordinary Shares” means the ordinary shares, par value $0.01 per share, of the Company or any security into which such Ordinary Shares may be changed by reason of any transaction or event of the type described in Paragraph 7 of this Plan.

          (o)  “Participant” means an Eligible Person who is selected by the Board to receive Stock Options under Paragraph 5 of this Plan.

          (p)  “Plan” means this 2001 Stock Option Plan of the Company, as amended from time to time.

          (q)  “Rule 16b-3” means Rule 16b-3 under Section 16 of the Act (or any successor rule to the same effect) as in effect from time to time.

          (r)  “Stock Option” means the right to purchase Ordinary Shares upon exercise of an option granted pursuant to Paragraph 5 of this Plan.

          (s)  “Subsidiary” means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, partnership, joint venture or other entity.

          3.    Shares Available Under Plan.    The Ordinary Shares which may be issued under the Plan shall not exceed in the aggregate 650,000 shares, subject to adjustment as provided in this Paragraph 3. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

          (a)  Any Ordinary Shares which are subject to Stock Options that are terminated unexercised, forfeited or surrendered or that expire for any reason shall again be available for issuance under the Plan.

          (b)  The shares available for issuance under the Plan also shall be subject to adjustment as provided in Paragraph 7 of this Plan.

          4.  Individual Limitation on Stock Options.    Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided in Paragraph 7 of this Plan, no individual Participant shall be granted Stock Options under this Plan, during the term of this Plan, for more than 406,250 Ordinary Shares.

          5.  Grants of Stock Options to Participants.    The Board may from time to time authorize grants to any Participant of Stock Options upon such terms and conditions as the Board may determine in accordance with the provisions set forth below.

          (a)  Each grant shall specify the number of Ordinary Shares to which it pertains, subject to the limitations set forth in Paragraphs 3 and 4 of this Plan.

          (b)  Each grant shall specify the Option Price, which shall not be less than 100% of the Market Value Per Share on the Date of Grant.

          (c)  Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company or (ii) deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates or (iii) by a combination of methods (i) or (ii).

          (d)  Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (e)  Each grant shall specify the required period or periods (if any) of continuous service by the Participant with the Company or any Subsidiary and/or any other conditions to be satisfied before the Stock Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control of the Company or in the event of any other similar transaction or event. Unless otherwise provided in the option agreement evidencing a grant, a grant shall become exercisable in five equal annual installments, commencing on the first anniversary of the grant.

          (f)  Except as otherwise determined by the Committee all Stock Options granted to a Participant under the Plan shall be exercisable during the Optionee’s lifetime only by such Participant and no Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

          (g)  No Stock Option shall be exercisable more than 10 years from the Date of Grant.

          (h)  An Optionee may exercise a Stock Option in whole or in part at any time and from time to time during the period within which the Stock Option may be exercised. To exercise a Stock Option, an Optionee shall give written notice to the Company specifying the number of Ordinary Shares to be purchased and provide payment of the Option Price and any other documentation that may be required by the Company.

          (i)  An Optionee shall be treated for all purposes as the owner of record of the number of Ordinary Shares purchased pursuant to exercise of the Stock Option (in whole or in part) as of the date the conditions set forth in Paragraph 5(h) of this Plan are satisfied.

          (j)  The Board may permit Optionees to elect to defer the issuance of Ordinary Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board may also provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferred amounts.

          (k)  Each grant shall be evidenced by a stock option agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Board) and delivered to the Participant and containing such further terms and provisions, consistent with the Plan, as the Board may approve.

          6.    Grants of Stock Options to Eligible Non-Employee Directors.    Each Eligible Non-Employee Director will be granted a Stock Option to purchase 2,000 Ordinary Shares at each successive annual general meeting, provided that (i) such individual continues to be an Eligible Non-Employee Director at the close of business of each such annual general meeting and (ii) if such Eligible NonEmployee Director receives a grant at such time of options under Paragraph 6 of the Company’s Second Amended and Restated 1998 Stock Option Plan and/or the Scottish Annuity & Life Holdings, Ltd. 1999 Stock Option Plan the grant of options at such time under such Stock Option Plans and this Plan shall not exceed in the aggregate options to purchase 2,000 Ordinary Shares. The Stock Options granted under this Paragraph 6 will have an exercise price equal to the fair market value of the Ordinary Shares on the date of grant and shall be immediately exercisable. For purposes of this Paragraph 6, the date of an annual general meeting is the date on which the meeting is convened or, if later, the date of the last adjournment thereof. In addition, each person who becomes a Non-Employee Director, as defined in the Plan, after the date on which this Plan becomes effective, as set forth in such Paragraph 10(e) of this Plan, will be granted an option to purchase 10,000 Ordinary Shares with as exercise price equal to the fair market value of the Ordinary Share on the date of grant, and shall be immediately exercisable.

          7.    Adjustments.    The Board may make or provide for such adjustments in the maximum number of shares specified in Paragraphs 3 or 4 of this Plan, in the number of Ordinary Shares covered by outstanding Stock Options granted hereunder, in the Option Price applicable to any such Stock Options, and/or in the kind of shares covered thereby (including shares of another issuer), as the Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Any fractional shares resulting from the foregoing adjustments shall be eliminated.

          8.    Withholding of Taxes.    To the extent that the Company or any Subsidiary is required to withhold federal, state, local or foreign taxes (including in the case of the UK, but without limitation, income tax and Class I national insurance contributions) in connection with any benefit realized by an Optionee under the Plan, or is requested by an Optionee to withhold additional amounts with respect to such taxes, and the amounts available to the Company or a Subsidiary for such withholding are insufficient, it shall be a condition to the realization of such benefit that the Optionee make arrangements satisfactory to the Company or a Subsidiary for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Board, an Optionee may elect to have any withholding obligation of the Company or a Subsidiary satisfied with Ordinary Shares that would otherwise be transferred to the Optionee on exercise of the Stock Option.

          9.    Administration of the Plan.

          (a)  The Plan shall be administered by the Board, which from time to time may delegate all or any part of its authority under this Plan to a committee (the “Stock Option Committee”) of not less than two Directors appointed by the Board. The members of the Stock Option Committee shall be “Non-Employee Directors” within the meaning of Rule 16b-3. To the extent of any such delegation, references in this Plan to the Board shall also refer to the Stock Option Committee. A majority of the members of the Stock Option Committee shall constitute a quorum, and any action taken by a majority of the members of the Stock Option Committee who are present at any meeting of the Stock Option Committee at which a quorum is present, or any actions of the Stock Option Committee that are unanimously approved by the members of the Stock Option Committee in writing, shall be the acts of the Stock Option Committee. The Board shall have the authority to delegate responsibility and authority for the operation and administration of this Plan, appoint employees and officers of the Company and Subsidiaries to act on its behalf, and employ persons to assist in fulfilling its responsibilities under this Plan.

          (b)  The Board has the full authority and discretion to interpret and construe any provision of this Plan or of any agreement, notification or document evidencing the grant of a Stock Option. The interpretation and construction by the Board of any such provision and any determination by the Board pursuant to any provision of the Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

          10.     Admendments, Etc.

          (a)  The Board may, without the consent of the Optionee, amend any agreement evidencing a Stock Option granted under the Plan, or otherwise take action, to accelerate the time or times at which the Stock Option may be exercised, to extend the expiration date of the Stock Option, to waive any other condition or restriction applicable to such Stock Option or to the exercise of such Stock Option and to reduce the exercise price of such Stock Option and may amend any such agreement in any other respect with the consent of the Optionee.

          (b)  The Plan may be amended from time to time by the Board or any duly authorized committee thereof. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the Ordinary Shares are listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan, requires the Plan to be amended, or in the event Rule 16b-3 is amended or supplemented (e.g., by addition of alternative rules) or any of the rules under Section 16 of the Act are amended or supplemented, in either event to permit the Company to remove or lessen any restrictions on or with respect to Stock Options, the Board reserves the right to amend the Plan to the extent of any such requirement, amendment or supplement, and all Stock Options then outstanding shall be subject to such amendment.

          (c)  The Plan may be terminated at any time by action of the Board. The termination of the Plan shall not adversely affect the terms of any outstanding Stock Option.

          (d)  The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate a Participant’s employment or other service at any time.

          (e)  This Plan shall be effective as of [                                        ].

          (f) No Stock Option shall be granted pursuant to this Plan on or after the tenth anniversary of the date of effectiveness of this Plan, but awards granted prior to such tenth anniversary may extend beyond that date.

          11.    Change in Control.    For purposes of this Plan, a “Change in Control” shall mean the occurrence of any of the following events shall have occurred:

          (a)  The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Ordinary Shares immediately prior to such transaction;

          (b)  The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Ordinary Shares immediately prior to such sale or transfer;

          (c)  Any person or entity (excluding for this purpose an entity affiliated with the Company and excluding a Company benefit plan) becomes the beneficial owner, directly or indirectly, of more than fifty (50) percent of the combined voting power of the Company’s then outstanding stock;

          (d)  If during any period of two consecutive years after December 31, l999, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period.

Annex E

PUTNAM LOVELL SECURITIES INC.

November 8, 2001
Bo	ard of Directors
Sco	ttish Annuity & Life Holdings, Ltd.
P.O	. Box 10657-APO
Gr	and Pavilion Commercial Centre
802	West Bay Road
Gr	and Cayman, Cayman Islands, BWI
Confidential

La	dies and Gentlemen:

          We understand that Pacific Life Insurance Company (“Seller”), a California corporation, and Scottish Annuity & Life Holdings, Ltd. (“Buyer”), a Cayman Islands company, have entered into an Agreement dated August 6, 2001 as amended (the “Share Purchase Agreement”), pursuant to which, among other things, Buyer will acquire World-Wide Holdings Limited (“Holdings”), an English private company limited by shares wholly-owned by Seller, where Holdings owns legally and beneficially all of the issued and allotted share capital of World-Wide Reassurance Company Limited (the “Company”), an English private company limited by shares (the “Transaction”). Pursuant to the Transaction, as more fully described in the Share Purchase Agreement, we understand that Holdings will become a wholly-owned subsidiary of Buyer. The consideration to be delivered to Seller in exchange for the purchase of the shares of Holdings shall consist of:

          (i)  newly issued ordinary shares of Buyer, par value US $0.01 per share (“Buyer Shares”), where the number of Buyer Shares (“Share Consideration”) shall be determined by dividing:

a.	The sum of:

i.	US $78,000,000 plus

ii.
The amount equal to the product obtained by multiplying (A) 0.59 by (B) the amount, if any, by which US $13,000,000 exceeds the sum of (1) the Dividend (as defined in the Share Purchase Agreement) and (2) the Investment Reserves Release Tax (as defined in the Share Purchase Agreement), by

b.
The average of the closing trading prices of Buyer Shares for the 20 consecutive trading days ending on the fifth business day immediately preceding the closing date (“Average Final Price”); provided however that:

•	the Average Final Price is less than US $13.00, the Average Final Price shall be deemed to be US $13.00, and

•	If the Average Final Price is greater than US $21.00, the Average Final Price shall be deemed to be US $21.00.

          Plus,

          (ii)  An amount in cash (“Cash Consideration”) determined as follows:

•
If upon receipt of the Share Consideration Seller would own more than 24.9% of all of the then issued and outstanding Buyer Shares, the Share Consideration shall be reduced so that the total amount of Buyer Shares owned by Seller will not exceed 24.9% of the total of all issued and outstanding Buyer Shares immediately after the closing.

•	The difference, if any, between the value of the Share Consideration pursuant to section (i) and the value of the Share Consideration pursuant to this section (ii), shall be paid in cash.

          The terms and conditions of the Transaction are set forth in more detail in the Share Purchase Agreement.

          You have asked for our opinion as investment bankers as to whether the Consideration to be paid by Buyer pursuant to the Transaction is fair to Buyer’s shareholders from a financial point of view, as of the date hereof.

          In connection with our opinion, we have, among other things:

          (i)  reviewed certain publicly available financial statements and other business and financial information with respect to Holdings and Buyer deemed to be relevant, including their respective consolidated financial statements for recent years and interim periods and certain other relevant financial and operating data relating to Holdings and Buyer made available to us from published sources and from the internal records of Holdings and Buyer;

          (ii)  reviewed certain internal financial statements and other financial and operating data concerning Holdings and Buyer prepared by the managements of Holdings and Buyer, respectively;

          (iii)  discussed with representatives of the management of Holdings, Buyer and Seller certain information of a business and financial nature regarding Holdings and Buyer, furnished to us by them, including financial forecasts and related assumptions;

          (iv)  reviewed analysts’ forecasts for Buyer;

          (v)  reviewed the financial terms and conditions of the Share Purchase Agreement and other documents related to the Transaction;

          (vi)  compared the financial performance of Holdings with that of certain other publicly-traded companies in the reinsurance industry which we deemed to be relevant;

          (vii)  reviewed the pro forma impact of the Transaction on Buyer’s financial results;

          (viii)  reviewed certain publicly available information concerning the trading of, and the trading market for, Buyer Shares;

          (ix)  considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the reinsurance industry which we deemed to be comparable, in whole or in part, to the Transaction;

          (x)  participated in discussions and negotiations regarding the Transaction among representatives of Holdings, Buyer and Seller and their legal advisors;

          (xi)  made inquiries regarding and discussed the Transaction and the Share Purchase Agreement and other matters related thereto with Buyer’s legal advisor and public accountants; and

          (xii)  performed such other analyses and examinations as we deemed appropriate.

          In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the unaudited financial statements prepared on a quarterly basis to conform to Seller’s U.S. Generally Accepted Accounting Principles (US GAAP) financial statements and financial forecasts for Holdings provided to us by its management, upon the advice of Buyer’s management, we have assumed for purposes of our opinion that the unaudited financial statements and forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of Holdings’ management at the time of preparation as to the reconciliation to US GAAP and future financial performance of Holdings. With respect to the future financial performance of Buyer, we have relied with your consent on publicly available analyst information. We have also assumed that there have been no material changes in Holdings’ or Buyer’s assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel to Buyer as to all legal matters with respect to Buyer, the Transaction and the Share Purchase Agreement. We have assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, (ii) the insurance regulatory authorities in the jurisdictions in which the Company operates its insurance business, (iii) the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934 and all other applicable securities laws or applicable insurance company stock issuance laws, and (iv) the Financial Services Authority in the United Kingdom. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Holdings or Buyer, nor have we been furnished with any such appraisals.
          You have informed us, and we have assumed, that the Transaction will be recorded as a “purchase” under US GAAP and the Transaction will be treated as a tax-free reorganization, pursuant to Section 386 of the U.S. Internal Revenue Code of 1986. Finally, our opinion is based on economic, monetary and market and other condition as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

          We have further assumed that the Transaction will be consummated in accordance with the terms described in the Share Purchase Agreement, without any further amendments thereto, and without waiver by Buyer of any of the conditions to its obligations thereunder. We have also assumed that in the course of obtaining the necessary regulatory approvals for the Transaction, no restriction will be imposed that could have a meaningful effect on the contemplated benefits of the Transaction to Holdings, Seller or Buyer.

          We have acted as financial advisor to Buyer in connection with the Transaction and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Transaction. In the ordinary course of business, Putnam Lovell Securities Inc. may from time to time trade in the securities of Buyer for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

          Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be paid by Buyer pursuant to the Transaction is fair to Buyer’s shareholders from a financial point of view, as of the date hereof.

          We are not expressing an opinion regarding the price at which Buyer Shares may trade at any future time after the date of this letter. The market value of the Consideration may vary significantly.

          This opinion is directed to the Board of Directors of Buyer in its consideration of the Transaction and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Transaction. Further, this opinion does not address the relative merits of the Transaction and any alternatives to the Transaction, Buyer’s underlying decision to proceed with or effect the Transaction, or any other aspect of the Transaction. This opinion may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Ve	ry Truly Yours,

PU	TNAM LOVELL SECURITIES INC.
By	:

/S/	RHONDA B. ROSEN

Rh	onda B. Rosen
Ma	naging Director